    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2001
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

              LIN TELEVISION CORPORATION                                 LIN HOLDINGS CORP.
  (and Certain Subsidiaries Identified in Footnote 1      (Exact Name of Co-Registrant as Specified in its
                        Below)                                                Charter)
   (Exact Name of Co-Registrant as Specified in its
                       Charter)

           DELAWARE                      75-2733091                      DELAWARE                      75-2733097
 (State or Other Jurisdiction         (I.R.S. Employer         (State or Other Jurisdiction         (I.R.S. Employer
     of Incorporation or            Identification No.)            of Incorporation or            Identification No.)
        Organization)                                                 Organization)

                                      4833
            (Primary Standard Industrial Classification Code Number)

                      GARY R. CHAPMAN                                              GARY R. CHAPMAN
              FOUR RICHMOND SQUARE, SUITE 200                              FOUR RICHMOND SQUARE, SUITE 200
               PROVIDENCE, RHODE ISLAND 02906                               PROVIDENCE, RHODE ISLAND 02906
                       (401) 454-2880                                               (401) 454-2880
    (Address, including Zip Code, and Telephone Number,          (Address, including Zip Code, and Telephone Number,
  including Area Code, of Registrant's Principal Executive            including Area Code, of Agent for Service)
                          Offices)

                                With a copy to:

                            MICHAEL A. SASLAW, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                              DALLAS, TEXAS 75201
                           TELEPHONE: (214) 746-7700
                           FACSIMILE: (214) 746-7777

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
    If this form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                                          MAXIMUM              MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE           OFFERING             AGGREGATE            AMOUNT OF
              TO BE REGISTERED                     REGISTERED         PRICE PER UNIT       OFFERING PRICE     REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
8% Senior Notes due 2008 of LIN Television        $210,000,0000           96.288%           $202,204,800          $50,551.20
  Corporation(3).............................
---------------------------------------------------------------------------------------------------------------------------------
Senior Note Guarantees (3)...................
---------------------------------------------------------------------------------------------------------------------------------
10% Senior Discount Notes due 2008 of LIN         $100,000,000            73.850%            $73,850,000          $18,462.50
  Holdings Corp..............................
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The following direct and indirect subsidiaries of LIN Television Corporation are co-registrants (the "Guarantors"), each of which is organized in the state and has the I.R.S. Employer Identification Number indicated: Airwaves, Inc., a Delaware limited liability company (05-0487757), Indiana Broadcasting, LLC, a Delaware limited liability company (05-0496718), KXAN, Inc., a Delaware corporation (13-2670260), KXTX Holdings, Inc., a Delaware corporation (05-0481599), Linbenco, Inc., a Delaware corporation (05-0487755), LIN Airtime, LLC, a Delaware limited liability company (52-2258751), LIN Sports, Inc., a Delaware corporation (05-0487756), LIN Television of San Juan, Inc., a Delaware corporation (52-2189666), LIN Television of Texas, Inc., a Delaware corporation (05-0481602), LIN Television of Texas, LP, a Texas limited partnership (05-0481606), North Texas Broadcasting Corporation, a Delaware corporation (13-2740821), Primeland Television, Inc., a Delaware corporation (37-1023233), Providence Broadcasting, LLC, a Delaware limited liability company (52-2291972), Televicentro of Puerto Rico, LLC, a Delaware limited liability company (52-2188462), WAVY Broadcasting, LLC, a Delaware limited liability company (05-0496719), WIVB Broadcasting, LLC, a Delaware limited liability company (05-0496720), WOOD License Co., LLC, a Delaware limited liability company (05-0496721), WOOD Television, Inc., a Delaware corporation (06-1506282), and WTNH Broadcasting, Inc., a Delaware corporation (05-0481600), WNJX-TV, Inc., a Delaware corporation (38-2570820), WWLP Broadcasting, LLC, a Delaware limited liability company (52-7115298).
(2) Calculated in accordance with Rule 457(f) under the Securities Act of 1933.
(3) The 8% Senior Notes due 2008 are unconditionally (as well as jointly and severally) guaranteed by the Guarantors on an unsecured, senior basis. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee will be paid in respect to these guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT THEREAFTER SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED AUGUST 10, 2001.

                          LIN ACQUISITION COMPANY LOGO

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                              OLD 8% SENIOR NOTES
                                    DUE 2008
                                      FOR
                              NEW 8% SENIOR NOTES
                                    DUE 2008
                                       OF

                           LIN TELEVISION CORPORATION

     - The exchange offer will expire at 5:00 p.m., New York City time, on
                   , 2001, unless we extend this date.

     - If you decide to participate in this exchange offer, the new notes you receive will be the same as your old notes, except that, unlike your old notes, you will be able to offer and sell the new notes freely to any potential buyer in the United States.

     - We will not receive any proceeds from the exchange offer.
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                         OLD 10% SENIOR DISCOUNT NOTES
                                    DUE 2008
                                      FOR
                         NEW 10% SENIOR DISCOUNT NOTES
                                    DUE 2008
                                       OF

                               LIN HOLDINGS CORP.

     - You will not owe additional federal income taxes if you exchange your old notes.

     - If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - No public market currently exists for the notes, We do not intend to list the notes on any securities exchange and, therefore, not active public market is anticipated.

                          ---------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER TO SELL OR THE SALE IS NOT PERMITTED.

     We urge you to read the "Risk Factors" section of the prospectus beginning
on page   , which describes information you should consider before participating in the exchange offer.
                          ---------------------------

               The date of this prospectus is             , 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     LIN TELEVISION AND LIN HOLDINGS FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, AND OTHER INFORMATION, WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS, OR OTHER INFORMATION LIN TELEVISION AND LIN HOLDINGS FILE WITH THE SEC AT ITS PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N. W., WASHINGTON, D.C. 20549, 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NEW YORK 10048, AND 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. LIN TELEVISION'S AND LIN HOLDINGS' FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE INTERNET, THROUGH A DATABASE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

     WE FILED A REGISTRATION STATEMENT ON FORM S-4 TO REGISTER WITH THE SEC THE SECURITIES DESCRIBED IN THIS PROSPECTUS. THIS PROSPECTUS IS PART OF THAT REGISTRATION STATEMENT. AS PERMITTED BY THE SEC RULES, THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION CONTAINED IN THE REGISTRATION STATEMENT OR THE EXHIBITS TO THE REGISTRATION STATEMENT. YOU MAY REFER TO THE REGISTRATION STATEMENT AND ACCOMPANYING EXHIBITS FOR MORE INFORMATION ABOUT US AND OUR SECURITIES.

     THE SEC ALLOWS US TO "INCORPORATE BY REFERENCE" INTO THIS DOCUMENT THE INFORMATION LIN TELEVISION AND LIN HOLDINGS FILED WITH IT. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT BUSINESS, FINANCIAL AND OTHER INFORMATION TO YOU BY REFERRING YOU TO OTHER DOCUMENTS SEPARATELY FILED WITH THE SEC. ALL INFORMATION IS UPDATED AND SUPERCEDED BY THE INFORMATION CONTAINED IN THIS DOCUMENT OR ANY INFORMATION INCORPORATED LATER.

     WE ALSO INCORPORATE BY REFERENCE ALL FUTURE FILINGS WE MAKE WITH THE SEC BETWEEN THE DATE OF THIS DOCUMENT AND THE DATE UPON WHICH WE SELL ALL THE SECURITIES WE OFFER WITH THIS DOCUMENT.

     YOU MAY OBTAIN COPIES OF FILINGS REFERRED TO ABOVE AT NO COST BY CONTACTING US AT THE FOLLOWING ADDRESS: CORPORATE SECRETARY, FOUR RICHMOND SQUARE, SUITE 200, PROVIDENCE, RHODE ISLAND, 02906, TELEPHONE: (401) 454-2880.

                             ---------------------

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND BUSINESSES, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE ISSUERS WHICH, ALTHOUGH WE BELIEVE TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SUCH ESTIMATES AND STATEMENTS. WE CANNOT ASSURE YOU THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE:

     - INCREASED COMPETITION, INCLUDING FROM NEWER FORMS OF ENTERTAINMENT AND ENTERTAINMENT MEDIA OR CHANGES IN THE POPULARITY OR AVAILABILITY OF PROGRAMMING;

     - INCREASED COSTS, INCLUDING INCREASED CAPITAL EXPENDITURES AS A RESULT OF NECESSARY TECHNOLOGICAL ENHANCEMENTS SUCH AS EXPENDITURES RELATED TO THE TRANSITION TO DIGITAL BROADCASTING, OR ACQUISITIONS OR INCREASED PROGRAMMING COSTS;

     - INABILITY TO CONSUMMATE ACQUISITIONS ON ATTRACTIVE TERMS;

     - LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT;

     - INCREASES IN OUR COST OF BORROWINGS OR INABILITY OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL;

     - ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS BY REGULATORS INCLUDING ADVERSE CHANGES IN, OR INTERPRETATIONS OF, THE EXCEPTIONS TO THE FCC "DUOPOLY" RULE; AND

     - CHANGES IN ADVERTISING TRENDS AND/OR BUDGETS AND IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH WE MAY, FROM TIME TO TIME, COMPETE, INCLUDING CONTINUATION OF THE PREVAILING WEAKNESS, WE BEGAN TO EXPERIENCE IN 2000, IN NATIONAL ADVERTISING.

     MANY OF THESE FACTORS ARE BEYOND OUR, AND OUR MANAGEMENT'S, CONTROL. FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT OUR FINANCIAL RESULTS AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     The terms "broadcast cash flow," "BCF" and "EBITDA" are referred to in various places in this prospectus. Broadcast cash flow, or BCF, is defined as operating income plus corporate expenses plus depreciation and amortization of intangible assets and amortization of program rights plus other non-cash expenses (consisting of tower write-offs and non-cash pension expenses), minus cash program payments. EBITDA is defined as BCF minus corporate expenses plus our share of cash distributions made by our joint venture with NBC. BCF and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles or "GAAP." However, we believe that BCF is useful to a prospective investor because it is a measure widely used in the broadcast industry to evaluate a television broadcast company's operating performance and that EBITDA is useful to a prospective investor because it is widely used in the broadcast industry to evaluate a television broadcast company's ability to service debt. BCF and EBITDA should not be considered in isolation of or as a substitute for net income (loss), cash flows from operating activities and other income and cash flow statement data prepared in accordance with GAAP or as a measure of liquidity or profitability. BCF and EBITDA as determined above may not be comparable to the BCF and EBITDA measures reported by other companies. In addition, these measures do not represent funds available for discretionary use.

     The term "LMAs" refers to local marketing agreements pursuant to which we operate stations that we do not own.

     Designated market area or "DMA" rankings are from the Nielsen Station Index dated January 1, 2001 as estimated by the A.C. Nielsen Company. There are 210 generally-recognized television "markets" or DMAs in the United States, which are ranked in size according to various factors based upon actual or potential audience. Unless otherwise indicated herein:

     - market revenue, market revenue share, projected advertising revenue growth and station revenue share data have been obtained from Television Market Report 2001, 1st edition, BIA Publications, Inc.;

     - television household data has been obtained from the Nielsen Media Research Local Universe Estimate for the 2000-2001 Broadcast Season for stations in the United States of America;

     - the total day television household shares (9:00 a.m. to midnight) of the stations for the last eight rating periods have been obtained from Nielsen Media Research for Markets within the United States of America, as reported by BIA;

     - the total day television household shares (from sign-on to sign-off) of the stations for the last eight quarters have been obtained from Mediafax TV Audience Measurements Puerto Rico for Puerto Rico;

     - the term "station" or "commercial station" means a television broadcast station and does not include public television stations, cable stations or networks such as CNN, TBS or ESPN, or stations that do not meet the minimum Nielsen reporting standards for example, weekly cumulative audience share of at least 2.5% for Sunday to Saturday, 7:00 a.m. to 1:00 a.m.; and

     - the term "independent" describes a commercial television station that is not affiliated with the ABC, CBS, NBC, Fox, WB or UPN television networks.

                                    SUMMARY

     This brief summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all the information you should consider before exchanging your old notes. You should read the entire prospectus carefully, including the text under the section entitled "Risk Factors" and the consolidated financial statements and notes relating to those statements. Except where otherwise noted, the words "we," "our," "ours," "us" mean LIN Television Corporation and all of its subsidiaries. For additional information relating to certain defined used herein, as well as the sources for the market and other industry data contained herein, see "Certain Definitions and Market and Industry Data."

                                 LIN TELEVISION

     We are a leading television station group operator in the United States of America and Puerto Rico that operates eighteen television stations and provides consulting services to two additional television stations. Nine of these stations are network affiliates and are in the top fifty DMAs, including:
Indianapolis, Indiana; New Haven-Hartford, Connecticut; Buffalo, New York; Norfolk-Portsmouth, Virginia; and Grand Rapids-Kalamazoo-Battle Creek, Michigan. These stations have an aggregate United States household reach of approximately 5%, ranking us among the top independent, "pure-play" television station group operators in the United States.

     We generated an aggregate BCF margin of approximately 43.7% for the fiscal year ended December 31, 2000. Among the factors contributing to our favorable BCF margins are strong network affiliations, leading local news programming and tight cost controls. In addition, we pioneered the "multi-channel strategy," which involves the combination of an owned and operated television station with an LMA or other station in the same market. The multi-channel strategy has enhanced our revenue market shares and increased our BCF by leveraging our fixed costs over a larger revenue base.

     Our station portfolio is well diversified in terms of our network affiliations, geographic coverage, net revenues and cash flow. We own and operate four CBS affiliates, four NBC affiliates and one ABC affiliate which accounted for 25.9%, 43.3% and 17.6%, respectively, of our BCF for the fiscal year ended December 31, 2000. Our stations broadcast in ten different markets, with no market representing more than 15.9% of our net revenues or BCF for the fiscal year ended December 31, 2000. Our net revenues, BCF and EBITDA were $295.7 million, $129.2 million and $120.7 million, respectively, for the fiscal year ended December 31, 2000.

     In March 1998, we formed a joint venture with NBC that owns two television stations. The joint venture owns KXAS-TV, the Dallas-Fort Worth NBC affiliate, and KNSD-TV, the San Diego NBC affiliate. A wholly owned subsidiary of NBC has managerial control over the joint venture, and NBC operates the stations owned by the joint venture pursuant to a management agreement. NBC holds an approximate 80% equity interest, and we hold an approximate 20% equity interest, in the joint venture.

     We own an approximate 33% partnership interest in WAND (TV) Partnership. WAND (TV) Partnership owns WAND-TV, an ABC affiliate in Decatur, Illinois, and we operate WAND-TV pursuant to a management agreement. We also hold a 50% equity interest in Banks Broadcasting, Inc., which owns and operates KWCV-TV, a WB affiliate in Wichita, Kansas, and KNIN-TV, a UPN affiliate in Boise, Idaho.

                               BUSINESS STRATEGY

     Our business strategy is to maximize our BCF through both revenue growth and the implementation of effective cost controls. To achieve these goals, we seek, among other things, to:

     Affiliate With National Television Networks. Most of our owned or managed stations are affiliated with one of the major networks (ABC, CBS, NBC, Fox, UPN, or WB) pursuant to an affiliation agreement. These network affiliations provide our stations with competitive programming, including coverage of political events and high profile sporting events such as the Olympic Games, Super Bowl and the NCAA Men's Basketball Tournament.

     Emphasize Leading Local News. Our stations that are affiliated with ABC, CBS, or NBC place substantial emphasis on the production of news programming. We believe that a successful news operation is critical to the success of a television station because news audiences generally have the best demographic profiles from an advertising sales perspective. In addition, news programming:

     - enables us to purchase less syndicated programming, thereby maintaining tight control over programming costs;

     - serves as a strong lead-in to other programming; and

     - fosters a high profile in the local community, which is critical to maximizing local advertising sales.

     Invest in Digital Technology. In accordance with current Federal Communications Commission regulations, all commercial broadcasters will be required to transmit a digital signal by May 1, 2002. We believe that we are well-positioned for the transition to digital broadcasting. We have already begun the transmission of digital signals in Austin, Indianapolis, New Haven, Norfolk and Grand Rapids, and we are among the first television broadcasters in the United States to transmit digital signals. We have already invested approximately $33.8 million to prepare our towers and transmitter buildings for the transition. We estimate that we will invest an additional $17.5 million over the next two years to convert all of our television stations to transmit digital signals.

     Continue a Multi-Channel Strategy. We adopted a "multi-channel strategy" in the early 1990s, which involved the combination of an owned and operated television station with an LMA station in the same market. This multi-channel strategy provides us with greater advertising opportunities and certain operational synergies in our LMA markets. We have successfully implemented this strategy in many of our television markets and intend to pursue our multi-channel strategy in other markets.

     Continue to Drive Revenue Share in Existing Markets. We have steadily improved our share of revenue in our markets from 25.8%, in 1992, to 29.9%, in 2000. Our aggressive sales effort, combined with the broader audience reach provided by LMA programming, has driven revenue growth in the past.

     Reduce Leverage. We are focused on reducing leverage through a combination of growing BCF, and applying available cash to reduce debt.

     Control Costs. We have achieved operating efficiencies by applying group leverage for the purchase of programming, capital equipment and vendor relationships.

     Participate in Industry Consolidation.  We continually:

     - review merger and other combination opportunities within the industry that would enhance our operating leverage;

     - pursue opportunities for increased audience share; and

     - target television markets that are projected to have attractive growth in advertising revenue.

                            MANAGEMENT AND OWNERSHIP

     Our management team, led by Gary R. Chapman, who is our Chairman, President and Chief Executive Officer, is recognized as an industry leader.

     Funds managed by Hicks, Muse, Tate & Furst Incorporated indirectly own in excess of 70% of the total equity of LIN Holdings. All of Hicks Muse's indirect equity interest in LIN Holdings is non-voting. Entities controlled by each of Royal W. Carson III and Randall S. Fojtasek, who are our directors and directors of LIN Holdings, each indirectly control 50% of the voting power of LIN Holdings. Hicks Muse has rights to consent to certain material corporate changes, including dividends, transactions with affiliates, mergers, consolidations or other transactions not in the ordinary course of business and certain debt incurrences.

     Hicks Muse is a leading private investment firm that specializes in leveraged acquisitions, recapitalizations and other principal investing activities. Hicks Muse and its predecessor firm have completed or have pending over 390 transactions having a combined transaction value of more than $47 billion. Although Hicks Muse invests in a wide variety of industries, it has significant investments and experience in the media and communications industry. For additional information, see the discussion under the sections entitled "Risk Factors -- Potential Conflicts of Interest" and "Certain Relationships and Related Transactions."

                              RECENT DEVELOPMENTS

     On August 2, 2001, the Company acquired the broadcast license and operating assets of WJPX-TV, an independent television station in San Juan, Puerto Rico, WKPV-TV, an independent television station in Ponce, Puerto Rico and WJWN-TV, an independent television station in San Sebastian, Puerto Rico. WKPV-TV and WJWN-TV currently rebroadcast the programming carried on WJPX-TV. The total purchase price of the three stations is approximately $11.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

     On July 25, 2001, the Company acquired the broadcast license and operating assets of WNLO-TV (formerly called WNEQ-TV), an independent broadcast television station located in Buffalo, New York. The Company has been operating WNLO-TV since January 29, 2001 under a LMA agreement. The total purchase price is approximately $26.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

               PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE NUMBERS

     Our principal executive offices are located at Four Richmond Square, Suite 200, Providence, Rhode Island 02906, and our telephone number is (401) 454-2880.

                              THE EXCHANGE OFFERS

SENIOR NOTES EXCHANGE OFFER

Securities to be
Exchanged..................  On June 14, 2001, we issued $210,000,000 aggregate principal amount of 8% senior notes to the initial purchasers in the original offering in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the old senior notes and the new senior notes will be the same, except that, unlike the old senior notes, you will be able to offer and sell the new senior notes freely to any potential buyer in the United States. For more details, see the section entitled "Description of the New Senior Notes."

The Senior Notes Exchange
  Offer....................  We are offering to issue $1,000 principal amount of new senior notes in exchange for each $1,000 principal amount of old senior notes. The terms of the new senior notes and the old senior notes are substantially identical.

Senior Notes Registration
  Rights Agreement.........  We sold the old senior notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The old senior notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we, and those of our subsidiaries that are guarantors of the old and new senior notes, entered into a registration rights agreement with the initial purchasers requiring us to make an exchange offer. For more details, see the section entitled "The Exchange Offers -- Purpose and Effect."

Ability to Resell New
Notes......................  Based on interpretations by the staff of the SEC set forth in published no-action letters, we believe that you may offer for resale, resell and otherwise freely transfer the new senior notes without registration or delivering a prospectus to a buyer if:

                             - you acquire the new senior notes in the ordinary
                               course of your business;

                             - you are not participating, do not intend to
                               participate and have no arrangement or
                               understanding with any person to participate in the distribution of new senior notes; and

                             - you are not related to us.

                             However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, you must, unless you are a broker-dealer, acknowledge that you are not engaged in, and do not intend to engage in, a distribution of your new senior notes and have no arrangement or understanding to participate in a distribu-tion of new senior notes. If you are a broker-dealer that receives new senior notes for your own account pursuant to the exchange offer you must acknowledge that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of your new senior notes. If you are a broker-dealer who acquired old senior notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the new senior notes.

                             The exchange offer is not being made to:

                             - holders of old senior notes in any jurisdiction
                               in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction; and

                             - holders of old senior notes who we control.

Expiration Date............  The senior notes exchange offer will expire at 5:00
                             p.m., New York City time, on
                                         , 2001, or such later date and time to
                             which it is extended.

Withdrawal.................  Unless we extend the date, you may withdraw your tendered old senior notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Interest on the New Senior
Notes and Old Senior
  Notes....................  Interest on your new senior notes will accrue from the date of the original issuance of the old senior notes or from the date of the last periodic payment of interest on the old senior notes, whichever is later.

Conditions to the Senior
  Notes Exchange Offer.....  The senior note exchange offer is subject to conditions, some of which we may waive. For more information, see the section entitled "The Exchange Offers -- Certain Conditions to the Exchange Offers."

Procedures for Exchanging
  Your Old Senior Notes....  If you wish to exchange your old senior notes for new senior notes you must transmit to United States Trust Company, our exchange agent, on or before the expiration date either:

                             - a properly completed and executed letter of
                               transmittal, which we have provided to you with this prospectus, or a facsimile of the letter of transmittal, together with your old senior notes and any other documentation requested by the letter of transmittal;

                             - a computer generated message, in which you
                               acknowledge and agree to be bound by the terms of the letter of transmittal, transmitted by means of the Depository Trust Company's Automated Tender Offer Program system; or

                             - a notice of guaranteed delivery, in accordance
                               with the procedures described under the heading "The Exchange Offers -- Guaranteed Delivery Procedures."

                             By agreeing to be bound by the terms of the letter of transmittal, you will be deemed to have made the
                             representations described on page   under the
                             heading "The Exchange Offers -- Purpose and
                             Effect."

Shelf Registration
  Requirement..............  Pursuant to the registration rights agreement for the senior notes, we are required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old senior notes if:

                             - because of any change in law or applicable
                               interpretations of the staff of the SEC, we are not permitted to effect the senior notes exchange offer;

                             - any of the old senior notes validly tendered in
                               the senior notes exchange offer are not exchanged for new senior notes within 165 days of the offering of the old senior notes;

                             - any holder of a private exchange securities
                               requests within 60 days after the senior notes exchange offer;

                             - any applicable law or interpretations do not
                               permit any holder of old senior notes to participate in the senior notes exchange offer;

                             - any holder of old senior notes participates in
                               the senior notes exchange offer and does not receive freely transferable new senior notes in exchange for old senior notes; or

                             - we so elect.

Federal Income Tax
  Considerations...........  The exchange of your old senior notes for new senior notes in connection with the senior notes exchange offer should not constitute a sale or exchange for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Effect of Not Tendering....  If you fail to tender your old senior notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

SENIOR DISCOUNT NOTES OFFERING

Securities to be
Exchanged..................  On June 14, 2001, LIN Holdings issued $100,000,000 aggregate principal amount of 10% senior discount notes to the initial purchasers in the original offering in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the old senior discount notes and the new senior discount notes will be the same, except that, unlike the old senior discount notes, you will be able to offer and sell the new senior notes freely to any potential buyer in the United

                             States. For more details, see the section entitled "Description of New Senior Discount Notes."

The Senior Discount Notes
  Exchange Offer...........  LIN Holdings is offering to issue $1,000 principal amount of new senior discount notes in exchange for each $1,000 principal amount of old senior discount notes. The terms of the new senior discount notes and the old senior discount notes are substantially identical.

Senior Discount Notes
  Registration Rights
  Agreement................  LIN Holdings sold the old senior discount notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The old senior discount notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, LIN Holdings entered into a registration rights agreement with the initial purchasers requiring us to make an exchange offer. For more details, see the section entitled "The Exchange Offers -- Purpose and Effect."

Ability to Resell New
Senior Discount Notes......  Based on interpretations by the staff of the SEC set forth in published no-action letters, we believe that you may offer for resale, resell and otherwise freely transfer the new senior discount notes without registration or delivering a prospectus to a buyer if:

                             - you acquire the new senior discount notes in the
                               ordinary course of your business;

                             - you are not participating, do not intend to
                               participate and have no arrangement or
                               understanding with any person to participate in the distribution of new senior discount notes; and

                             - you are not related to LIN Holdings.

                             However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, you must, unless you are a broker-dealer, acknowledge that you are not engaged in, and do not intend to engage in, a distribution of your new senior discount notes and have no arrangement or understanding to participate in a distribution of new senior discount notes. If you are a broker-dealer that receives new senior discount notes for your own account pursuant to the exchange offer you must acknowledge that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of your new senior discount notes. If you are a broker-dealer who acquired old senior discount notes directly from LIN Holdings and not as a result of market-making activities or other trading activities, you may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the new senior discount notes.

                             The exchange offer is not being made to:

                             - holders of old senior discount notes in any
                               jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction; and

                             - holders of old senior discount notes whom LIN
                               Holdings controls.

Expiration Date............  The senior discount notes exchange offer will expire at 5:00 p.m., New York City time, on
                                         , 2001, or such later date and time to
                             which it is extended.

Withdrawal.................  Unless we extend the date, you may withdraw your tendered old senior discount notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Interest on the New Senior
  Discount Notes and Old
  Senior Discount Notes....  Interest on your new senior discount notes will not accrue or be payable prior to March 1, 2003.
                             Thereafter, cash interest on the new senior discount notes will accrue at a rate of 10% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

Conditions to the Senior
  Discount Notes Exchange
  Offer....................  The senior discount notes exchange offer is subject to conditions, some of which we may waive. For more information, see the section entitled "The Exchange Offers -- Certain Conditions to the Exchange Offers."

Procedures for Exchanging
  Your Old Senior Discount
  Notes....................  If you wish to exchange your old senior discount notes for new senior discount notes you must transmit to United States Trust Company, the exchange agent, on or before the expiration date either:

                             - a properly completed and executed letter of
                               transmittal, which we have provided to you with this prospectus, or a facsimile of the letter of transmittal, together with your old senior discount notes and any other documentation requested by the letter of transmittal;

                             - a computer generated message, in which you
                               acknowledge and agree to be bound by the terms of the letter of transmittal, transmitted by means of the Depository Trust Company's Automated Tender Offer Program system; or

                             - a notice of guaranteed delivery, in accordance
                               with the procedures described under the heading "The Exchange Offers -- Guaranteed Delivery Procedures."

                             By agreeing to be bound by the terms of the letter of transmittal, you will be deemed to have made the
                             representations described on page   under the
                             heading "The Exchange Offers -- Purpose and
                             Effect."

Shelf Registration
  Requirement..............  Pursuant to the registration rights agreement for the senior discount notes, LIN Holdings is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old senior discount notes if:

                             - because of any change in law or applicable
                               interpretations of the staff of the SEC, we are not permitted to effect the senior discount notes exchange offer;

                             - any of the old senior discount notes validly
                               tendered in the senior discount notes exchange offer are not exchanged for new senior discount notes within 165 days of the offering of the old senior discount notes;

                             - any holder of a private exchange securities
                               requests within 60 days after the senior discount notes exchange offer;

                             - any applicable law or interpretations do not
                               permit any holder of old senior discount notes to participate in the senior discount notes exchange offer;

                             - any holder of old senior discount notes
                               participates in the senior discount notes exchange offer and does not receive freely transferable new senior discount notes in exchange for old senior discount notes; or

                             - LIN Holdings so elects.

Federal Income Tax
  Considerations...........  The exchange of your old senior discount notes for new senior discount notes in connection with the exchange offer should not constitute a sale or exchange for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Effect of Not Tendering....  If you fail to tender your old senior discount notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     Please review the information on page   under the heading "The Exchange
Offers" for more detailed information concerning the exchange offers.

                             TERMS OF THE NEW NOTES

NEW SENIOR NOTES

Issuer.....................  LIN Television Corporation.

Securities Offered.........  $210,000,000 aggregate principal amount of 8%
                             senior notes due 2008.

Maturity...................  The new senior notes will mature on January 15,
                             2008.

Interest Payment Dates.....  Interest on the new senior notes will be payable semi-annually on each January 15 and July 15, commencing January 15, 2002.

Original Issue Discount....  For federal income tax purposes, the new senior notes will be treated as having been issued with "original issue discount" equal to the difference between the issue price of the new senior notes and the sum of all cash payments to be made thereon other than payments of stated interest. You, as a holder of a new senior note, must include as gross income for federal income tax purposes a portion of the original issue discount for each day during each taxable year in which you hold a senior note even though you will not receive the cash attributable to such original issue discount prior to maturity. See "Certain United States Federal Income Tax Considerations -- U.S. Holders."

Sinking Fund...............  None.

Optional Redemption........  Except as described below, we may not redeem the new senior notes prior to January 15, 2005. On or after January 15, 2005, we may redeem the new senior notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to January 15, 2004, we may redeem up to 35% of the aggregate principal amount of the new senior notes with the net cash proceeds of one or more private or public offerings, at a redemption price equal to 108% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% originally issued aggregate principal amount of the new senior notes remains outstanding after each such redemption. See "Description of the New Senior Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a change of control, we will have the option, at any time on or prior to March 1, 2003, to redeem the new senior notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, plus the applicable premium. If we do not redeem the new senior notes, or if a change of control occurs after March 1, 2003, we will be required to offer to repurchase your new senior notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Senior
                             Notes -- Change of Control."

Guarantees.................  The new senior notes will be guaranteed, jointly and severally, on an unsecured senior basis, by our direct and indirect, existing and future, restricted subsidiaries. The guarantors also guarantee all of our obligations under the senior credit facilities. Our obligations under the senior credit facilities are secured by substantially all of our assets. See "Description of the New Senior Notes -- Subsidiary Guarantees of the Senior Notes."

Ranking....................  The new senior notes will be senior unsecured obligations and will rank, in right of payment, the same as all of our existing and future senior unsecured indebtedness and will rank senior in right of payment with all of our subordinated indebtedness and will be effectively subordinated to any secured senior indebtedness including borrowings under the senior credit facility.

Restrictive Covenants......  We will issue the new senior notes under an indenture with United States Trust Company. The indenture, among other things, will restrict our ability and the ability of our restricted subsidiaries to:

                             - borrow money and issue stock;

                             - pay dividends on stock or repurchase stock;

                             - use assets as security in other transactions;

                             - sell assets or merge with or into other
                               companies;

                             - pay dividends or make other payments by the
                               restricted subsidiaries; or

                             - enter into transactions with our affiliates.

                             For more details on these restrictive covenants, see the discussion under the section entitled "Description of the New Senior Notes -- Certain Covenants."

Use of Proceeds............  We will not receive any cash proceeds from the issuance of the new senior notes in connection with the exchange offer.

SENIOR DISCOUNT NOTES

Issuer.....................  LIN Holdings Corp.

Securities Offered.........  $100,000,000 aggregate principal amount at maturity of 10% senior discount notes due 2008. The new senior discount notes will be issued at a discount to their aggregate principal amount at maturity. The yield to maturity of the new senior discount notes is 12.5%, computed on a semi-annual bond equivalent basis, calculated from June 14, 2001.

Maturity...................  The new senior discount notes will mature on March
                             1, 2008.

Interest Payment Dates.....  Cash interest will not accrue or be payable on the new senior discount notes prior to March 1, 2003. Thereafter, cash interest on the new senior discount notes will accrue at a rate of 10% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

Original Issue Discount....  For federal income tax purposes, the new senior discount notes will be treated as having been issued with "original issue discount" equal to the difference between the issue price of the new senior discount notes and the sum of all cash payments, whether denominated as principal or interest, to be made thereon. You, as a holder of a new senior discount note, must include as gross income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which you hold a new senior discount note even though you will not receive interest payments prior to September 1, 2003. See "Certain United States Federal Income Tax Considerations -- U.S. Holders."

Sinking Fund...............  None.

Optional Redemption........  The new senior discount notes will be redeemable at the option of LIN Holdings, in whole or in part, at any time on or after March 1, 2003. On or after such date, LIN Holdings may redeem the new senior discount notes, in whole or in part, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the New Senior Discount Notes -- Optional Redemption."

Change of Control..........  Upon a change of control, LIN Holdings will have the option, at any time on or prior to March 1, 2003, to redeem your new senior discount notes, in whole but not in part, at a redemption price equal to 100% of the accreted value thereof plus the applicable premium and, if LIN Holdings does not redeem the new senior discount notes or if a change of control occurs after March 1, 2003, LIN Holdings will be required to offer to repurchase your new senior discount notes at a price equal to 101% of the accreted value thereof if redeemed on or before March 1, 2003, and 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, thereon, if redeemed after March 1, 2003. See "Description of the Senior Discount Notes -- Change of Control."

Guarantees.................  None.

Ranking....................  The new senior discount notes will be senior unsecured obligations of LIN Holdings and will rank, in right of payment, the same as all senior indebtedness of LIN Holdings, including LIN Holdings' guarantee of the senior credit facilities. LIN Holdings is a holding company with no operations of its own and whose primary asset is our capital stock, all of which will be pledged to secure the senior credit facilities. As a result of the holding company structure, the new senior discount notes will effectively rank junior in right of payment to all our creditors and the creditors of our subsidiaries, including the lenders under the senior credit facilities, holders of the new senior notes, holders of the existing senior notes and trade creditors. See "Description of the New Senior Discount Notes."

Restrictive Covenants......  LIN Holdings will issue the new senior discount notes under an indenture with United States Trust Company. The indenture, among other things, will restrict LIN Holdings' ability and the ability of our restricted subsidiaries to:

                             - borrow money and issue stock;

                             - pay dividends on stock or repurchase stock;

                             - use assets as security in other transactions;

                             - sell assets or merge with or into other
                               companies;

                             - pay dividends or make other payments by the
                               restricted subsidiaries; and

                             - enter into transactions with its affiliates.

                             For more details on these restrictive covenants, see the discussion under the section entitled "Description of the New Senior Discount
                             Notes -- Certain Covenants."

Use of Proceeds............  LIN Holdings will not receive any cash proceeds from the issuance of the new senior discount notes in connection with the exchange offer.

                                  RISK FACTORS

     You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the new notes, as well as a continuing investment in the old notes.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following tables set forth, as of the dates and for the years indicated, summary historical consolidated financial data of LIN Holdings and LIN Television. See "Selected Consolidated Financial and Operating Data."

                                                                        LIN TELEVISION
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net revenues................    $273,367       $291,519       $43,804     $   189,536     $  224,446     $  295,706    $  131,074
Operating costs and
  expenses:
  Direct operating..........      68,954         70,746        11,117          48,812         57,292         78,693        40,594
  Selling, general and
    administrative..........      59,974         63,473        11,701          42,168         49,123         64,193        31,992
  Corporate.................       6,998          6,763         1,170           7,130          7,900          9,270         4,484
  KXTX management fee.......          --             --            --           8,033          1,178             --            --
  Tower write-offs(a).......          --          2,697            --              --             --             --            --
  Amortization of program
    rights..................      14,464         15,596         2,743          10,712         15,029         21,214        10,799
  Depreciation and
    amortization of
    intangible assets.......      23,817         24,789         4,581          45,199         57,934         63,734        33,315
                                --------       --------       -------     -----------     ----------     ----------    ----------
Total operating costs and
  expenses..................     174,207        184,064        31,312         162,054        188,456        237,104       121,184
                                --------       --------       -------     -----------     ----------     ----------    ----------
Operating income............      99,160        107,455        12,492          27,482         35,990         58,602         9,890
Interest expense............      26,582         21,340         2,764          35,577         45,315         67,126        33,987
Other (income) expense,
  net.......................        (359)           200           146           4,817          4,366         (1,653)         (872)
Merger expense(b)...........          --          7,206         8,616              --             --             --            --
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  provision for (benefit
  from) income taxes and
  extraordinary item........      72,937         78,709           966         (12,912)       (13,691)        (6,871)      (23,225)
Provision for (benefit from)
  income taxes..............      26,476         30,602         3,710           2,648          5,141         10,590        (1,786)
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  extraordinary item........      46,461         48,107        (2,744)        (15,560)       (18,832)       (17,461)      (21,439)
Extraordinary loss, net of
  tax benefit...............          --             --            --              --             --             --         4,410
                                --------       --------       -------     -----------     ----------     ----------    ----------
Net income (loss)...........    $ 46,461       $ 48,107       $(2,744)    $   (15,560)    $  (18,832)    $  (17,461)   $  (25,849)
                                ========       ========       =======     ===========     ==========     ==========    ==========
OTHER DATA:
Capital expenditures........    $ 27,557       $ 20,605       $ 1,221     $    21,498     $   18,191     $   29,126    $    7,786
BCF(c)(d)...................     130,399        142,773        17,104          80,519        102,163        129,170        47,189
BCF margin(c)...............        47.7%          49.0%         39.0%           42.5%          45.5%          43.7%         36.0%
EBITDA(c)(d)................     123,401        136,010        15,934          73,389         94,263        120,715        49,124
Interest expense:
  Actual....................      26,582         21,340         2,764          35,577         45,315         67,126        33,987
  Adjusted(e)...............                                                                                 71,557        30,495
Ratio of total debt to
  EBITDA(f).................         2.8x           1.9x                          6.4x           6.6x          6.0x
Ratio of EBITDA to interest
  expense(g)
  Actual....................         4.8x           6.7x          6.1x            2.3x           2.3x           1.9x          1.6x
  Adjusted(e)...............                                                                                    1.8x          1.9x
Ratio of earnings to fixed
  charges(h)................         3.8x           4.8x          1.4x             --             --             --            --

                                                                        LIN TELEVISION
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (AT
  PERIOD END):
Cash and cash equivalents...    $ 27,952       $  8,046                   $    41,349     $   17,699     $    7,832    $   49,955
Intangible assets, net......     381,145        369,588                     1,444,600      1,546,392      1,600,882     1,583,440
Total assets................     595,944        569,325                     1,789,178      1,942,252      2,036,207     2,046,397
Total debt..................     350,000        260,000                       467,015        618,966        725,132       704,524
Total stockholders'
  equity....................     138,448        192,565                       730,962        713,662        696,670       742,400
CASH FLOW DATA:
Net cash provided by (used
  in):
  Operating activities......    $ 70,799       $ 81,691       $ 8,416     $    65,446     $   21,717     $   58,236    $    2,460
  Investing activities......     (27,864)       (15,060)       (1,468)     (1,753,865)      (197,269)      (174,081)       (6,603)
  Financing activities......     (33,008)       (86,537)        1,071       1,729,768        151,902        105,978        46,266
  Net increase (decrease) in
    cash and cash
    equivalents.............       9,927        (19,906)        8,019          41,349        (23,650)        (9,867)       42,123

                                                                         LIN HOLDINGS
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                       (IN THOUSANDS, EXCEPT FOR MARGIN AND RATIO DATA)
STATEMENT OF OPERATIONS
  DATA:
Net revenues................    $273,367       $291,519       $43,804     $   189,536     $  224,446     $  295,706    $  131,074
Operating costs and
  expenses:
  Direct operating..........      68,954         70,746        11,117          48,812         57,292         78,693        40,594
  Selling, general and
    administrative..........      59,974         63,473        11,701          42,168         49,123         64,193        31,992
  Corporate.................       6,998          6,763         1,170           7,130          7,900          9,270         4,484
  KXTX management fee.......          --             --            --           8,033          1,178             --            --
  Tower write-offs(a).......          --          2,697            --              --             --             --            --
  Amortization of program
    rights..................      14,464         15,596         2,743          10,712         15,029         21,214        10,799
  Depreciation and
    amortization of
    intangible assets.......      23,817         24,789         4,581          45,199         57,934         63,734        33,315
                                --------       --------       -------     -----------     ----------     ----------    ----------
Total operating costs and
  expenses..................     174,207        184,064        31,312         162,054        188,456        237,104       121,184
                                --------       --------       -------     -----------     ----------     ----------    ----------
Operating income............      99,160        107,455        12,492          27,482         35,990         58,602         9,890
Interest expense............      26,582         21,340         2,764          53,576         68,689         92,868        48,178
Other (income) expense,
  net.......................        (359)           200           146           4,817          4,366         (1,653)         (872)
Merger expense(b)...........          --          7,206         8,616              --             --             --            --
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  provision for (benefit
  from) income taxes and
  extraordinary item........      72,937         78,709           966         (30,911)       (37,065)       (32,613)      (37,416)
Provision for (benefit from)
  income taxes..............      26,476         30,602         3,710          (3,652)        (3,039)         1,581        (8,052)
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  extraordinary item........      46,461         48,107        (2,744)        (27,259)       (34,026)       (34,194)      (29,364)
Extraordinary loss, net of
  tax benefit...............          --             --            --              --             --             --         4,410
                                --------       --------       -------     -----------     ----------     ----------    ----------
Net income (loss)...........    $ 46,461       $ 48,107       $(2,744)    $   (27,259)    $  (34,026)    $  (34,194)   $  (33,774)
                                ========       ========       =======     ===========     ==========     ==========    ==========
OTHER DATA:
Capital expenditures........    $ 27,557       $ 20,605       $ 1,221     $    21,498     $   18,191     $   29,126    $    7,786
BCF(c)(d)...................     130,399        142,773        17,104          80,519        102,163        129,170        47,189
BCF margin(c)...............        47.7%          49.0%         39.0%           42.5%          45.5%          43.7%         36.0%
EBITDA(c)(d)................     123,401        136,010        15,934          73,389         94,263        120,715        49,124
Interest expense:
  Actual....................      26,582         21,340         2,764          53,576         68,689         92,868        48,178
  Adjusted(e)...............                                                                                106,997        47,303
Ratio of total debt to
  EBITDA(f).................         2.8x           1.9x                          9.3x           9.1x           8.2x
Ratio of EBITDA to interest
  expense(g)
  Actual....................         4.8x           6.7x          6.1x            2.2x           2.3x           1.9x          1.6x
  Adjusted(e)...............                                                                                    1.6x          1.7x
Ratio of earnings to fixed
  charges(h)................         3.8x           4.8x          1.4x             --             --             --            --

                                                                         LIN HOLDINGS
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (AT
  PERIOD END):
Cash and cash equivalents...    $ 27,952       $  8,046                   $    41,349     $   17,699     $    7,832    $   49,955
Intangible assets, net......     381,145        369,588                     1,444,600      1,546,392      1,600,882     1,583,440
Total assets................     595,944        569,325                     1,800,890      1,952,685      2,045,363     2,057,310
Total debt..................     350,000        260,000                       683,580        857,626        988,257     1,055,036
Total stockholders'
  equity....................     138,448        192,565                       532,409        499,915        466,190       432,555
CASH FLOW DATA:
Net cash provided by (used
  in):
  Operating activities......    $ 70,799       $ 81,691       $ 8,416     $    65,446     $   21,717     $   58,236    $    2,460
  Investing activities......     (27,864)       (15,060)       (1,468)     (1,753,865)      (197,269)      (174,081)       (6,603)
  Financing activities......     (33,008)       (86,537)        1,071       1,729,768        151,902        105,978        46,266
Net increase (decrease) in
  cash and cash
  equivalents...............       9,927        (19,906)        8,019          41,349        (23,650)        (9,867)       42,123

---------------

(a) During the second quarter of 1997, we disposed of towers and other broadcast equipment that could no longer be used with digital technology.

(b) During the last half of 1997, we incurred financial, legal advisory and regulatory filing fees in connection with the acquisition of LIN Television.

(c) For a discussion of the terms "BCF" and "EBITDA," see "Certain Definitions and Market and Industry Data." BCF Margin is BCF divided by Net Revenue.

(d)  EBITDA and BCF have been calculated for the periods presented as follows:

                                                                    LIN TELEVISION
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Operating income....    $ 99,160       $107,455       $12,492        $ 27,482      $ 35,990       $ 58,602      $  9,890
    Plus:
      Amortization of
        program rights..      14,464         15,596         2,743          10,712        15,029         21,214        10,799
      Depreciation and
        amortization of
        intangible
        assets..........      23,817         24,789         4,581          45,199        57,934         63,734        33,315
      Capital
        distributions
        from equity
        investments.....          --             --            --              --            --            815         6,419
      Non cash expenses
        (credits).......       1,496          1,349           275             493           603           (900)         (450)
    Less:
      Program
        payments........     (15,536)       (13,179)       (4,157)        (10,497)      (15,293)       (22,750)      (10,849)
                            --------       --------       -------        --------      --------       --------      --------
    EBITDA..............    $123,401       $136,010       $15,934        $ 73,389      $ 94,263       $120,715      $ 49,124
    Plus: Corporate
      expenses..........       6,998          6,763         1,170           7,130         7,900          9,270         4,484
    Less: Capital
      distributions from
      equity
      investments.......          --             --            --              --            --           (815)       (6,419)
                            --------       --------       -------        --------      --------       --------      --------
    BCF.................    $130,399       $142,773       $17,104        $ 80,519      $102,163       $129,170      $ 47,189
                            ========       ========       =======        ========      ========       ========      ========

(e) Adjusted amounts and ratios for the year ended December 31, 2000 and for the six months ended June 30, 2001 represent historical amounts and ratios adjusted to reflect the issuance of the notes and the use of the proceeds to repay a part of our senior credit facilities, as if such issuance and use of proceeds had occurred at the beginning of the periods presented.

(f) For purposes of this calculation, total debt consists of total long-term debt outstanding (including current portion).

(g) For purposes of this calculation, interest expense excludes the amortization of debt financing costs and bond discounts and losses on financial instruments as follows:

                                                                    LIN TELEVISION
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Amortization of debt
      financing costs...      $888          $1,013          $169           $3,494        $3,990         $3,990        $2,053
    Amortization of
      discounts.........        --              --            --               51            68             68            77
    Loss on financial
      instruments.......        --              --            --               --            --             --         1,982

                                                                     LIN HOLDINGS
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Amortization of debt
      financing costs...      $888          $1,013          $169        $ 4,559         $ 5,268        $ 5,268      $ 2,706
    Amortization of
      discounts.........        --              --            --         15,458          22,476         24,811       13,614
    Loss on financial
      instruments.......        --              --            --             --              --             --        1,982

(h) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before provision for (benefit from) income taxes and share of (income) loss in equity investments, plus fixed charges and the distributed income of equity investees. "Fixed charges" consist of interest costs, exclusive of the loss on financial instruments, and the amortization of debt discount and deferred financing costs. Our earnings were insufficient to cover fixed charges by $6.9 million, $8.2 million, $6.4 million and $15.6 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively. LIN Holdings' earnings were insufficient to cover fixed charges by $24.9 million, $31.6 million, $32.2 million and $29.7 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively.

(i)  EBITDA and BCF have been calculated for the periods presented as follows:

                                                                     LIN HOLDINGS
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Operating income....    $ 99,160       $107,455       $12,492       $ 27,482       $ 35,990       $ 58,602      $  9,890
    Plus:
      Amortization of
        program
        rights..........      14,464         15,596         2,743         10,712         15,029         21,214        10,799
      Depreciation and
        amortization of
        intangible
        assets..........      23,817         24,789         4,581         45,199         57,934         63,734        33,315
      Capital
        distributions
        from equity
        investments.....          --             --            --             --             --            815         6,419
      Non cash expenses
        (credits).......       1,496          1,349           275            493            603           (900)         (450)
    Less:
      Program
        payments........     (15,536)       (13,179)       (4,157)       (10,497)       (15,293)       (22,750)      (10,849)
                            --------       --------       -------       --------       --------       --------      --------
    EBITDA..............    $123,401       $136,010       $15,934       $ 73,389       $ 94,263       $120,715      $ 49,124
    Plus: Corporate
      expenses..........       6,998          6,763         1,170          7,130          7,900          9,270         4,484
    Less: Capital
      distributions from
      equity
      investments.......          --             --            --             --             --           (815)       (6,419)
                            --------       --------       -------       --------       --------       --------      --------
    BCF.................    $130,399       $142,773       $17,104       $ 80,519       $102,163       $129,170      $ 47,189
                            ========       ========       =======       ========       ========       ========      ========

                                  RISK FACTORS

     We urge you to carefully consider the following factors, as well as the other matters described in this prospectus.

RISKS RELATED TO THE NOTES

  Leverage -- We have a substantial amount of debt, which could adversely affect our financial condition and results of operations and prevent us from fulfilling our obligations under the notes.

     We currently have a large amount of indebtedness when compared to the equity of our stockholders. As of June 30, 2001, LIN Holdings had $1,055.0 million of consolidated indebtedness and $432.6 million of consolidated common stockholders' equity, and LIN Television had $704.5 million of consolidated indebtedness and $742.4 million of consolidated common stockholder's equity. On an as adjusted basis, our earnings would have been insufficient to cover fixed charges by $28.9 million and $12.1 million for LIN Holdings and LIN Television, respectively, for the six months ended June 30, 2001, and were insufficient to cover fixed charges by $46.3 million and $10.9 million, respectively, for the twelve months ended December 31, 2000. We may incur additional indebtedness in the future, subject to certain limitations contained in the documents governing our existing indebtedness. Accordingly, we will have significant debt service obligations.

     Our large amount of indebtedness could, for example:

     - require us to use a substantial portion of our cash flow from operations to pay indebtedness and reduce the availability of this cash flow to fund working capital, capital expenditures, and other general corporate activities;

     - limit our ability to obtain additional financing in the future for capital expenditures, working capital and other general corporate activities;

     - cause us to face interest rate risk since interest expense on certain of our borrowings, including amounts borrowed under our senior credit facilities, are at variable rates of interest; and

     - impair our ability to successfully withstand a downturn in our business or the economy in general.

     In addition, all of our indebtedness incurred in connection with our senior credit facilities is secured and is scheduled to become due prior to the time the principal payments on the notes are scheduled to become due.

     The occurrence of any one of these events could have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the notes. For more information on the requirements of the notes and our other indebtedness, see the discussion under the sections entitled "Description of Certain Indebtedness," "Description of the New Senior Notes" and "Description of the New Senior Discount Notes."

  Ability to Service Debt -- We may not be able to generate sufficient cash flow to meet our debt service obligations.

     Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness, including the notes, will depend on our future performance, which, to a certain extent, will be subject to economic, financial, competitive and other factors beyond our control. We cannot assure you that our business will continue to generate sufficient cash flow from operations in the future to pay our indebtedness, including the notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity, to sell assets or to obtain additional financing. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the notes.

  Restrictive Covenants -- We are required to comply with numerous covenants that will restrict the manner in which we conduct our business.

     The indentures governing the notes and the existing 83/8% Senior Subordinated Notes due 2008 issued by LIN Television, the existing 10% senior discount notes due 2008 issued by LIN Holdings and the senior credit facilities contain numerous restrictive covenants that will limit the discretion of management with respect to various business matters. These covenants place significant restrictions on our ability, and the ability of our restricted subsidiaries, to:

     - incur additional indebtedness;

     - pay dividends;

     - create liens;

     - sell assets;

     - engage in certain mergers and acquisitions; and

     - refinance indebtedness.

     In addition, the senior credit facilities also require us to maintain certain financial ratios. Our ability to comply with the covenants and other terms of the indentures and the senior credit facilities will depend on our future operating performance. Our failure to comply with the various covenants contained in the indentures and the senior credit facilities, could result in an event of default under the indentures or senior credit facilities, which, if not cured or waived, could permit acceleration of the indebtedness thereunder and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. If we were unable to repay any amounts outstanding under the senior credit facilities, our lenders could proceed against the collateral granted to them to secure our indebtedness. If the amounts outstanding under the senior credit facilities were accelerated, we cannot assure you that our assets would be sufficient to repay the amount in full, which could have a material adverse effect on our financial condition, results of operations, and our ability to satisfy our obligations under the notes. The senior credit facilities prohibit the repayment, purchase, redemption, defeasance or other payment of any of the principal of the notes at any time prior to their stated maturity. Such restrictions could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business or acquisition opportunities. In addition, as of June 30, 2001, the indentures governing the senior notes and the existing senior subordinated notes permit LIN Television to pay dividends or make other restricted payments of up to $98.7 million, and the indentures governing the senior discount notes and the existing senior discount notes prevent LIN Holdings from paying dividends or making other restricted payments. For more information on the requirements of the notes and out other indebtedness, see the discussion under the sections entitled "Description of Certain Indebtedness," "Description of the New Senior Notes" and "Description of the New Senior Discount Notes."

  Ranking of the Senior Discount Notes -- Your right to receive payments on these notes is junior to our existing and future senior indebtedness.

     The senior discount notes will be unsecured senior obligations of LIN Holdings and will rank equal in right of payment with all unsecured senior indebtedness of LIN Holdings, including the existing senior discount notes and LIN Holdings' guarantee of the senior credit facilities. As a result of the holding company structure, your right to receive payment as a holder of the senior discount notes will effectively rank junior in right of payment to all creditors of LIN Television and its subsidiaries, including our lenders under the senior credit facilities, holders of the senior notes and trade creditors. In the event of the dissolution, bankruptcy, liquidation or reorganization of LIN Holdings or LIN Television, you, as a holder of the senior discount notes, may not receive any amounts for your senior discount notes until after the payment in full of all claims of the creditors of LIN Television and its subsidiaries. As of June 30, 2001, the senior discount notes would have been effectively subordinated to approximately $763.2 million of liabilities of subsidiaries of LIN Holdings reflected on its consolidated balance sheet, including indebtedness and other liabilities such as trade payables and accrued expenses. For additional information, see the discussion under the sections entitled "Capitalization" and "Description of the New Senior Discount Notes."

  Holding Company Structure -- The senior discount notes are effectively subordinated and LIN Holdings must depend on contributions from LIN Television to satisfy its obligations under the senior discount notes.

     LIN Holdings is a holding company whose only material asset is the capital stock of LIN Television. The senior discount notes are an obligation of LIN Holdings and if you are a holder of the senior discount notes you will have no recourse to LIN Television or its assets, including any of its subsidiaries. We do not anticipate that LIN Holdings will have any business, other than in connection with its ownership of the capital stock of LIN Television and the performance of its obligations with respect to the senior discount notes and the senior credit facilities, and will depend on distributions from LIN Television to meet its debt service obligations, including, without limitation, interest and principal obligations with respect to the senior discount notes. Because of the substantial leverage of LIN Television, and the dependence of LIN Holdings upon the operating performance of LIN Television to generate distributions to LIN Holdings, we cannot assure you that LIN Holdings will have adequate funds to fulfill its obligations in respect of the senior discount notes when due. In addition, the indentures, the senior credit facilities and applicable federal and state law will impose restrictions on the payment of dividends and the making of loans by LIN Television to LIN Holdings. As a result, LIN Holdings may be unable to gain access to the cash flow or assets of LIN Television in amounts sufficient to pay cash interest on the senior discount notes on and after March 1, 2003, the date on which cash interest first becomes payable, and principal of the senior discount notes when due or upon a change of control or the occurrence of any other event requiring the repayment of principal. Accordingly, LIN Holdings may be required to:

     - refinance the senior discount notes and its existing senior discount notes;

     - seek additional debt or equity financing;

     - cause LIN Television to refinance all or a portion of its indebtedness with indebtedness containing covenants allowing LIN Holdings to gain access to LIN Television's cash flow or assets;

     - cause LIN Television to obtain modifications of the covenants restricting LIN Holdings' access to cash flow or assets of LIN Television contained in its financing documents, including the indentures or senior credit facilities; or

     - pursue a combination of these actions.

     The measures LIN Holdings may undertake to gain access to sufficient cash flow to meet its future debt service requirements for the senior discount notes will depend on general economic and financial market conditions, as well as the financial condition of LIN Holdings and LIN Television and other relevant factors existing at such time. We cannot assure you that any of these measures could be accomplished. For additional information, see the discussion under the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

  Encumbrances on Assets -- Substantially all of our assets are pledged under our senior credit facilities, which limits your right as a holder of notes to recourse against our assets.

     Our obligations under the senior credit facilities are secured by a first priority pledge of, or a first priority security interest in, as the case may be, substantially all of our assets, including 100% of the common stock of LIN Television and its subsidiaries. If we become insolvent or liquidated, or if payment under any of the senior credit facilities or in respect of any other secured senior indebtedness is accelerated, our lenders under the senior credit facilities or holders of such other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law, in addition to any remedies that may be available under documents pertaining to the senior credit facilities or such other senior indebtedness. The notes will not be secured. In addition, the indenture governing the senior notes will contain a provision that prohibits the trustee thereunder or you, as holders of the senior notes, from challenging:

     - the existence, scope, legality, validity, enforceability, perfection or priority of any security interest asserted by any lender or the agent for the lenders under the senior credit facilities; or

     - the rights of any lender or the agent for the lenders under the senior credit facilities to realize the intended benefits of such security interest.

Accordingly, holders of such secured senior indebtedness will have a prior claim to you with respect to the assets securing such indebtedness. For additional information, see the discussion under the sections entitled "Description of Certain Indebtedness," "Description of the New Senior Notes" and "Description of the New Senior Discount Notes."

  Change of Control -- We may not have the ability to raise the funds necessary to finance the change of control offer required by the indentures.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes, or that, in any event, we would be permitted to repurchase the notes under the terms of senior credit facilities or the indentures. For more information, see the discussion under the sections entitled "Description of the New Senior Notes -- Change of Control" and "Description of the New Senior Discount Notes -- Change of Control."

  Fraudulent Conveyance -- Federal and state statutes allow courts, under specific circumstances, to void debt obligations and require noteholders to return payments received.

     Our incurrence of indebtedness, such as the notes, the proceeds of which will be used to reduce certain indebtedness incurred in connection with Hicks Muse's acquisition of us, is subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of our creditors. Under these statutes, if a court were to find that the indebtedness was incurred with the intent of hindering, delaying or defrauding present or future creditors, or that we received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the occurrence of the obligations, we:

     - were insolvent;

     - became insolvent by reason of the incurrence of the indebtedness;

     - were engaged or were about to engage in a business or transaction for which our remaining unencumbered assets constituted unreasonably small capital; or

     - intended to or believed that we would incur debts beyond our ability to pay such debts as they matured or became due,

the court could void our obligations under the notes, subordinate the notes to our other indebtedness, or take other action detrimental to you as holders of the notes.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the applicable jurisdiction. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become due. We cannot assure you as to what standard a court would apply to evaluate our intents or to determine whether we were insolvent at the time of, or rendered insolvent upon, the consummation of the acquisition, or that, regardless of the standard, a court would not determine that we were insolvent at the time of, or rendered insolvent upon, the acquisition.

     In addition, the subsidiary guarantees of the senior notes may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the guarantors. In such a case, the analysis set forth above generally would apply. A court could avoid a guarantor's obligation under its subsidiary guarantee, subordinate the subsidiary guarantee to other indebtedness of the guarantor or take other action detrimental to you as holders of the senior notes.

  Original Issue Discount -- You will have to include interest in your taxable income before you receive cash as a holder of the senior discount notes.

     The senior discount notes will be issued at a substantial discount from their principal amount at maturity. Although cash interest will not accrue on the senior discount notes prior to March 1, 2003, and there will be no periodic payments of cash interest on the senior discount notes prior to September 1, 2003, original issue discount, which is the difference between the stated redemption price at maturity and the issue price of the senior discount notes, will accrue from the issue date of the senior discount notes. Consequently, you, as a purchaser of senior discount notes, generally will be required to include amounts in gross income for United States federal income tax purposes in advance of your receipt of the cash payments to which the income is attributable. Such amounts in the aggregate will be equal to the difference between the stated redemption price at maturity, inclusive of stated interest on the senior discount notes, and the issue price of the senior discount notes. For more information regarding such tax consequences, see the discussion under the section entitled "Certain United States Federal Income Tax Considerations."

  Original Issue Discount -- You will have to include interest in your taxable income before you receive cash as a holder of senior notes.

     For federal income tax purposes, the senior notes will be treated as having been issued with "original issue discount" equal to the difference between the issue price of the senior notes and the sum of all cash payments to be made thereon other than payments of stated interest. You, as a holder of a senior note, must include as gross income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which a senior note is held even though the cash attributable to such original issue discount will not be received prior to maturity. For more information regarding such tax consequences, see the discussion under the section entitled "Certain United States Federal Income Tax Considerations -- U.S. Holders."

     In the event a bankruptcy case is commenced by or against us under the United States Bankruptcy Code after the issuance of the notes, your claim as a holder of the notes may be limited to an amount equal to the sum of the initial offering price and that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, you, as a holder of notes, may realize taxable gain or loss on payment of your claim in bankruptcy.

  Lack of Public Market -- No active trading market exists for the notes and one may not develop.

     We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system. Currently, there is no established market for the notes and we cannot assure you as to:

     - markets that may develop for the notes;

     - your ability as holders of the notes to sell your notes; or

     - the prices at which you would be able to sell their notes.

     If any markets were to exist, the notes could trade at prices that may be lower than their initial market value, depending upon many factors, including prevailing interest rates and the markets for similar securities.

     The liquidity of, and trading market for, the notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independently of our financial performance and prospects.

  Failure to Exchange Old Notes -- You may suffer adverse consequences if you fail to exchange your old notes.

     If you do not exchange your old notes for new notes in connection with the exchange offer, you will continue to be subject to the provisions of the indentures regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. We do not currently intend to register the old notes.

RISKS RELATED TO OUR BUSINESS

  Potential Conflicts of Interest -- Broadcast interests of our affiliates may be attributable to us and may limit our ability to acquire television stations in certain markets.

     The number of television stations we may acquire in any market is limited by FCC rules and may vary depending upon whether the interests in other television stations or other media properties of individuals affiliated with us are attributable to those individuals under FCC rules. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The broadcast interests of our officers, directors and majority stockholder are generally attributable to us, which may limit us from acquiring or owning television stations in certain markets. For more information, see the discussion under the sections entitled "Management," "Securities Ownership of Certain Beneficial Owners and Management" and "Business -- Licensing and Regulation."

  Potential Conflicts of Interest -- Due to our relationship with Hicks Muse, we maybe unable to pursue certain acquisition opportunities.

     Hicks Muse is in the business of making significant investments in existing or newly formed companies and may from time to time acquire and hold controlling or non-controlling interests in television broadcast assets, such as its existing investment in STC Broadcasting, other than through us, or in other businesses, like Clear Channel Communications, Inc., that may directly or indirectly compete with us for advertising revenues. Hicks Muse and its affiliates may from time to time identify, pursue and consummate acquisitions of television stations or other broadcast related businesses that may be complementary to our business and therefore such acquisition opportunities may not be available to us. In addition, Hicks Muse may from time to time identify and structure acquisitions for us and will receive fees in connection with these transactions. Certain affiliates of Hicks Muse have entered, and in the future may enter into, business relationships with us or our subsidiaries. For more information, see the discussion under the sections entitled "Certain Relationships and Related Transactions."

  Key Personnel -- We depend on our key personnel and skilled employees for our success. The loss of their services and the inability to hire and retain them could have a negative impact on us.

     Our success is dependent upon our ability to attract and retain skilled managers and other personnel, including our present officers and general managers. The loss of the services of our Chairman, President and Chief Executive Officer, Gary R. Chapman, may have a material adverse effect on our operations. Mr. Chapman's current employment agreement with us will automatically renew for one additional year on December 31, 2001 unless otherwise terminated by either Mr. Chapman or us by notice 90 days prior to that date.

  Acquisition Strategy -- We intend to pursue a growth strategy through acquisitions of television stations, which could pose certain risks and increase our leverage.

     We intend to pursue selective acquisitions of television stations with the goal of improving their operating performance by applying our management's business strategy. Inherent in any future acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities which could have a material adverse effect on our operating results, particularly during the period immediately following any acquisitions. Additional debt or equity capital may be required to complete future acquisitions, and we cannot assure you that we will be able to raise the required capital. We also cannot assure you that, with respect to any acquired station, we will be able to successfully implement effective cost controls, increase advertising revenues or increase the station's audience share.

  Advertising -- Our operating results are dependent on advertising revenues. The loss of advertising revenues could have a negative impact on us.

     Our operating results are primarily dependent on advertising revenues which, in turn, depend on:

     - national and local economic conditions, coverage of political events and high profile sporting events, such as the Olympics, Super Bowl and NCAA Men's Basketball Tournament;

     - the relative popularity of our programming, which in many cases, is dependent on the relative popularity of the relevant network's programming;

     - the demographic characteristics of our markets; and

     - the activities of competitors.

     The television industry is cyclical in nature, and our revenues could be adversely affected by a future local, regional or national recession.

  Programming -- Our most significant operating cost is our programming. Increased programming costs could have a negative impact on us.

     Our most significant operating cost is syndicated programming. We cannot assure you that we will not be exposed in the future to increased syndicated programming costs which may adversely affect our operating results. We often acquire program rights two or three years in advance, making it difficult for us to accurately predict how a program will perform. In some instances, we may have to replace programs before their costs have been fully amortized, resulting in write-offs that increase station operating costs.

  Affiliation Agreements -- Our operations are dependent upon our network affiliation agreements. The loss of network affiliate agreements could have a negative impact on us.

     The non-renewal or termination of a network affiliation agreement could have a material adverse effect on our operations. Each of the networks generally provides our affiliated stations with up to 22 hours of prime time programming per week. In return, the stations broadcast network-inserted commercials during such programming and receive cash network compensation. Although network affiliates generally have achieved higher ratings than unaffiliated independent stations in the same market, we cannot assure you as to the future success of each network's programming or the continuation of such programming. Our network affiliation agreements are subject to termination by the networks under certain circumstances. Some of the networks with which our stations are affiliated have required other broadcast groups, upon renewal of affiliation agreements, to reduce or eliminate network affiliation compensation and to accept other material modifications of existing affiliation agreements. Consequently, we cannot assure you that our affiliation agreements will remain in place or that each network will continue to provide programming or compensation to affiliates on the same basis as it currently provides programming or compensation.

  Competition -- The competitive nature of the television broadcasting industry could threaten our position.

     The television broadcasting industry is highly competitive and is undergoing a period of consolidation and significant change. Many of our current and potential competitors have greater financial, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of programming alternatives, such as cable television, wireless cable, satellite-to-home distribution services, pay-per-view and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. In addition, as a result of the Telecommunications Act of 1996, the legislative ban on telephone cable ownership has been repealed and telephone companies are now permitted to seek FCC approval to provide video services to homes under specified circumstances. Consequently, we may not be able to maintain or increase our current audience ratings or advertising revenues.

  New Technologies -- Changes in technology will impact our long-term success and ability to compete.

     The FCC has adopted rules for implementing advanced television, commonly referred to as "digital" television, in the United States. Implementation of digital television will improve the technical quality of over-the-air broadcast television. It is possible, however, that conversion to digital operations may reduce a station's geographical coverage area. We believe that digital television is essential to our long-term viability and the broadcast industry, but we cannot predict the precise effect digital television might have on our business. As required by the Telecommunications Act of 1996, the FCC has also proposed to levy fees on broadcasters with respect to non-broadcast uses of digital channels, including data transmissions or subscriber services. For additional information on the requirements of the FCC, see the discussion under the section entitled "Business -- Licensing and Regulation."

     Further advances in technology may also increase competition for household audiences and advertisers. We are unable to predict the effect that technological changes will have on the broadcast television industry or the future results of our operations.

  GECC Note -- A default under the GECC Note could result in unanticipated tax liability to us and could trigger a change of control, which could have a negative impact on us.

     General Electric Capital Corporation or GECC provided debt financing for a joint venture between us and NBC in the form of an $815.5 million, 25-year non-amortizing senior secured note. The obligations under the note were assumed by the joint venture, and we retained the proceeds of the note to finance a portion of the cost of Hicks Muse's acquisition of us.

     Annual cash interest payments on the note are approximately $65.2 million. There are no scheduled payments of principal due prior to 2023, the stated maturity of the note. The note is not an obligation or the obligation of any of our subsidiaries and is recourse only to the joint venture, our equity therein and to Ranger Equity Holdings B Corp. pursuant to a guarantee. Ranger Equity Holdings B Corp. is one of LIN Holding's two corporate parents, owning 63% of LIN Holdings common stock.

     An event of default under the note will occur only if the joint venture fails to make any scheduled payment of interest, within 90 days of the date due and payable, on or principal of the note. The joint venture has established a cash reserve of $10.0 million for the purpose of making interest payments on the note when due. Both Ranger Equity Holdings B Corp. and NBC will have the right to make a shortfall loan to the joint venture to cover any interest payment. However, if the joint venture fails to pay interest on the note, and neither Ranger Equity Holdings B Corp. nor NBC makes a shortfall loan to cover the interest payment, an event of default would occur under the note and GECC could accelerate the maturity of the $815.5 million principal amount due under the note.

     The formation of the joint venture was intended to be tax-free to us. However, any repayment of the note, whether due to an acceleration upon default or otherwise, could result in a substantial tax liability to us which would have a material adverse effect on us. Other than the acceleration of the principal amount of the note upon an event of default as described above, prepayment of the principal of the note is prohibited without our prior consent.

     In addition, if an event of default occurs under the note, and GECC is unable to collect all amounts owed to it after exhausting all commercially reasonable remedies against joint venture, including during the pendency of any bankruptcy involving the joint venture, GECC may proceed against Ranger Equity Holdings B Corp. to collect any deficiency, which could result in triggering the change of control provisions under the senior credit facilities, the notes and our existing indebtedness.

  Regulation -- We are subject to significant regulation and must maintain our licenses to continue our operations.

     Our stations are subject to significant regulation by the FCC under The Communications Act of 1934, as amended. For additional information regarding FCC regulation, see the discussion under the section entitled "Business -- Licensing and Regulation."

                                USE OF PROCEEDS

     We will not receive any proceeds for the exchange of the new notes for the old notes pursuant to the exchange offers. The net proceeds of the offering of the old notes, after the repayment of term loans under existing senior credit facilities, have been and will continue to be used for general corporate purposes and for pending and future acquisitions.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of LIN Television and LIN Holdings as of June 30, 2001. The information set forth below should be read in conjunction with the "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements of LIN Television and LIN Holdings and the related notes thereto included elsewhere in this prospectus.

                                                               AS OF JUNE 30, 2001
                                                             -----------------------
                                                                LIN          LIN
                                                             TELEVISION    HOLDINGS
                                                             ----------   ----------
Cash and Cash Equivalents..................................  $   49,955   $   49,955
                                                             ==========   ==========
Long Term Debt
  Senior Credit Facilities.................................  $  200,301   $  200,301
  10% Senior Discount Notes due 2008.......................          --      276,282
  8 3/8% Senior Subordinated Notes due 2008................     299,470      299,470
  Senior Notes.............................................     202,253      202,253
  Senior Discount Notes....................................          --       74,230
  7% STC Broadcasting Note due 2006........................       2,500        2,500
                                                             ----------   ----------
          Total Long-Term Debt.............................     704,524    1,055,036
Total Stockholders' Equity.................................     742,400      432,555
                                                             ----------   ----------
          Total Capitalization.............................  $1,446,924   $1,487,591
                                                             ==========   ==========

     Since June 30, 2001, there has been no material changes in the consolidated capitalization of LIN Television and LIN Holdings.

     For a description of the senior credit facilities, the existing 10% senior discount notes due 2008 and 8 3/8% senior notes due 2008, see the discussion under the section entitled "Description of Certain Indebtedness."

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     Set forth below is selected consolidated financial and operating data of LIN Television, LIN Holdings and its predecessor, for each of the five years in the period ended December 31, 2000, and for the six months ended June 30, 2001. The selected financial data as of June 30, 2001 and for the six months then ended is derived from unaudited consolidated financial statements that appear elsewhere in this prospectus. The selected financial data as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, and the period from March 3, 1998 to December 31, 1998, is derived from audited consolidated financial statements that appear elsewhere in this prospectus. The selected financial data as of December 31, 1998 is derived from audited consolidated financial statements that are not presented in this prospectus. The selected financial data for the period from January 1, 1998 to March 2, 1998, is derived from audited consolidated financial statements of the predecessor business that appear elsewhere in this prospectus. The selected financial data as of and for the years ended December 31, 1997 and 1996, is derived from audited consolidated financial statements of the predecessor business that are not presented in this prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of LIN Television, LIN Holdings and its predecessor, and the notes thereto. Because of the revaluation of assets and liabilities, and the related impact on the balance sheet and statement of operations, as a result of the acquisition of the predecessor business by LIN Holdings on March 3, 1998, the financial statements of the predecessor business for the periods prior to March 3, 1998 are not directly comparable to those of LIN Television or LIN Holdings subsequent to that date. The historical results presented are not necessarily indicative of future results.

                                                                        LIN TELEVISION
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                  (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net revenues................    $273,367       $291,519       $43,804     $   189,536      $224,446       $295,706      $131,074
Operating costs and
 expenses:
 Direct operating...........      68,954         70,746        11,117          48,812        57,292         78,693        40,594
 Selling, general and
   administrative...........      59,974         63,473        11,701          42,168        49,123         64,193        31,992
 Corporate..................       6,998          6,763         1,170           7,130         7,900          9,270         4,484
 KXTX management fee........          --             --            --           8,033         1,178             --            --
 Tower write-offs(a)........          --          2,697            --              --            --             --            --
 Amortization of program
   rights...................      14,464         15,596         2,743          10,712        15,029         21,214        10,799
 Depreciation and
   amortization of
   intangible assets........      23,817         24,789         4,581          45,199        57,934         63,734        33,315
                                --------       --------       -------     -----------      --------       --------      --------
Total operating costs and
 expenses...................     174,207        184,064        31,312         162,054       188,456        237,104       121,184
                                --------       --------       -------     -----------      --------       --------      --------
Operating income............      99,160        107,455        12,492          27,482        35,990         58,602         9,890
Interest expense............      26,582         21,340         2,764          35,577        45,315         67,126        33,987
Other (income) expense,
 net........................        (359)           200           146           4,817         4,366         (1,653)         (872)
Merger expense(b)...........          --          7,206         8,616              --            --             --            --
                                --------       --------       -------     -----------      --------       --------      --------
Income (loss) before
 provision for (benefit
 from) income taxes and
 extraordinary item.........      72,937         78,709           966         (12,912)      (13,691)        (6,871)      (23,225)
Provision for (benefit from)
 income taxes...............      26,476         30,602         3,710           2,648         5,141         10,590        (1,786)
                                --------       --------       -------     -----------      --------       --------      --------
Income (loss) before
 extraordinary item.........      46,461         48,107        (2,744)        (15,560)      (18,832)       (17,461)      (21,439)
Extraordinary loss, net of
 tax benefit................          --             --            --              --            --             --         4,410
                                --------       --------       -------     -----------      --------       --------      --------
Net income (loss)...........    $ 46,461       $ 48,107       $(2,744)    $   (15,560)     $(18,832)      $(17,461)     $(25,849)
                                ========       ========       =======     ===========      ========       ========      ========

                                                                        LIN TELEVISION
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                  (IN THOUSANDS)
OTHER DATA:
Capital expenditures........    $ 27,557       $ 20,605       $ 1,221     $    21,498      $ 18,191       $ 29,126      $  7,786
BCF(c)(d)...................     130,399        142,773        17,104          80,519       102,163        129,170        47,189
BCF margin(c)...............        47.7%          49.0%         39.0%           42.5%         45.5%          43.7%         36.0%
EBITDA(c)(d)................     123,401        136,010        15,934          73,389        94,263        120,715        49,124
Interest expense:
 Actual.....................      26,582         21,340         2,764          35,577        45,315         67,126        33,987
 Adjusted(e)................                                                                                71,557        30,495
Ratio of total debt to
 EBITDA(f)..................         2.8x           1.9x                          6.4x          6.6x          6.0x
Ratio of EBITDA to interest
 expense(g):
 Actual.....................         4.8x           6.7x          6.1x            2.3x          2.3x           1.9x          1.6x
 Adjusted(e)................                                                                                   1.8x          1.9x
Ratio of earnings to fixed
 charges(h).................         3.8x           4.8x          1.4x             --            --             --            --
BALANCE SHEET DATA (AT
 PERIOD END):
Cash and cash equivalents...    $ 27,952       $  8,046                   $    41,349      $ 17,699       $  7,832      $ 49,955
Intangible assets, net......     381,145        369,588                     1,444,600     1,546,392      1,600,882     1,583,440
Total assets................     595,944        569,325                     1,789,178     1,942,252      2,036,207     2,046,397
Total debt..................     350,000        260,000                       467,015       618,966        725,132       704,524
Total stockholders'
 equity.....................     138,448        192,565                       730,962       713,662        696,670       742,400
CASH FLOW DATA:
Net cash provided by (used
 in):
 Operating activities.......    $ 70,799       $ 81,691       $ 8,416     $    65,446      $ 21,717       $ 58,236      $  2,460
 Investing activities.......     (27,864)       (15,060)       (1,468)     (1,753,865)     (197,269)      (174,081)       (6,603)
 Financing activities.......     (33,008)       (86,537)        1,071       1,729,768       151,902        105,978        46,266
Net increase (decrease) in
 cash and cash
 equivalents................       9,927        (19,906)        8,019          41,349       (23,650)        (9,867)       42,123

                                                                         LIN HOLDINGS
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net revenues................    $273,367       $291,519       $43,804     $   189,536     $  224,446     $  295,706    $  131,074
Operating costs and
  expenses:
Direct operating............      68,954         70,746        11,117          48,812         57,292         78,693        40,594
Selling, general and
  administrative............      59,974         63,473        11,701          42,168         49,123         64,193        31,992
Corporate...................       6,998          6,763         1,170           7,130          7,900          9,270         4,484
KXTX management fee.........          --             --            --           8,033          1,178             --            --
Tower write-offs(a).........          --          2,697            --              --             --             --            --
Amortization of program
  rights....................      14,464         15,596         2,743          10,712         15,029         21,214        10,799
Depreciation and
  amortization of intangible
  assets....................      23,817         24,789         4,581          45,199         57,934         63,734        33,315
                                --------       --------       -------     -----------     ----------     ----------    ----------
Total operating costs and
  expenses..................     174,207        184,064        31,312         162,054        188,456        237,104       121,184
                                --------       --------       -------     -----------     ----------     ----------    ----------
Operating income............      99,160        107,455        12,492          27,482         35,990         58,602         9,890
Interest expense............      26,582         21,340         2,764          53,576         68,689         92,868        48,178
Other (income) expense,
  net.......................        (359)           200           146           4,817          4,366         (1,653)         (872)
Merger expense(b)...........          --          7,206         8,616              --             --             --            --
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  provision for (benefit
  from) income taxes and
  extraordinary item........      72,937         78,709           966         (30,911)       (37,065)       (32,613)      (37,416)
Provision for (benefit from)
  income taxes..............      26,476         30,602         3,710          (3,652)        (3,039)         1,581        (8,052)
                                --------       --------       -------     -----------     ----------     ----------    ----------
Income (loss) before
  extraordinary item........      46,461         48,107        (2,744)        (27,259)       (34,026)       (34,194)      (29,364)
Extraordinary loss, net of
  tax benefit...............          --             --            --              --             --             --         4,410
                                --------       --------       -------     -----------     ----------     ----------    ----------
Net income (loss)...........    $ 46,461       $ 48,107       $(2,744)    $   (27,259)    $  (34,026)    $  (34,194)   $  (33,774)
                                ========       ========       =======     ===========     ==========     ==========    ==========
OTHER DATA:
Capital expenditures........    $ 27,557       $ 20,605       $ 1,221     $    21,498     $   18,191     $   29,126    $    7,786
BCF(c)(h)...................     130,399        142,773        17,104          80,519        102,163        129,170        47,189
BCF margin(c)...............        47.7%          49.0%         39.0%           42.5%          45.5%          43.7%         36.0%
EBITDA(c)(h)................     123,401        136,010        15,934          73,389         94,263        120,715        49,124
Interest expense:
  Actual....................      26,582         21,340         2,764          53,576         68,689         92,868        48,178
  Adjusted(e)...............                                                                                106,997        47,303
Ratio of total debt to
  EBITDA(f).................         2.8x           1.9x                          9.3x           9.1x           8.2x
Ratio of EBITDA to interest
  expense(g):
  Actual....................         4.8x           6.7x          6.1x            2.2x           2.3x           1.9x          1.6x
  Adjusted(e)...............                                                                                    1.6x          1.7x
Ratio of earnings to fixed
  charges(h)................         3.8x           4.8x          1.4x             --             --             --            --

                                                                         LIN HOLDINGS
                              ---------------------------------------------------------------------------------------------------
                                             PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                              -----------------------------------------   -------------------------------------------------------
                                                            PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                               YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                              DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                  1996           1997          1998           1998           1999           2000          2001
                              ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (AT
  PERIOD END):
Cash and cash equivalents...    $ 27,952       $  8,046                   $    41,349     $   17,699     $    7,832    $   49,955
Intangible assets, net......     381,145        369,588                     1,444,600      1,546,392      1,600,882     1,583,440
Total assets................     595,944        569,325                     1,800,890      1,952,685      2,045,363     2,057,310
Total debt..................     350,000        260,000                       683,580        857,626        988,257     1,055,036
Total stockholders'
  equity....................     138,448        192,565                       532,409        499,915        466,190       432,555
CASH FLOW DATA:
Net cash provided by (used
  in):
Operating activities........    $ 70,799       $ 81,691       $ 8,416     $    65,446     $   21,717     $   58,236    $    2,460
Investing activities........     (27,864)       (15,060)       (1,468)     (1,753,865)      (197,269)      (174,081)       (6,603)
Financing activities........     (33,008)       (86,537)        1,071       1,729,768        151,902        105,978        46,266
Net increase (decrease) in
  cash and cash
  equivalents...............       9,927        (19,906)        8,019          41,349        (23,650)        (9,867)       42,123

---------------

(a) During the second quarter of 1997, we disposed of towers and other broadcast equipment that could no longer be used with digital technology.

(b) During the last half of 1997, we incurred financial, legal advisory and regulatory filing fees in connection with the acquisition of LIN Television.

(c) For a discussion of the terms "BCF" and "EBITDA" see "Certain Definitions and Market and Industry Data." BCF Margin is BCF divided by Net Revenue.

(d)  EBITDA and BCF have been calculated for the periods presented as follows:

                                                       LIN TELEVISION
                                          -----------------------------------------
                                                         PREDECESSOR
                                          -----------------------------------------
                                                                        PERIOD FROM
                                           YEAR ENDED     YEAR ENDED    JANUARY 1 -
                                          DECEMBER 31,   DECEMBER 31,    MARCH 2,
                                              1996           1997          1998
                                          ------------   ------------   -----------
                                                       (IN THOUSANDS)
    Operating income....................    $ 99,160       $107,455       $12,492
    Plus:
      Amortization of program rights....      14,464         15,596         2,743
      Depreciation and amortization of
        intangible assets...............      23,817         24,789         4,581
      Capital distributions from equity
        investments.....................          --             --            --
      Non cash expenses (credits).......       1,496          1,349           275
    Less:
      Program payments..................     (15,536)       (13,179)       (4,157)
                                            --------       --------       -------
    EBITDA..............................    $123,401       $136,010       $15,934
    Plus: Corporate expenses............       6,998          6,763         1,170
    Less: Capital distributions from
      equity investments................          --             --            --
                                            --------       --------       -------
    BCF.................................    $130,399       $142,773       $17,104
                                            ========       ========       =======

                                                              LIN TELEVISION
                                          -------------------------------------------------------
                                                LIN TELEVISION CORPORATION AND SUBSIDIARIES
                                          -------------------------------------------------------
                                          PERIOD FROM                                  SIX MONTHS
                                           MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                              1998           1999           2000          2001
                                          ------------   ------------   ------------   ----------
                                                              (IN THOUSANDS)
    Operating income....................    $ 27,482       $ 35,990       $ 58,602      $  9,890
    Plus:
      Amortization of program rights....      10,712         15,029         21,214        10,799
      Depreciation and amortization of
        intangible assets...............      45,199         57,934         63,734        33,315
      Capital distributions from equity
        investments.....................          --             --            815         6,419
      Non cash expenses (credits).......         493            603           (900)         (450)
    Less:
      Program payments..................     (10,497)       (15,293)       (22,750)      (10,849)
                                            --------       --------       --------      --------
    EBITDA..............................    $ 73,389       $ 94,263       $120,715      $ 49,124
    Plus: Corporate expenses............       7,130          7,900          9,270         4,484
    Less: Capital distributions from
      equity investments................          --             --           (815)       (6,419)
                                            --------       --------       --------      --------
    BCF.................................    $ 80,519       $102,163       $129,170      $ 47,189
                                            ========       ========       ========      ========

(e) Adjusted amounts and ratios for the year ended December 31, 2000 and for the six months ended June 30, 2001 represent historical amounts and ratios adjusted to reflect the issuance of the notes and the use of the proceeds to repay a part of the senior credit facilities of LIN Television and LIN Holdings, as if such issuance and use of proceeds had occurred at the beginning of the periods presented.

(f) For purposes of this calculation, total debt consists of total long-term debt outstanding (including current portion).

(g) For purposes of this calculation, interest expense excludes the amortization of debt financing costs and bond discounts and losses on financial instruments as follows:

                                                                    LIN TELEVISION
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                        LIN TELEVISION CORPORATION AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Amortization of debt
      financing costs...      $888          $1,013         $169           $3,494        $3,990         $3,990       $  2,053
    Amortization of
      discounts.........        --              --           --               51            68             68             77
    Loss on financial
      instruments.......        --              --           --               --            --             --          1,982

                                                                     LIN HOLDINGS
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Amortization of debt
      financing costs...      $888          $1,013         $169         $ 4,559          $ 5,268        $ 5,268     $  2,706
    Amortization of
      discounts.........        --              --           --          15,458           22,476         24,811       13,614
    Loss on financial
      instruments.......        --              --           --              --               --             --        1,982

(h) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before provision for (benefit from) income taxes and share of (income) loss in equity investments, plus fixed charges and the distributed income of equity investees. "Fixed charges" consist of interest costs, exclusive of the loss on financial instruments, and the amortization of debt discount and deferred financing costs. LIN Television's earnings were insufficient to cover fixed charges by $6.9 million, $8.2 million, $6.4 million and $15.6 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively. LIN Holdings' earnings were insufficient to cover fixed charges by $24.9 million, $31.6 million, $32.2 million and $29.7 million for the period from March 3, 1998 to December 31, 1998, for the fiscal years ended 1999 and 2000 and for the six-month period ended June 30, 2001, respectively.

(i)  EBITDA AND BCF have been calculated for the periods presented as follows:

                                                                     LIN HOLDINGS
                          ---------------------------------------------------------------------------------------------------
                                         PREDECESSOR                            LIN HOLDINGS CORP. AND SUBSIDIARIES
                          -----------------------------------------   -------------------------------------------------------
                                                        PERIOD FROM   PERIOD FROM                                  SIX MONTHS
                           YEAR ENDED     YEAR ENDED    JANUARY 1 -    MARCH 3 -      YEAR ENDED     YEAR ENDED      ENDED
                          DECEMBER 31,   DECEMBER 31,    MARCH 2,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                              1996           1997          1998           1998           1999           2000          2001
                          ------------   ------------   -----------   ------------   ------------   ------------   ----------
                                                                    (IN THOUSANDS)
    Operating income....    $ 99,160       $107,455       $12,492       $27,482        $ 35,990       $ 58,602      $  9,890
    Plus:
      Amortization of
        program
        rights..........      14,464         15,596         2,743        10,712          15,029         21,214        10,799
      Depreciation and
        amortization of
        intangible
        assets..........      23,817         24,789         4,581        45,199          57,934         63,734        33,315
      Capital
        distributions
        from equity
        investments.....          --             --            --            --              --            815         6,419
      Non cash expenses
        (credits).......       1,496          1,349           275           493             603           (900)         (450)
    Less:
      Program
        payments........     (15,536)       (13,179)       (4,157)      (10,497)        (15,293)       (22,750)      (10,849)
                            --------       --------       -------       -------        --------       --------      --------
    EBITDA..............    $123,401       $136,010       $15,934       $73,389        $ 94,263       $120,715      $ 49,124
    Plus: Corporate
      expenses..........       6,998          6,763         1,170         7,130           7,900          9,270         4,484
    Less: Capital
      distributions from
      equity
      investments.......          --             --            --            --              --           (815)       (6,419)
                            --------       --------       -------       -------        --------       --------      --------
    BCF.................    $130,399       $142,773       $17,104       $80,519        $102,163       $129,170      $ 47,189
                            ========       ========       =======       =======        ========       ========      ========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     We are a leading television station group operator in the United States of America and Puerto Rico that operates seventeen television stations, nine of which are network-affiliated television stations. We provide programming for five other stations under LMAs in the markets in which we operate.

BUSINESS COMBINATIONS AND DISPOSITIONS

     We have developed our business through a combination of acquisitions, dispositions and organic growth. We were acquired by LIN Holdings on March 3, 1998. Thereafter, we have acquired the following business and assets:

     - On June 3, 1999, we contributed all of the assets of KXTX-TV to Southwest Sports Group Holdings LLC ("SSG"), a Texas limited liability company and an entity in which a partner of Hicks Muse has a substantial economic interest. In exchange, we received 500,000 units of SSG's Series A Preferred Units, par value $100.00 per unit, valued at $47.0 million.

     - On June 30, 1999, we acquired the assets of WOOD-TV and the LMA rights related to WOTV-TV, both of which stations are located in the Grand Rapids-Kalamazoo-Battle Creek market. The total purchase price for the acquisition was approximately $142.4 million, including direct costs of the acquisition, and was funded by a combination of operating funds and $93.0 million of borrowings under the senior credit facilities.

     - On October 19, 1999, we acquired Pegasus Broadcasting of San Juan, L.L.C., the owner and operator of WAPA-TV, an independent station located in San Juan, Puerto Rico. The total purchase price for the acquisition was approximately $71.8 million in cash, including direct costs of the acquisition, and was funded by a combination of operating funds and $60.0 million of borrowings under the senior credit facilities.

     - On April 1, 2000, we exchanged, with Block Communications, Inc., formerly Blade Communications Inc., a 66.7% interest in certain assets of our television station WAND-TV, including its FCC license and network affiliation agreement, for substantially all of the assets and certain liabilities of WLFI-TV, Inc. Immediately after the WAND-TV exchange, we and Block Communications Inc. contributed our respective interests in the WAND-TV assets to a partnership, whereby we received a 33.3% interest in the partnership.

     - On August 15, 2000, we formed Banks Broadcasting Inc. with 21st Century and BancAmerica. We contributed our interest in WLBB Broadcasting, LLC, and we and 21st Century both contributed our interests in Banks-Boise, Inc. to Banks Broadcasting, Inc. Banks Broadcasting, Inc. owns and operates KWCV-TV, the WB affiliate serving the Wichita-Hutchinson, Kansas DMA and owns and operates KNIN-TV, a UPN affiliate servicing the Boise, Idaho market. We have invested $14.9 million in Banks Broadcasting as of June 30, 2001.

     - On November 10, 2000, we acquired the broadcast license and operating assets of WWLP-TV, an NBC affiliate in Springfield, MA. The total purchase price for the acquisition was approximately $128.0 million, including direct costs of the acquisition. The acquisition was funded by borrowings under the senior credit facilities. Although we did not own or control the assets or FCC license of WWLP-TV prior to November 10, 2000, pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings, Inc., the parent of WWLP-TV, satisfied the definition of a special purpose entity, as a result of our $75.0 million guarantee of WWLP Holdings debt and other factors, and we were deemed to be the sponsor of WWLP Holdings.

       Accordingly, the financial results of operations of WWLP Holdings have been consolidated with ours since March 31, 2000, when WWLP Holdings, Inc. acquired WWLP-TV from Benedek Broadcasting Corporation.

     - On June 5, 2001, the Company acquired the broadcast license and certain related assets of WNAC-TV, the Fox affiliate serving the Providence-New Bedford market. Simultaneously with the acquisition, the Company assumed an existing LMA agreement with STC Broadcasting, Inc., an entity in which Hicks Muse has a substantial economic interest, under which STC Broadcasting, Inc. will operate WNAC-TV. The total purchase price was approximately $2.5 million. The acquisition was funded with a note payable to STC Broadcasting. The Company has accounted for the business combination under the purchase method of accounting.

     - On July 25, 2001, the Company acquired the broadcast license and operating assets of WNLO-TV (formerly called WNEQ-TV), an independent broadcast television station located in Buffalo, New York. The Company has been operating WNLO-TV since January 29, 2001 under a LMA agreement. The total purchase price is approximately $26.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

     In connection with acquisitions accounted for under the purchase method of accounting, we do not separately value acquired FCC broadcasting licenses and network affiliation agreements as they do not represent separately identifiable intangible assets but rather have a value that is inseparably linked. The future value of our FCC licenses could be significantly impaired by the loss of corresponding network affiliation agreements, or vice versa.

GENERAL FACTORS AFFECTING OUR BUSINESS

     Our operating results depend primarily on advertising revenues, which in turn depend on the economic conditions of the markets in which we operate, the demographic makeup of those markets and the marketing strategy and efforts of our stations in those markets. We experience quarterly fluctuations in operating results, generally reporting our highest revenues during the fourth quarter each year due to advertisers' anticipation of higher consumer spending during the holiday season. We also experience annual fluctuations in operating results due substantially to political spending in major election years, such as 1998 and 2000. The Olympic Games also cause cyclical fluctuations in our operating results, the size of such fluctuations depending on which network is televising the Olympic Games and which of our stations are affiliated with that network. We also depend on automotive-related advertising. Approximately 22% of our gross advertising revenues for the year ended December 31, 2000 consisted of automotive advertising compared to 26% for the year ended December 31, 1999. A significant decrease in automotive advertising could have a material adverse affect on our operating results. For other factors that may affect our business, see "Risk Factors" and "Summary -- Recent Developments."

RESULTS OF OPERATIONS

     Set forth below are the significant factors that contributed to our operating results for the three and six-month periods ended June 30, 2001 and June 30, 2000 and the years ended December 31, 2000, 1999 and 1998, with 1998 being on a combined basis. Our results of operations from year to year are significantly affected by the impact of our acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV and WWLP-TV in 2000 and dispositions of KXTX-TV in 1999 and WAND-TV in 2000. As a result, future reported financial results may not be comparable to the historical financial information and comparisons of any quarters or years may not be indicative of future financial performance.

THREE AND SIX-MONTHS ENDED JUNE 30, 2001 COMPARED TO THREE AND SIX-MONTHS ENDED JUNE 30, 2000

  Net Revenues

     Our net revenues consist primarily of national and local airtime sales, net of sales adjustments and agency commissions. Additional but less significant amounts are generated from network compensation, Internet revenues, barter revenues, production revenues and rental income. Our total net revenues for the three and six-month periods ended June 30, 2001, decreased 6.1% to $73.0 million and 4.4% to $131.0 million, respectively, compared to net revenue of $77.8 million and $137.1 million, respectively, for the same periods last year. The decrease in the three and six-month periods ended June 30, 2001 was primarily due to a decrease of $1.0 million and $2.3 million, respectively, in national and political advertising due to the campaign election cycle and a decrease of $5.0 million and $7.3 million, respectively, in demand for national advertising that began in the third quarter of 2000 and has continued into the third quarter of 2001.

  Operating Costs and Expenses

     Our direct operating expenses, consisting primarily of news, engineering, programming and music licensing costs for the three and six-month periods ended June 30, 2001 increased 6.0% to $20.9 million and increased 7.5% to $40.6 million, respectively, compared to direct operating expenses of $19.7 million and $37.8 million, respectively, for the same periods last year. The increase in the three and six-month periods ended June 30, 2001 is primarily due to the startup costs of the low power television stations in Grand Rapids, Michigan and the LMA in Buffalo, New York of $332,000 and $656,000, respectively, and to the impact of the acquisitions of WLFI-TV and WWLP-TV, partially offset by the disposition of WAND-TV, a net impact of $1.2 million and $2.0 million for the three and six-month periods ended June 30, 2001, respectively.

     Our selling, general and administrative expenses, consisting primarily of employee salaries, sales commissions and other employee benefit costs, advertising and promotional expenses for the three and six-month periods ending June 30, 2001 decreased 4.3% to $16.3 million and increased 2.8% to $32.0 million, respectively, compared to selling, general and administrative expenses of $17.1 million and $31.1 million, respectively, for the same periods last year. The decrease is primarily due to favorable terms on an operating agreement of $765,000 and $1.5 million for the three and six-month periods ended June 30, 2001, respectively, offset by an increase of $339,000 in advertising costs associated with the network affiliation switch from the WB network to the UPN network of WCTX-TV in New Haven, Connecticut for the three and six-month periods ended June 30, 2001, respectively, as well as the impact of the acquisitions of WLFI-TV and WWLP-TV, partially offset by the disposition of WAND-TV, a net impact of $1.3 million and $2.0 million for the three and six-month periods ended June 30, 2001.

     Our corporate expenses, representing costs associated with the centralized management of the Company's stations for the three and six-month periods ending June 30, 2001 increased 3.7% to $2.1 million and decreased 1.1% to $4.5 million, respectively, compared to corporate expenses of $2.0 million and $4.5 million, respectively, for the same periods last year.

     Our amortization of program rights, representing costs associated with the acquisition of syndicated programming, features and specials for the three and six-month periods ending June 30, 2001 increased 1.6% to $5.4 million and 4.4% to $10.8 million, respectively, compared to amortization of program rights of $5.3 million and $10.3 million, respectively, for the same periods last year. The increase is primarily due to the acquisitions of WLFI-TV and WWLP-TV partially offset by the disposition of WAND-TV.

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

     Our depreciation and amortization of intangible assets for the three and six-month periods ending June 30, 2001 increased 6.8% to $17.0 million and increased 6.4% to $33.3 million, respectively, compared to depreciation and amortization of intangible assets of $16.0 million and $31.3 million, respectively, for the same periods last year. The increase is primarily due to the increase in equipment and intangible assets associated with the acquisitions of WLFI-TV and WWLP-TV, partially offset by the disposition of WAND-TV.

  Other Expenses

     Our interest expense for the three and six-month periods ended June 30, 2001 increased 2.3% to $23.9 million and increased 11.7% to $48.2 million, respectively, compared to interest expense of $23.4 million and $43.1 million, respectively, for the same periods last year. The increase is primarily the result of losses of $119,000 and $2.0 million on derivative instruments for the three and six-month periods ended June 30, 2001, respectively, and increased borrowings associated with the acquisition of WWLP-TV on March 31, 2000.

     The interest expense for LIN Television for the three and six-month periods ended June 30, 2001 decreased 2.8% to $16.5 million and increased 11.2% to $34.0 million, respectively, compared to interest expense of $17.0 million and $30.6 million, respectively, for the same periods last year. The increase is primarily the result of losses of $119,000 and $2.0 million on derivative instruments for the three and six-month periods ended June 30, 2001, respectively, and increased borrowings associated with the acquisition of WWLP-TV on March 31, 2000.

     Our provision for income taxes for the three-month period ended June 30, 2001 changed to a benefit of approximately $3.9 million compared to a benefit of $127,000 for the same period last year. Our provision for income taxes for the six-month period ended June 30, 2001 changed to a benefit of $8.1 million compared to a provision of $6.9 million for the same period last year. These changes were primarily due to the disproportionate impact of non-deductible goodwill relative to the projected annual pretax net loss from period to period.

     LIN Television's benefit from income taxes for the three and six-month periods ended June 30, 2001 is approximately $4.1 million and $1.8 million, respectively, compared to a provision of approximately $2.8 million and a benefit of $5.4 million for the same periods last year. These changes were primarily due to the disproportionate impact of non-deductible goodwill relative to the projected annual pretax net loss from period to period.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

  Net Revenues

     Total net revenues for the year ended December 31, 2000 increased approximately 31.7% to $295.7 million from $224.4 million for the same period in the prior year. The increase is primarily due to an increase of $17.5 million in political advertising due to the campaign election cycle, as well as a net increase of approximately $51.0 million due to the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000. In addition, the increase is also due to the continued revenue growth of $2.9 million in our LMA stations.

     Approximately 92% of our total net revenues for the year ended December 31, 2000, were derived from net advertising time sales compared to 89% in 1999. Net advertising revenues for the year ended December 31, 2000 increased by 36% compared to 1999. The increase is primarily due to the impact of political advertising, as well as the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000, and the growth at the LMA stations.

     Network revenue represents amounts paid to us for broadcasting network programming provided by CBS, NBC and ABC. Network revenue for year ended December 31, 2000 increased

4.3% to $10.4 million compared to $10.0 million in 1999. The increase is primarily the result of the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000.

  Operating Costs and Expenses

     Direct operating expenses increased 37.3% to $78.7 million for the year ended December 31, 2000, from $57.3 million in 1999. The increase is primarily due to a net increase of $15.1 million due to the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000, and to $2.5 million in news related expenditures.

     Selling, general and administrative expenses increased by 30.7% to $64.2 million for the year ended December 31, 2000, compared to $49.1 million for the same period in the prior year. The increase is primarily due to a net increase of $10.9 million due to the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000 and to an increase of $3.6 million in selling expenses related to the increase in advertising revenues.

     Corporate expenses increased 17.3% to $9.3 million for the year ended December 31, 2000, from $7.9 million in 1999. The increase is primarily due to Internet startup costs of $243,000, cable retransmission costs of $359,000 and an increase of $255,000 in fees under the Monitoring and Oversight Agreement with Hicks Muse, which increased based on increases in broadcast cash flow.

     Amortization of program rights represents costs associated with the acquisition of syndicated programming, features and specials. Amortization of program rights increased 41.2% to $21.2 million for the year ended December 31, 2000, compared to $15.0 million for the same period in the prior year. The increase is primarily the result of the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000.

     Depreciation and amortization of intangible assets increased 10.0% to $63.7 million for the year ended December 31, 2000 from $57.9 million for the same period in the prior year. The increase was principally driven by the amortization of goodwill and other intangible assets associated with the impact of the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, and WLFI-TV in 2000, and the dispositions of KXTX-TV in 1999 and WAND-TV in 2000.

  Other Expenses

     Our interest expense increased $24.2 million to $92.9 million for the year ended December 31, 2000, compared to $68.7 million for the same period in the prior year. The increase for the year ended December 31, 2000 was the result of increased borrowings associated with the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999 and WWLP-TV in 2000.

     LIN Television's interest expense increased $21.8 million to $67.1 million for year ended December 31, 2000, compared to interest expense of $45.3 million for same period in the prior year. The increase was primarily the result of increased borrowings associated with the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999 and WWLP-TV in 2000.

     Our investment income increased $772,000 to $4.1 million for the year ended December 31, 2000, compared to investment income of $3.3 million for the same period in the prior year. The increase was the result of improvements to our cash management systems, resulting in higher average investment balances in 2000.
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

     Our share of income or loss in equity investments was income of $365,000 for the year ended December 31, 2000, compared to losses of $5.5 million for the same period in the prior year. The increase is primarily the result of the improved operating performance of the stations included in the joint venture with NBC.

     Our provision for income taxes increased approximately $4.6 million to $1.6 million for the year ended December 31, 2000, compared to a benefit of $3.0 million for the same period in the prior year. This increase was primarily due to the effective tax rate being materially impacted by the non-deductible goodwill relative to pre-tax net income. In addition, several of our subsidiaries recorded taxable income, which increased the current provision for taxes due.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

  Net Revenues

     Total net revenues for the year ended December 31, 1999 decreased approximately 3.8% to $224.4 million from $233.3 million for the same period in the prior year. The decrease is primarily due to a net decrease of $6.1 million resulting from the acquisitions of WOOD-TV, and its LMA for WOTV-TV, and WAPA-TV in 1999, the contribution of KXAS-TV to the joint venture with NBC and the disposition of KXTX-TV in 1998, a decrease of $7.0 million in political advertising due to the campaign election cycle. These decreases were offset by continued revenue growth of $6.1 million in our LMA stations.

     Approximately 89% of our total net revenues for the year ended December 31, 1999, was derived from net advertising time sales compared to 85% in 1998. Net advertising revenues for the year ended December 31, 1999 increased by approximately 1% compared to 1998. The increase is primarily due to net advertising growth at the LMA stations offset by a decrease in political advertising.

     Network revenue for year ended December 31, 1999 decreased 15.3% to $10.0 million compared to $11.8 million in 1998. The decrease is primarily the result of the loss of compensation resulting from the contribution of KXAS-TV to the joint venture with NBC in connection with the acquisition on March 3, 1998.

  Operating Costs and Expenses

     Direct operating expenses decreased 4.4% to $57.3 million for the year ended December 31, 1999, from $59.9 million in 1998. The decrease is primarily driven by the disposition of KXTX-TV and partially offset by the subsequent acquisition of WOOD-TV, its LMA for WOTV, and WAPA-TV in 1999.

     Selling, general and administrative expenses decreased 8.8% to $49.1 million for the year ended December 31, 1999, compared to $53.9 million for the same period in the prior year. The decrease is primarily driven by dispositions offset in part by acquisitions for a net decrease of $2.0 million and expense savings of $1.7 million associated with certain renegotiated operating agreements.

     Corporate expenses decreased 4.8% to $7.9 million for the year ended December 31, 1999, from $8.3 million in 1998. The decrease was primarily due to decreases in expenses for systems related issues, including the Year 2000 issue, for which a majority of the expenses were incurred in 1998.

     The KXTX management fee, representing fees paid to SSG for the management and sub-programming of KXTX-TV, decreased to $1.2 million for the year ended December 31, 1999 from $8.0 million in 1998, as a result of the disposition of KXTX-TV on June 3, 1999.

     Amortization of program rights increased 11.7% to $15.0 million for the year ended December 31, 1999, compared to $13.5 million for the same period in the prior year. The increase was primarily due to the impact of the acquisitions of WOOD-TV, its LMA for WOTV, and WAPA-TV in 1999.

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

     Depreciation and amortization of intangible assets increased 16.4% to $57.9 million for the year ended December 31, 1999 from $49.8 million for the same period in the prior year. The increase was principally driven by the amortization of goodwill and other intangible assets associated with the acquisitions of WOOD-TV, its LMA for WOTV, and WAPA-TV in 1999, and increased depreciation associated with equipment acquired in connection with the upcoming transition to digital broadcasting.

  Other Expenses

     Our interest expense increased $12.4 million to $68.7 million for the year ended December 31, 1999, compared to $56.3 million for the same period in the prior year. The increase for the year ended December 31, 1999 was the result of increased borrowings associated with the acquisitions of WOOD-TV, its LMA for WOTV-TV, and WAPA-TV in 1999. The increase was also the result of new borrowings under the senior credit facilities and the issuance of our existing senior subordinated notes in connection with our acquisition by LIN Holdings, which did not have a full year's impact in 1998.

     Our investment income increased $2.0 million to $3.3 million for the year ended December 31, 1999, compared to investment income of $1.3 million for the same period in the prior year. The increase was principally due to the dividends we received on our Series A Preferred Units of SSG.

     Our share of losses in equity investments decreased to $5.5 million for the year ended December 31, 1999, compared to $6.3 million for the same period in the prior year. The decrease is primarily the result of the improved operating performance of the stations included in the joint venture with NBC.

     During the first half of 1998, LIN Television incurred financial and legal advisory fees and regulatory filing fees of $8.6 million in connection with the merger. These costs are reflected on our predecessor's consolidated statement of operations as merger expense.

     Our benefit from income taxes increased approximately $3.1 million to $3.0 million for the year ended December 31, 1999, compared to a provision of $58,000 for the same period in the prior year. The increase was primarily due to an increase in the amount of deductible interest expense.

LIQUIDITY AND CAPITAL RESOURCES

     It is our policy to carefully monitor the state of our business, cash requirements and capital structure. From time to time, we may enter into transactions, pursuant to which debt is extinguished, including sales of assets or equity, joint ventures, reorganizations or recapitalizations. There can be no assurance that any such transactions will be undertaken or, if undertaken, will be favorable to holders of our securities.

     Our principal sources of funds are our operations and our senior credit facilities. At June 30, 2001, we had cash and cash equivalents of $50.0 million and total debt of $1.1 billion.

     Net cash provided by operating activities for the six months ended June 30, 2001 was $2.5 million compared to $17.3 million for the same period last year. The decrease is primarily the result of the noted decrease in national and political revenues and an increase in operating and interest expenses.

     Net cash provided by investing activities was $6.6 million for the six months ended June 30, 2001, compared to net cash used in investing activities of $141.2 million for the same period last year. The change is primarily due to amounts paid related to the WWLP-TV transaction in the first quarter of 2000.

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

     Net cash used in financing activities for the six months ended June 30, 2001 was $46.3 million compared to net cash provided by financing activities of $122.9 million for the same period last year. The change is primarily due to the proceeds from long-term debt (net of partial repayment of the Senior Credit Facilities) in 2001 and proceeds from a draw down of a credit facility in connection with the WWLP-TV transaction in 2000.

     As of June 30, 2001 we had indebtedness outstanding of approximately $200.3 million under the senior credit facilities. In addition to debt service requirements under the senior credit facilities, we are making semi-annual interest payments on our existing senior subordinated notes. Our existing senior subordinated notes do not require cash interest payments to be made until after March 1, 2003. Thereafter, cash interest will accrue at a rate of 10% per annum and will be payable semi-annually in arrears. Interest payments on our existing senior discount notes and our existing senior subordinated notes and interest payments and amortization with respect to the senior credit facilities represent significant cash requirements for us. Our existing senior subordinated notes funded in connection with the acquisition will require increasing annual interest payments, beginning at approximately $25.1 million. Beginning September 1, 2003, annual interest payments of approximately $20.0 million will be paid under LIN Holdings' existing senior discount notes. The mandatory principal redemption amount, expected to be $125 million as defined in the indenture governing the existing senior discount notes, of the existing senior discount notes will become due and payable in a lump sum on March 1, 2003. We must remain in compliance with a series of financial covenants under the senior credit facilities, the existing senior subordinated notes, and the existing senior discount notes. As of June 30, 2001, we were in compliance with all covenants.

     In March 2001, we announced that, based on prevailing weakness in the national advertising category, we expected that pro forma net revenue for the first half of 2001 would decline compared to the same period last year.

     Our capital expenditures primarily include purchases of broadcasting equipment, studio equipment, vehicles and office equipment to improve the efficiency and quality of television broadcasting operations. Our capital expenditures for the six months ended June 30, 2001 and the year ended December 31, 2000, were $7.8 million and $29.1 million, respectively, compared to $18.2 million and $22.7 million for the same periods in 1999 and 1998, respectively. We have invested approximately $33.8 million over the past three years to prepare our towers and transmitter buildings for the upcoming digital transition. We expect that an additional $17.5 million over the next two years will be required to convert all of our television stations to transmit digital signals. We anticipate that we will be able to meet our currently anticipated capital expenditure requirements with internally generated funds and borrowings.

     Our future operating performance and ability to service or refinance the new senior notes and existing senior subordinated notes and to extend or refinance the senior credit facilities will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. See "Risks Factors" and "Cautionary Statement Regarding Forward Looking Statements."

     LIN Holdings is a holding company whose only material asset is our capital stock. LIN Holdings does not have any business other than in connection with its ownership of our capital stock and the performance of its obligations with respect to the existing senior discount notes and the senior credit facilities, and will depend on the distributions from us to meet all its debt service obligations, including interest and principal obligations with respect to the existing senior discount notes. Because we are substantially leveraged, and the dependence of LIN Holdings upon our operating performance to generate distributions to LIN Holdings with respect to our common stock, there can be no assurance that LIN Holdings will have adequate funds to fulfill its obligations with respect to the existing senior discount notes. In addition, the

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

credit agreement governing the senior credit facilities, the indenture governing the existing senior subordinated notes and applicable federal and state law will impose restrictions on the payment of dividends and the making of loans by us to LIN Holdings.

     Accordingly, LIN Holdings' only source of cash to pay interest on the principal of the existing senior discount notes is distributions with respect to its ownership interest in us and our subsidiaries from the net earnings and the cash flow generated by us and our subsidiaries. Prior to March 1, 2003, LIN Holdings' interest expense on the existing senior discount notes will consist solely of non-cash accretion of principal interest and the existing senior discount notes will not require cash interest payments. The existing senior discount notes mature on March 1, 2008 and require a mandatory redemption on March 1, 2003 in the amount of $125,000,000.

     GECC provided debt financing in connection with the formation of the joint venture with NBC in the form of an $815.5 million 25-year non-amortizing senior secured note bearing an initial interest rate of 8.0% per annum. We expect that the interest payments on the GECC note will be serviced solely by the cash flow of the joint venture. The GECC note is not our obligation and is recourse only to the joint venture, our equity interests therein and Ranger B, pursuant to a guarantee. Ranger B owns 63% of LIN Holdings. If the joint venture were unable to pay principal or interest on the GECC note and GECC could not otherwise get its money back from the joint venture, GECC could require Ranger B to pay the shortfall of any outstanding amounts under the GECC note. If this happened, we could experience material adverse consequences, including:

     - since Ranger B has no assets other than its 63% ownership of LIN Holdings, GECC could sell the stock of LIN Holdings to satisfy outstanding amounts under the GECC note;

     - if more than 50% of the ownership of LIN Holdings had to be sold to satisfy the GECC Note, it could cause an acceleration of the senior credit facilities, the notes, the existing senior discount notes and the existing senior subordinated notes; and

     - if the GECC note is prepaid because of an acceleration on default or otherwise, we may incur a substantial tax liability.

     The joint venture is approximately 80% owned by NBC, and NBC controls the operations of the stations through a management contract. Therefore, the operation and profitability of those stations, the amount of cash to be received in the future as distributions on the approximately 20% interest, and the likelihood of a default under the GECC note are primarily within NBC's control.

     Based on the current level of operations and anticipated future growth, both internally generated as well as through acquisitions, we believe that our cash flows from operations, together with available borrowings under our senior credit facilities, will be sufficient to meet our anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments for at least the next 12 months.

INFLATION

     We believe that our businesses are affected by inflation to an extent no greater than other businesses generally.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting to be applied for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The Company does not expect the application of SFAS 141 to have a material impact on its financial position or results of operations.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is generally effective for the Company from January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and the introduction of impairment testing in its place. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is currently assessing, but has not yet determined, the impact of SFAS 142 on its financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is exposed to market risk from changes in interest rates principally with respect to its senior credit facility, which bears interest based on certain variable interest rate alternatives (see "Note 8 -- Long-Term Debt" to our consolidated financial statements for the year ended December 31,
2000). There was approximately $200.3 million outstanding as of June 30, 2001 under our senior credit facility.

     Accordingly, we are exposed to potential losses related to increases in interest rates. A hypothetical increase of 1 percent to the floating rate used as the basis for the interest charged on the senior credit facility in Fiscal 2001 would result in an estimated $2.0 million increase in annualized interest expense assuming a constant balance outstanding of $200.3 million.

     The Company uses derivative instruments to manage this exposure to interest rate risks. The Company's objective for holding derivatives is to minimize these risks using the most effective methods to eliminate or reduce the impacts of these exposures.

     The Company uses interest rate collar, cap and swap arrangements, not designated as hedging instruments under SFAS No. 133, in the notional amount of $160.0 million at June 30, 2001 to mitigate the impact of the variability in interest rates in connection with its variable rate senior credit facility. The aggregate fair value of the interest rate collar arrangements at June 30, 2001 was a liability of $2.0 million. Interest expense for the three and six-month periods ended June 30, 2001 includes a loss of $119,000 and $2.0 million, respectively, from the marking-to-market of these derivative instruments.

     We are also exposed to market risk related to changes in interest rates through our investing activities. In addition, our ability to finance future acquisition transactions may be impacted if we are unable to obtain appropriate financing at acceptable rates. Our cash equivalents consist solely of investments in high-grade commercial bank money market accounts. We do not use derivative financial instruments for speculative or trading purposes. A hypothetical 10% increase or decrease in interest rates would not have a material impact on the carrying value of our cash equivalents due to their immediate available liquidity or their short term maturity.

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

                                    BUSINESS

GENERAL

     We are a leading television station group operator in the United States of America and Puerto Rico that operates eighteen television stations and provides consulting services to two additional television stations. Nine of these stations are network affiliates and are in the top fifty DMAs, including:
Indianapolis, Indiana; New Haven-Hartford, Connecticut; Buffalo, New York; Norfolk-Portsmouth, Virginia; and Grand Rapids-Kalamazoo-Battle Creek, Michigan. These stations have an aggregate United States household reach of approximately 5%, ranking us among the top independent, "pure-play" television station group operators in the United States.

     We generated an aggregate BCF margin of approximately 43.7% for the fiscal year ended December 31, 2000. Among the factors contributing to our favorable BCF margins are strong network affiliations, leading local news programming and tight cost controls. In addition, our management pioneered the "multi-channel strategy," which involves the combination of an owned and operated television station with an LMA or other station in the same market. The multi-channel strategy has enhanced our revenue market shares and increased our BCF by leveraging our fixed costs over a larger revenue base.

     Our station portfolio is well diversified in terms of its network affiliations, geographic coverage, net revenues and cash flow. We own and operate four CBS affiliates, four NBC affiliates and one ABC affiliate which accounted for 25.9%, 43.3% and 17.6%, respectively, of our BCF for the fiscal year ended December 31, 2000. Our stations broadcast in ten different markets, with no market representing more than 15.9% of our net revenues or BCF for the fiscal year ended December 31, 2000. Our net revenues, BCF and EBITDA were $295.7 million, $129.2 million and $120.7 million, respectively, for the fiscal year ended December 31, 2000.

     In March 1998, we formed a joint venture with NBC that owns two television stations. The joint venture owns KXAS-TV, the Dallas-Fort Worth NBC affiliate, and KNSD-TV, the San Diego NBC affiliate. A wholly owned subsidiary of NBC has managerial control over the joint venture, and NBC operates the stations owned by the joint venture pursuant to a management agreement. NBC holds an approximate 80% equity interest, and we hold an approximate 20% equity interest, in the joint venture.

     We own an approximate 33% partnership interest in WAND (TV) Partnership. WAND (TV) Partnership owns WAND-TV, an ABC affiliate in Decatur, Illinois, and we operate WAND-TV pursuant to a management agreement. We also hold a 50% equity interest in Banks Broadcasting, Inc., which owns and operates KWCV-TV, a WB affiliate in Wichita, Kansas, and KNIN-TV, a UPN affiliate in Boise, Idaho.

OUR STRATEGY

     Our business strategy is to maximize our BCF through both revenue growth and the implementation of effective cost controls. To achieve these goals, we seek, among other things, to:

     Affiliate With National Television Networks. Most of the our owned or managed stations are affiliated with one of the major networks, ABC, CBS, NBC, Fox, UPN, or WB, pursuant to an affiliation agreement. These network affiliations provide our stations with competitive programming, including coverage of political events and high profile sporting events such as the Olympic Games, Super Bowl and the NCAA Men's Basketball Tournament.

     Emphasize Leading Local News. Our stations that are affiliated with ABC, CBS, or NBC place substantial emphasis on the production of news programming. We believe that a successful news operation is critical to the success of a television station because news
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

audiences generally have the best demographic profiles from an advertising sales perspective. In addition, news programming:

     - enables us to purchase less syndicated programming, thereby maintaining tight control over programming costs;

     - serves as a strong lead-in to other programming; and

     - fosters a high profile in the local community, which is critical to maximizing local advertising sales.

     Invest in Digital Technology. In accordance with current FCC regulations, all commercial broadcasters will be required to transmit a digital signal by May 1, 2002. We believe that we are well positioned for the transition to digital broadcasting. We have already begun the transmission of digital signals in Austin, Indianapolis, New Haven, Norfolk and Grand Rapids, and we are among the first television broadcasters in the United States to transmit digital signals. We have already invested approximately $33.8 million to prepare our towers and transmitter buildings for the transition. We estimate that an additional $17.5 million over the next two years to convert all of our television stations to transmit digital signals.

     Continue a Multi-Channel Strategy. We adopted a "multi-channel strategy" in the early 1990s, which involved the combination of an owned and operated television station with an LMA station in the same market. This multi-channel strategy provides us with greater advertising opportunities and certain operational synergies in our LMA markets. We have successfully implemented this strategy in many of our television markets and intend to pursue our multi-channel strategy in other markets.

     Continue to Drive Revenue Share in Existing Markets. We have steadily improved our share of revenue in our markets from 25.8%, in 1992, to 29.9%, in 2000. Our aggressive sales effort, combined with the broader audience reach provided by LMA programming, has driven revenue growth in the past.

     Reduce Leverage. We are focused on reducing leverage through a combination of growing BCF, and applying available cash to reduce debt.

     Control Costs. We have has achieved operating efficiencies by applying group leverage for the purchase of programming, capital equipment and vendor relationships.

     Participate in Industry Consolidation.  We continually:

     - review merger and other combination opportunities within the industry that would enhance our operating leverage;

     - pursue opportunities for increased audience share; and

     - target television markets that are projected to have attractive growth in advertising revenue.

LISTING OF STATIONS:

                                                                 NETWORK AFFILIATION
                                                                 --------------------                                   NO. OF
                                                       FCC                                                            COMMERCIAL
                                                     LICENCE                                                          STATIONS IN
                                                    EXPIRATION             EXPIRATION     DMA         DMA      % OF     MARKET
                               STATUS                  DATE                   DATE        RANK       TVHH      DMA    -----------
MARKET                        (NOTE 1)   CHANNEL     (NOTE 5)    NETWORK    (NOTE 4)    (NOTE 2)   (NOTE 3)    TVHH   VHF    UHF
------                        --------  ----------  ----------   --------  ----------   --------   ---------   ----   ----   ----
Indianapolis, IN
 WISH-TV....................    O&O       8(VHF)      8/1/05       CBS      12/31/05       26        974,390   0.95%   4      5
 WIIH-LP (Satellite)........    O&O      11(VHF)      8/1/05       CBS
 Local Weather Station......    O&O       Cable                    n/a
New Haven-Hartford, CT
 WTNH-TV....................    O&O       8(VHF)      4/1/07       ABC        9/4/05       27        923,740   0.90%   2      5
 WCTX-TV (Note 6)...........    LMA      59(UHF)      4/1/07       UPN       1/15/06
Grand
 Rapids-Kalamazoo-Battle
 Creek, MI
 WOOD-TV....................    O&O       8(VHF)     10/1/05       NBC      12/31/10       38        683,120   0.67%   3      5
 WOTV-TV....................    LMA      41(UHF)     10/1/05       ABC        9/4/05
 WXSP-TV (Note 7)...........    O&O      Various                   UPN      12/31/05
 WZPX-TV (Note 12)..........    JSA      43(UHF)     10/1/05       PAX        7/1/11
Norfolk-Portsmouth,VA
 WAVY-TV....................    O&O      10(VHF)     10/1/04       NBC      12/31/10       41        638,190   0.63%   3      4
 WVBT-TV....................    LMA      43(UHF)     10/1/04       FOX       8/31/08
 Low Power Network (Note
   8).......................    O&O      Various                   IND
 WPXV-TV (Note 12)..........    JSA      49(UHF)     10/1/04       PAX        7/1/11
Buffalo, NY
 WIVB-TV....................    O&O       4(VHF)      6/1/07       CBS      12/31/05       44        618,660   0.61%   3      3
 WNLO-TV....................    O&O      23(UHF)      6/1/07       IND
Austin, TX
 KXAN-TV....................    O&O      36(UHF)      8/1/06       NBC      12/31/10       58        491,820   0.48%   1      4
 KXAM-TV (Satellite) (Note
   9).......................    O&O      14(UHF)      8/1/06       NBC      12/31/10
 KNVA-TV....................    LMA      54(UHF)      8/1/06        WB      12/31/03
 Low Power Network..........    O&O      Various                   IND
 Local Weather Station......    O&O       Cable                    n/a
Fort Wayne, IN
 WANE-TV....................    O&O      15(UHF)      8/1/05       CBS      12/31/05      104        252,500   0.25%   0      5
 Local Weather Station......    O&O       Cable                    n/a
Springfield, MA
 WWLP-TV....................    O&O      22(UHF)      4/1/07       NBC        1/1/06      105        244,790   0.24%   0      2
Lafayette, IN
 WLFI-TV....................    O&O      18(UHF)      8/1/05       CBS        1/1/08      194         53,620   0.05%   0      1
San Juan, Puerto Rico
 WAPA-TV....................    O&O       4(VHF)      2/1/05       IND           n/a      n/a      1,200,307   n/a     5      2
 WTIN-TV (Satellite) (Note
   10)......................    LMA      14(UHF)      2/1/05       IND
 WNJX-TV (Satellite) (Note
   10)......................    O&O      22(UHF)      2/1/05       IND
 WJPX-TV....................    O&O      24(UHF)      2/1/05       IND
 WKPV-TV (Satellite) (Note
   10)......................    O&O      20(UHF)      2/1/05       IND
 WJWN-TV (Satellite) (Note
   10)......................    O&O      38(UHF)      2/1/05       IND
 Low Power Network..........    O&O      Various                   IND

                                                                 NETWORK AFFILIATION
                                                                 --------------------                                   NO. OF
                                                       FCC                                                            COMMERCIAL
                                                     LICENCE                                                          STATIONS IN
                                                    EXPIRATION             EXPIRATION     DMA         DMA      % OF     MARKET
                               STATUS                  DATE                   DATE        RANK       TVHH      DMA    -----------
MARKET                        (NOTE 1)   CHANNEL     (NOTE 5)    NETWORK    (NOTE 4)    (NOTE 2)   (NOTE 3)    TVHH   VHF    UHF
------                        --------  ----------  ----------   --------  ----------   --------   ---------   ----   ----   ----
Operated By NBC Joint Venture
Dallas-Fort Worth, TX
 KXAS-TV....................     JV       5(VHF)      8/1/06       NBC                      7      2,069,010   2.03%   4      9
San Diego, CA
 KNSD-TV....................     JV      39(UHF)     12/1/06       NBC                     25        996,220   0.98%   2      4

Operated by WAND (TV) Partnership
Decatur-Champaign, IL
 WAND-TV....................     JV      17(UHF)     12/1/05       ABC        9/4/05       83        345,420   0.34%   1      4
 Local Weather Station......     JV       Cable                    n/a
 Low Power Network..........     JV      Various                   IND

Operated by Banks Broadcasting Inc.
Wichita, KS
 KWCV-TV....................     JV      33(UHF)      6/1/06        WB     6/30/2002       65        444,710   0.44%   3      2
Boise, ID
 KNIN-TV....................     JV       9(VHF)     10/1/06       UPN     1/15/2006      123        206,820   0.20%   5      0

     We are also the owner and operator of 28 low power television stations.
---------------

Explanations to Station table:

  (1) "O&O" indicates stations we own and operate. "LMA" indicates stations that we provide services under a local market agreement. An LMA is a programming agreement between two separately owned television stations serving a common service area. Under this agreement the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the second licensee, and sells advertising time during those programming segments. "JV" indicates stations owned and operated by a joint venture to which we are a party. "JSA" indicates stations under joint services agreements pursuant to which we provide sales and operational support for which we receive commissions and certain fees. Unlike LMA stations, the licensee of the JSA station provides its own programming.

 (2) Rankings are based on the relative size of a station's market among the 210 generally recognized television markets in the United States. Source:
     Nielsen Station Index DMA Market Rankings, January 2001, A.C. Nielsen Company.

 (3) Estimated Television Households or TVHH in each market. Source: Nielsen Station Index DMA Market Rankings, January 2001, A.C. Nielsen Company.

 (4) Network affiliation contracts are generally renewable by their terms for successive periods, unless notice of termination is provided in advance of its expiration date.

 (5) Applications for renewal of FCC licenses must be filed with the FCC four months before the expiration date of the license. FCC regulations permit successive renewals of FCC licenses.

 (6) WBNE-TV changed call letters to WCTX-TV on January 1, 2001 and, on the same date, changed its network affiliation from the WB Network to the UPN Network.

 (7) We operate WOMS-LP, WOWD-LP, WOGC-LP, WOLP-LP, WOKZ-LP, WOBC-LP, and WOHO-LP, a collection of six LPTVs, as one program service using the call letters WXSP-TV. WXSP-TV has an affiliation agreement with the UPN Network.

 (8) LPTVs and satellite broadcasting facilities provide simultaneous broadcasting of the network programming of the station serving the same market, unless a different network affiliation for the LPTV is indicated.

 (9) Station KXAM-TV, Channel 14 in Llano, Texas, is operated as a satellite station of KXAN-TV to extend that station's service area.

(10) WAPA-TV LMAs are currently programmed as satellite stations of WAPA-TV unlike our other LMAs. Puerto Rico TVHH estimates from Mediafax, Inc. Television Audience Measure for the Puerto Rico Television Market, October 2000.

(11) We signed a joint sales agreement to provide management, technical and sales services to operate WZPX-TV in Battle Creek, Michigan and WPXV-TV in Norfolk, Virginia. These two stations are owned by and will carry the networking programming of Paxson Communications Corporation.

     The following are descriptions of the stations we operate:

  WISH-TV (Indianapolis, Indiana)

     Station Profile. WISH-TV, a CBS affiliate, is the number one ranked station in the Indianapolis market. Its current affiliation agreement expires on December 31, 2005. The station broadcasts 38 hours of news per week and its late news is ranked number two in the competitive Indianapolis market. The station is currently broadcasting in both analog and digital.

     Market Overview. Indianapolis, Indiana is the twenty-sixth largest DMA in the United States of America, with a population of approximately 2,513,000 and approximately 974,390 television households representing 0.954% of total television households in the United States of America. Cable penetration in the Indianapolis market is estimated at 64%. The Indianapolis television market experienced revenue growth of 5.5% in 2000 and is expected to grow at a compound annual rate of 3.0% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
WISH-TV       Indianapolis     VHF       CBS         LIN Television       15       15       13       15
Other:
WTTV-TV       Bloomington      VHF       WB          Sinclair Bcst         6        6        6        8
                                                      Group
WRTV-TV       Indianapolis     VHF       ABC         McGraw-Hill Bcstg     8       10        9       11
WTHR-TV       Indianapolis     VHF       NBC         Dispatch Printing    14       13       10       15
                                                      Co
WNDY-TV       Marion           UHF       UPN         CBS TV Stations       4        4        3        4
                                                      Div
WXIN-TV       Indianapolis     UHF       FOX         Tribune Bcstg Co      7        6        6        6
WIPX-TV       Bloomington      UHF       PAX         Paxson Comm Corp     --        1        1       --
WTTK-TV       Kokomo           UHF       WB          Sinclair Bcst        --       --       --       --
                                                      Group

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WISH-TV         16       17       13       14
Other:
WTTV-TV          7        8        6        8
WRTV-TV         11       10        9       11
WTHR-TV         13       13       12       17
WNDY-TV          4        3        4        4
WXIN-TV          7        7        6        6
WIPX-TV          1       --       --       --
WTTK-TV         --       --       --       --

  WTNH-TV and WCTX-TV (Hartford-New Haven, Connecticut)

     Station Profiles. WTNH-TV is the number three ranked station in the Hartford-New Haven market. Its network affiliation agreement with the ABC Network expires on September 4, 2005. The station broadcasts 24.5 hours of news per week and its late newscast is ranked third in the Hartford-New Haven market. The station is currently broadcasting in both analog and digital.

     We operate WCTX-TV, an LMA station in the New Haven-Hartford market, from the WTNH-TV television studio and office facility. WCTX-TV changed its network affiliation from the WB Network to the UPN Network on January 1, 2001. Its current affiliation agreement expires on January 15, 2006. The station broadcasts 2 1/2 hours of news per week.

     Market Overview. Hartford-New Haven, Connecticut is the twenty-seventh largest DMA in the United States of America, with a population of approximately 2,450,000 and approximately 923,740 television households representing 0.904% of total television households in the United States of America. Cable penetration in the Hartford -New Haven market is estimated at 88%. The Hartford -New Haven television market experienced revenue growth of 4.6% in 2000 and is expected to grow at a compound annual rate of 3.2% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
WTNH-TV       New Haven        VHF       ABC         LIN Television       10       10       10       12
WCTX-TV       New Haven        UHF       UPN         K-W Television        2        2        2        2
Other:
WFSB-TV       Hartford         VHF       CBS         Meredith Corp.       14       15       14       15
WUVN-TV       Hartford         UHF       IND         Entravision          --       --       --       --
WTXX-TV       Waterbury        UHF       WB          Tribune Bcstg Co      3        2        2        3
WHPX-TV       New London       UHF       PAX         Paxson Comm Corp      1       --       --       --
WVIT-TV       New Britain      UHF       NBC         NBC/GE               11       12       10       12
WTIC-TV       Hartford         UHF       FOX         Tribune Bcstg Co      7        7        6        7

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WTNH-TV         12       13       12       13
WCTX-TV          3        3        2        2
Other:
WFSB-TV         16       15       13       16
WUVN-TV         --       --       --       --
WTXX-TV          3        2        2        3
WHPX-TV         --       --       --       --
WVIT-TV         11       11        9       12
WTIC-TV          7        8        7        8

  WOOD-TV, WOTV-TV, WXSP-TV, and WZPX-TV (Grand Rapids-Kalamazoo, Battle Creek, Michigan)

     Station Profile. WOOD-TV is the number two-ranked station in the Grand Rapids-Kalamazoo-Battle Creek market. The station is affiliated with the NBC Network, and its network affiliation agreement expires on December 31, 2010. The station broadcasts 32 hours of news per week and its late newscast is ranked number one in the Grand Rapids-Kalamazoo-Battle Creek market. The station is currently broadcasting in both analog and digital.

     We operate WOTV-TV, an LMA station in the Battle Creek market, from the WOOD-TV television studio and office facility in Grand Rapids. WOTV-TV maintains a stand-alone sales and news operation located in Battle Creek. The station is affiliated with the ABC Network under an affiliation agreement that expires on September 4, 2005. The station broadcasts 2 1/2 hours of news per week.

     In May 2000 we launched WOMS-LP, WOWD-LP, WOGC-LP, WOLP-LP, WOKZ-LP, WOBC-LP, and WOHO-LP, a collection of six Low Power Television stations or "LPTVs," as one program service using the call letters WXSP. WXSP has an affiliation agreement with the UPN Network that expires on December 31, 2005. These stations broadcast from the WOOD-TV television studio facility.

     In April 2001, we signed a joint sales agreement to provide technical and sales services to operate WZPX-TV in Battle Creek, Michigan from the WOOD-TV television studio facility. This station is owned by and will carry the networking programming of Paxson Communications Corporation and will carry programming of the WB Network during certain day parts.

     Market Overview. Grand Rapids-Kalamazoo-Battle Creek, Michigan is the thirty-eighth largest DMA in the United States of America, with a population of approximately 1,869,000 and approximately 683,120 television households representing 0.668% of total television households in the United States of America. Cable penetration in the Grand Rapids-Kalamazoo-Battle Creek market is estimated at 62%. The Grand Rapids-Kalamazoo-Battle Creek television market experienced revenue growth of 10.8% in 2000 and is expected to grow at a compound annual rate of 2.4% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                CITY OF      VHF OR                                     ---------------------------------
CALL LETTERS    LICENSE       UHF     AFFILIATION         OWNER         FEB-01   NOV-00   JUL-00   MAY-00
------------  ------------   ------   -----------   ------------------  ------   ------   ------   ------
LIN
 Television:
WOOD-TV       Grand Rapids    VHF      NBC          LIN Television        14       15       12       15
WOTV-TV       Battle Creek    UHF      ABC          Channel 41 Inc         4        6        5        6
WZPX-TV       Battle Creek    UHF      PAX          Paxson Comm Corp      --       --       --       --
WXSP-TV                       LPTV     UPN          LIN Television        --       --       --       --
Other:
WWMT-TV       Kalamazoo       VHF      CBS          Freedom Comm Inc      16       14       16       17
WZZM-TV       Grand Rapids    VHF      ABC          Gannett Co Inc        12       12       12       13
WXMI-TV       Grand Rapids    UHF      FOX          Tribune Bcstg Co       8        8        6        7

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WOOD-TV         15       15       13       15
WOTV-TV          5        5        4        4
WZPX-TV         --       --       --       --
WXSP-TV         --       --       --       --
Other:
WWMT-TV         16       16       16       20
WZZM-TV         13       13       12       13
WXMI-TV          7        9        7        7

  WAVY-TV, WVBT-TV and WPXV-TV (Norfolk-Portsmouth-Newport News, Virginia)

     Station Profile. WAVY-TV is tied for the number one ranked station in the Norfolk-Portsmouth-Newport News market. The station is affiliated with the NBC Network and its affiliation agreement expires on December 31, 2010. The station broadcasts 34 hours of news per week and its late news is ranked number one in the Norfolk-Portsmouth-Newport News market. The station is currently broadcasting in both analog and digital.

     We operate WVBT-TV, an LMA station in the Norfolk-Portsmouth-Newport News market, from the WAVY-TV television studio and office facility. WVBT-TV is affiliated with the FOX Network under an affiliation agreement that expires on August 31, 2008. The station broadcasts 2 1/2 hours of news per week.

     In April 2001, we signed a joint sales agreement to provide management, technical and sales services to operate WPXV-TV in Norfolk-Portsmouth-Newport News. This station will be broadcast from the WAVY-TV television studio facility. This station is owned by and will carry the networking programming of Paxson Communications Corporation.

     Market Overview. Norfolk-Portsmouth-Newport News, Virginia is the forty-first largest DMA in the United States of America, with a population of approximately 1,752,000 and approximately 638,190 television households representing 0.625% of total television households in the United States of America. Cable penetration in the Norfolk-Portsmouth-Newport News market is estimated at 77%. The Norfolk-Portsmouth-Newport News television market experienced revenue growth of 3.5% in 2000 and is expected to grow at a compound annual rate of 3.2% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
               CITY OF    VHF OR                                        ---------------------------------
CALL LETTERS   LICENSE     UHF     AFFILIATION           OWNER          FEB-01   NOV-00   JUL-00   MAY-00
------------  ----------  ------   -----------   ---------------------  ------   ------   ------   ------
LIN
Television:
WAVY-TV       Portsmouth    VHF        NBC       LIN Television           12       12        9       12
WVBT-TV       Virginia      UHF        FOX       Entravision               5        5        3        4
              Beach
WPXV-TV       Norfolk       UHF        PAX       Paxson Comm Corp         --       --       --       --
Other:
WTKR-TV       Norfolk       VHF        CBS       New York Times Co        12       12       12       11
WVEC-TV       Hampton       VHF        ABC       Belo Corp                11       11       10       11
WGNT-TV       Portsmouth    UHF        UPN       CBS TV Stations Div       8        8        7        8
WTVZ-TV       Norfolk       UHF         WB       Sinclair Bcst Group       5        5        5        6

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
Television:
WAVY-TV         12       12       10       14
WVBT-TV          4        6        4        4
WPXV-TV         --       --       --       --
Other:
WTKR-TV         13       14       13       13
WVEC-TV         12       12        9       11
WGNT-TV         10        9        9       10
WTVZ-TV          6        5        5        5

  WIVB-TV and WNLO-TV (Buffalo, New York)

     Station Profile. WIVB-TV is the number one ranked station in the Buffalo market. The station, acquired by us in October 1995, is affiliated with the CBS Network and its network affiliation agreement expires on December 31, 2005. The station broadcasts 27 1/2 hours of news per week and its late news is ranked number one in the Buffalo market. The station is currently broadcasting in analog and is expected to be digital by the end of the year.

     On July 25, 2001, the Company acquired the broadcast license and operating assets of WNLO-TV (formerly called WNEQ-TV), an independent broadcast television station located in Buffalo, New York. The Company has been operating WNLO-TV since January 29, 2001 under a LMA agreement. The Company operates WNLO-TV from WIVB-TV television studio and office facility. WNLO-TV currently has no network affiliation. The station broadcasts 3 1/2 hours of news per week.

     Market Overview. Buffalo, New York is the forty-fourth largest DMA in the United States of America, with a population of approximately 1,623,000 and approximately 618,660 television households representing 0.605% of total television households in the United States of America. Cable penetration in the Buffalo market is estimated at 77%. The Buffalo television market experienced revenue growth of 5.9% in 2000 and is expected to grow at a compound annual rate of 2.0% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                CITY OF    VHF OR                                       ---------------------------------
CALL LETTERS    LICENSE     UHF     AFFILIATION          OWNER          FEB-01   NOV-00   JUL-00   MAY-00
------------  -----------  ------   -----------   --------------------  ------   ------   ------   ------
LIN
 Television:
WIVB-TV       Buffalo       VHF       CBS         LIN Television          15       16       11       13
WNLO-TV       Buffalo       UHF       IND         Western NY Public       --       --       --       --
Other:
WGRZ-TV       Buffalo       VHF       NBC         Gannett Co Inc          10       11        9       11
WKBW-TV       Buffalo       VHF       ABC         Granite Bcstg Corp      13       14       14       16
WUTV-TV       Buffalo       UHF       FOX         BS&L Broadcasting        6        6        5        6
WNYO-TV       Buffalo       UHF       WB          Sinclair Bcst Group      4        4        5        5
WPXJ-TV       Batavia       UHF       PAX         Paxson Comm Corp        --       --       --       --
WNGS-TV       Springville   UHF       UPN         Powley, Caroline K      --       --       --       --

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WIVB-TV         17       20       17       18
WNLO-TV         --       --       --       --
Other:
WGRZ-TV         11       11        8       12
WKBW-TV         22       19       19       19
WUTV-TV          5        7        5        6
WNYO-TV          3        4        3        3
WPXJ-TV         --       --       --       --
WNGS-TV         --       --       --       --

  KXAN-TV, KXAM-TV, and KNVA-TV (Austin, Texas)

     Station Profile. KXAN-TV, an NBC affiliate, is the number one ranked station in the Austin market. Its current affiliation agreement expires on December 31, 2010. The station broadcasts 20 hours of news per week and its late news is ranked number one in the Austin market. The station is currently broadcasting in both analog and digital.

     We operate KXAM-TV, a satellite station in the Llano, Texas, from the KXAN-TV television studio and office facility. As a satellite television station, KXAM-TV retransmits KXAN-TV's television signal.

     We operate KNVA-TV, an LMA station in the Austin market, from the KXAN-TV television studio and office facility. KNVA-TV has been affiliated with the WB Network since 1994, and its current affiliation agreement expires December 31, 2003.

     Market Overview. Austin, Texas is the fifty-eighth largest DMA in the United States of America, with a population of approximately 1,243,000 and approximately 491,820 television households representing 0.481% of total television households in the United States of America. The Austin market is ranked thirty-ninth in terms of revenue. Cable penetration in the Austin market is estimated at 66%. The Austin television market experienced revenue growth of 12.4% in 2000 and is expected to grow at a compound annual rate of 3.8% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
KXAN-TV       Austin           UHF       NBC         LIN Television       16       14       12       15
KNVA-TV       Austin           UHF       WB          54 Bcstg. Inc         5        4        5        6
KXAM-TV       Llano            UHF       NBC         LIN Television       --       --       --       --
Other:
KTBC-TV       Austin           VHF       FOX         Fox Television       11       10       10       11
KVUE-TV       Austin           UHF       ABC         Belo Corp            13       16       13       15
KEYE-TV       Austin           UHF       CBS         CBS TV Station       12       11       10       11
                                                      Div

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
KXAN-TV         15       14       13       16
KNVA-TV          5        5        4        4
KXAM-TV         --       --       --       --
Other:
KTBC-TV         11       13        9        9
KVUE-TV         15       17       14       13
KEYE-TV         11       12       11       14

  WANE-TV (Fort Wayne, Indiana)

     Station Profile. WANE-TV is the number one ranked station in the Fort Wayne market. The station is affiliated with the CBS Network under an affiliation agreement that expires on December 31, 2005. The station broadcasts 21 1/2 hours of news per week and its late news is ranked number two in the Fort Wayne market.

     Market Overview. Fort Wayne, Indiana is the hundred and fourth largest DMA in the United States of America, with a population of approximately 668,000 and approximately 252,500 television households representing 0.250% of total television households in the United States of America. Cable penetration in the Fort Wayne market is estimated at 55%. The Fort Wayne television market experienced revenue growth of 3.3% in 2000 and is expected to grow at a compound annual rate of 2.0% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
WANE-TV       Fort Wayne       UHF       CBS         LIN Television       17       17       16       17
Other:
WPTA-TV       Fort Wayne       UHF       ABC         Granite Bcstg        15       17       15       19
                                                      Corp
WKJG-TV       Fort Wayne       UHF       NBC         Cloutier Trust       13       13       11       14
WFFT-TV       Fort Wayne       UHF       FOX         Quorum Bcstg Co       8        6        6        6

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WANE-TV         20       20       18       18
Other:
WPTA-TV         18       17       16       18
WKJG-TV         14       13       10       16
WFFT-TV          7        8        7        7

  WWLP-TV (Springfield-Holyoke, Massachusetts)

     Station Profile. We acquired WWLP-TV in 2000. WWLP-TV is the number one ranked station in the two-station Springfield-Holyoke market. The station is affiliated with the NBC Network and its current affiliation agreement expires on January 1, 2006. The station broadcasts 27 hours of news per week and its late news is ranked number one in the Springfield-Holyoke market.

     Market Overview. Springfield-Holyoke, Massachusetts is the one hundred and fifth largest DMA in the United States of America, with a population of approximately 658,000 and approximately 244,790 television households representing 0.240% of total television households in the United States of America. Cable penetration in the Springfield-Holyoke market is estimated at 85%. The Springfield-Holyoke television market experienced revenue growth of 3.5% in 2000 and is expected to grow at a compound annual rate of 2.0% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
WWLP-TV       Springfield      UHF       NBC         LIN Television       17       18       17       17
Other:
WGGB-TV       Springfield      UHF       ABC         Sinclair Bcst        14       14       14       16
                                                      Group

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WWLP-TV         18       19       19       21
Other:
WGGB-TV         17       14       13       14

  WLFI-TV (Lafayette, Indiana)

     Station Profile. We acquired WLFI-TV, a CBS affiliate, in April 2000. The Lafayette market is a one-station market. The current affiliation agreement expires on January 1, 2008. The station broadcasts 15 hours of news per week.

     After we acquired WLFI-TV, we consolidated WLFI-TV's technical and administrative operations with the WISH-TV studio facilities in Indianapolis. WLFI-TV maintains separate news and sales operations in Lafayette.

     Market Overview. Lafayette, Indiana is the one hundred and ninety-fourth largest DMA in the United States of America, with a population of approximately 150,000 and approximately 53,620 television households representing 0.052% of total television households in the United States of America. Cable penetration in the Springfield market is estimated at 75%. The Springfield television market experienced revenue growth of 9.5% in 2000 and is expected to grow at a compound annual rate of 1.4% through 2005.

                                                                        SHARE SUMMARY 9AM TO MIDNIGHT (%)
                 CITY OF      VHF OR                                    ---------------------------------
CALL LETTERS     LICENSE       UHF     AFFILIATION         OWNER        FEB-01   NOV-00   JUL-00   MAY-00
------------  -------------   ------   -----------   -----------------  ------   ------   ------   ------
LIN
 Television:
WLFI-TV       Lafayette        UHF       CBS         LIN Television       23       20       17       20

            SHARE SUMMARY 9AM TO MIDNIGHT (%)
              ---------------------------------
CALL LETTERS  FEB-00   NOV-00   JUL-99   MAY-99
------------  ------   ------   ------   ------
LIN
 Television:
WLFI-TV         24       23       22       24

  WAPA-TV (San Juan, Puerto Rico)

     Station Profile. We acquired WAPA-TV in October 1999. The station is the third ranked station in Puerto Rico. The station has no network affiliation. The station acquires syndicated programming primarily from South America, Mexico and the United States of America. In addition, the station produces 21.5 hours per week of entertainment programming in its studios and produces 28 hours of news programming per week. The station is the first station in Puerto Rico to install a Doppler Weather Satellite radar in support of its news programming.

     Due to the mountainous terrain of Puerto Rico, we own and operate WNJX-TV, a television station in Mayaguez, Puerto Rico and operate an LMA station, WTIN-TV, a television station in Ponce, Puerto Rico. These stations re-broadcast the television signal of WAPA-TV.

     On August 2, 2001, the Company acquired the broadcast license and operating assets of WJPX-TV, an independent television station in San Juan, Puerto Rico, WKPV-TV, an independent television station in Ponce, Puerto Rico and WJWN-TV, an independent television station in San Sebastian, Puerto Rico. WKPV-TV and WJWN-TV currently rebroadcast the programming carried on WJPX-TV.

     Market Overview. Puerto Rico has a population of approximately 3,808,610 and approximately 1,205,348 television households. Based on its population, Puerto Rico would have the nineteenth largest DMA in the United States of America. Cable penetration in the Puerto Rico market is estimated at 29%. The Puerto Rico television market experienced revenue growth of 4.2% and is expected to grow at a compound annual rate of 4.4% through 2005.

                                                                          SHARES M-F (SIGN ON TO SIGN OFF)
                                                                  ------------------------------------------------
                                                                             1999                      2000
              CITY OF   VHF OR                                    ---------------------------   ------------------
CALL LETTERS  LICENSE    UHF    AFFILIATION         OWNER         APR-JUN   JUL-SEP   OCT-DEC   JAN-MAR   APR-JUN
------------  --------  ------  -----------  -------------------  -------   -------   -------   -------   --------
LIN
 Television:
WAPA-TV       San Juan   VHF        IND      LIN Television         26        27        26        28         27
WJPX-TV       San Juan   UHF        IND      LIN Television

                SHARES M-F (SIGN ON TO SIGN OFF)
              -------------------------------------
                    2000                2001
              -----------------   -----------------
CALL LETTERS  JUL-SEP   OCT-DEC   JAN-MAR   APR-JUN
------------  -------   -------   -------   -------
LIN
 Television:
WAPA-TV         26        28        29        29
WJPX-TV

    The following stations are satellite stations of WAPA-TV.

WTIN-TV       Ponce      UHF        IND      Nicolau, Laura
WNJX-TV       Mayaguez   UHF        IND      LIN Television
WKPV-TV       Ponce      UHF        IND      LIN Television
WJWN-TV       San        UHF        IND      LIN Television
              Sabastian
Other:
WKAQ-TV       San Juan   VHF        IND      Telemundo Group Inc    26        27        27        27         24        26
WSTE-TV       Ponce      VHF        IND      Ch 7 WSTE
WLII-TV       Caguas     VHF        IND      Raycom Media Inc       35        35        33        34         35        36

WTIN-TV
WNJX-TV
WKPV-TV
WJWN-TV
Other:
WKAQ-TV         25        23        22
WSTE-TV
WLII-TV         34        37        36

    Each of these stations has satellite stations that broadcast their signal throughout Puerto Rico.

INDUSTRY OVERVIEW

     General Television Broadcasting. Commercial television broadcasting began in the United States on a regular basis in the 1940s. Currently there are a limited number of channels available for broadcasting in any one geographic area. Television stations can be distinguished by the frequency on which they broadcast. Television stations which broadcast over the VHF, very high frequency band (channels 2-13) of the spectrum generally have some competitive advantage over television stations which broadcast over the UHF, ultra-high frequency band, which are channels 14 and higher, of the spectrum because the former usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and carriage by cable television systems have virtually equalized the reception of VHF and UHF signals. Nonetheless, based on historical patterns, VHF stations continue to have a competitive advantage over UHF stations.

     All television stations in the country are grouped by A.C. Nielsen, a national audience measuring service, into approximately 210 DMAs that are ranked in size according to various formulae based upon actual or potential audience. Each DMA is determined as an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station, which is the station's "rating," and of their percentage of the audience actually watching television, which is the station's "share." Nine of our affiliated stations in the continental United States are in top 50 DMAs, and these stations have an aggregate United States household reach of 5%.

     During a period of deregulation in the 1980s, inexpensive and abundant capital allowed entrepreneurs to build television groups. In the late 1980s, tighter lending practices began to shrink the size and volume of television station acquisitions. In the early 1990s, a retail recession curtailed advertising budgets and competition from cable and the emerging networks reduced the value of traditional affiliate operators, triggering a new wave of consolidation in the industry. Several other factors have influenced the consolidation, the most significant of which has been the relaxation of ownership restrictions in the mid-1990s. Prior to the mid-1990s, station ownership was limited to 12 stations on a national level with a maximum coverage of 25% of all U.S. households. As a result of legislation enacted in 1996, the national limit on television station ownership is now subject to a limitation of coverage of 35% of

U.S. households, and UHF station coverage is counted as 50% of the households in each market.

     LMAs and duopolies have also changed the competitive profile of the television industry. An LMA is a means of allowing a station owner to program a second station in the same market through what amounts to a full-station management agreement; a duopoly is the ownership of two stations in a single market. LMAs and duopolies enable station operators to cut costs, broaden audience reach through counterprogramming and improve their negotiating position with programming distributors, networks and advertisers. We were one of the first operators to utilize LMAs and now has four such operations.

     The FCC has finalized its allotment of new digital television or "DTV" channels to existing broadcast stations. A DTV station transmits a digital television signal which delivers improved video and audio signals and also has substantial multiplexing and data transmission capabilities. In 1996, the FCC and Congress adopted a transition plan which calls for stations to provide dual analog and digital transmissions over an eight year period with broadcasters surrendering their analog channels in the year 2006, unless less than 85% of households have the capability to receive DTV signals. Once analog service is terminated, recovered spectrum will be auctioned by the government. Stations were required to initiate digital transmissions by May 1999 in the largest markets, with a rollout in all markets to be completed by approximately 2002. Due to upgrades to our towers and transmitter buildings, we are well positioned for the transition to digital broadcasting and has already begun the transmission of digital signals in Austin, Indianapolis, New Haven, Norfolk and Grand Rapids.

     Broadcasting Revenues. Local television stations derive revenues primarily from the sale of advertising time for spot advertisements to national and local advertisers. Advertising contracts are generally short in duration and may usually be canceled upon two weeks notice.

     Networks. Network-affiliated television broadcast stations generally operate under affiliation agreements that provide the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. The major networks typically negotiate the right to sell a majority of the advertising time during network broadcasts. The network then traditionally pays the affiliated station a network compensation fee for every hour of network programming that the station broadcasts, although in certain instances, stations have been required to make payments to the network. Generally, the fees paid by the networks vary according to the type of programming and the time of day the programming is broadcast. For more information see the discussion under the section entitled "Risk Factors -- Certain Affiliation Agreements."

     The networks, pursuant to affiliation agreements, supply a significant portion of our daily programming. During network time periods, stations are dependent on the performance of the network programs in attracting viewers. During time periods in which programming is not supplied by the networks, the stations broadcast their own or syndicated non-network programs, as well as news, sports, public affairs and other entertainment programming.

     We believe that our network affiliations provide the stations with competitive programming at a lower cost than is otherwise available. Under our network affiliation agreements, certain advertising time during network programs is available to the stations for sale to national and local advertisers. The programming strength of its network may affect a network-affiliated station's competitive position. We believe that local programming, particularly local news coverage, and community involvement and promotion can augment network programming to improve a station's audience share and financial performance. A network's termination of, or refusal to renew, one or more of the affiliation agreements could have a material adverse effect on us depending on which stations were affected and whether and upon what terms other network affiliations may be available in the station's market.

     Local Marketing Agreements. In four of our markets, we have entered into LMAs with the FCC licensees of stand-alone UHF stations. Under our LMAs, we provide marketing services and programming to stations KNVA-TV, Austin, Texas; WCTX-TV, New Haven-Hartford, Connecticut; WVBT-TV, Norfolk-Portsmouth, Virginia; and WOTV-TV, Battle Creek, Michigan. We have also entered into option and put agreements that enable or require us to purchase these stations under certain conditions.

     Under our LMAs, we are required to pay fixed periodic fees and incur programming and operating costs relating to our LMA stations, but retain all advertising revenues. We believe that we can increase the likelihood of financial viability of the stations served pursuant to an LMA by using our negotiating expertise, operating efficiencies, and an experienced and skilled management team, which provides programming, local news, and marketing support to the LMA stations.

     In accordance with FCC rules, regulations and policies, all of our LMAs allow preemptions of our programming by the owner-operator and FCC licensee of each station with which we have an LMA. Accordingly, we cannot be assured that we will be able to air all of the programming expected to be aired on those stations with which we have an LMA or that we will receive the anticipated advertising revenue from the sale of advertising spots in such programming. Although we believe that the terms and conditions of each of our LMAs will enable us to air our programming and utilize the programming and other non-broadcast license assets acquired for use on the LMA stations, early terminations of the LMAs or unanticipated terminations of all or a significant portion of the programming by the owner-operator and FCC licensee may occur. An early termination of one of our LMAs, or repeated and material preemption of programming thereunder, could have an adverse affect on our operations.

     Low-Power Television Stations. We own and operate twenty-eight LPTVs in several of our markets. LPTVs broadcast at lower transmitting power than other stations and, accordingly, their over-the-air signals cover a much smaller geographic area than the signals of other stations. LPTVs are secondary services that, under FCC rules, must protect full power television stations in their markets from interference and which may not receive rights to convert to digital broadcast in the future. By operating a network of multiple LPTVs in one market, we may be able to achieve over-the-air signal coverage of all, or nearly all, of certain of the television markets served by our stations. We own and operate an LPTV network in Austin, Texas; Norfolk-Portsmouth, Virginia; Grand Rapids, Michigan; and Indianapolis, Indiana markets. The advent of digital television has resulted in the "displacement" and possible loss or reduction in service area of some of our LPTVs. Recent legislation may have also granted additional service area protection to many of our LPTVs. See "-- Licensing and Regulation -- Advanced Television Technology."

     We are currently operating six Grand Rapids LPTVs under the call letters WXSP-TV. The LPTVs, as a group, have an affiliation agreement with the UPN Network.

     Local Weather Station. In 1994, we launched the LWS, a local weather station programming service, which provides Doppler radar or local travel and aviation forecasts, weather trends and features. LWS is offered in some of our television markets over local cable systems. We receive monthly payments from certain contracting cable systems based on the number of subscribers to such cable systems, as well as a share of each cable system's advertising revenues, if any, generated by LWS.

  Competition

     Competition in the television industry is intense and takes place on several levels: competition for audience, competition for programming, including news, and competition for advertisers. Factors that are material to a television station's competitive position include signal coverage and assigned frequency. The broadcasting industry is faced with technological change and innovation, the possible rise in popularity of competing entertainment and communications media, and governmental restrictions or actions of federal regulatory bodies, including the FCC and Federal Trade Commission, any of which could have a material effect on our business and operations.

     Audience. Stations compete for audience on the basis of program popularity, which directly affects advertising rates. The growth of cable television and Direct Broadcast Satellite or "DBS" companies has significantly altered competition for audience in the television broadcasting industry. Other sources of audience competition include home entertainment systems, including DVDs, videocassette recorder and playback systems, and television game devices, wireless cable, satellite master antenna television systems, computer on-line services, the internet, telephone company video systems, LPTVs, low-power satellite-to-home video distribution services, and other entertainment and advertising media.

     Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques, now in use with DBS and in development for cable and "wireless cable," are expected to permit greater numbers of channels to be carried with existing bandwidth. These compression techniques, as well as other technological developments, have the potential to provide expanded programming to highly targeted audiences. A reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very specific audiences is expected to alter the competitive dynamics for advertising expenditures and could have a material adverse effect on our ability to generate revenues.

     Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun programming. Our stations compete against in-market television broadcasting station competitors for exclusive access to off-network reruns, such as "Friends," and first-run products, such as "Wheel of Fortune," in their respective markets. We may be exposed to volatile or increased programming costs that may adversely affect our operating results. Further, because syndicated programs are generally purchased well in advance of being broadcast, we may not accurately predict how a program will perform. Cable systems generally do not compete with local stations for programming, although various national cable networks have acquired programs that would have otherwise been offered to local television broadcasting stations. Competition also occurs for exclusive news stories and features and local sports programming.

     Advertising. Television broadcasting stations compete for advertising revenues with other stations in their respective markets, as well as with other advertising media, such as newspapers, radio, magazines, outdoor advertising, transit advertising, yellow page directories, internet, direct mail and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily in individual markets. Generally, a television broadcasting station in one market does not compete with stations in other markets.

     The television broadcasting industry is undergoing a period of consolidation and significant change. Many of our current and potential competitors have significantly greater financial, marketing, programming and broadcasting resources than we do. We, however, believe that our local news programming, network affiliations and management of our sales resources have to date enabled us to compete effectively in our markets. Nonetheless, we cannot assure you that our strategy will continue to be effective or that the introduction of new competitors for television audiences will not have a material adverse effect on our financial condition and results of operations.

LICENSING AND REGULATION

     The following is a brief discussion of certain provisions of the Communications Act of 1934, as amended, and of FCC regulations and policies that affect the business operations of television broadcasting stations. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC, on which this discussion is based, for further information concerning the nature and extent of FCC regulation of television broadcasting stations.

     FCC Regulation. The ownership, operation and sale of television stations are subject to the jurisdiction of the FCC by authority granted it under the Communications Act. Matters subject to FCC oversight include, but are not limited to:

     - the assignment of frequency bands of broadcast television;

     - the approval of a television station's frequency, location and operating power;

     - the issuance, renewal, revocation or modification of a television station's FCC license;

     - the approval of changes in the ownership or control of a television station's licensee;

     - the regulation of equipment used by television stations; and

     - the adoption and implementation of regulations and policies concerning the ownership and operation of television stations.

The FCC has the power to impose penalties, including fines or license revocations, upon a licensee of a television station for violations of the Communications Act and the FCC's rules and regulations.

     License Renewal, Assignments and Transfers. Television broadcast licenses are granted for a maximum term of eight years and are subject to renewal upon application to the FCC. The FCC prohibits the assignment of a license or the transfer of control of a broadcasting licensee without prior FCC approval. In determining whether to grant or renew a broadcasting license, the FCC considers a number of factors pertaining to the applicant, including compliance with a variety of ownership limitations and compliance with character and technical standards. During certain limited periods when a renewal application is pending, petitions to deny a license renewal may be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold evidentiary, trial-type hearings on renewal applications if a petition to deny renewal of such license raises a "substantial and material question of fact" as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. The FCC must grant the renewal application if, after notice and opportunity for a hearing, it finds that the incumbent has served the public interest and has not committed any serious violation of FCC requirements. If the incumbent fails to meet that standard, and if it does not show other mitigating factors warranting a lesser sanction, the FCC has authority to deny the renewal application and consider a competing application.

     Multiple- and Cross-Ownership Rules. On a national level, the FCC rules generally prevent an entity or individual from having an "attributable" interest in television stations with an aggregate audience reach in excess of 35% of all U.S. households. For this purpose only 50% of the television households in a market are counted towards the 35% national restriction if the station is a UHF station. The television homes that our stations reach is well below the 35% national limit.

     On the local level, the FCC's "duopoly" rule prohibits or restricts attributable interests in two or more television stations with overlapping service areas. In August 1999, the FCC significantly relaxed the duopoly rule to permit ownership of two television stations in a local market under certain circumstances, primarily where a party is seeking to combine two stations where at least one of the stations is not among the top four in audience and there are a sufficient number of post-merger independently owned television operations. In January 2001, the FCC again modified this rule on reconsideration of its 1999 order. Waivers of the rule are also available where one of the stations has "failed" or is either "failing" or "unbuilt." The FCC also determined that television LMAs were equivalent to ownership for purposes of the local ownership rules and thus permissible only where ownership was permissible. The FCC grandfathered television LMAs entered into prior to November 5, 1996, until at least after the conclusion of a rulemaking that is expected to be initiated no sooner than 2004, examining whether it would be in the public interest to permit such combinations to continue. The FCC permitted the free transferability of grandfathered LMAs during the grandfather period but held that dual licenses may be transferred only where the two-station combination continues to qualify under the revised duopoly rule.

     We have options to purchase each of the stations with which we have an LMA. We believe that the Grand Rapids and Norfolk LMAs now or soon will satisfy the requirement for a sufficient number of post-merger independently owned television stations and will not require waivers of the duopoly rule either for conversion to ownership or subsequent transferability. We believe that the grandfathered New Haven and Austin LMAs are likely eligible for waivers of the duopoly rule. In the event that the FCC determines otherwise, we have the right to assign our purchase options to third parties and believe we can arrange alternative non-attributable operating arrangements with such parties, e.g., joint sales agreements, which will not be materially less favorable to us than the current LMAs. There can be no assurances, however, that the rules will be implemented or interpreted in such a manner. We are in the process of evaluating whether and when to exercise the options with respect to the remaining LMAs.

     The FCC generally applies its ownership limits only to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding broadcast licenses, the interest of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock, or 20% or more of such stock in the case of insurance companies, mutual funds, bank trust departments and certain other passive investors that are holding stock for investment purposes only, are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee. Debt and nonvoting stock are generally nonattributable interests. However, under the recently adopted "equity/debt plus" rule, the holder of an otherwise nonattributable stock or debt interest in a licensee which is in excess of 33% of the total assets of the licensee, debt and equity, will nonetheless be attributable where the holder is either a major program supplier to that licensee or the holder has an attributable interest in another broadcast station, cable system or newspaper in the same market.

     Because of these multiple and cross-ownership rules, any person or entity that acquires an attributable interest in us may violate the FCC's rules if that purchaser also has an attributable interest in other television or radio stations, or in daily newspapers or cable systems, depending on the number and location of those radio or television stations, daily newspapers, or cable systems. Such person or entity also may be restricted in the companies in which it may invest to the extent that those investments give rise to an attributable interest. If the holder of an attributable interest violates any of these ownership rules or if a proposed acquisition by us would cause such a violation, we may be unable to obtain from the FCC one or more authorizations needed to conduct its television station business and may be unable to obtain FCC consents for certain future acquisitions.

     Alien Ownership. The Communications Act restricts the ability of foreign entities or individuals to own or vote certain interests in broadcast licenses.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since the early 1980s, the FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. Broadcast station licensees continue, however, to be required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from viewers concerning a station's programming may be considered by the FCC when it evaluates license renewal applications, although such complaints may be filed, and generally may be considered by the FCC, at any time. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things, children's television programming, political advertising, sponsorship identifications, contest and lottery advertising, obscene and indecent broadcasts, programming rating guidelines and technical operations. The FCC's rules implementing the Children's Television Act of 1990 require television stations to present programming specifically directed to the "educational and informational" needs of children. The FCC has also adopted standards for the exposure of the public and workers to potentially harmful radio frequency radiation emitted by broadcast station transmitting facilities.

     Restrictions on Broadcast Advertising. The advertising of cigarettes on broadcast stations has been banned for many years. The broadcast advertising of smokeless tobacco products has more recently been banned by Congress. Certain Congressional committees have examined legislative proposals to eliminate or severely restrict the advertising of beer and wine. In addition, Congress is considering proposals with respect to political campaign financing, which could limit the rates we charge for political advertising if enacted. We cannot predict whether any or all of the present proposals will be enacted into law and, if so, what the final form of such law might be. The elimination of all beer and wine advertising could have an adverse effect on our stations' revenues and operating profits as well as the revenues and operating profits of other stations that carry beer and wine advertising.

     Cable "Must-Carry" or "Retransmission Consent" Rights. The 1992 Cable Act requires television broadcasters to make an election to exercise either certain "must-carry" or "retransmission consent" rights in connection with their carriage by cable television systems in the station's local market. If a broadcaster chooses to exercise its must-carry rights, it may demand carriage on a specified channel on cable systems within its DMA. Must-carry rights are not absolute, and their exercise is dependent on variables such as the number of activated channels on, and the location and size of, the cable system, and the amount of duplicative programming on a broadcast station. Under certain circumstances, a cable system may decline to carry a given station. If a broadcaster chooses to exercise its retransmission consent rights, it may prohibit cable systems from carrying its signal, or permit carriage under a negotiated compensation arrangement. Our stations have negotiated retransmission consent agreements with cable television systems in their markets, with terms generally ranging from three to 10 years, which in four markets provides for carriage of the station's signal and the local weather station. The licensees of the LMAs generally have opted for must-carry status. From time to time, various of our stations and/or LMAs have been unable to reach agreement with cable operators and have been carried pursuant to short-term agreements and in a few instances have not been carried on those cable systems for periods ranging from a few days to two years.

     Network Affiliate Issues. Several FCC rules impose restrictions on network affiliation agreements. Among other things, those rules prohibit a television station from entering into any affiliation agreement that:

     - requires the station to clear time for network programming that the station had previously scheduled for other use; or

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

     - precludes the preemption of any network programs that the station believes are unsuitable for its audience and the substitution of network programming with a program that it believes is of greater local or national importance, the "right to reject rule".

     The FCC is currently reviewing several of these rules governing the relationship between broadcast television networks and their affiliates. We are unable to predict when and how the FCC will resolve these proceedings.

     Digital Television. At present, U.S. television stations broadcast signals using the "NTSC" system, an analog transmission system named for the National Television Systems Committee, an industry group established in 1940 to develop the first U.S. television technical broadcast standards. The FCC in late 1996 approved a new digital television technical standard to be used by television broadcasters, television set manufacturers, the computer industry and the motion picture industry. This digital television standard will allow the simultaneous transmission of multiple streams of video programming and data on the bandwidth presently used by a single analog channel. On the multiple channels allowed by DTV, it will be possible to broadcast one "high definition" channel or "HDTV" with visual and sound quality superior to present-day television; or to transmit several "standard definition" channels or "SDTV" with digital sound and pictures of a quality of varying degrees better than present television; to provide interactive data services, including visual or audio transmission; or to provide some combination of these possibilities.

     The FCC has already allocated to every existing television broadcaster one additional channel to be used for DTV during the transition between present-day analog television and DTV, and has established a timetable by which every current station must initiate DTV operations. Broadcasters will not be required to pay for this new DTV channel, but will be required to relinquish one of their two channels when the transition to DTV is complete.

     Broadcasters may be required to discontinue analog operations and to return the channel to the FCC by as early as 2006, or as soon thereafter as 85% of U.S. households have digital reception capability. Moreover, under current law the FCC is required to auction the returned channels by 2002, at least four years before they must be relinquished. The FCC has already undertaken to relocate all broadcast stations from Channels 60-69 and could auction off that spectrum to non-broadcast users as soon as later this year. The FCC has also proposed to "clear" and auction Channels 52-59 in advance of the 2006 deadline.

     The FCC has also declared that, absent an extension, all commercial DTV stations must be constructed by May 1, 2002. The FCC has stated that stations may initially construct DTV facilities that transmit at less than the full authorized power. DTV stations that are not at full power by December 31, 2004, however, may lose their ability to increase power to the full-authorized level. We have built five DTV stations, one in each of Austin, Indianapolis, New Haven, Norfolk and Grand Rapids. We believe we will meet the 2002 and 2004 deadlines. Given the order and production backlogs of equipment manufacturers and the scarcity of tower installation crews, we may, however, need extensions in some markets.

     The FCC recently rejected a petition supported by a number of other broadcast companies that requested that the FCC adopt a different DTV transmission standard which some companies believe would provide better coverage. The broadcast industry, through its primary trade associations, conducted extensive comparative field tests of the current system and the proposed alternative and also determined not to seek any changes in the current standard at the present time. The field testing also revealed inadequacies in the performance of the current system that we believe will require industry investment in additional improvements in both transmission and reception technology. We are unable to predict the timing or outcome of this investment.

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

     The FCC recently initiated a rulemaking to determine what, if any, additional public interest obligations, including programming, should be imposed on DTV broadcasters. Pursuant to the Telecom Act, the FCC has already imposed certain fees upon broadcasters if they choose to use the DTV channel to provide paid subscription services to the public. The FCC also recently proposed imposing fees on broadcasters who remain on their analog channels after 2002. The FCC also issued a report and order concerning the extent to which cable systems will be required to carry broadcast DTV signals and issued a further rulemaking looking towards refining and completing these "digital must carry" regulations. The FCC tentatively concluded that it did not have the authority to require must carry of both analog and digital signals, and, if it did, that such must carry would be limited to one video-programming service from each broadcast station's "primary video." The broadcast industry is generally seeking reconsideration of the tentative conclusion and a broader definition of the material that must be carried. We are unable to predict the timing or outcome of any of these proceedings.

     In some cases, conversion to DTV operations may reduce a station's geographical coverage area. Moreover, some of our stations have channels that are in the spectrum to be "cleared" for resale by the FCC and there is no guarantee that the replacement channels will fully replicate existing service. In other instances, the digital service may exceed current service. In addition, the FCC's current implementation plan would maintain the secondary status of LPTVs with respect to DTV operations and many LPTVs, particularly in major markets, will be displaced. We have already filed applications for new channel allotments for eleven of our LPTVs, which will be at least partially displaced by DTV channels and is in the process of locating alternative channels for two others. It appears likely that the last two facilities, if granted, will require operation with substantially reduced coverage areas. There is no assurance that any of the applications will be granted.

     Congress also recently enacted legislation granting additional interference and displacement protection to certain LPTVs that produce local programming. A significant number of our LPTVs have been granted this status. While the FCC has proposed that these new protections remain subordinate to DTV operations, it is unclear whether these operations will in fact further impede DTV implementation.

     We have also applied for a temporary license to operate an LPTV in northwest Michigan to remedy interference to our Grand Rapids NBC affiliate from a new digital station in Milwaukee. There is no assurance that this application will be granted. It also appears likely that additional interference will occur to both analog and digital stations in other markets as new digital broadcast stations are constructed. We are unable to assess at this time the magnitude of such interference or the efficacy of possible remedies.

     In addition, it is not yet clear:

     - when and to what extent DTV or other digital technology will become available through the various media;

     - whether and how television broadcast stations will be able to avail themselves of or profit by the transition to DTV;

     - whether viewing audiences will make choices among services upon the basis of such differences;

     - whether and how quickly the viewing public will embrace the cost of new digital television sets and monitors;

     - to what extent the DTV standard will be compatible with the digital standards adopted by cable and other multi-channel video programming services;

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

     - whether a satisfactory copy protection technology will be developed for broadcasting and whether that technology will be compatible with copy protection systems developed for cable and other media;

     - whether cable systems will be required to carry DTV signals or, in the absence of such mandate, broadcasters will succeed in negotiating voluntary cable carriage arrangements;

     - whether significant additional expensive equipment will be required for television stations to provide digital service, including HDTV and supplemental or ancillary data transmission services; or

     - what additional public interest obligations digital broadcasters will be required to fulfill.

     Pursuant to the Telecom Act, the FCC must conduct a ten-year evaluation regarding the public interest in advanced television, alternative uses for the spectrum and reduction of the amount of spectrum each licensee utilizes. Many segments of the industry are also intensely studying these advanced technologies. There can be no assurances as to the answers to these questions or the nature of future FCC regulation.

     Direct Broadcast Satellite Systems. There are currently in operation two DBS systems that serve the United States of America, (DirecTV and Echostar) and it is anticipated that additional systems may become operational over the next several years. DBS systems provide programming on a subscription basis to those who have purchased and installed a satellite signal-receiving dish and associated decoder equipment. DBS systems claim to provide visual picture quality comparable to that found in movie theaters and aural quality comparable to digital audio compact discs. Until recently, DBS systems did not have sufficient channel capacity to carry local television stations and carried only a few network affiliates which were distributed to dishes in every market and thus were potential competitors of the local affiliates.

     In 1998, Congress passed the Satellite Home Viewer Act or "SHVA," which granted DBS a limited "compulsory copyright license" with respect to broadcast signals. Under this license, in exchange for a relatively modest license fee set by the Copyright Office, satellite operators have the right to provide non-local network television signals but only to "unserved households." To be an unserved household with respect to a particular network, the household must not be able to receive, using a conventional rooftop antenna, the television signal of the network's local affiliate at a specified intensity. Several broadcast companies and organizations have sued satellite carriers in various federal courts charging that the carriers have routinely and flagrantly violated the unserved household restriction. Two courts have agreed, making findings which could have significantly reduced the number of DBS households receiving distant network stations.

     Congress also recently amended SHVA in a number of important respects. DBS operators now have the channel capacity to carry local signals in the largest television markets and in the next few years will be able to utilize additional satellite capacity and new "spot beam" technologies to extend the transmission of local signals to most of the households in the country. To facilitate this development, Congress extended the compulsory copyright license to cover "local into local" transmissions, i.e., satellite transmission of local stations to households in, and only in, the local markets of those stations. Broadcasters were given the right to negotiate retransmission consent for these "local" transmissions, provided that such negotiations are in "good faith," with the FCC to determine the precise scope of this restriction by rulemaking. Moreover, starting in 2002, in any market where one station is carried, all have the right to be carried. The amended law also grandfathered many of the households currently receiving distant signals until they are able to receive local-into-local service. The law modified the signal intensity standard to be considered in qualifying unserved households and instructed

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

the FCC within the next year to reexamine and advise Congress as to what the standard should be going forward.

     DBS companies have initiated carriage of local signals in the largest markets and have initiated carriage of two of LIN Television's stations in Indianapolis and Austin pursuant to retransmission consent agreements and have given notice that a third station in Grand Rapids will be carried shortly. We are unable to predict when such carriage will begin in other markets and whether the revenues from such agreements will be significant. More generally, we are unable to predict what the results of judicial, regulatory, and legislative actions will be, or what effect they will have on our television broadcasting business.

     Recent Developments, Proposed Legislation and Regulation. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of our stations. In addition to the changes and proposed changes noted above, these matters include, for example, spectrum use fees, political advertising rates, potential restrictions on the advertising of certain products like hard liquor, beer and wine, and revised rules and policies governing equal employment opportunity. Other matters that could affect the stations include technological innovations and development generally affecting competition in the mass communications industry.

     The foregoing does not purport to be a complete summary of all the provisions of the Communications Act, as amended by the Telecom Act, or of the regulations and policies of the FCC under either act. Proposals for additional or revised regulations and requirements are pending before and are being considered by Congress and federal regulatory agencies from time to time. We are unable at this time to predict the outcome of any of the pending FCC rulemaking proceedings referenced above, the outcome of any reconsideration or appellate proceedings concerning any changes in FCC rules or policies noted above, the possible outcome of any proposed or pending Congressional legislation, or the impact of any of those changes on our stations.

EMPLOYEES

     As of December 31, 2000, we employed 1,645 employees. Of these employees, 371 were represented by unions. We believe that our employee relations are generally good.

PROPERTIES

     We maintain our corporate headquarters in Providence, Rhode Island. Each of the stations we operate has facilities consisting of offices, studios, sales offices and transmitter and tower sites. Transmitter and tower sites are located to provide coverage of each station's market.

     We own the offices where the stations are located and generally own all of the property where our towers and primary transmitters are located. We lease the remaining properties, consisting primarily of sales office locations and microwave transmitter sites. While none of the properties that we own or lease is individually material to our operations, if we were required to relocate any of our towers, the cost could be significant because the number of sites in any geographic area that permit a tower of reasonable height to provide good coverage of the market is limited, and zoning and other land use restrictions, as well as Federal Aviation Administration regulations, limit the number of alternative sites or increase the cost of acquiring them for tower siting.

LEGAL PROCEEDINGS

     We are involved in various claims and lawsuits that are generally incidental to the conduct of our business. We are vigorously contesting all these matters and believe that their ultimate resolution will not have a material adverse effect on our consolidated financial position, or results of operations or cash flows.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF LIN HOLDINGS AND LIN TELEVISION

     The following table provides information concerning the directors and executive officers of LIN Holdings and LIN Television:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Gary R. Chapman...........................  57    Director, Chairman, President and Chief
                                                    Executive Officer of LIN Holdings and
                                                    LIN Television
Randall S. Fojtasek.......................  38    Director of LIN Holdings and LIN
                                                  Television
Royal W. Carson III.......................  52    Director of LIN Holdings and LIN
                                                  Television
Paul Karpowicz............................  48    Director, Vice President of Television of
                                                    LIN Holdings and LIN Television
Gregory M. Schmidt........................  51    Vice President of New Development, General
                                                    Counsel and Secretary of LIN Holdings
                                                    and LIN Television
Deborah R. Jacobson.......................  41    Vice President of Corporate Development
                                                    and Treasurer of LIN Holdings and LIN
                                                    Television
Peter E. Maloney..........................  46    Vice President of Finance of LIN Holdings
                                                    and LIN Television
C. Robert Ogren, Jr.......................  57    Vice President of Engineering and
                                                    Operations of LIN Holdings and LIN
                                                    Television
Denise M. Parent..........................  37    Vice President, Deputy General Counsel of
                                                    LIN Holdings and LIN Television
William Cunningham........................  44    Vice President, Controller of LIN Holdings
                                                    and LIN Television

     GARY R. CHAPMAN has been Chairman of LIN Television and LIN Holdings since August 2000 and has been President of LIN Television since 1989 and a director and CEO since November 1994 and became a director, the President and CEO of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. Mr. Chapman served as Joint Chairman of the National Association of Broadcasters from 1991 to 1993 and serves as a board member of the Advanced Television Test Center. Currently, Mr. Chapman serves on the Board of Directors of the Association for Maximum Service Television and is Co-Chairman of the Advisory Board of Governors for the National Association of Broadcasters Education Foundation.

     RANDALL S. FOJTASEK has been a director of LIN Holdings and LIN Television since August 2000. Mr. Fojtasek is currently a founding partner of Brazos Investment Partners LLC, a private equity investment firm focusing on middle market buyouts and leveraged recapitalizations. Prior to joining Brazos in 1999, Mr. Fojtasek served as President & Chief Executive Officer of Atrium Companies, Inc., a manufacturer and distributor of building products. He joined Atrium in 1989, and was CEO from 1993 to 1999.

     ROYAL W. CARSON, III has served as a director of LIN Holdings and LIN Television since August 2000. He is Chairman and President of Carson Private Capital and has over 28 years of experience in the origination, structuring, and monitoring of private investments and investment funds. Mr. Carson served as Chairman and Chief Executive Officer of Carson

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

Petroleum Corporation from 1977 to 1982. Mr. Carson serves on the Advisory Board of Olympus Real Estate Fund II, L.P. and Hicks, Muse, Tate & Furst Europe Fund, L.P. and also serves as a director of various privately held corporations and community organizations.

     PAUL KARPOWICZ has served director of LIN Holdings and LIN Television since August of 1999 and as Vice President of Television of LIN Television since January 1994 and became the Vice President of Television of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. Prior to January 1994, Mr. Karpowicz served as general manager of LIN Television's Indianapolis CBS Affiliate station, WISH-TV, from July 1989 through July 1995.

     GREGORY M. SCHMIDT has been Vice President of New Development, General Counsel and Secretary of LIN Television since March 1995. He became Vice President of New Development, General Counsel and Secretary of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. From 1985 to 1995, he was a partner at Covington & Burling, a Washington law firm with a high-profile presence in regulatory and communications law.

     DEBORAH R. JACOBSON has been Vice President of Corporate Development and Treasurer of LIN Television since February 13, 1995. She became the Vice President of Corporate Development and Treasurer concurrently with the closing of the acquisition of LIN Television by LIN Holdings. For the period from January 6, 1999 to June 1, 1999 Ms. Jacobson served as Senior Vice President-Investor Relations for Chancellor Media Corporation. From 1981 to 1995, Ms. Jacobson was employed by The Bank of New York, where most recently she served as Senior Vice President and Division Head of the Communications, Entertainment and Publishing Lending Division.

     PETER E. MALONEY has served as Vice President of Finance of LIN Television since January 1995 and became the Vice President of Finance of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. Prior to January 1995, Mr. Maloney was employed by LIN Broadcasting as Vice President of Taxation from June 1990 to December 1994 and as Director of Taxation and Financial Planning from January 1983 to June 1990.

     C. ROBERT OGREN, JR. has been Vice President of Engineering and Operations of LIN Television since November 1990 and became the Vice President of Engineering and Operations of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. Prior to November 1990, Mr. Ogren was Director of Engineering at WBAL-TV from June 1989 to October 1990 and Director of Engineering for Freedom Newspapers, Inc. from June 1984 to May 1989.

     DENISE M. PARENT has been Vice President-Deputy General Counsel of LIN Television since March 1997 and became Vice President-Deputy General Counsel of LIN Television concurrently with the closing of the acquisition of LIN Television by LIN Holdings. From 1993 to 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan, Incorporated, a law firm in Providence, Rhode Island.

     WILLIAM CUNNINGHAM has been Vice President-Controller of LIN Television since November 2000 and became Controller of LIN Television in July 1998. From 1987 to 1994, Mr. Cunningham was employed by Fox Television as Vice President, Finance and from 1994 to 1996, was employed by SF Broadcasting, LLC, a joint venture of Fox Television and Savoy Pictures, as Senior Vice President and CFO.

COMPENSATION FOR EXECUTIVE OFFICERS

     The following table sets forth the compensation earned or paid, including deferred compensation, by LIN Television to the Chief Executive Officer of LIN Television and the five other most highly compensated executive officers of LIN Television or the "named executive officers" for services rendered for the years ended December 31, 2000, 1999 and 1998.

                                                 ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                             ----------------------------    ---------------------------
                                                                             OTHER ANNUAL
                                                                             COMPENSATION
                                             YEAR   SALARY($)   BONUS($)        ($)(a)       OPTIONS(#)
                                             ----   ---------   ---------    ------------   ------------
Gary R. Chapman............................  2000    500,000      700,000       16,468               --
  Chairman, President & CEO                  1999    500,000    1,000,000       17,598               --
                                             1998    500,000      500,000       13,863       13,248,600
Paul Karpowicz.............................  2000    350,000      175,000        8,030               --
  Vice President, Television                 1999    340,000      115,000        3,924               --
                                             1998    330,000      135,000        1,930        4,263,500
Gregory M. Schmidt.........................  2000    345,000      100,000       12,611               --
  Vice President, New Development,           1999    340,000      110,000        9,889               --
  General Counsel & Secretary                1998    330,000      105,000        2,619        3,763,500
Deborah R. Jacobson(b).....................  2000    195,000       90,000        5,507               --
  Vice President, Corporate                  1999    116,000       86,000        6,998               --
  Development & Treasurer                    1998    185,000       83,000        1,439        2,238,700
Peter E. Maloney...........................  2000    195,000       90,000        3,548               --
  Vice President, Finance                    1999    190,000       86,000        5,055               --
                                             1998    180,000       83,000        2,112        2,738,700
C. Robert Ogren, Jr. ......................  2000    195,000       80,000        5,878               --
  Vice President, Engineering                1999    190,000       86,000        9,036               --
  and Operations                             1998    180,000       83,000        4,150        1,738,700

---------------

(a) The amount set forth in Other Annual Compensation includes as to all named executive officers the value of executive life and disability insurance and to most named executive officers the personal use of Company automobiles and nonqualified pension contributions.

(b) Deborah R. Jacobson resigned as an officer of LIN Television effective January 6, 1999 simultaneously with her appointment as an officer of Chancellor Media Corporation. Ms. Jacobson was reinstated as an officer of LIN Television on June 1, 1999 as a result of the termination of the merger agreement between Chancellor Media Corporation and LIN Television.

     The following table discloses, for the CEO and the other named executive officers, individual exercises of options during the year ended December 31, 2000, and the number and value of options held by such named executive officer at December 31, 2000 based on a fair market value of LIN Television common stock of $1.00 on such date.

AGGREGATE EXERCISES DURING THE 2000 FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES:

                                                                 SHARES         SHARES
                                                               UNDERLYING     UNDERLYING       VALUE OF       VALUE OF
                                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                     SHARES                     OPTIONS/       OPTIONS/      IN THE MONEY   IN THE MONEY
                                    ACQUIRED                     SARS AT        SARS AT       OPTIONS AT     OPTIONS AT
                                       ON           VALUE      FISCAL YEAR    FISCAL YEAR    FISCAL YEAR     FISCAL YEAR
NAME                               EXERCISE(#)   REALIZED($)     END(#)         END(#)          END($)         END($)
----                               -----------   -----------   -----------   -------------   ------------   -------------
Gary R. Chapman..................        --            --      10,370,882      2,877,718      7,321,396        678,605
Paul Karpowicz...................        --            --       3,289,400        974,100      2,301,289        198,710
Gregory M. Schmidt...............        --            --       2,789,400        974,100      1,877,694        122,304
Peter E. Maloney.................    30,000         9,506       2,024,480        684,220      1,397,016         93,480
Deborah R. Jacobson..............        --            --       1,554,480        684,220      1,000,000             --
C. Robert Ogren Jr...............        --            --       1,054,480        684,220        500,000             --

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

STOCK OPTION PLAN AND PHANTOM STOCK PLAN

     LIN Television participates in the Ranger Equity Holdings Corporation 1998 Stock Option Plan. Pursuant to the 1998 option plan nonqualified options have been granted to certain directors, officers and key employees of LIN Television. Prior to March 3, 1998, nonqualified options were granted to directors, officers and key employees of LIN Television pursuant to the LIN Television Corporation 1994 Adjustment Stock Incentive Plan, the Amended and Restated 1994 Stock Incentive Plan and the 1994 Nonemployee Director Stock Incentive each of which were terminated and all options granted under each were exercised or cancelled on March 3, 1998. LIN Television also participates in the Ranger Equity Holdings 1998 Phantom Stock Plan, pursuant to which phantom units, or stock appreciation rights, with an exercise price of $0.0 have been granted to some of LIN Television's officers and key employees.

     Options granted pursuant to the 1998 option plan are generally not exercisable until one year after grant, have vesting terms of four or five years and expire ten years from the date of grant.

CHANGE IN CONTROL ARRANGEMENTS

     We have entered into severance compensation agreements with Mr. Chapman and the other named executive officers of LIN Television. Under these agreements, if we terminate any employee's employment other than for cause, the employee will be entitled to severance benefits in addition to any compensation otherwise payable to the employee. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

     - an amount equal to two times the employee's annual base salary on the date of termination (as defined in the Severance Compensation Agreements);

     - an amount equal to two times the bonus compensation paid to the employee with respect to the last complete fiscal year; and

     - the present value as of the date of termination, of the sum of all benefits which have accrued to the employee but have not vested under the LIN Television Corporation Retirement Plan as of the date of termination and all additional benefits which would have accrued to the employee under the Retirement Plan if the employee had continued to be employed by LIN Television on the same terms the employee was employed on the date of termination.

     - In addition to such cash payments, the employee is entitled to life, health and disability and accident insurance benefits substantially similar to those which the employee was receiving prior to the notice of termination, as defined in the Severance Compensation Agreements, or, if greater, immediately prior to a change in control, as defined in the Severance Compensation Agreements, for a period of two years.

DIRECTOR COMPENSATION

     Directors of LIN Holdings and LIN Television, who are also employees of LIN Television serve without additional compensation. Messrs. Fojtasek and Carson serve as independent directors of LIN Holdings and LIN Television. Total compensation payments made to independent directors were $20,666 in 2000 and $11,000 in 1999.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     LIN Television has 1,000 shares of common stock, par value $0.01 per share, issued and outstanding, all of which are owned by LIN Holdings. LIN Holdings has 1,000 shares of common stock, par value $0.01 per share, issued and outstanding, 630 of which are owned by Ranger Equity Holdings B Corp. and 370 of which are owned by Ranger Equity Holdings A Corp.
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Ranger Equity Holdings Corporation holds all of the shares of capital stock of
Ranger Equity Holdings A Corp. and Ranger Equity Holdings B Corp. For a description of the relationship between Hicks Muse and LIN Television, see "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Monitoring and Oversight Agreement. LIN Television is party to an agreement with Hicks, Muse & Co. Partners, L.P., an affiliate of LIN Television's ultimate parent, pursuant to which LIN Television pays Hicks Muse Partners an annual fee, payable quarterly, for oversight and monitoring services. The aggregate annual fee is adjustable, on a prospective basis, on January 1 of each calendar year to an amount equal to 1% of the budgeted consolidated annual EBITDA, earnings before interest, tax, depreciation and amortization, of LIN Television for the then current fiscal year. Upon the acquisition by LIN Television of another entity or business, the fee is adjusted prospectively in the same manner using the pro forma consolidated annual EBITDA of LIN Television. In no event will the annual fee be less than $1.0 million. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to LIN Television. The fee for the six months ended June 30, 2001 was $626,000. The annual fee was $1.3 million, $1.1 million, and $0.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     LIN Television has agreed to indemnify Hicks Muse Partners, its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees related to the services rendered by Hicks Muse Partners under the Monitoring and Oversight Agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse Partners. The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. LIN Television does not believe that the services that have been and will continue to be provided to them by Hicks Muse Partners could otherwise be obtained by them without the addition of personnel or the engagement of outside professional advisors. In the opinion of LIN Television, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by LIN Television.

     Financial Advisory Agreement. LIN Television is also party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners receives a fee equal to 1.5% of the total value of certain transactions in which LIN Television is involved. Transactions subject to this agreement include a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction. This fee for the year ended December 31, 2000 was $1.8 million, relating to the acquisition of WWLP-TV, and was included in the total cost of that acquisition. This fee for the year ended December 31, 1999 was approximately $3.0 million. There were no fees in the six months ended June 30, 2001 or fiscal 1998.

     In addition, LIN Television has agreed to indemnify Hicks Muse Partners, its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees related to or arising out of or in connection with the services rendered by Hicks Muse Partners under the Financial Advisory Agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of Hicks Muse Partners. The Financial Advisory Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operation matters. LIN Television does not believe that the services that will be provided by Hicks Muse Partners could otherwise be obtained by them without the addition of personnel or engagement of outside professional advisors. In the opinion of LIN Television, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by LIN Television.

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     Securities Ownership.  On August 30, 2000, the common equity of Ranger
Equity Holdings Corporation was converted into non-voting Class B Common Stock, which is owned by affiliates of Hicks Muse, management and other co-investors, except for 1,000,000 shares of voting Class A Common Stock, which is owned equally by Carson/LIN SBS, L.P. and Fojtasek Capital Ltd. Co.

     Under a stock agreement, Ranger Equity Holdings Corporation and its subsidiaries, without the affirmative vote of a least the majority of the shares of Class B Common Stock, will not be permitted to:

     - effect any amendment to the Certificate of Incorporation;

     - declare dividends on or distributions of equity securities of Ranger Equity Holdings Corporation;

     - issue, reclassify, recapitalize, or repurchase any equity securities of Ranger Equity Holdings Corporation;

     - enter into transactions with affiliates of Ranger Equity Holdings Corporation or any of its subsidiaries;

     - sell, lease, convey or acquire any asset with a value of 10% or more of the fair market value of the common equity interest in Ranger Equity Holdings Corporation ;

     - effect a merger or consolidation of Ranger Equity Holdings Corporation;

     - enter into any transaction not in the ordinary course of business;

     - engage in any business or transaction that would require any upstream entity to divest any interest in Ranger Equity Holdings Corporation;

     - incur debt which has a value of 10% or more of the fair market value of Ranger Equity Holdings Corporation;

     - engage in any line of business other than the ownership or operation of television stations;

     - settle any proceeding, other than in the ordinary course of business, which involves any material restrictions on the conduct of business or the continued ownership of the assets owned by Ranger; and

     - effect any dissolution, liquidation, or winding up of Ranger Equity Holdings Corporation.

     WWLP Holdings, Inc. Gary R. Chapman, Chairman, President and CEO of LIN Television, formed three companies, WWLP Holdings Inc., and its subsidiaries WWLP, Inc. and WGRC, Inc. to acquire the broadcast license and operating assets of WWLP-TV, a station previously operated by Benedek Broadcasting Corporation, on March 31, 2000. Pursuant to a Guarantee and Collateral Agreement with Chase Manhattan Bank, as administrative agent, and the lenders named therein, dated March 31, 2000, LIN Television was the guarantor of a $75 million credit facility to WWLP, Inc. At that time, LIN Television did not own or control the assets or FCC license of WGRC, Inc. Pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings Inc. satisfied the definition of a special purpose entity and LIN Television was deemed to be the sponsor of WWLP Holdings Inc. Accordingly, the financial results of operations of WWLP Holdings Inc. are consolidated with those of LIN Television in its consolidated financial statements.

     Mr. Chapman granted LIN Television a one-year purchase option to acquire the stock of WWLP Holdings Inc. at an amount equal to Mr. Chapman's investment in WWLP Holdings Inc. LIN Television acquired the outstanding stock of WWLP Holdings Inc. on November 10, 2000.

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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITIES

     Concurrent with the consummation of the offerings of the old notes, LIN Holdings and LIN Television entered into an amendment to the present credit agreement with The Chase Manhattan Bank, as administrative agent, and the lenders named therein. The following description of the credit agreement reflects this amendment. The following is a summary description of the principal terms of the senior credit facilities and is subject to and qualified in its entirety by reference to the credit agreement.

     Structure.  Loans under the Credit Agreement consist of:

     - Tranche B term loans in the amount of $87.0 million;

     - a revolving credit facility in the amount of $160.0 million, a portion of which will be available for letters of credit and in the form of swingline loans; and

     - incremental term loans under an incremental term loan facility in an amount up to $85.3 million.

     The term loans have been fully drawn. LIN Television may use the incremental term loans to provide funding for permitted acquisitions or for the mandatory principal redemption in respect of the existing senior discount notes on March 1, 2003 or mandatory interest payments due subsequent to March 1, 2003. LIN Television may use up to $60.0 million of the revolving credit facility for general corporate purposes including, without limitation, permitted acquisitions, and the remaining $100.0 million may only be used for the mandatory principal redemption in respect of the existing senior discount notes due March 1, 2003 or mandatory interest payments due subsequent to March 1, 2003. See "-- Existing Senior Discount Notes."

     Security; Guaranty. The obligations of LIN Television under the senior credit facilities are unconditionally and irrevocably guaranteed, jointly and severally, by LIN Holdings and by each existing and subsequently acquired or organized subsidiary of LIN Television. In addition, the senior credit facilities and the guarantees thereunder are secured by substantially all of the assets of LIN Television and its subsidiaries, including but not limited to:

     - a first priority pledge of all the capital stock of LIN Television and of each existing and subsequently acquired or organized subsidiary of LIN Television; and

     - a perfected first priority security interest in, and mortgage on, substantially all tangible and intangible assets of LIN Television and the guarantors, including but not limited to accounts receivable, documents, inventory, equipment, intellectual property, investment property, general intangibles, real property, cash and cash accounts and proceeds of the foregoing, in each case subject to certain limited exceptions.

     The credit agreement provides for the release of guarantees under certain limited circumstances.

     Availability. The availability of the senior credit facilities is subject to various conditions precedent typical of bank loans. Amounts under the incremental facility may be drawn in up to seven drawings before March 3, 2003. Amounts repaid or prepaid under the term loans and the incremental facility may not be reborrowed. Amounts under the revolving credit facility will be available on a revolving basis.

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     Amortization, Interest.  There is expected to be no required scheduled amortization payments on the term loans until December 2005. The term loans will bear interest at a rate per annum equal, at LIN Television's option, to:

     - an adjusted London Inter-bank offered rate or "adjusted LIBOR," plus a percentage based on LIN Television's financial performance; or

     - a rate equal to the highest of the Agent's prime rate, a certificate of deposit rate plus 1.00% and the Federal Funds effective rate plus 1/2 of 1.00% or the "Alternate Base Rate" plus a percentage based on LIN Television's financial performance.

     The Incremental Term Loans will be repayable based on an amortization schedule determined at each time such loans are made; provided that such amortization will have a weighted average life to maturity greater than the maturity of the Tranche B term loans, and will bear interest at a rate per annum equal, at LIN Television's option, to

     - adjusted LIBOR plus a percentage based on LIN Television's financial performance; or

     - the alternate base rate plus a percentage based on LIN Television's financial performance, in each case subject to certain reductions based on LIN Television's financial performance.

     The Revolving Credit Facility will be a five year facility and outstanding balances thereunder bear interest at a rate per annum equal, at LIN Television's option, to:

     - adjusted LIBOR plus a percentage based on LIN Television's financial performance, or

     - the Alternate Base Rate plus a percentage based on LIN Television's financial performance.

     Amounts under the Senior Credit Facilities not paid when due bear interest at a default rate equal to 2.00% above the otherwise applicable rate.

     Prepayments. The senior credit facilities permit LIN Television to prepay loans and to permanently reduce revolving credit commitments, in whole or in part, at any time. In addition, LIN Television is required to make mandatory prepayments of term loans, subject to certain exceptions, in amounts equal to:

     - 75% of excess cash flow (as defined in the credit agreement); and

     - 100% of the net cash proceeds of certain dispositions of assets or issuances of debt or equity of LIN Holdings, LIN Television or any of its subsidiaries, in each case, subject to certain exceptions and subject to a reduction to zero based upon LIN Television's financial performance.

     Mandatory and optional prepayments of the term loans are allocated pro rata between the term loans and the incremental term loans, as applicable, and applied ratably based on the number of remaining installments under each. Any prepayment of adjusted LIBOR loans other than at the end of an interest period will be subject to reimbursement of breakage costs.

     Fees. LIN Television is required to pay the lenders, on a quarterly basis, a commitment fee equal to 3/4 of 1.00% per annum on the undrawn portion of the unused commitments, subject to reductions based upon LIN Television's financial performance. LIN Television is required to pay:

     - a commission on the face amount of all outstanding letters of credit equal to the applicable margin then in effect for adjusted LIBOR loans under the revolving credit facility, less amounts paid under the second bullet point;

     - a fronting fee in the amount of 0.25% per annum on each letter of credit, to the issuing bank on a quarterly basis;
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     - annual administration fees; and

     - agent, arrangement and other similar fees.

     Covenants. The senior credit facilities contain covenants that, among other things, restrict the ability of LIN Holdings, LIN Television and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by LIN Television, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the senior credit facilities, LIN Television will be required to comply with specified financial ratios, including minimum interest coverage ratios, maximum leverage ratios and minimum fixed charge coverage ratios.

     The senior credit facilities also contain provisions that prohibit any modification of the indentures governing the existing senior subordinated notes and senior notes in any manner adverse to the lenders and that will limit LIN Television's ability to refinance or otherwise prepay the senior notes or the existing senior subordinated notes without the consent of such lenders.

     Events of Default. The senior credit facilities contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA events, judgment defaults, actual or asserted invalidity of any security interest and change of control.

EXISTING SENIOR SUBORDINATED NOTES

     LIN Television has outstanding $300.0 million in aggregate principal amount of 8 3/8% senior subordinated notes due March 1, 2008. Interest on such notes accrues at a rate of 8 3/8% and is payable semi-annually on March 1 and September 1 of each year.

     These senior subordinated notes are general unsecured obligations subordinated in right of payment to all of LIN Television's existing and future senior indebtedness, including the senior notes and the senior credit facilities and are guaranteed on a senior subordinated basis by each of the same subsidiaries that guarantee, on a series bases, the senior notes. The indenture governing the existing senior subordinated notes contains a change of control provision and covenants substantially similar to those that govern the senior notes.

EXISTING SENIOR DISCOUNT NOTES

     LIN Holdings has outstanding $325.0 million in aggregate principal amount of 10% senior discount notes due 2008. Cash interest does not accrue and is not payable on such notes prior to March 1, 2003. Thereafter, cash interest on these notes will be payable semi-annually in arrears on March 1 and September 1 of each year.

     LIN Holdings may not redeem the existing senior discount notes prior to March 1, 2003. On March 1, 2003, LIN Holdings will be required to redeem such notes with an aggregate principal amount at maturity equal to $125.0 million multiplied by the quotient obtained by dividing the aggregate principal amount at maturity of senior discount notes then outstanding, other than senior discount notes then held by LIN Holdings or its subsidiaries or the entities with respect to which LIN Holdings is a direct or indirect subsidiary, by $325.0 million, at a redemption price equal to 100% of the principal amount at maturity of the senior discount notes so redeemed.

     These senior discount notes are general unsecured obligations of LIN Holdings, senior in right of payment to all of our existing and future senior subordinated indebtedness and are

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

not guaranteed by any present or future subsidiaries of LIN Holdings. Neither the existing senior discount notes nor the senior discount notes are guaranteed by LIN Television or its subsidiaries. The indenture governing the existing senior discount notes contains a change of control provision and covenants substantially similar to those that govern the senior discount notes.

     LIN Holdings currently anticipates that after March 1, 2003, it would offer, in an exchange offer, for the senior discount notes and the existing senior discount notes, a new series of notes having substantially the same economic and other terms as the senior discount notes.

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                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT

     The old notes were sold by us and LIN Holdings on June 14, 2001, in the original offerings. In connection with the original offerings, LIN Television entered into an Exchange and Registration Rights Agreement dated June 14, 2001 and LIN Holdings entered into an Exchange and Registration Rights Agreement dated June 14, 2001. The Registration Rights Agreements require us and LIN Holdings to file a registration statement under the Securities Act with respect to the new notes and, upon the effectiveness of that registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount, or principal amount at maturity, of new notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreements further provide that we and LIN Holdings must use our respective best efforts to cause the registration statement with respect to the exchange offers to be declared effective on or before October 12, 2001. Except as provided below, upon the completion of the exchange offers, our and LIN Holdings' obligations with respect to the registration of the old notes and the new notes will terminate. Copies of the Registration Rights Agreements have been filed as an exhibit to the registration statement of which this prospectus is a part and, although we and LIN Holdings believe that the summary herein of certain provisions thereof describes all material elements of the Registration Rights Agreements, this summary may not be complete and is subject to, and is qualified in its entirety, by reference to the Registration Rights Agreements. As a result of the filing and the effectiveness of the registration statement, certain liquidated damages provided for in the Registration Rights Agreements will not become payable by the issuers.

     In order to participate in an exchange offer, a holder must represent to the applicable issuer, among other things, that:

     - the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder of the old notes;

     - neither the holder nor any such other person is engaging in or intends to engage in a distribution of the new notes;

     - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes;

     - neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of LIN Holdings, LIN Television or any guarantor; and

     - if such holder or other person is a broker-dealer, that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

     Pursuant to the Registration Rights Agreements, each issuer is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the old notes if:

     - because of any change in law or applicable interpretations of the staff of the SEC, such Issuer is not permitted to effect its exchange offer;

     - its exchange offer is not consummated within 225 days of the applicable original offering;

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

     - any holder of Private Exchange Securities, as defined, requests within 60 days after the exchange offer;

     - any applicable law or interpretations do not permit any holder of old notes to participate in the applicable exchange offer;

     - any holder of old notes participates in the applicable exchange offer and does not receive freely transferable new notes in exchange for old notes; or

     - the applicable issuer so elects. In the event that an issuer is obligated to file a "shelf' registration statement, it will be required to keep such "shelf" registration statement effective for up to two years.

     Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that the applicable issuer register such holder's shares of old notes under the Securities Act. See "-- Procedures for Tendering."

     Based on an interpretation by the SEC's staff set forth in no-action letters issued to third-parties unrelated to the issuers, the issuers believe that new notes issued pursuant to the exchange offers in exchange for old notes may be offered for resale, sold and otherwise transferred by any person receiving such new notes, whether or not such person is the holder, other than any such holder or such other person which is an "affiliate" of LIN Holdings, LIN Television or any of the guarantors within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - the new notes are acquired in the ordinary course of business of that holder or such other person;

     - neither the holder nor such other person is engaging in or intends to engage in a distribution of the new notes; and

     - neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the new notes.

     Any holder who tenders in an exchange offer for the purpose of participating in a distribution of new notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, whether the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "-- Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the exchange offers, except as set forth in the third paragraph under "-- Purpose and Effect" above, holders of old notes not tendered will not have any further registration rights and those old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's old notes could be adversely affected upon completion of the exchange offers if the holder does not participate in the exchange offers.

TERMS OF THE SENIOR NOTES EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the senior notes letter of transmittal, LIN Television will accept any and all old senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

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

LIN Television will issue $1,000 principal amount of new senior notes in exchange for each $1,000 principal amount of outstanding old senior notes accepted in the senior notes exchange offer. Holders may tender some or all of their old senior notes pursuant to the senior notes exchange offer. However, old senior notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the new senior notes will be substantially the same as the form and terms of the old senior notes except that:

     - interest on the new senior notes will accrue from the date of issuance of the old senior notes or the date of the last periodic payment of interest on such old senior note, whichever is later; and

     - the new senior notes have been registered under the Securities Act and will not bear legends restricting their transfer.

     The new senior notes will evidence the same debt as the old senior notes and will be issued pursuant to, and entitled to the benefits of, the indenture governing the senior notes.

     As of June 14, 2001, the old senior notes representing $210,000,000 aggregate principal amount were outstanding. This prospectus, together with the senior notes letter of transmittal, is being sent to registered holders and to others believed to have beneficial interests in the old senior notes. Holders of old senior notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the senior note in connection with the senior notes exchange offer. LIN Television intends to conduct the senior notes exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

     LIN Television shall be deemed to have accepted validly tendered old senior notes when, as, and if LIN Television has given oral or written notice thereof, to the senior notes exchange agent. The senior notes exchange agent will act as agent for the tendering holders for the purpose of receiving the new senior notes from LIN Television. If any tendered old senior notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old senior notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender old senior notes in the senior notes exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the senior notes letter of transmittal, transfer taxes with respect to the exchange of old senior notes pursuant to the senior notes exchange offer, LIN Television will pay all charges and expenses, other than certain applicable taxes, in connection with the senior notes exchange offer. See "-- Fees and Expenses."

TERMS OF THE SENIOR DISCOUNT NOTES EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the senior discount notes letter of transmittal, LIN Holdings will accept any and all old senior discount notes validly tendered and; not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. LIN Holdings will issue $1,000 principal amount at maturity of new senior discount notes in exchange for each $1,000 principal amount at maturity of outstanding old senior discount notes accepted in the senior discount notes exchange offer. Holders may tender some or all of their old senior discount notes pursuant to the senior discount notes exchange offer. However, old senior discount notes may be tendered only in integral multiples of $1,000 in principal amount at maturity.

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     The form and terms of the new senior discount notes will be substantially the same as the form and terms of the old senior discount notes except that:

     - the accreted value of the new senior discount; notes will be calculated from the date of issuance of the old senior discount notes; and

     - the new senior discount notes have been registered under the Securities Act and will not bear legends restricting their transfer.

     The new senior discount notes will evidence the same debt as the old senior discount notes and will be issued pursuant to, and entitled to the benefit of, the indenture governing the senior discount notes.

     As of June 14, 2001, old senior discount notes representing $100,000,000 aggregate principal amount at maturity were outstanding. This prospectus, together with the senior discount notes letter of transmittal, is being sent to registered holders and to others believed to have beneficial interests in the old senior discount notes. Holders of old senior discount notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the senior discount notes in connection with the senior discount notes exchange offer. LIN Holdings intends to conduct the senior discount notes exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

     LIN Holdings shall be deemed to have accepted validly tendered old senior discount notes when, as, and if LIN Holdings has given oral or written notice thereof to the senior discount notes exchange agent. The senior discount notes exchange agent will act as agent for the tendering holders for the purpose of receiving the new senior discount notes from LIN Holdings. If any tendered old senior discount notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old senior discount notes will be returned, without expense, to the tendering holder thereof as practicable after the expiration date.

     Holders who tender old senior discount notes in the senior discount notes exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the senior discount notes letter of transmittal, transfer taxes with respect to the exchange of old senior discount notes pursuant to the senior discount notes exchange offer. LIN Holdings will pay all charges and expenses, other than certain applicable taxes, in connection with the senior discount notes exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean, with respect to either exchange
offer, 5:00 p.m., New York City time, on             , 2001, unless an issuer,
in its sole discretion, extends the exchange offer applicable to its old notes, in which case the term "expiration date" shall mean the latest date and time to which such exchange offer is extended. In any event, each exchange offer will be held open for at least thirty days. In order to extend its exchange offer, the applicable issuer will issue a notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Each issuer reserves the right, in its sole discretion:

     - to delay accepting any old notes, to extend its exchange offer, or, if any of the conditions set forth under "The Exchange Offers -- Certain Conditions to Exchange Offers" shall not have been satisfied, to terminate such exchange offer, by giving oral or written notice of such delay, extension or termination to the applicable exchange agent, as the case may be; or

     - to amend the terms of its exchange offer in any manner.

PROCEDURES FOR TENDERING

     Only a holder of old notes may tender the old notes in an exchange offer. Except as set forth under "-- Book Entry Transfer," to tender in an exchange offer a holder must complete, sign and date the letter of transmittal applicable to such exchange offer, or a copy thereof, have the signature thereon guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or copy to the exchange agent for such exchange offer prior to the expiration date for such exchange offer. In addition, either:

     - certificates for such old notes must be received by the exchange agent for such exchange offer along with the letter of transmittal applicable to such exchange offer; or

     - a timely confirmation of a book-entry transfer of such old notes, if that procedure is available, into the account of the exchange agent for such exchange offer at the DTC pursuant to the procedure for book-entry transfer described below, must be received by such exchange agent prior to the expiration date; or

     - the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a letter of transmittal and other required documents must be received by the appropriate exchange agent at its address set forth under "-- Exchange Agents" prior to the expiration date.

     The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the applicable issuer in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal applicable to such issuer's exchange offer.

     THE METHOD OF DELIVERY OF OLD NOTES, A LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO AN EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO AN EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution listed below unless old notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such letter of transmittal; or

     - for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York

Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     If a letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

     If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the relevant issuer of their authority to so act must be submitted with such letter of transmittal unless waived by the relevant issuer.

     All questions as to the validity, form eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by the issuers in their sole discretion, which determination will be final and binding. Each issuer reserves the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in the opinion of counsel for such issuer, be unlawful. Each issuer also reserves the right to waive any defects, irregularities, or conditions of tender as to particular old notes. An issuer's interpretation of the terms and conditions of its exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the issuer of such old notes shall determine. Although each issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the issuers, the exchange agents, nor any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by an exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by such exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal accompanying such old notes, as soon as practicable following the expiration date.

     In addition, each issuer reserves the right in its sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under "-- Conditions to the Exchange Offer," to terminate its exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of such issuer's exchange offer.

     By tendering, each holder will represent that, among other things:

     - the new notes acquired pursuant to such exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder of the old notes;

     - neither the holder nor any such other person is engaging or intends to engage in a distribution of such new notes;

     - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes within the meaning of the Securities Act;

     - neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of LIN Holdings, LIN Television or any guarantor; and

     - if such holder or other person is a broker-dealer, that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to an exchange offer will be made only after timely receipt by the exchange agent for such exchange offer of certificates for such old notes or a timely book-entry confirmation of such old notes into such exchange agent's account at the DTC, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such exchange offer, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer for such old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof or, in the case of old notes tendered by book-entry transfer into an exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with such DTC, as promptly as practicable after the expiration or termination of the exchange offer for such old notes.

BOOK-ENTRY TRANSFER

     The exchange agents will make requests to establish accounts with respect to the old notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the appropriate exchange agent's account at DTC in accordance with such DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, a letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the appropriate exchange agent at its address set forth under "-- Exchange Agents" on or prior to the expiration date or the guaranteed delivery below must be complied with.

     DTC's Automated Tender Offer Program or "ATOP" is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agents. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to an exchange agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for such old notes.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of old notes desires to tender such old notes and the old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the appropriate exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender if made through an eligible institution;

     - prior to the expiration date, such exchange agent received from such eligible institution a properly completed and duly executed letter of transmittal or a facsimile thereof and notice of guaranteed delivery, substantially in the form provided by the issuer of the old notes tendered by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of such old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the appropriate exchange agent; and

     - the certificates for all physically tendered old notes, in proper form for transfer, or a book entry confirmation, as the case may be, and all other documents required by the applicable letter of transmittal, are received by such exchange agent within three NYSE trading days after the date of execution of the notice of delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal of a tender of old notes to be effective, a written or, for a DTC participant, electronic ATOP transmission notice of withdrawal must be received by the appropriate exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal mount of such old notes;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee of such old notes register the transfer of such old notes into the name of the person withdrawing the tender; and

     - specify the name in which any such old notes are to be registered, if different from that of the holder who tendered such old notes.

     All questions as to the validity, form, and eligibility, including time of receipt, of such notices will be determined by the issuer of the old notes subject to such notice, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer relating to such old notes. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer relating to such old notes. Properly withdrawn old notes may be retendered by following one of the procedures under "-- Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offers, an issuer shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend such issuer's exchange offer if at any time before the acceptance of such old notes for exchange or the exchange of the new notes for such old notes, such issuer determines that its exchange offer violates applicable law, any# applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the issuers and may be asserted by the issuers regardless of the circumstances giving rise to any such condition or may be waived by the issuers in whole or in part at any time and from time to time in their sole discretion. The failure by an issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, an issuer will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to such issuer's old notes under the Trust Indenture Act of 1939, as amended. In any such event each issuer is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENTS

     All executed letters of transmittal should be directed to the applicable exchange agent. The United States Trust Company of New York has been appointed as both the senior notes exchange agent and the senior discount notes exchange agent. Questions, requests for assistance and requests for additional copies of the prospectus or a letter of transmittal should be directed to the applicable exchange agent addressed as follows:

                To: THE UNITED STATES TRUST COMPANY OF NEW YORK,

      By Overnight Courier:                     By Hand:               By Registered or Certified Mail:
  United States Trust Company of     United States Trust Company of     United States Trust Company of
             New York                           New York                           New York
     770 Broadway, 13th Floor          111 Broadway, Lower Level                 P.O. Box 844
     New York, New York 10003           New York, New York 10006                Cooper Station
  Attn: Corporate Trust Services     Attn: Corporate Trust Services     New York, New York 10276-0844
    Telephone: (800) 548-6565                                           Attn: Corporate Trust Services
    Facsimile: (212) 420-6152                                             Telephone: (800) 548-6565
                                                                          Facsimile: (212) 420-6152

FEES AND EXPENSES

     The issuers will not make any payments to brokers, dealers, or other soliciting acceptances of the exchange offers. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the issuers.

     The estimated cash expenses to be incurred in connection with the exchange offers will be paid by the issuers and are estimated in the aggregate to be
$       , which includes fees and expenses of the trustees for the old notes, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange except that holders who instruct an issuer to register new notes in the name of, or request that old notes not tendered or not accepted in an exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                      DESCRIPTION OF THE NEW SENIOR NOTES

GENERAL

     The new senior notes are to be issued under the indenture, dated as of June 14, 2001, between LIN Television, the guarantors and United States Trust Company of New York, as trustee, a copy of which is available upon request to LIN Television. The old senior notes were issued under the same indenture. The following summary of certain provisions of the senior notes indenture and the senior notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior notes indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended, and the senior notes. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the senior notes indenture. For definitions of certain terms used in this section, see "-- Certain Definitions" below.

     The senior notes will be unsecured obligations of LIN Television, ranking pari passu in right of payment with all other senior unsecured obligations of LIN Television.

     Principal of, premium, if any, and interest on the senior notes will be payable, and the senior notes may be exchanged or transferred, at the office or agency of LIN Television in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the senior notes trustee in New York, New York, except that, at the option of LIN Television, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register.

     The senior notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the senior notes trustee will act as paying agent and registrar for the senior notes. The senior notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the senior notes trustee's corporate trust office. LIN Television may change any paying agent and registrar without notice to holders of the senior notes.

PRINCIPAL, MATURITY AND INTEREST

     The senior notes will be unsecured, senior obligations of LIN Television, having an aggregate principal amount of $210,000,000, and will mature on January 15, 2008. The senior notes indenture will permit LIN Television to issue an unlimited amount of senior notes subject to compliance with the terms of the covenants under "-- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock." Interest on the senior notes will accrue at a rate of 8% per annum and will be payable in cash semi-annually on each January 15 and July 15, commencing on January 15, 2002, to the holders of record of senior notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date. Interest on the senior notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     The senior notes may be redeemed at any time on or after January 15, 2005, in whole or in part, at the option of LIN Television, at the redemption prices, expressed as a percentage of the principal amount thereof on the applicable redemption date, set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on January 15 of each of the years set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................     104%
2006........................................................     102%
2007 and thereafter.........................................     100%

     In addition, prior to July 15, 2004, LIN Television may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the senior notes at a redemption price equal to 108% of the principal amount thereof plus accrued and unpaid interest to the redemption date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the senior notes would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by LIN Television of the proceeds of an Equity Offering. LIN Television shall effect such redemption on a pro rata basis.

     In addition, prior to March 1, 2003, LIN Television may, at its option, redeem the senior notes upon a Change of Control. See "-- Change of Control."

SELECTION AND NOTICE

     If less than all of the senior notes are to be redeemed at any time, selection of senior notes for redemption will be made by the senior notes trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior notes are listed or, in the absence of such requirements or if the senior notes are not so listed, on a pro rata basis, provided that no such senior notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior notes to be redeemed at its registered address. If any senior note is to be redeemed in part only, the notice of redemption that relates to such senior note shall state the portion of the principal amount thereof to be redeemed. A new senior note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the old senior note. On and after the redemption date, interest ceases to accrue on senior notes or portions of them called for redemption.

CHANGE OF CONTROL

     Change of Control Offer. The senior notes indenture will provide that, upon the occurrence of a Change of Control, each holder will have the right to require that LIN Television purchase all or a portion of such holder's senior notes in cash pursuant to the offer described below, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

     The senior notes indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which LIN Television becomes aware that a Change of Control has occurred, if the purchase of the senior notes would violate or constitute a default under any other Indebtedness of LIN Television, then LIN Television shall, to the extent needed to permit such purchase of senior notes, either:

     - repay all such Indebtedness and terminate all commitments outstanding thereunder; or

     - obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the senior notes as provided below.

     LIN Television will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control offer or purchase the senior notes pursuant to the provisions described below.

     Within 30 days following the date on which LIN Television becomes aware that a Change of Control has occurred, LIN Television must send, by first-class mail postage prepaid, a notice to each holder of senior notes, which notice shall govern the terms of the Change of Control offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law. Holders electing to have any senior notes purchased pursuant to a Change of Control offer will be required to surrender such senior notes to the paying agent and registrar for the senior notes at the address specified in the notice prior to the close of business on the business day prior to the Change of Control payment date.

     Change of Control Redemption. In addition, the senior notes indenture will provide that, prior to March 1, 2003, upon the occurrence of a Change of Control, LIN Television will have the option to redeem the senior notes in whole but not in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date plus the Applicable Premium. In order to effect a Change of Control redemption, LIN Television must send a notice to each holder of senior notes, which notice shall govern the terms of the Change of Control redemption. Such notice must be mailed to holders of the senior notes within 30 days following the date the Change of Control occurred and state that LIN Television is effecting a Change of Control redemption in lieu of a Change of Control offer.

     LIN Television will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable in connection with the purchase of senior notes pursuant to a Change of Control offer.

     These "Change of Control" covenants will not apply in the event of:

     - changes in a majority of the board of directors of LIN Television or LIN Holdings so long as a majority of such board of directors continues to consist of Continuing Directors; and

     - certain transactions with Permitted Holders, including Hicks Muse, its officers and directors, and their respective Affiliates.

     In addition, the Change of Control offer requirement is not intended to afford holders of senior notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of senior notes, but would not constitute a Change of Control. LIN Television could, in the future, enter into certain transactions including certain recapitalizations of LIN Television, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the senior notes, but would increase the amount of Indebtedness outstanding at such time. However, the senior notes indenture will contain limitations on the ability of LIN Television to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved, subject, in each case, to limitations and qualifications. See "-- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" and "-- Certain Covenants -- Merger, Consolidation and Sale of Assets" below.

     With respect to the sale of "all or substantially all" the assets of LIN Television, which would constitute a Change of Control for purposes of the senior notes indenture, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of LIN Television and, therefore, it may be unclear whether a

Change of Control has occurred and whether the senior notes should be subject to a Change of Control offer.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Facilities. Future Indebtedness of LIN Television and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require LIN Television to repurchase the senior notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on LIN Television. Finally, LIN Television's ability to pay cash to the holders upon a repurchase may be limited by LIN Television's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities may prohibit LIN Television's prepayment of senior notes prior to their scheduled maturity. Consequently, if LIN Television is not able to prepay the Indebtedness under the Senior Credit Facilities and any other Indebtedness containing similar restrictions or obtain the requisite consents, as described above, LIN Television will be unable to fulfill its repurchase obligations if holders of senior notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the senior notes indenture.

     None of the provisions in the senior notes indenture relating to a purchase of senior notes upon a Change of Control is waivable by the board of directors of LIN Television. Without the consent of each holder of senior notes affected thereby, after the mailing of the notice of a Change of Control offer, no amendment to the senior notes indenture may, directly or indirectly, affect LIN Television's obligation to purchase the outstanding senior notes or amend, modify or change the obligation of LIN Television to consummate a Change of Control offer or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.

SUBSIDIARY GUARANTEES OF THE SENIOR NOTES

     Each of the Guarantors will unconditionally guarantee on a joint and several basis all of LIN Television's obligations under the senior notes, including its obligations to pay principal, premium, if any, and interest with respect to the senior notes. The Subsidiary Guarantees will be unsecured senior obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be pari passu in right of payment to the prior payment in full of existing and future senior obligations of such Guarantor substantially to the same extent as the senior notes are pari passu to all existing and future senior obligations of LIN Television. The Guarantors will also guarantee all obligations under the Senior Credit Facilities, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Senior Credit Facilities. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections or payments from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the senior notes indenture, will result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

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     The senior notes indenture will provide that LIN Television shall cause each Restricted Subsidiary issuing a Subsidiary Guarantee after the Senior Notes Issue Date pursuant to "-- Certain Covenants -- Subsidiary Guarantees by Restricted Subsidiaries" to:

     - execute and deliver to the senior notes trustee a supplemental indenture in a form reasonably satisfactory to the senior notes trustee pursuant to which such Restricted Subsidiary shall become a party to the senior notes indenture and thereby unconditionally guarantee all of LIN Television's obligations under the senior notes and the senior notes indenture on the terms set forth therein; and

     - deliver to the senior notes trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, which opinion may be subject to customary assumptions and qualifications.

     Thereafter, such Restricted Subsidiary shall, unless released in accordance with the terms of the senior notes indenture, be a Guarantor for all purposes of the senior notes indenture.

     Each Subsidiary Guarantee will be a continuing Guarantee and will:

     - remain in full force and effect until payment of all of the obligations covered thereby, except as provided below;

     - be binding upon each Guarantor; and

     - inure to the benefit of and be enforceable by the senior notes trustee, holders of the senior notes and their successors, transferees and assigns.

     The senior notes indenture will provide that if the senior notes thereunder are defeased in accordance with the terms of the senior notes indenture, or if all or substantially all of the assets of any Guarantor or all of the equity interest in any Guarantor are sold, including through merger, consolidation, by issuance or otherwise, by LIN Television in a transaction constituting an Asset Sale, and if:

     - the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales;" or

     - LIN Television delivers to the senior notes trustee an Officer's Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" and within the time limits specified by such covenant, then such Guarantor, in the event of a sale or other disposition of all of the equity interests of such Guarantor, or the Person acquiring the assets, in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, shall be released and discharged of its Subsidiary Guarantee obligations in respect of the senior notes indenture and the senior notes.

     Any Guarantor that is designated an Unrestricted Subsidiary shall upon such designation be released and discharged of its Subsidiary Guarantee obligations in respect of the senior notes indenture and the senior notes and any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary shall upon such redesignation be required to become a Guarantor.

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock. The senior notes indenture will provide that:

          (1) LIN Television will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, collectively, "incur" any
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     Indebtedness, other than Permitted Indebtedness, and LIN Television will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock, except Preferred Stock issued to LIN Television or a Restricted Subsidiary of LIN Television so long as it is so held; provided, however, that LIN Television and its Restricted Subsidiaries that are Guarantors may incur Indebtedness or issue shares of such Capital Stock if, in either case, LIN Television's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7.0 to 1.

          (2) LIN Television will not incur or suffer to exist, or permit any of its Restricted Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary.

          (3) LIN Television will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms, or by the terms of any agreement governing such Indebtedness, is subordinated to any other Indebtedness of LIN Television or such Guarantor, as the case may be, unless such Indebtedness is also by its terms, or by the terms of any agreement governing such Indebtedness, made expressly subordinate to the senior notes or the Subsidiary Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of LIN Television or such Guarantor, as the case may be.

     Limitation on Restricted Payments. The senior notes indenture will provide that LIN Television will not, and will not cause or permit any of its Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (1) a Default or Event of Default shall have occurred and be continuing; or

          (2) LIN Television is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant; or

          (3) the aggregate amount of Restricted Payments made subsequent to March 3, 1998, the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of LIN Television in good faith, exceeds the sum of:

             (a) 100% of the aggregate Consolidated Cash Flow of LIN Television, or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit, accrued subsequent to March 3, 1998 to the most recent date for which financial information is available to LIN Television, taken as one accounting period, less 1.4 times Consolidated Interest Expense for the same period, plus

             (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of LIN Television in good faith, received subsequent to March 3, 1998 by LIN Television from any Person, other than a Restricted Subsidiary of LIN Television, from the issuance and sale subsequent to March 3, 1998 of Qualified Capital Stock of LIN Television (excluding
        (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from LIN Television or any Restricted Subsidiary of LIN Television, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by LIN Television upon such conversion or exchange and
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        (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause (2) below, plus

             (c) without duplication of any amount included in clause (3)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash, valued as provided in clause (3)(b) above, received by LIN Television as a capital contribution subsequent to March 3, 1998, plus

             (d) the amount equal to the net reduction in Investments (other than Permitted Investments) made by LIN Television or any of its Restricted Subsidiaries in any Person resulting from, and without duplication, (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to LIN Television or any Restricted Subsidiary of LIN Television or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case as provided in the definition of "Investment," not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by LIN Television or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Cash Flow, plus

             (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock, other than Disqualified Capital Stock, that are held by such Person at the time such Person is merged with and into LIN Television in accordance with the "Merger, Consolidation and Sale of Assets" covenant subsequent to March 3, 1998; provided, however, that concurrently with or immediately following such merger LIN Television uses an amount equal to such net cash proceeds to redeem or repurchase LIN Television's Capital Stock, plus

             (f) $15,000,000.

Notwithstanding the foregoing, these provisions will not prohibit:

          (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

          (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of LIN Television or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock; (y) through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of LIN Television, of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; or
     (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of LIN Television, of, Disqualified Capital Stock;

          (3) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that no such payment may be made pursuant to this clause (3) unless, after giving effect to such transaction, and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof, LIN Television would be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock"

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

     covenant such that after incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 6.0 to 1;

          (4) payments to enable LIN Television or a holding company to pay dividends on its Capital Stock, other than Disqualified Capital Stock, after the first Public Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds, before deducting underwriting discounts and commissions and other fees and expenses of the offering, received from shares of Capital Stock, other than Disqualified Capital Stock, sold for the account of the issuer thereof, and not for the account of any stockholder, in such initial Public Equity Offering;

          (5) payments by LIN Television to fund the payment by any company as to which LIN Television is, directly or indirectly, a Subsidiary or a "holding company" of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate amount of payments pursuant to this clause (5) does not exceed $1,000,000 in any calendar year;

          (6) payments by LIN Television to repurchase, or to enable a holding company to repurchase, Capital Stock or other securities from employees of LIN Television or a holding company in an aggregate amount not to exceed $15,000,000 since March 3, 1998;

          (7) payments by LIN Television to redeem or repurchase, or to enable a holding company to redeem or repurchase, stock purchase or similar rights granted by LIN Television or a holding company with respect to its Capital Stock in an aggregate amount not to exceed $500,000 since March 3, 1998;

          (8) payments, not to exceed $200,000 in the aggregate since March 3, 1998, to enable LIN Television or a holding company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

          (9) payments by LIN Television to fund taxes of a holding company for a given taxable year in an amount equal to LIN Television's "separate return liability," as if LIN Television were the parent of a consolidated group, for purposes of this clause (9) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of LIN Television defined as if LIN Television had filed its own U.S. federal tax return for such taxable year;

          (10) the payment of any dividend or the making of any distribution to a holding company in amounts sufficient to permit a holding company (a) to pay interest when due on the senior discount notes; and (b) to make any mandatory redemptions or principal payments in respect of the senior discount notes; and

          (11) payments by LIN Television to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement; provided, however, that in the case of clauses (3),
     (4), (6), (7), (8) and (9), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     In determining the aggregate amount of Restricted Payments made subsequent to March 3, 1998, amounts expended pursuant to clauses (1), (4), (6), (7) and
(8) shall be included in such calculation.

     Limitation on Liens. The senior notes indenture will provide that LIN Television will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or permit or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom, of any nature whatsoever against any asset of LIN Television or any Restricted Subsidiary, including Capital Stock of a
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Restricted Subsidiary, whether owned at the Senior Notes Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for Permitted Liens, unless contemporaneously therewith:

          (1) in the case of any Lien securing subordinated Indebtedness, effective provision is made to secure the senior notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated Indebtedness; and

          (2) in all other cases, the senior notes or such Subsidiary Guarantee, as the case may be, are secured on an equal and ratable basis,

     except clause (2) shall not restrict:

             (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) of the definition of Permitted Indebtedness;

             (b) any Lien securing any Interest Swap Agreements, Commodities Agreements or Currency Agreements permitted to be incurred pursuant to clause (4) of the definition of Permitted Indebtedness; or

             (c) Liens securing Indebtedness described in clause (4) of the definition of Permitted Indebtedness; provided that such Liens cover only the property referred to in such definition.

     Merger, Consolidation and Sale of Assets. The senior notes indenture will provide that LIN Television shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of LIN Television's or any Guarantor's assets determined on a consolidated basis for LIN Television to another Person or adopt a plan of liquidation unless:

          (1) either (a) LIN Television is the Surviving Person or (b) the Person, if other than LIN Television, formed by such consolidation or into which LIN Television is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of LIN Television substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of LIN Television have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such Surviving Person shall assume all of the obligations of LIN Television under the senior notes and the senior notes indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior notes trustee;

          (3) immediately after giving effect to such transaction and the use of the proceeds therefrom, on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction:

             (a) no Default or Event of Default shall have occurred and be continuing; and

             (b) LIN Television, in the case of clause (a) of the foregoing clause (1), or such Person, in the case of clause (b) of the foregoing clause (1), shall be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant; and

          (4) LIN Television has delivered to the Senior Notes Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the senior notes

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

     indenture and that all conditions precedent in the senior notes indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of LIN Television, will be deemed to be the transfer of all or substantially all of the properties and assets of LIN Television. Notwithstanding the foregoing clauses (2) and (3), any Restricted Subsidiary of LIN Television may consolidate with, merge into or transfer all or part of its properties and assets to LIN Television and LIN Television may merge with an Affiliate thereof organized solely for the purpose of reorganizing LIN Television in another jurisdiction in the U.S. to realize tax or other benefits.

     In the event of any transaction, other than a lease, described in and complying with the conditions listed in the immediately preceding paragraph in which LIN Television, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of LIN Television under the senior notes and the senior notes indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of LIN Television, as the case may be, and LIN Television shall be discharged from its Obligations under the senior notes indenture and the senior notes.

     Limitation on Asset Sales. The senior notes indenture will provide that LIN Television will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) LIN Television or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by management of LIN Television or, if such Asset Sale involves consideration in excess of $10,000,000, by the board of directors of LIN Television, as evidenced by a board resolution;

          (2) at least 75% of the consideration received by LIN Television or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; and

          (3) upon the consummation of an Asset Sale, LIN Television applies, or causes such Restricted Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either:

             (a) to permanently reduce the Indebtedness of LIN Television or one or more Restricted Subsidiaries of LIN Television under the Senior Credit Facilities except that LIN Television may temporarily repay Indebtedness under the revolving credit portion of the Senior Credit Facilities using the Net Cash Proceeds from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (b) below within the period set forth therein without having to obtain a corresponding reduction in the commitments thereunder;

             (b) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds; or

             (c) to purchase senior notes and other senior indebtedness, pro rata tendered to LIN Television for purchase at a price equal to 100% of the principal amount thereof, or the accreted value of such other senior indebtedness, if such other senior indebtedness is issued at a discount, plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by LIN Television as set forth below (a "Net Proceeds Offer"); provided, however, that LIN Television may defer making a

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        Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset
        Sales not otherwise applied in accordance with this covenant equal or exceed $15,000,000.

     Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to holders of senior notes not more than 180 days after the relevant Asset Sale or, in the event LIN Television or a Restricted Subsidiary has entered into a binding agreement as provided in clause (b) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date, which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law, and will otherwise comply with the procedures set forth in the senior notes indenture. Upon receiving notice of the Net Proceeds Offer, holders of senior notes may elect to tender their senior notes in whole or in part in integral multiples of $1,000. To the extent holders properly tender senior notes in an amount which, together with all other Senior Indebtedness so tendered, exceeds the Net Proceeds Offer, senior notes and other Senior Indebtedness of tendering holders will be repurchased on a pro rata basis, based upon the aggregate principal amount tendered, or, if applicable, the aggregate accreted value tendered. To the extent that the aggregate principal amount of senior notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount or aggregate accreted value, as the case may be, of all other Senior Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, LIN Television may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered senior notes and other Senior Indebtedness for any purposes not otherwise prohibited by the senior notes indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

     LIN Television will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of senior notes pursuant to a Net Proceeds Offer.

     Limitation on Asset Swaps. The senior notes indenture will provide that LIN Television will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap unless:

          (1) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing;

          (2) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of LIN Television; and

          (3) in the event such Asset Swap involves an aggregate amount in excess of $50,000,000, LIN Television has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to LIN Television or such Restricted Subsidiary, as the case may be, from a financial point of view.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The senior notes indenture will provide that LIN Television will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Restricted Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital
     Stock;

          (2) make loans or advances or pay any Indebtedness or other obligation owed to LIN Television or any of its Restricted Subsidiaries; or

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          (3) transfer any of its property or assets to LIN Television, except for such encumbrances or restrictions existing under or by reason of:

             (a) applicable law;

             (b) the senior notes indenture;

             (c) customary non-assignment provisions of any lease governing a leasehold interest of LIN Television or any Restricted Subsidiary;

             (d) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (e) agreements existing on March 3, 1998, including the Senior Credit Facilities and the existing senior subordinated notes, as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to LIN Television in any material respect, as determined in good faith by the board of directors of LIN Television, than the provisions as in effect before giving effect to the respective amendment or modification;

             (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (g) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above or any other agreement evidencing Indebtedness permitted under the senior notes indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to LIN Television in any material respect as determined in good faith by the board of directors of LIN Television than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e);

             (h) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien;

             (i) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

             (j) restrictions relating to Subsidiary Preferred Stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary's common stock; or

             (k) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under the senior notes indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to LIN Television in any material respect as determined in good faith by the board of directors of LIN Television than the provisions relating to such encumbrance or restriction contained in the senior notes indenture.

     Limitations on Transactions with Affiliates. The senior notes indenture will provide that LIN Television will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction, including, without limitation, the
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purchase, sale, lease, contribution or exchange of any property or the rendering of any service, with or for the benefit of any of its Affiliates, other than transactions between LIN Television and a Restricted Subsidiary of LIN
Television or among Restricted Subsidiaries of LIN Television, (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5,000,000 or more, such determination will be made in good faith by a majority of members of the board of directors of LIN Television and by a majority of the disinterested members of the board of directors of LIN Television, if any; provided, further, that for a transaction or series of related transactions involving value of $15,000,000 or more, the board of directors of LIN Television has received an opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial point of view, to LIN Television or such Restricted Subsidiary. The foregoing restrictions will not apply to:

          (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder;

          (2) any obligations of LIN Television under any employment agreement, noncompetition or confidentiality agreement with any officer of LIN Television, as in effect on March 3, 1998, provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant;

          (3) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments";

          (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of LIN Television;

          (5) loans or advances to employees in the ordinary course of business of LIN Television or any of its Restricted Subsidiaries consistent with past practices; and

          (6) payments by LIN Television to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement.

     Subsidiary Guarantees by Restricted Subsidiaries. The senior notes indenture will provide that LIN Television will not create or acquire, nor cause or permit any of its Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than:

          (1) an Unrestricted Subsidiary in accordance with the other terms of the senior notes indenture; or

          (2) a Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the senior notes indenture pursuant to which it will become a Guarantor under the senior notes indenture in accordance with "-- Subsidiary Guarantees of the Senior Notes" above.

     Reports. The senior notes indenture will provide that so long as any of the senior notes are outstanding, LIN Television will provide to the senior notes trustee and the holders of senior notes and file with the SEC, to the extent such submissions are accepted for filing by the SEC, copies of the annual reports and of the information, documents and other reports that LIN Television would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, regardless of whether LIN Television is then obligated to file such reports.

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EVENTS OF DEFAULT

     The following events are defined in the senior notes indenture as "Events of Default":

          (1) the failure to pay interest on the senior notes when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the failure to pay principal of or premium, if any, on any senior notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

          (3) a default in the observance or performance of any other covenant or agreement contained in the senior notes or the senior notes indenture, which default continues for a period of 30 days after LIN Television receives written notice thereof specifying the default from the senior notes trustee or holders of at least 25% in aggregate principal amount of outstanding senior notes;

          (4) the failure to pay at the stated maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of LIN Television or any Restricted Subsidiary of LIN Television, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity, giving effect to any extensions thereof, or which has been accelerated, aggregates $10,000,000 or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

          (5) one or more judgments in an aggregate amount in excess of $15,000,000, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against LIN Television or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and

          (6) certain events of bankruptcy, insolvency or reorganization affecting LIN Television or any of its Significant Restricted Subsidiaries.

Upon the happening of any Event of Default specified in the senior notes indenture, the senior notes trustee may, and the senior notes trustee upon the request of holders of 25% in principal amount of the outstanding senior notes shall, or the holders of at least 25% in principal amount of outstanding senior notes may, declare the principal of all the senior notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to LIN Television and the senior notes trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same:

          (a) shall become immediately due and payable; or

          (b) if there are any amounts outstanding under the Senior Credit Facilities, will become due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by LIN Television and the agent under the Senior Credit Facilities of the acceleration notice, unless all Events of Default specified in the Acceleration Notice have been cured or waived.

If an Event of Default with respect to bankruptcy proceedings relating to LIN Television or any Significant Restricted Subsidiaries occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the senior notes trustee or any holder of the senior notes.

     At any time after a declaration of acceleration with respect to the senior notes as described in the preceding paragraph, the holders of a majority in principal amount of the

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senior notes then outstanding, by notice to the senior notes trustee, may rescind and cancel such declaration and its consequences if:

          (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          (2) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the senior notes that has become due solely by such declaration of acceleration;

          (3) to the extent the payment of such interest is lawful, interest, at the same rate specified in the senior notes, on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration has been paid;

          (4) LIN Television has paid the senior notes trustee its reasonable compensation and reimbursed the senior notes trustee for its reasonable expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (4) of the first paragraph of "-- Events of Default" above, the senior notes trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.

The holders of a majority in principal amount of the senior notes may waive any existing Default or Event of Default under the senior notes indenture, and its consequences, except a default in the payment of the principal of or interest on any senior notes.

     LIN Television is required to deliver to the senior notes trustee, within 120 days after the end of LIN Television's fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether LIN Television has complied with its obligations under the senior notes indenture. In addition, LIN Television will be required to notify the senior notes trustee of the occurrence and continuation of any Default or Event of Default promptly after LIN Television becomes aware of the same.

     Subject to the provisions of the senior notes indenture relating to the duties of the senior notes trustee in case an Event of Default thereunder should occur and be continuing, the senior notes trustee will be under no obligation to exercise any of the rights or powers under the senior notes indenture at the request or direction of any of the holders of the senior notes unless such holders have offered to the senior notes trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the senior notes indenture, the holders of a majority in principal amount of the outstanding senior notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior notes trustee or exercising any trust or power conferred on the senior notes trustee.

     In addition, the senior notes indenture will contain a provision that prohibits the trustee thereunder or the holders of the senior notes from challenging:

          (1) the existence, scope, equality, validity, enforceability, perfection or priority of any security interest asserted by any lender or the agent for the lenders under the Senior Credit Facilities; or

          (2) the rights of any lender or the agent for the lenders under the Senior Credit Facilities to realize the intended benefits of such security interest.

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SATISFACTION AND DISCHARGE OF SENIOR NOTES INDENTURE; DEFEASANCE

     LIN Television may terminate its obligations under the senior notes indenture at any time by delivering all outstanding senior notes to the senior notes trustee for cancellation and paying all sums payable by it thereunder. LIN Television, at its option:

          (1) will be discharged from any and all obligations with respect to the senior notes, except for certain obligations of LIN Television to register the transfer or exchange of such senior notes, replace stolen, lost or mutilated senior notes, maintain paying agencies and hold moneys for payment in trust; or

          (2) need not comply with certain of the restrictive covenants with respect to the senior notes indenture, if LIN Television deposits with the senior notes trustee, in trust, U.S. legal tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest and premium on the senior notes on the dates such payments are due or through any date of redemption, if earlier than the dates such payments are due, in any case in accordance with the terms of such senior notes, as well as the senior notes trustee's fees and expenses.

To exercise either such option, LIN Television is required to deliver to the senior notes trustee:

          (a) an Opinion of Counsel or a private letter ruling issued to LIN Television by the Internal Revenue Service to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge pursuant to clause (1) above, accompanied by a private letter ruling issued to LIN Television by the IRS to such effect;

          (b) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not be subject to avoidance under applicable bankruptcy law; and

          (c) an Officers' Certificate and an Opinion of Counsel to the effect that LIN Television has complied with all conditions precedent to the defeasance.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(a) above need not be delivered if all senior notes not theretofore delivered to the senior notes trustee for cancellation: (i) have become due and payable, (ii) will become due and payable on the maturity date within one year; or (iii) are to be called for redemption within one year under arrangements satisfactory to the senior notes trustee for the giving of notice of redemption by the senior notes trustee in the name, and at the expense, of LIN Television.

MODIFICATION OF THE SENIOR NOTES INDENTURE

     From time to time, LIN Television and the senior notes trustee, together, without the consent of the holders of the senior notes, may amend or supplement the senior notes indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the senior notes indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding senior notes, except that, without the consent of each holder of the senior notes affected thereby, no amendment may, directly or indirectly:

          (1) reduce the amount of senior notes whose holders must consent to an amendment;

          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any senior notes;

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          (3) reduce the principal of or change the fixed maturity of any senior notes, or change the date on which any senior notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4) make any senior notes payable in money other than that stated in the senior notes and the senior notes indenture;

          (5) make any change in provisions of the senior notes indenture protecting the right of each holder of a senior note to receive payment of principal of, premium on and interest on such senior note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the senior notes to waive a Default or Event of Default; or

          (6) after LIN Television's obligation to purchase the senior notes arises under the senior notes indenture, amend, modify or change the obligation of LIN Television to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

CONCERNING THE SENIOR NOTES TRUSTEE

     The senior notes indenture contains certain limitations on the rights of the senior notes trustee, should it become a creditor of LIN Television, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior notes trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior notes trustee, subject to certain exceptions. The senior notes indenture provides that in case an Event of Default shall occur, which shall not be cured, the senior notes trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the senior notes trustee will be under no obligation to exercise any of its rights or powers under the senior notes indenture at the request of any holder of senior notes, unless such holder shall have offered to the senior notes trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The senior notes indenture provides that it and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the senior notes indenture. Reference is made to the senior notes indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of LIN Television or at the time it merges or consolidates with LIN Television or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in

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connection with, or in anticipation or contemplation of, such Person becoming a
Restricted Subsidiary of LIN Television or such acquisition, merger or consolidation.

     "Acquired Preferred Stock" means the Preferred Stock of any Person at such time as such Person becomes a Restricted Subsidiary of LIN Television or at the time it merges or consolidates with LIN Television or any of its Restricted Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Chase and its Affiliates shall not be deemed Affiliates of LIN Television by reason of the Senior Credit Facilities or their direct or indirect investments in any fund managed by Hicks Muse or any Person in which any such fund is invested.

     "Applicable Premium" means, with respect to a senior note at any Change of Control redemption date, the greater of:

          (1) 1.0% of the principal amount of such senior note; and

          (2) the excess of (i) the present value at such time of the redemption price of such senior note at March 1, 2003 (such redemption price being described under "-- Optional Redemption") plus all semi-annual payments of interest through, March 1, 2003 computed using a discount rate equal to the Treasury Rate plus 75 basis points over (ii) the principal amount of such senior note.

     "Asset Acquisition" means (i) an Investment by LIN Television or any Restricted Subsidiary of LIN Television in any other Person pursuant to which such Person shall become a Restricted Subsidiary of LIN Television or shall be consolidated or merged with LIN Television or any Restricted Subsidiary of LIN Television; or (ii) the acquisition by LIN Television or any Restricted Subsidiary of LIN Television of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by LIN Television or any of its Restricted Subsidiaries, excluding any sale and leaseback transaction or any pledge of assets or stock by LIN Television or any of its Restricted Subsidiaries, to any Person other than LIN Television or a Restricted Subsidiary of LIN Television of:

          (1) any Capital Stock of any Restricted Subsidiary of LIN Television;
     or

          (2) any other property or assets of LIN Television or any Restricted Subsidiary of LIN Television other than in the ordinary course of business; provided, however, that for purposes of the "Limitation on Asset Sales" covenant, Asset Sales shall not include:

             (a) a transaction or series of related transactions in which LIN Television or any of its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000;

             (b) transactions permitted under the "Limitation on Asset Swaps" covenant;

             (c) transactions covered by the "Merger, Consolidation and Sale of Assets" covenant;

             (d) a Restricted Payment that otherwise qualifies under the "Limitation on Restricted Payments" covenant;

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             (e) any disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of LIN Television and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business; and

             (f) any transaction that constitutes a Change of Control.

     Solely for purposes of the second to last paragraph of "-- Subsidiary Guarantees of the senior notes" an Asset Sale is deemed to include a sale, conveyance or transfer by the Representative following a foreclosure on such assets.

     "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval, if applicable, and other customary closing conditions that LIN Television in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between LIN Television or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by LIN Television or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with "-- Certain Covenants -- Limitation on Asset Sales."

     "Business Day" means any day, other than a day which is a Saturday, Sunday or legal holiday in State of New York, on which banks are open for business in New York, New York.

     "Capital Stock" means with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of capital stock of such Person, and, with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000;

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          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of LIN Television to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), whether or not otherwise in compliance with the provisions of the senior notes indenture, other than to Hicks Muse or any of its Affiliates, officers or directors (the "Permitted Holders"); or

          (2) a majority of the board of directors of LIN Television or LIN Holdings shall consist of Persons who are not Continuing Directors; or

          (3) the acquisition by any Person or Group, other than the Permitted Holders or any direct or indirect subsidiary of any Permitted Holder, including without limitation LIN Holdings, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of LIN Television.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum, without duplication, of:

          (1) Consolidated Net Income,;

          (2) to the extent Consolidated Net Income has been reduced thereby,
     (i) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (ii) Consolidated Interest Expense and (iii) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

          (3) the lesser of (i) dividends or distributions paid in cash to such Person or its Restricted Subsidiary by another Person whose results are reflected as a minority interest in the consolidated financial statements of such first Person and (ii) such Person's equity interest in the Consolidated Cash Flow of such other Person (but in no event less than zero), except, that in the case of the Joint Venture, such amount shall not exceed 10% of the Consolidated Cash Flow of LIN Television for such period and such first Person shall be deemed to have received by dividend its proportionate share of distributable cash retained by the Joint Venture to fund the interest reserve.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

             (a) any amortization of debt discount;

             (b) the net cost under Interest Swap Agreements, including any amortization of discounts;
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             (c) the interest portion of any deferred payment obligation;

             (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

             (e) all accrued interest.

          (2) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income, or loss, of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

          (1) gains and losses from Asset Sales, without regard to the $1,000,000 limitation set forth in the definition thereof, or abandonments or reserves relating thereto and the related tax effects;

          (2) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP;

          (3) the net income, or loss of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Restricted Subsidiaries;

          (4) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

          (5) the net income or loss of any Person, other than a Restricted Subsidiary;

and provided further, however, that (i) there shall be added to net income in an amount equal to the consolidated cash flow losses attributable to stations which LIN Television or any of its Restricted Subsidiaries operates pursuant to local marketing agreements provided that such addback shall not exceed $3,000,000 in any Four Quarter Period and (ii) in determining net income, pro forma effect shall be given to the reimbursement of promotional expenses as if such reimbursement obligation were in effect for the entire period with respect to periods ending prior to March 31, 1999, but only if such reimbursement obligation is then in effect.

     "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries, excluding any such charges constituting an extraordinary or nonrecurring item, reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the board of directors of LIN Television or LIN Holdings on March 3, 1998, (ii) was nominated for election or elected to the board of directors of LIN Television or LIN Holdings, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

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     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person, whether or not such Person is the Surviving Person, or the sale, assignment, or transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, excluding any maturity as the result of an optional redemption by the issuer thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, except, in each case, upon the occurrence of a Change of Control, in whole or in part, on or prior to the final maturity date of the senior notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to January 15, 2008 shall be deemed Disqualified Capital Stock.

     "Equity Offering" means a private sale or public offering of Capital Stock, other than Disqualified Capital Stock, of LIN Television or a Holding Company, to the extent, in the case of a holding company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of LIN Television.

     "Financial Advisory Agreement" means the Financial Advisory Agreement by and among LIN Television, LIN Holdings and Hicks Muse Partners, as in effect on March 3, 1998.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of March 3, 1998, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the senior notes indenture shall be computed in conformity with GAAP.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means each of LIN Television's direct and indirect, existing and future, Restricted Subsidiaries, other than a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof, provided that such Subsidiary's assets and principal place of business are located outside the United States and shall include each of LIN Television's Subsidiaries that guarantee the Senior Credit Facilities.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person:

          (1) for borrowed money;

          (2) evidenced by bonds, debentures, notes or other similar instruments;

          (3) constituting Capitalized Lease Obligations;

          (4) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements, but excluding trade accounts payable arising in the ordinary course of business;

          (5) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) for Indebtedness of others guaranteed by such Person;

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          (7) for Interest Swap Agreements, Commodity Agreements and Currency
     Agreements; and

          (8) for Indebtedness of any other Person of the type referred to in clauses (1) through (7) that is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured.

The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit, in each case, including by way of Guarantee or similar arrangement, but excluding (i) any debt or extension of credit represented by a bank deposit other than a time deposit and (ii) advances to customers in the ordinary course of business, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant:

          (1) "Investment" shall include the portion, proportionate to LIN Television's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary, of the fair market value of the net assets of such Restricted Subsidiary of LIN Television at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, LIN Television shall be deemed to continue to have a permanent "Investment" (if positive) equal to (x) LIN Television's "Investment" in such Unrestricted Subsidiary at the time of such redesignation less (y) the portion (proportionate to LIN Television's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is so redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of LIN Television.

     "Leverage Ratio" means, as to any Person, the ratio of (i) the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all Disqualified Capital Stock of such Person and of all outstanding Preferred Stock of Restricted Subsidiaries of such Person (other than any such Disqualified Capital Stock or Preferred Stock held by such Person or any of its Restricted Subsidiaries) to
(ii) the Consolidated Cash Flow of such Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

     For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such
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calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred has occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to:

          (1) the Transactions;

          (2) the incurrence of the Indebtedness of such Person and its Restricted Subsidiaries, and the application of the proceeds therefrom, giving rise to the need to make such calculation and any incurrence, and the application of the proceeds therefrom, or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence, and the application of the proceeds thereof, or the repayment, as the case may be, occurred on the first day of the Four Quarter Period;

          (3) any Asset Sales, including those excluded from the definition thereof by clauses (b), (c) or (d) of the definition thereof, or Asset Acquisitions, including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries, including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition, incurring, assuming or otherwise becoming liable for Indebtedness, or Asset Swaps at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale, Asset Acquisition, including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow associated with such Asset Acquisition, or Asset Swap occurred on the first day of the Four Quarter Period; and

          (4) cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings LIN Television reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Asset Acquisition or Asset Swap, regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC, less the amount of any additional expenses that LIN Television reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such Asset Acquisitions or Asset Swap; provided, however, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the senior notes trustee at the time of the consummation of the Asset Acquisition or Asset Swap and (B) with respect to each Asset Acquisition or Asset Swap completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by LIN Television within 90 days of such Asset Acquisition or Asset Swap to effect the Cost Savings Measures identified in such officer's certificate, regardless, however, of whether the corresponding cost savings have been achieved.

Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination, including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio, and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such

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interest is covered by Interest Swap Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement by and among LIN Television, LIN Holdings and Hicks Muse Partners, as in effect on March 3, 1998.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by LIN Television or any of its Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale;

          (2) taxes paid or reasonably estimated to be payable, calculated based on the combined state, federal and foreign statutory tax rates applicable to LIN Television or the Restricted Subsidiary engaged in such Asset Sale;

          (3) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

          (4) any reserves established in accordance with GAAP for adjustment in respect of the sales price of the asset or assets subject to such Asset Sale or for any liabilities associated with such Asset Sale; and

          (5) repayment of Indebtedness secured by assets subject to such Asset Sale;

provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow, whether as a reserve for adjustment of the purchase price or otherwise, or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the senior notes trustee. The counsel may be an employee of or counsel to LIN Television or the senior notes trustee.

     "Permitted Indebtedness" means, without duplication:

          (1) Indebtedness outstanding on the Senior Notes Issue Date, including the existing senior subordinated notes, the senior discount notes and the existing senior discount notes;

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          (2) Indebtedness of LIN Television and any of its Restricted
     Subsidiaries that is a Guarantor (a) outstanding under the Senior Credit Facilities, including letter of credit obligations; provided that the aggregate principal amount at any time outstanding does not exceed $570,000,000 or (b) incurred under the Senior Credit Facilities pursuant to and in compliance with (x) clause (y) of this definition or (y) the proviso in the covenant described under the caption "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" above;

          (3) Indebtedness evidenced by or arising under the senior notes and the senior notes indenture;

          (4) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes;

          (5) additional Indebtedness of LIN Television or any of its Restricted Subsidiaries that is a Guarantor not to exceed $20,000,000 in principal amount outstanding at any time, which amount may, but need not, be incurred under the Senior Credit Facilities;

          (6) Refinancing Indebtedness;

          (7) Indebtedness owed by LIN Television to any Restricted Subsidiary of LIN Television or by any Restricted Subsidiary of LIN Television to LIN Television or any Restricted Subsidiary of LIN Television;

          (8) guarantees by LIN Television or Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to the senior notes indenture;

          (9) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by LIN Television or any of its Restricted Subsidiaries to their customers in the ordinary course of their business;

          (10) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of LIN Television or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of LIN Television, other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of LIN Television for the purpose of financing such acquisition, in a principal amount not to exceed the gross proceeds actually received by LIN Television or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (10), when taken together with all Indebtedness incurred pursuant to this clause (11) and similar provisions contained in the indenture governing the existing senior subordinated notes and then outstanding, shall not exceed $20,000,000; and

          (11) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (11) shall not exceed $7,500,000 at any time outstanding.

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     "Permitted Investments" means:

          (1) Investments by LIN Television or any Restricted Subsidiary of LIN Television to acquire the stock or assets of any Person, or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Restricted Subsidiary of LIN Television, engaged in the broadcast business or businesses reasonably related thereto; provided, however, that if any such Investment or series of related Investments involves an Investment by LIN Television in excess of $10,000,000, LIN Television is able, at the time of such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant;

          (2) Investments received by LIN Television or its Restricted Subsidiaries as consideration for a sale of assets made in compliance with the other terms of the senior notes indenture;

          (3) Investments by LIN Television or any Restricted Subsidiary of LIN Television in any Restricted Subsidiary of LIN Television, whether existing on March 3, 1998 or created thereafter, or any Person that after such Investments, and as a result thereof, becomes a Restricted Subsidiary of LIN Television and Investments in LIN Television or any Restricted Subsidiary by any Restricted Subsidiary of LIN Television;

          (4) Investments in cash and Cash Equivalents;

          (5) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement;

          (6) loans or advances to employees of LIN Television or any Restricted Subsidiary thereof for purposes of purchasing LIN Television's or a holding company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of LIN Television or such Restricted Subsidiary; and

          (7) additional Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets of a kind used or usable by LIN Television and its Restricted Subsidiaries in the broadcast business or businesses reasonably related, ancillary or complementary thereto, and specifically includes assets acquired through Asset Acquisitions, it being understood that "assets" may include Capital Stock of a Person that owns such Productive Assets, provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary of LIN Television.

     "Public Equity Offering" means an underwritten public offering of Capital Stock, other than Disqualified Capital Stock, of LIN Television or a holding company, to the extent, in the case of a holding company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of LIN Television, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

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     "Refinancing Indebtedness" means any refinancing by LIN Television of
Indebtedness of LIN Television or any of its Restricted Subsidiaries incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant, other than pursuant to clause (3) or (4) of the definition of Permitted Indebtedness, that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness, such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness, of such Person; or

          (2) create Indebtedness with (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (ii) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

     "Restricted Payment" means:

          (1) the declaration or payment of any dividend or the making of any other distribution, other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock, on shares of LIN Television's Capital Stock;

          (2) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of LIN Television, or any warrants, rights or options to acquire shares of Capital Stock of LIN Television, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock; or

          (3) the making of any Investment, other than a Permitted Investment.

     "Restricted Subsidiary" means a Subsidiary of LIN Television other than an Unrestricted Subsidiary and includes all of the Subsidiaries of LIN Television existing as of the Senior Notes Issue Date. The board of directors of LIN Television may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action, and treating any Acquired Indebtedness as having been incurred at the time of such action, LIN Television could have incurred at least $1.00 of additional indebtedness, other than Permitted Indebtedness, pursuant to the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant.

     "Secured Indebtedness" means any Indebtedness of LIN Television or a Restricted Subsidiary secured by a Lien.

     "Senior Credit Facilities" means the Senior Credit Facilities under that certain Credit Agreement dated as of March 3, 1998, as amended, among LIN Holdings, LIN Television, The Chase Manhattan Bank, as administrative agent and collateral agent, The Bank of New York, as syndication agent, Bank of America, N.A., as successor documentation agent to National Westminster Bank PLC, and the other financial institutions from time to time party thereto, together with the related documents thereto, including, without limitation, any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including by way of adding Subsidiaries of LIN Television as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, or other institutions.

     "Senior Notes Issue Date" means the date of original issuance of the senior notes.

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     "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that would be a "significant subsidiary" as defined in
Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as amended, as such rule is in effect on the Senior Notes Issue Date.

     "Subsidiary," with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly through one or more intermediaries, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

Notwithstanding anything in the senior notes indenture to the contrary, all references to LIN Television and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include LIN Television and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the senior notes indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the senior notes indenture.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date, or, if such Statistical Release is no longer published, any publicly available source or similar market data, most nearly equal to the period from the Change of Control Redemption Date to March 1, 2003; provided, however, that if the period from the Change of Control Redemption Date to March 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Change of Control Redemption Date to March 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means a Subsidiary of LIN Television created after March 3, 1998 and so designated by a resolution adopted by the board of directors of LIN Television; provided, however, that:

          (1) neither LIN Television nor any of its other Restricted Subsidiaries (i) provides any credit support for any Indebtedness or other Obligations of such Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, or (ii) is directly or indirectly liable for any Indebtedness or other Obligations of such Subsidiary; and

          (2) at the time of designation of such Subsidiary, such Subsidiary has no property or assets, other than de minimis assets resulting from the initial capitalization of such Subsidiary.

The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) LIN Television could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance
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with the "Limitation on Incurrence of Additional Indebtedness and Issuance of
Capital Stock" covenant and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of LIN Television shall be evidenced to the senior notes trustee by the filing with the senior notes trustee of a certified copy of the resolution of LIN Television's board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years, calculated to the nearest one-twelfth, which will elapse between such date and the making of such payment.

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                  DESCRIPTION OF THE NEW SENIOR DISCOUNT NOTES

GENERAL

     The new senior discount notes are to be issued under the indenture, dated as of July 14, 2001, between LIN Holdings and United States Trust Company of New York, as trustee, a copy of which is available upon request to LIN Holdings. The old senior discount notes were also issued under the senior discount notes indenture. The following summary of certain provisions of the senior discount notes indenture and the senior discount notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the senior discount notes indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended, and the senior discount notes. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the senior discount notes indenture. For definitions of certain terms used in this section, see "-- Certain Definitions" below.

     Principal of, premium, if any, and interest on the senior discount notes will be payable, and the senior discount notes may be exchanged or transferred, at the office or agency of LIN Holdings in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the senior discount notes trustee in New York, New York, except that, at the option of LIN Holdings, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register.

     The senior discount notes will be issued in fully registered form only, without coupons, in denominations of $1,000 (in principal amount at maturity) and integral multiples thereof. Initially, the senior discount notes trustee will act as paying agent and registrar for the senior discount notes. The senior discount notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the senior discount notes trustee's corporate trust office. LIN Holdings may change any paying agent and registrar without notice to holders of the senior discount notes.

     LIN Holdings currently anticipates that after March 1, 2003, it would offer, in an exchange offer, for the senior discount notes and its existing senior discount notes, a new series of notes having substantially the same economic and other terms as the senior discount notes.

PRINCIPAL, MATURITY AND INTEREST

     The senior discount notes will be unsecured, senior obligations of LIN Holdings, having an aggregate principal amount at maturity of $100,000,000, and will mature on March 1, 2008. The senior discount notes indenture will permit LIN Holdings to issue an unlimited amount of senior discount notes subject to compliance with the terms of the covenants under "-- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock." The senior discount notes will be issued at a discount to their aggregate principal amount at maturity and will generate gross proceeds to LIN Holdings of $73.85 million. Based on the issue price thereof, the yield to maturity of the senior discount notes is 12.5%, computed on a semi-annual bond equivalent basis, calculated from the original date of issuance. Cash interest will not accrue or be payable on the senior discount notes prior to March 1, 2003. Thereafter, cash interest on the senior discount notes will accrue at a rate of 10% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003 to the holder of record of senior discount notes at the close of business on February 15 and August 15, respectively, immediately preceding such interest payment date. Interest on the senior discount notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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

OPTIONAL REDEMPTION

     The senior discount notes may be redeemed at any time on or after March 1, 2003, in whole or in part, at the option of LIN Holdings, at the redemption prices, expressed as a percentage of the principal amount thereof on the applicable redemption date, set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 1 of each of the years set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   105.000%
2004........................................................   103.333%
2005........................................................   101.667%
2006 and thereafter.........................................   100.000%

     In addition, prior to March 1, 2003, LIN Holdings may, at its option, redeem the senior discount notes upon a Change of Control. See "-- Change of Control."

SELECTION AND NOTICE

     If less than all of the senior discount notes are to be redeemed at any time, selection of senior discount notes for redemption will be made by the senior discount notes trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior discount notes are listed or, in the absence of such requirements or if the senior discount notes are not so listed, on a pro rata basis, provided that no such notes of $1,000 principal amount at maturity or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior discount notes to be redeemed at its registered address. If any senior discount note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new senior discount note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the old senior discount note. On and after the redemption date, interest ceases to accrue on senior discount notes or portions of them called for redemption.

CHANGE OF CONTROL

     Change of Control Offer. The senior discount notes indenture will provide that, upon the occurrence of a Change of Control, each holder will have the right to require that LIN Holdings purchase all or a portion of such holder's senior discount notes in cash pursuant to the offer described below, at a purchase price equal to:

     - 101% of the Accreted Value thereof if redeemed on or before March 1, 2003; and

     - 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, if purchased after March 1, 2003.

     Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which LIN Holdings becomes aware that a Change of Control has occurred, if the purchase of the senior discount notes would violate or constitute a default under any other Indebtedness of LIN Holdings or its Subsidiaries, or not be permitted by, including because Subsidiaries of LIN Holdings could not provide adequate funds therefor, then LIN Holdings shall and shall cause its Subsidiaries, to the extent needed to permit such purchase of senior discount notes, either:

     - to repay all such Indebtedness and terminate all commitments outstanding thereunder; or

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

     - to obtain the requisite consents, if any, under such Indebtedness to permit the purchase of the senior discount notes as provided below.

LIN Holdings will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the senior discount notes pursuant to the provisions described below.

     Within 30 days following the date on which LIN Holdings becomes aware that a Change of Control has occurred, LIN Holdings must send, by first-class mail postage prepaid, a notice to each holder of senior discount notes, which notice shall govern the terms of the Change of Control offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law. Holders electing to have any senior discount notes purchased pursuant to a Change of Control offer will be required to surrender such senior discount notes to the paying agent and registrar for the senior discount notes at the address specified in the notice prior to the close of business on the business day prior to the Change of Control payment date.

     Change of Control Redemption. In addition, the senior discount notes indenture will provide that, prior to March 1, 2003, upon the occurrence of a Change of Control, LIN Holdings will have the option to redeem the senior discount notes in whole but not in part at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium. In order to effect a Change of Control redemption, LIN Holdings must send a notice to each holder of senior discount notes, which notice shall govern the terms of the Change of Control redemption. Such notice must be mailed to holders of the senior discount notes within 30 days following the date the Change of Control occurred and state that LIN Holdings is effecting a Change of Control redemption in lieu of a Change of Control offer.

     LIN Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the purchase of senior discount notes pursuant to a Change of Control offer.

     These "Change of Control" covenants will not apply in the event of:

     - changes in a majority of the board of directors of LIN Television or LIN Holdings so long as a majority of such board of directors continues to consist of Continuing Directors; and

     - certain transactions with Permitted Holders, including Hicks Muse, its officers and directors, and their respective Affiliates.

In addition, the Change of Control offer requirement is not intended to afford holders of senior discount notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of senior discount notes, but would not constitute a Change of Control. LIN Holdings could, in the future, enter into certain transactions including certain recapitalizations of LIN Holdings, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the senior discount notes, but would increase the amount of Indebtedness outstanding at such time. However, the senior discount notes indenture will contain limitations on the ability of LIN Holdings to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved, subject, in each case, to limitations and qualifications. See
"-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" and "-- Certain Covenants -- Merger, Consolidation and Sale of Assets" below.

     With respect to the sale of "all or substantially all" the assets of LIN Holdings, which would constitute a Change of Control for purposes of the senior discount notes indenture, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of LIN Holdings and, therefore, it may be unclear whether a Change of Control has occurred and whether the senior discount notes should be subject to a Change of Control offer.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Facilities. Future Senior Indebtedness of LIN Holdings and its Restricted Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require LIN Holdings to repurchase the senior discount notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on LIN Holdings. Finally, LIN Holdings' ability to pay cash to the holders upon a repurchase may be limited by LIN Holdings' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities may prohibit LIN Holdings' prepayment of senior discount notes prior to their scheduled maturity. Consequently, if LIN Holdings is not able to prepay the Indebtedness under the Senior Credit Facilities and any other Senior Indebtedness containing similar restrictions or obtain the requisite consents, as described above, LIN Holdings will be unable to fulfill its repurchase obligations if holders of senior discount notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the senior discount notes indenture.

     None of the provisions in the senior discount notes indenture relating to a purchase of senior discount notes upon a Change of Control is waivable by the board of directors of LIN Holdings. Without the consent of each holder of senior discount notes affected thereby, after the mailing of the notice of a Change of Control offer, no amendment to the senior discount notes indenture may, directly or indirectly, affect LIN Holdings' obligation to purchase the outstanding senior discount notes or amend, modify or change the obligation of LIN Holdings to consummate a Change of Control offer or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.

GUARANTEES OF THE SENIOR DISCOUNT NOTES

     The senior discount notes will not be guaranteed by any present or future Subsidiaries of LIN Holdings. See "Risk Factors -- Ranking Senior Discount Notes."

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock. The senior discount notes indenture will provide that:

          (1) LIN Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness, other than Permitted Indebtedness, and LIN Holdings will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock, except Preferred Stock issued to LIN Holdings or a Restricted Subsidiary of LIN Holdings so long as it is so held; provided, however, that LIN Holdings and its Restricted Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, LIN Holdings' Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds

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

     therefrom is less than 8.75 to 1 and, provided further, that if such Indebtedness is Indebtedness of LIN Holdings, such Indebtedness is pari passu with the senior discount notes as to right of payment and such Indebtedness shall not have the benefit of any security except to the extent that the senior discount notes are equally and ratably secured therewith.

          (2) LIN Holdings will not incur or suffer to exist, or permit any of its Subsidiaries to incur or suffer to exist, any Obligations with respect to an Unrestricted Subsidiary that would violate the provisions set forth in the definition of Unrestricted Subsidiary.

     Limitation on Restricted Payments. The senior discount notes indenture will provide that LIN Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (1) a Default or Event of Default shall have occurred; or

          (2) LIN Holdings would not be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant; or

          (3) the aggregate amount of Restricted Payments made subsequent to March 3, 1998, the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of LIN Holdings in good faith, exceeds the sum of:

             (a) (x) 100% of the aggregate Consolidated Cash Flow of LIN Holdings, or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit, accrued subsequent to March 3, 1998 to the most recent date for which financial information is available to LIN Holdings, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period; plus

             (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of LIN Television in good faith, received subsequent to March 3, 1998 by LIN Holdings from any Person, other than a Restricted Subsidiary of LIN Holdings, from the issuance and sale subsequent to March 3, 1998 of Qualified Capital Stock of LIN Holdings, excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from LIN Holdings or any Restricted Subsidiary of LIN Holdings, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by LIN Holdings upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause
        (2) below; plus

             (c) without duplication of any amount included in clause (3)(b) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash, valued as provided in clause (3)(b) above, received by LIN Holdings as a capital contribution subsequent to March 3, 1998; plus

             (d) the amount equal to the net reduction in Investments, other than Permitted Investments, made by LIN Holdings or any of its Restricted Subsidiaries in any Person resulting from, and without duplication, (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to LIN Holdings or any Restricted Subsidiary of LIN Holdings or (ii) the

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

        redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment," not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by LIN Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Cash Flow; plus

             (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock, other than Disqualified Capital Stock, that are held by such Person at the time such Person is merged with and into LIN Television in accordance with the "Merger, Consolidation and Sale of Assets" covenant subsequent to March 3, 1998; provided, however, that concurrently with or immediately following such merger LIN Television uses an amount equal to such net cash proceeds to redeem or repurchase LIN Television's Capital Stock; plus

             (f) $15,000,000.

Notwithstanding the foregoing, these provisions will not prohibit:

          (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

          (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of LIN Holdings or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of LIN Holdings, of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of LIN Holdings, of, Disqualified Capital Stock;

          (3) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that no such payment may be made pursuant to this clause (3) unless, after giving effect to such transaction, and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof, LIN Holdings would be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant such that after incurring that $1.00 of Additional Indebtedness, the Leverage Ratio would be less than
     7.75 to 1;

          (4) payments to enable LIN Holdings or any holding company as to which LIN Holdings is, directly or indirectly, a Restricted Subsidiary to pay dividends on its Capital Stock, other than Disqualified Capital Stock, after the first Public Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds, before deducting underwriting discounts and commissions and other fees and expenses of the offering, received from shares of Capital Stock, other than Disqualified Capital Stock, sold for the account of the issuer thereof, and not for the account of any stockholder, in such initial Public Equity Offering;

          (5) payments by LIN Holdings to fund the payment by any holding company of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate
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

     amount of payments pursuant to this clause (5) does not exceed $1,000,000 in any calendar year;

          (6) payments by LIN Holdings to repurchase, or to enable a holding company to repurchase, Capital Stock or other securities from employees of LIN Television or a holding company in an aggregate amount not to exceed $15,000,000 since March 3, 1998;

          (7) payments by LIN Holdings to redeem or repurchase or to enable a holding company to redeem or repurchase stock purchase or similar rights granted by LIN Holdings with respect to its Capital Stock in an aggregate amount not to exceed $500,000 since March 3, 1998;

          (8) payments, not to exceed $200,000 in the aggregate since March 3, 1998, to enable LIN Holdings or a holding company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

          (9) payments by LIN Holdings to fund taxes of a holding company for a given taxable year in an amount equal to LIN Holdings' "separate return liability," as if LIN Television were the parent of a consolidated group, for purposes of this clause (9) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of LIN Holdings defined as if LIN Holdings had filed its own U.S. federal tax return for such taxable year; and

          (10) payments by LIN Holdings to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement; provided, however, that in the case of clauses (3),
     (4), (6), (7) and (8), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

In determining the aggregate amount of Restricted Payments made subsequent to March 3, 1998, amounts expended pursuant to clauses (1), (4), (6), (7) and (8) shall be included in such calculation.

     Merger, Consolidation and Sale of Assets. The senior discount notes indenture will provide that LIN Holdings shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless:

          (1) either (a) LIN Holdings is the surviving Person or (b) the Person, if other than LIN Holdings, formed by such consolidation or into which LIN Holdings is merged or the person that acquires by conveyance, transfer or lease the properties and assets of LIN Holdings substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of LIN Holdings have been transferred, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such surviving person shall assume all of the obligations of LIN Holdings under the senior discount notes and the senior discount notes indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior discount notes trustee;

          (3) immediately after giving effect to such transaction and the use of the proceeds therefrom, on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction: (a) no Default or Event of Default shall have occurred and be continuing; and (b) LIN Holdings, in the case of clause (a) of the foregoing clause (1), or such Person, in the case of clause (b) of the foregoing clause (1), shall have a Leverage Ratio that would be less than
     8.75 to 1; and

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

          (4) LIN Holdings has delivered to the senior discount notes trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the senior discount notes indenture and that all conditions precedent in the senior discount notes indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of LIN Holdings, will be deemed to be the transfer of all or substantially all of the properties and assets of LIN Holdings. Notwithstanding the foregoing clauses (2) and (3), (a) any Restricted Subsidiary of LIN Holdings may consolidate with, merge into or transfer all or part of its properties and assets to LIN Holdings and (b) LIN Holdings may merge with an Affiliate thereof organized solely for the purpose of reorganizing LIN Holdings in another jurisdiction in the U.S. to realize tax or other benefits.

     In the event of any transaction, other than a lease, described in and complying with the conditions listed in the immediately preceding paragraph in which LIN Holdings, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of LIN Holdings under the senior discount notes and the senior discount notes indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of LIN Holdings, as the case may be, and LIN Holdings shall be discharged from its Obligations under the senior discount notes indenture and the senior discount notes.

     Limitation on Asset Sales. The senior discount notes indenture will provide that LIN Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) LIN Holdings or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by management of LIN Holdings or, if such Asset Sale involves consideration in excess of $10,000,000, by the board of directors of LIN Holdings, as evidenced by a board resolution;

          (2) at least 75% of the consideration received by LIN Holdings or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; and

          (3) upon the consummation of an Asset Sale, LIN Holdings applies, or causes such Restricted Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either:

             (a) to repay any Indebtedness of a Restricted Subsidiary of LIN Holdings, and, to the extent such Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder, except that LIN Television may temporarily repay Senior Indebtedness using the Net Cash Proceeds from such Asset Sale and thereafter use such funds to reinvest pursuant to clause (b) below within the period set forth therein without having to obtain a corresponding reduction in the commitments thereunder;

             (b) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds; or

             (c) to purchase senior discount notes, or existing senior discount notes),tendered to LIN Holdings for purchase at a price equal to (i) 101% of the Accreted Value thereof if redeemed on or before March 1, 2003, and (ii) 100% of the principal amount thereof plus accrued interest thereon, if any, if redeemed after March 1, 2003, pursuant to an offer to purchase made by LIN Holdings as set forth below (a "Net Proceeds Offer"); provided, however, that LIN Holdings may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $15,000,000.

To the extent that the aggregate principal amount of senior discount notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, LIN Holdings may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered senior discount notes for any purposes not otherwise prohibited by the senior discount notes indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

     LIN Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of senior discount notes pursuant to a Net Proceeds Offer.

     Limitation on Asset Swaps. The senior discount notes indenture will provide that LIN Holdings will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap, unless:

          (1) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing;

          (2) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the terms of such asset Swap have been approved by a majority of the members of the board of directors of LIN Holdings; and

          (3) in the event such Asset Swap involves an aggregate amount in excess of $50,000,000, LIN Holdings has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to LIN Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The senior discount notes indenture will provide that LIN Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Restricted Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital
     Stock;

          (2) make loans or advances or pay any Indebtedness or other obligation owed to LIN Holdings or any of its Restricted Subsidiaries; or

          (3) transfer any of its property or assets to LIN Holdings, except for such encumbrances or restrictions existing under or by reason of:

             (a) applicable law;

             (b) the senior discount notes indenture;

             (c) customary non-assignment provisions of any lease governing a leasehold interest of LIN Holdings or any Restricted Subsidiary;

             (d) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or

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

        assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (e) agreements existing on March 3, 1998, including the existing senior discount notes, the existing senior subordinated notes and the Senior Credit Facilities, as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to LIN Holdings in any material respect, as determined in good faith by the board of directors of LIN Holdings, than the provisions as in effect before giving effect to the respective amendment or modification;

             (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

             (g) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (e) or (e) above or any other agreement evidencing Indebtedness permitted under the senior discount notes indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to LIN Holdings in any material respect as determined in good faith by the board of directors of LIN Holdings than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e);

             (h) restrictions on the transfer of the assets subject to any Lien imposed by the holder of such Lien;

             (i) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

             (j) restrictions relating to Subsidiary Preferred Stock that require that due and payable dividends thereon to be paid in full prior to dividends on such Subsidiary's common stock; or

             (k) any agreement or charter provision evidencing Indebtedness or Capital Stock permitted under the senior discount notes indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to LIN Holdings in any material respect as determined in good faith by the board of directors of LIN Holdings than the provisions relating to such encumbrance or restriction contained in the senior discount notes indenture.

     Limitations on Transactions with Affiliates. The senior discount notes indenture will provide that LIN Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction, including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service, with or for the benefit of any of its Affiliates, other than transactions between LIN Holdings and a Restricted Subsidiary of LIN Holdings or among Restricted Subsidiaries of LIN Holdings (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $5,000,000 or more, such determination will be made in good faith by a majority of members of the board of directors of LIN Holdings and by a majority of the disinterested members of the board of
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

directors of LIN Holdings, if any; provided, further, that for a transaction or series of related transactions involving value of $15,000,000 or more, the board of directors of LIN Holdings has received an opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial point of view, to LIN Holdings or such Restricted Subsidiary. The foregoing restrictions will not apply to:

          (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder;

          (2) any obligations of LIN Holdings under any employment agreement, noncompetition or confidentiality agreement with any officer of LIN Holdings as in effect on March 13, 1998, provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant;

          (3) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments";

          (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of LIN Holdings;

          (5) loans or advances to employees in the ordinary course of business of LIN Holdings or any of its Restricted Subsidiaries consistent with past practices; and

          (6) payments by LIN Holdings to Hicks Muse Partners in accordance with the terms of the Financial Advisory Agreement and the Monitoring and Oversight Agreement.

     Reports. The senior discount notes indenture will provide that so long as any of the senior discount notes are outstanding, LIN Holdings will provide to the senior discount notes trustee and the holders of senior discount notes and file with the SEC, to the extent such submissions are accepted for filing by the SEC, copies of the annual reports and of the information, documents and other reports that LIN Holdings would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, regardless of whether LIN Holdings is then obligated to file such reports.

EVENTS OF DEFAULT

     The following events are defined in the senior discount notes indenture as "Events of Default":

          (1) the failure to pay interest on the senior discount notes when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the failure to pay principal of or premium, if any, on any senior discount notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

          (3) a default in the observance or performance of any other covenant or agreement contained in the senior discount notes or the senior discount notes indenture, which default continues for a period of 30 days after LIN Holdings receives written notice thereof specifying the default from the senior discount notes trustee or holders of at least 25% in aggregate principal amount of outstanding senior discount notes;

          (4) the failure to pay at the stated maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of LIN Holdings or any Restricted Subsidiary of LIN Holdings, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been
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

     accelerated, aggregates $10,000,000 or more at any time in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

          (5) one or more judgments in an aggregate amount in excess of $15,000,000, which are not covered by insurance as to which the insurer has not disclaimed coverage, being rendered against LIN Holdings or any of its Significant Restricted Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

          (6) LIN Holdings ceasing for any reason to own directly all of the outstanding capital stock, including shares issuable upon conversion or exchange of other instruments or obligations, of LIN Television; and

          (7) certain events of bankruptcy, insolvency or reorganization affecting LIN Holdings or any of its Significant Restricted Subsidiaries.

     Upon the happening of any Event of Default specified in the senior discount notes indenture, the senior discount notes trustee may, and the senior discount notes trustee upon the request of holders of 25% in principal amount at maturity of the outstanding senior discount notes shall, or the holders of at least 25% in principal amount at maturity of outstanding senior discount notes may, declare:

          (a) the Accreted Value of all the senior discount notes, if on or before March 1, 2003; and

          (b) the principal amount of all the senior discount notes, together with all accrued and unpaid interest and premium, if any, if after March 1, 2003, to be due and payable by notice in writing to LIN Holdings and the senior discount notes trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable.

If an Event of Default with respect to bankruptcy proceedings relating to LIN Holdings or any Significant Restricted Subsidiaries occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the senior discount notes trustee or any holder of the senior discount notes.

     At any time after a declaration of acceleration with respect to the senior discount notes as described in the preceding paragraph, the holders of a majority in principal amount at maturity of the senior discount notes then outstanding, by notice to the senior discount notes trustee, may rescind and cancel such declaration and its consequences if:

          (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          (2) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the senior discount notes that has become due solely by such declaration of acceleration;

          (3) to the extent the payment of such interest is lawful, interest at the same rate specified in the senior discount notes. on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration has been paid;

          (4) LIN Holdings has paid the senior discount notes trustee its reasonable compensation and reimbursed the senior discount notes trustee for its reasonable expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of a Default or Event of Default of the type described in clause (6) of the first paragraph of "-- Events of Default" above, the senior

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

     discount notes trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.

The holders of a majority in principal amount at maturity of the senior discount notes may waive any existing Default or Event of Default under the senior discount notes indenture, and its consequences, except a default in the payment of the principal of or interest on any senior discount notes.

     LIN Holdings is required to deliver to the senior discount notes trustee, within 120 days after the end of LIN Holdings' fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether LIN Holdings has complied with its obligations under the senior discount notes indenture. In addition, LIN Holdings will be required to notify the senior discount notes trustee of the occurrence and continuation of any Default or Event of Default promptly after LIN Holdings becomes aware of the same.

     Subject to the provisions of the senior discount notes indenture relating to the duties of the senior discount notes trustee in case an Event of Default thereunder should occur and be continuing, the senior discount notes trustee will be under no obligation to exercise any of the rights or powers under the senior discount notes indenture at the request or direction of any of the holders of the senior discount notes unless such holders have offered to the senior discount notes trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the senior discount notes indenture, the holders of a majority in principal amount at maturity of the outstanding senior discount notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior discount notes trustee or exercising any trust or power conferred on the senior discount notes trustee.

SATISFACTION AND DISCHARGE OF SENIOR DISCOUNT NOTES INDENTURE; DEFEASANCE

     LIN Holdings may terminate its obligations under the senior discount notes indenture at any time by delivering all outstanding senior discount notes to the senior discount notes trustee for cancellation and paying all sums payable by it thereunder. LIN Holdings, at its option:

          (1) will be discharged from any and all obligations with respect to the senior discount notes, except for certain obligations of LIN Holdings to register the transfer or exchange of such senior discount notes, replace stolen, lost or mutilated senior discount notes, maintain paying agencies and hold moneys for payment in trust, or

          (2) need not comply with certain of the restrictive covenants with respect to the senior discount notes indenture, if LIN Holdings deposits with the senior discount notes trustee, in trust, U.S. legal tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest and premium on the senior discount notes on the dates such payments are due or through any date of redemption, if earlier than the dates such payments are due, in any case in accordance with the terms of such senior discount notes, as well as the senior discount notes trustee's fees and expenses.

To exercise either such option, LIN Holdings is required to deliver to the senior discount notes trustee:

          (a) an Opinion of Counsel or a private letter ruling issued to LIN Holdings by the IRS to the effect that the holders of the senior discount notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner
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

     and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a discharge pursuant to clause (1) above, accompanied by a private letter ruling issued to LIN Holdings by the IRS to such effect;

          (b) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not be subject to avoidance under applicable bankruptcy law; and

          (c) an Officers' Certificate and an Opinion of Counsel to the effect that LIN Holdings has complied with all conditions precedent to the defeasance.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (a) above need not be delivered if all senior discount notes not theretofore delivered to the senior discount notes trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the senior discount notes trustee for the giving of notice of redemption by the senior discount notes trustee in the name, and at the expense, of LIN Holdings.

MODIFICATION OF THE SENIOR DISCOUNT NOTES INDENTURE

     From time to time, LIN Holdings and the senior discount notes trustee, together, without the consent of the holders of the senior discount notes, may amend or supplement the senior discount notes indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the senior discount notes indenture may be made with the consent of the holders of a majority in principal amount at maturity of the then outstanding senior discount notes, except that, without the consent of each holder of the senior discount notes affected thereby, no amendment may, directly or indirectly:

          (1) reduce the amount of senior discount notes whose holders must consent to an amendment;

          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any senior discount notes;

          (3) reduce the principal of or change the fixed maturity of any senior discount notes, or change the date on which any senior discount notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4) make any senior discount notes payable in money other than that stated in the senior discount notes and the senior discount notes indenture;

          (5) make any change in provisions of the senior discount notes indenture protecting the right of each holder of a senior discount note to receive payment of principal of, premium on and interest on such senior discount note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the senior discount notes to waive a Default or Event of Default; or

          (6) after LIN Holdings' obligation to purchase the senior discount notes arises under the senior discount notes indenture, amend, modify or change the obligation of LIN Holdings to make or consummate a Change of Control offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

CONCERNING THE SENIOR DISCOUNT NOTES TRUSTEE

     The senior discount notes indenture contains certain limitations on the rights of the senior discount notes trustee, should it become a creditor of LIN Holdings, to obtain payment of

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

claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior discount notes trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding senior discount notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior discount notes trustee, subject to certain exceptions. The senior discount notes indenture provides that in case an Event of Default shall occur, which shall not be cured, the senior discount notes trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the senior discount notes trustee will be under no obligation to exercise any of its rights or powers under the senior discount notes indenture at the request of any holder of senior discount notes, unless such holder shall have offered to the senior discount notes trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The senior discount notes indenture provides that it and the senior discount notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the senior discount notes indenture. Reference is made to the senior discount notes indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of senior discount notes:

          (1) if the Specified Date is one of the following dates (each, a "Semi-Annual Accretion Date"), the amount set forth opposite such date below:

                                                                 SEMI-
                                                                ANNUAL
                                                               ACCRETION
                                                                 DATE
                                                               ---------
     September 1, 2001......................................   $  863.84
     March 1, 2002..........................................   $  907.03
     September 1, 2002......................................   $  952.38
     March 1, 2003..........................................   $1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accretion Date to the Specified Date and the denominator of which is 180; and

          (3) if the Specified date is after March 1, 2003, $1,000.00.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of LIN Holdings or
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

at the time it merges or consolidates with LIN Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of LIN Holdings or such acquisition, merger or consolidation.

     "Acquired Preferred Stock" means the Preferred Stock of any Person at such time as such Person becomes a Restricted Subsidiary of LIN Holdings or at the time it merges or consolidates with LIN Holdings or any of its Restricted Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Chase and its Affiliates shall not be deemed Affiliates of LIN Television by reason of the Senior Credit Facilities or their direct or indirect investments in any fund managed by Hicks Muse or any Person in which such fund is invested.

     "Applicable Premium" means, with respect to a senior discount note at any Change of Control redemption date, the greater of:

          (1) 1.0% of the accreted value of such senior discount note; and

          (2) the excess of (i) the present value at such time of the redemption price of such senior discount note at March 1, 2003 (such redemption price being described under "-- Optional Redemption") computed using a discount rate equal to the Treasury Rate plus 87.5 basis points over (ii) the accreted value of such senior discount note.

     "Asset Acquisition" means (i) an Investment by LIN Holdings or any Restricted Subsidiary of LIN Holdings in any other Person pursuant to which such Person shall become a Restricted Subsidiary of LIN Holdings or shall be consolidated or merged with LIN Holdings or any Restricted Subsidiary of LIN Holdings or (ii) the acquisition by LIN Holdings or any Restricted Subsidiary of LIN Holdings of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, other than operating leases entered into in the ordinary course of business, assignment or other transfer for value by LIN Holdings or any of its Restricted Subsidiaries, excluding any Sale and Leaseback Transaction or any pledge of assets or stock by LIN Holdings or any of its Restricted Subsidiaries, to any Person other than LIN Holdings or a Restricted Subsidiary of LIN Holdings of:

          (1) any Capital Stock of any Restricted Subsidiary of LIN Holdings; or

          (2) any other property or assets of LIN Holdings or any Restricted Subsidiary of LIN Holdings other than in the ordinary course of business; provided, however, that for purposes of the "Limitation on Asset Sales" covenant, Asset Sales shall not include:

             (a) a transaction or series of related transactions in which LIN Holdings or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000;

             (b) transactions permitted under the "Limitation on Asset Swaps" covenant;

             (c) transactions covered by the "Merger, Consolidation and Sale of Assets" covenant;

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

             (d) a Restricted Payment that otherwise qualifies under the "Limitation on Restricted Payment" covenant;

             (e) any disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of LIN Holdings and its Subsidiaries and that is disposed of, in each case, in the ordinary course of business; and

             (f) any transaction that constitutes a Change of Control.

     "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval, if applicable, and other customary closing conditions that LIN Holdings in good faith believes will be satisfied for a substantially concurrent purchase and sale, or exchange, of Productive Assets between LIN Holdings and any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by LIN Holdings or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and shall be applied in accordance with "-- Certain Covenants -- Limitation on Asset Sales."

     "Business Day" means any day, other than a day which is a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for business in New York, New York.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000;

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

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of LIN Holdings to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the senior discount notes indenture), other than to Hicks Muse or any of its Affiliates, officers or directors (the "Permitted Holders"); or

          (2) a majority of the board of directors of LIN Holdings or LIN Holdings shall consist of Persons who are not Continuing Directors; or

          (3) the acquisition by any Person or Group, other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of LIN Television or LIN Holdings.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum, without duplication, of:

          (1) Consolidated Net Income;

          (2) to the extent Consolidated Net Income has been reduced thereby,
     (i) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (ii) Consolidated Interest Expense and (iii) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

          (3) the lesser of (i) dividends or distributions paid to such first referred to Person or its Restricted Subsidiary by another Person whose results are reflected as a minority interest in the consolidated financial statements of such Person and (ii) such Person's equity interest in the Consolidated Cash Flow of such other Person (but in no event less than zero), except, that in the case of the Joint Venture, (x) such amount shall not exceed 10% of the Consolidated Cash Flow of such Person for such period and (y) such first Person shall be deemed to have received by dividend its proportionate share of distributable cash retained by the Joint Venture to fund the interest reserve.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

             (a) any amortization of debt discount;

             (b) the net cost under Interest Swap Agreements, including any amortization of discounts;

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

             (c) the interest portion of any deferred payment obligation;

             (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities; and

             (e) all accrued interest; and

          (2) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income, or loss, of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

          (1) gains and losses from Asset Sales, without regard to the $1,000,000 limitation set forth in the definition thereof, or abandonments or reserves relating thereto and the related tax effects;

          (2) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP;

          (3) the net income, or loss, of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Restricted Subsidiaries;

          (4) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

          (5) the net income or loss of any Person, other than a Restricted Subsidiary; and

provided further, however, that (i) there shall be added to net income Consolidated Cash Flow losses attributable to stations which LIN Holdings or any of its Restricted Subsidiaries operates pursuant to local market agreements provided that such addback shall not exceed $3,000,000 in any four quarter period and (ii) in determining net income, pro forma effect shall be given to the reimbursement of promotional expenses as if such reimbursement obligation were in effect for the entire period with respect to periods ending prior to March 31, 1999, but only if such reimbursement obligation is then in effect.

     "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries, excluding any such charges constituting an extraordinary or nonrecurring item, reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the board of directors of LIN Television or LIN Holdings on March 3, 1998, (ii) was nominated for election or elected to the board of directors of LIN Television or LIN Holdings, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a Representative of a Permitted Holder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

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     "Disqualified Capital Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures, excluding any maturity as the result of an optional redemption by the issuer thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, except, in each case, upon the occurrence of a Change of Control, in whole or in part, on or prior to the final maturity date of the senior discount notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to March 1, 2008 shall be deemed Disqualified Capital Stock.

     "Equity Offering" means a private sale or public offering of Capital Stock, other than Disqualified Capital Stock, of LIN Holdings or a Holding Company, to the extent, in the case of a Holding Company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of LIN Holdings.

     "Financial Advisory Agreement" means the Financial Advisory Agreement by and among LIN Television, LIN Holdings and Hicks Muse Partners, as in effect on March 3, 1998.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of March 3, 1998, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the senior discount notes indenture shall be computed in conformity with GAAP.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means a Guarantor under the senior notes indenture.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person:

          (1) for borrowed money;

          (2) evidenced by bonds, debentures, notes or other similar instruments;

          (3) constituting Capitalized Lease Obligations;

          (4) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements, but excluding trade accounts payable arising in the ordinary course of business;

          (5) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) for Indebtedness of others guaranteed by such Person;

          (7) for Interest Swap Agreements, Commodity Agreements and Currency Agreements; and

          (8) for Indebtedness of any other Person of the type referred to in clauses (1) through (7), which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured.

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The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap Agreements" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (in each case, including by way of Guarantee or similar arrangement, but excluding (i) any debt or extension of credit represented by a bank deposit other than a time deposit and (ii) advances to customers in the ordinary course of business) or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant:

          (1) "Investment" shall include the portion, proportionate to LIN Holdings' equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary, of the fair market value of the net assets of such Restricted Subsidiary of LIN Holdings at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, LIN Holdings shall be deemed to continue to have a permanent "Investment," if positive, equal to (x) LIN Holdings' "Investment" in such Unrestricted Subsidiary at the time of such redesignation less (y) the portion, proportionate to LIN Holdings' equity interest in such Subsidiary, of the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is so redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of LIN Holdings.

     "Leverage Ratio" means, as to any Person, the ratio of (i) the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all Disqualified Capital Stock of such Person and of all outstanding Preferred Stock of Restricted Subsidiaries of such Person, other than any such Disqualified Capital Stock or Preferred Stock held by such Person or any of its Restricted Subsidiaries, to
(ii) the Consolidated Cash Flow of such Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

     For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred has occurred, on the last

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day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to:

          (1) the Transactions;

          (2) the incurrence of the Indebtedness of such Person and its Restricted Subsidiaries, and the application of the proceeds therefrom, giving rise to the need to make such calculation and any incurrence, and the application of the proceeds therefrom, or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence, and the application of the proceeds thereof, or the repayment, as the case may be, occurred on the first day of the Four Quarter Period;

          (3) any Asset Sales, including those excluded from the definitions thereof by clauses (b), (c) or (d) of the definition thereof, or Asset Acquisitions, including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries, including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition, incurring, assuming or otherwise becoming liable for Indebtedness, or Asset Swaps at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale, Asset Acquisition, including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow associated with such Asset Acquisition, or Asset Swap occurred on the first day of the Four Quarter Period; and

          (4) cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings such Person reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Asset Acquisition or Asset Swap, regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the SEC, less the amount of any additional expenses that such Person reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such Asset Acquisitions or Asset Swap; provided, however, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the senior discount notes trustee at the time of the consummation of the Asset Acquisition or Asset Swap and (B) with respect to each Asset Acquisition or Asset Swap completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by LIN Holdings within 90 days of such Asset Acquisition or Asset Swap to effect the Cost Savings Measures identified in such officer's certificate, regardless, however, of whether the corresponding cost savings have been achieved.

Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination, including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio, and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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     "Lien" means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     "Monitoring and Oversight Agreement" means the Monitoring and Oversight Agreement by and among LIN Television, LIN Holdings and Hicks Muse Partners, as in effect on March 3, 1998.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by LIN Holdings or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, relocation costs, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers, fees and costs reasonably incurred in preparation of any asset or property for sale;

          (2) taxes paid or reasonably estimated to be payable, calculated based on the combined state, federal and foreign statutory tax rates applicable to LIN Holdings or the Restricted Subsidiary engaged in such Asset Sale;

          (3) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

          (4) any reserves established in accordance with GAAP for adjustment in respect of the sales price of the asset or assets subject to such Asset Sale or for any liabilities associated with such Asset Sale; and

          (5) repayment of Indebtedness secured by assets subject to such Asset Sale;

provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow, whether as a reserve for adjustment of the purchase price or otherwise, or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the senior discount notes trustee. The counsel may be an employee of or counsel to LIN Holdings or the senior discount notes trustee.

     "Permitted Indebtedness" means, without duplication:

          (1) Indebtedness outstanding on the Senior Discount Notes Issue Date, including the senior notes, the existing senior subordinated notes and the existing senior discount notes;

          (2) Indebtedness of LIN Holdings, LIN Television and any of its Restricted Subsidiaries that is a Guarantor (a) outstanding under the Senior Credit Facilities, including letter of credit obligations; provided that the aggregate principal amount at any time outstanding

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     does not exceed $570,000,000; or (b) incurred under the Senior Credit
     Facilities pursuant to and in compliance with either (x) clause (5) of this definition or (y) the proviso in the covenant described under the caption "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" above;

          (3) Indebtedness evidenced by or arising under the senior discount notes and the senior discount notes indenture;

          (4) Interest Swap Agreements, Commodity Agreements and Currency Agreements; provided, however, that such agreements are entered into for bona fide hedging purposes and not for speculative purposes;

          (5) additional Indebtedness of LIN Holdings or any of its Restricted Subsidiaries that is a Guarantor not to exceed $20,000,000 in principal amount outstanding at any time, which amount may, but need not, be incurred under the Senior Credit Facilities;

          (6) Refinancing Indebtedness;

          (7) Indebtedness owed by LIN Holdings to any Subsidiary of LIN Holdings or by any Restricted Subsidiary of LIN Holdings to LIN Holdings or any Subsidiary of LIN Holdings;

          (8) guarantees by Restricted Subsidiaries of any Indebtedness permitted to be incurred pursuant to the senior discount notes indenture;

          (9) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by LIN Holdings or any of its Restricted Subsidiaries to their customers in the ordinary course of their business;

          (10) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of LIN Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of LIN Holdings, other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of LIN Holdings for the purpose of financing such acquisition, in a principal amount not to exceed the gross proceeds actually received by LIN Holdings or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (10), when taken together with all Indebtedness incurred pursuant to this clause (10) and similar provisions contained in the indenture governing the existing senior discount notes and then outstanding, shall not exceed $20,000,000; and

          (11) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (11) shall not exceed $7,500,000 at any time outstanding.

     "Permitted Investments" means:

          (1) Investments by LIN Holdings or any Restricted Subsidiary of LIN Holdings to acquire the stock or assets of any Person, or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Restricted Subsidiary of LIN Holdings, engaged in the broadcast business or businesses reasonably

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     related thereto; provided, however, that if any such Investment or series of related Investments involves an Investment by LIN Holdings in excess of $10,000,000, at the time of such Investment and immediately after giving effect thereto (i) LIN Holdings has incurred no additional Indebtedness and
     (ii) LIN Holdings is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant;

          (2) Investments received by LIN Holdings or its Restricted Subsidiaries as consideration for a sale of assets made in compliance with the other terms of the senior discount notes indenture;

          (3) Investments by LIN Holdings or any Restricted Subsidiary of LIN Holdings in any Restricted Subsidiary of LIN Holdings, whether existing on the Senior Discount Notes Issue Date or created thereafter, or any Person that after such Investments, and as a result thereof, becomes a Restricted Subsidiary of LIN Holdings and Investments in LIN Holdings or any Restricted Subsidiary by any Restricted Subsidiary of LIN Holdings;

          (4) Investments in cash and Cash Equivalents;

          (5) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement;

          (6) loans or advances to employees of LIN Holdings or any Restricted Subsidiary thereof for purposes of purchasing LIN Holdings' or a holding company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of LIN Holdings or such Restricted Subsidiary; and

          (7) additional Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets of a kind used or usable by LIN Holdings and its Restricted Subsidiaries in broadcast business or businesses reasonably related, ancillary or complementary thereto, and specifically includes assets acquired through Asset Acquisitions, it being understood that "assets" may include Capital Stock of a Person that owns such Productive Assets, providedthat after giving effect to such transaction, such Person would be a Restricted Subsidiary of LIN Holdings.

     "Public Equity Offering" means an underwritten public offering of Capital Stock, other than Disqualified Capital Stock, of LIN Holdings or a holding company, to the extent, in the case of a holding company, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of LIN Holdings, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means any refinancing of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant, other than pursuant to clause (3) or (4) of the definition of Permitted Indebtedness, that does not

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          (1) result in an increase in the aggregate principal amount of
     Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person; or

          (2) create Indebtedness with (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (ii) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

     "Representative" means the indenture senior discount notes trustee or other senior discount notes trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

     "Restricted Payment" means:

          (1) the declaration or payment of any dividend or the making of any other distribution, other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock, on shares of LIN Holdings' Capital Stock;

          (2) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of LIN Holdings, or any warrants, rights or options to acquire shares of Capital Stock of LIN Holdings, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock; or

          (3) the making of any Investment, other than a Permitted Investment.

     "Restricted Subsidiary" means a Subsidiary of LIN Holdings other than an Unrestricted Subsidiary and includes all of the Subsidiaries of LIN Holdings existing as of the Senior Discount Notes Issue Date. The board of directors of LIN Holdings may designate any Unrestricted Subsidiary or any person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action, and treating any Acquired Indebtedness as having been incurred at the time of such action, LIN Holdings could have incurred at least $1.00 of additional indebtedness, other than Permitted Indebtedness, pursuant to the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant.

     "Senior Credit Facilities" means the Senior Credit Facilities under that certain Credit Agreement, dated as of March 1, 1998, as amended, among LIN Holdings, LIN Television, The Chase Manhattan Bank, as administrative agent and collateral agent, The Bank of New York, as syndication agent, Bank of America, N.A. as successor documentation agent to National Westminster Bank PLC, and any other financial institutions from time to time party thereto, together with the related documents thereto, including, without limitation, any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including by way of adding Restricted Subsidiaries of LIN Holdings as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, or other institutions.

     "Senior Discount Notes Issue Date" means the date of original issuance of the senior discount notes.

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     "Senior Indebtedness" means, whether outstanding on March 3, 1998 or thereafter issued, (x) the senior discount notes and the existing holdings notes and (y) all other Indebtedness of LIN Holdings, including interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to LIN Holdings or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding, and premium, if any, thereon, and other monetary amounts, including fees, expenses, reimbursement obligations under letters of credit and indemnities, owing in respect thereof unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness ranks pari passuwith the senior discount notes; provided, however, that Senior Indebtedness will not include:

          (1) any obligation of LIN Holdings to any Restricted Subsidiary;

          (2) any liability for federal, state, foreign, local or other taxes owed or owing by LIN Holdings;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness, Guarantee, or obligation of LIN Holdings that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of LIN Holdings, including any Senior Subordinated Indebtedness and any Subordinated Obligations; or

          (5) obligations in respect of any Capital Stock.

     "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that would be a "significant subsidiary" as defined in
Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as amended, as such rule is in effect on the Senior Discount Notes Issue Date.

     "Subsidiary," with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

Notwithstanding anything in the senior discount notes indenture to the contrary, all references to LIN Holdings and its consolidated Restricted Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include LIN Holdings and its Restricted Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the senior discount notes indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the senior discount notes indenture.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date, or, if such Statistical Release is no longer published, any publicly available source or similar market data, most nearly equal to the period from the Change of Control Redemption Date to March 1, 2003; provided, however, that if the period from the Change of Control Redemption Date to March 1, 2003 is not equal

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to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Change of Control Redemption Date to March 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means a Subsidiary of LIN Holdings created after March 3, 1998 and so designated by a resolution adopted by the board of directors of LIN Holdings; provided, however, that:

          (1) neither LIN Holdings nor any of its other Restricted Subsidiaries
     (i) provides any credit support for any Indebtedness or other Obligations of such Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, or (ii) is directly or indirectly liable for any Indebtedness or other Obligations of such Subsidiary; and

          (2) at the time of designation of such Subsidiary, such Subsidiary has no property or assets, other than de minimis assets resulting from the initial capitalization of such Subsidiary.

The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) (x) LIN Holdings has incurred no additional Indebtedness and (y) LIN Television could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Capital Stock" covenant and (ii) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of LIN Holdings shall be evidenced to the senior discount notes trustee by the filing with the senior discount notes trustee of a certified copy of the resolution of LIN Holdings' board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Unsubordinated Indebtedness" means the senior discount notes and any other Indebtedness of LIN Holdings that specifically provides that such Indebtedness is to rank pari passu with the senior discount notes in right of payment and is not subordinated by its terms in right of payment to any Senior Indebtedness of LIN Holdings.

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years, calculated to the nearest one-twelfth, which will elapse between such date and the making of such payment.

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                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, both the new senior notes and the new senior discount notes initially will be represented by one or more permanent global certificates in definitive, duly registered form. The global notes will be deposited on their date of issue with, or on behalf of, The Depository Trust Company, New York, New York or "DTC" and registered in the name of a nominee of DTC.

     The Global Notes. The issuers expect that pursuant to procedures established by DTC:

     - upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of new notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary; and

     - ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC or "participants" or persons who hold interests through participants.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such global notes for all purposes under the indentures. No beneficial owner of any interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures.

     Payments of the principal of, premium, if any, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of LIN Television, LIN Holdings, the trustees or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The issuers expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the global notes, will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. The issuers also expect that payments by participants to owners of beneficial owners in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC.

     DTC has advised the issuers that it will take any action permitted to be taken by a holder of notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction.

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     DTC has advised the issuers as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither of the issuers nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by the issuer within 90 days, certificates notes will be issued in exchange for the global notes.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. LIN Television and LIN Holdings have agreed that, for a period of 90 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until             , 2001, all dealers
effecting transactions in the new notes may be required to deliver a prospectus.

     The issuers will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options in the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities act.

     For a period of 90 days after the expiration date, LIN Television will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. The issuers have agreed to pay all expenses incident to the exchange offers, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any broker-dealers and will indemnify holders of the old notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. Except as specifically provided below, the following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note who or which is:

     - a citizen or resident of the United States;

     - a corporation (or other entity, other than a partnership, estate or trust) created or organized under the laws of the United States, or any political subdivision thereof;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, for example, financial institutions, insurance companies, dealers in securities, tax-exempt organizations, or taxpayers holding the Notes through a partnership or similar pass-thru entity or as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     Except as otherwise indicated below, this discussion assumes that the notes are held as capital assets, as defined in Section 1221 of the Code, by the holders thereof. This discussion is limited to the U.S. federal income tax consequences to holders acquiring notes on original issue for cash. The issuers will treat the notes as indebtedness for U.S. federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected.

     Prospective holders are urged to consult their own tax advisors regarding the federal, state, local and other tax considerations of the acquisition, ownership and disposition of the notes.

U.S. HOLDERS

     Stated Interest on the Senior Notes. The stated interest on the senior notes will be included in income by a U.S. holder in accordance with such U.S. holder's usual method of tax accounting.

     Stated Interest on the Senior Discount Notes. The stated interest on the senior discount notes will be included in the amount of OID, the original issue discount, on such senior discount notes. A U.S. holder will not be required to report separately as taxable income actual payments of stated interest with respect to the senior discount notes.

     Original Issue Discount on the Notes. For the reasons discussed below, the notes will be deemed to have been issued with OID. Accordingly, each U.S. holder will be required to include in income, regardless of whether such U.S. holder is a cash or accrual basis taxpayer, in each taxable year, in advance of the receipt of cash payments on such notes attributable to such OID, that portion of the OID, computed on a constant yield basis, attributable to each day

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during such year on which the holder held the notes. See "-- Taxation of
Original Issue Discount" below.

     The amount of OID with respect to each note will be equal to the excess of its "stated redemption price at maturity" over its "issue price." The "issue price" of a note will be equal to the first price at which a substantial amount of the notes are sold. For purposes of determining the issue price of the Notes, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored.

     Under the Treasury Regulations, the "stated redemption price at maturity" of a note will equal the sum of all cash payments required to be made on such note (other than, in the case of the senior notes, payments of stated interest) and the excess of the aggregate of such amounts over the issue price of such note would be included in the holder's income as OID.

     Taxation of Original Issue Discount. A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which such holder holds the debt instrument. The daily portions of OID required to be included in a U.S. holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year on which the U.S. holder holds the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the note at the beginning of such accrual period multiplied by the "yield to maturity" of the note, properly adjusted for the length of the accrual period, minus, in the case of the senior notes, stated interest allocable to the accrual period. The note's "yield to maturity" is that discount rate which, when used in computing the present value of all principal and stated interest payments to be made under a note, produces an amount equal to the issue price of the note. The "adjusted issue price" of the note at the beginning of an accrual period will generally be its issue price plus the aggregate amount of OID that accrued in all prior accrual periods less any cash payments on the note other than payments of stated interest on a senior note. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     The notes may be redeemed prior to their stated maturity at the issuers' option. For purposes of computing the yield on the notes, the issuer will be deemed to exercise its option to redeem in a manner that minimizes the yield on the notes. It is not anticipated that the ability to redeem the notes will affect their yield to maturity.

     The failure of LIN Television, in the case of the senior notes, or LIN Holdings, in the case of the senior discount notes, to comply with certain of its obligations with respect to the exchange offer will give rise to the payment of liquidated damages to the holders of the notes. According to applicable Treasury regulations, the possibility of a change in interest rate on the notes will not affect the amount or timing of interest income recognized by a U.S. holder of a note if the likelihood of the change, as of the date the notes are issued, is remote. LIN Television, with respect to the senior notes, and LIN Holdings, with respect to the senior discount notes, intend to take the position that the likelihood of payment of liquidated damages is remote and do not intend to treat the possibility of a change in interest rate as affecting the yield to maturity on the notes. Accordingly, any liquidated damages payable to U.S. holders of notes should be includible in gross income by a U.S. holder at the time the payment is paid or accrues in accordance with such holder's usual method of tax accounting. Similarly, LIN Television, with respect to the Senior Notes, and LIN Holdings, with respect to the senior discount notes, intend to take the position that the likelihood of a redemption or

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repurchase in the event of a Change of Control is remote under applicable
Treasury regulations and do not intend to treat this possibility as affecting the yield to maturity on the notes.

     Tax Basis. A U.S. holder's initial tax basis in a note will be equal to the purchase price paid by such holder for such note.

     A U.S. holder's tax basis in a note will be increased by the amount of OID that is included in such U.S. holder's income pursuant to the foregoing rules through the day preceding the day of disposition and will be decreased by the amount of any cash payments received, other than payments of stated interest on a senior note.

     Sale, Exchange, Redemption or Repayment. Unless a nonrecognition provision applies, the sale, exchange, redemption or other disposition of notes will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. holder will recognize gain or loss equal to the difference between:

     - the amount of cash plus the fair market value of any property received (except to the extent that amounts received are attributable to accrued interest not previously included in income, which portion of the consideration would be taxed as ordinary income); and

     - the holder's adjusted tax basis therein.

Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Noncorporate taxpayers are generally subject to a maximum regular U.S. federal income tax rate of 20% on net long term capital gains. The deductibility of capital losses is subject to certain limitations.

     Exchange Offer. The exchange of senior notes or senior discount notes for exchange notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and, therefore, such exchange should not constitute an exchange for U.S. federal income tax purposes. Accordingly, such exchange should have no U.S. federal income tax consequences to U.S. holders of notes.

     Applicable High-Yield Debt Obligations. The senior discount notes will be treated as "applicable high yield debt obligations" or "AHYDOs" for U.S. federal income tax purposes because:

     - the yield to maturity on the senior discount notes, computed as of the issue date, equals or exceeds the sum of the "applicable federal rate" in effect for the month in which the senior discount notes are issued plus 5%; and

     - the senior discount notes bear "significant OID".

Because the senior discount notes are considered to be AHYDOs, LIN Holdings will not be permitted to deduct accrued OID on the senior discount notes for U.S. federal income tax purposes until LIN Holdings actually pays the OID in cash.

     Moreover, to the extent that the yield to maturity exceeds the sum of the applicable federal rate and 6%, the deduction for OID on the senior discount notes will be permanently disallowed for U.S. federal income tax purposes to the extent of such excess yield, regardless of whether LIN Holdings actually pays the OID. For purposes of the dividends-received deduction generally available to corporations, payments of that excess yield will be treated as dividends to the extent deemed paid out of current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Corporate U.S. holders should consult with their tax advisors as to the applicability of the dividends-received deduction and its effect on their adjusted tax basis in the their senior discount notes.

     Backup Withholding and Information Reporting. Under the Code, U.S. holders of notes may be subject, under certain circumstances, to information reporting and "backup withhold-

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ing" at a 31% rate with respect to cash payments in respect of principal, and premium, if any, OID, interest, and the gross proceeds from dispositions thereof. Backup withholding applies only if the U.S. holder:

     - fails to furnish its social security or other taxpayer identification number or "TIN" within a reasonable time after a request therefor;

     - furnishes an incorrect TIN;

     - fails to report properly interest or dividends; or

     - fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

     Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

     LIN Holdings and LIN Television will furnish annually to the Internal Revenue Service and to record holders of the notes, to whom it is required to furnish such information, information relating to the amount of OID and interest. Because this information will be based upon the adjusted issue price of the senior discount notes as if the holder were an original holder, purchasers who purchase senior discount notes for an amount other than the adjusted issue price at the time of purchase will be required to determine for themselves the amount of OID, if any, that they are required to report.

     THE FOREGOING DISCUSSION IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT U.S. HOLDERS OF NOTES. EACH PURCHASER OF ANY OF THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder of a note.

     For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is:

     - effectively connected with the conduct of a U.S. trade or business; and

     - in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

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     Stated Interest and OID on Notes.  Generally any interest or OID paid to a
non-U.S. holder of a note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest or OID qualifies as "portfolio interest." Generally interest and OID on the notes will qualify as portfolio interest if:

     - the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all voting stock of LIN Television (in the case of the senior notes) or LIN Holdings (in the case of the senior discount notes); and

     - such holder is not a "controlled foreign corporation" with respect to which LIN Television or LIN Holdings, as the case may be, is a "related person" within the meaning of the Code; and

     - either the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Notes certifies under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner; and

     - the non-U.S. holder is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

     The gross amount of payments to a non-U.S. holder of interest or OID that do not qualify for the portfolio interest exception and that are not effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. holder must provide a properly executed Form W-8BEN or W-8ECI, or such successor forms as the Internal Revenue Service designates, as applicable, prior to the payment of interest. These forms must be periodically updated. Also under these regulations, a non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Although the senior discount notes are AHYDOs, the recharacterization of a portion of OID as dividends as described above will not apply for purposes of U.S. withholding tax.

     Sale, Exchange or Redemption of Notes. A non-U.S. holder will generally not be subject to U.S. federal income tax recognized on a sale, redemption or other disposition of a note unless:

     - the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder;

     - in the case of a non-U.S. holder who is a nonresident alien individual and holds such note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; or

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     - the non-U.S. holder is subject to the special rules applicable to former citizens and residents of the United States.

     Federal Estate Tax. If interest on the notes is exempt from withholding of U.S. federal income tax as portfolio interest described above, the notes will not be included in the estate of a deceased non-U.S. holder for U.S. federal estate tax purposes.

     Information Reporting and Backup Withholding. LIN Television and LIN Holdings must report annually to the Internal Revenue Service and to each non-U.S. holder any interest or OID that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest or OID that is exempt from United States tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

     In the case of payments of interest, including OID, to non-U.S. holders, Treasury Regulations provide that information reporting and backup withholding at a rate of 31% will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established, provided that neither the payor nor its paying agent has actual knowledge that the holder is a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

     The Treasury Regulations provide that backup withholding and information reporting will not apply to payments of principal on the notes by LIN Television or LIN Holdings to a non-U.S. holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither LIN Television nor LIN Holdings nor their paying agents has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is:

     - a "controlled foreign corporation" for U.S. federal income tax purposes;
       or

     - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business.

     In the case of the payment of proceeds from the disposition of notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     The Treasury Department recently promulgated final Treasury Regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements

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but rather unify current certification procedures and forms and clarify reliance standards. non-U.S. holders should consult their own tax advisors with respect to the impact, if any, of the new final Treasury Regulations.

     Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                                 LEGAL MATTERS

     The validity of the new notes offered hereby will be passed upon for the Issuers by Weil Gotshal & Manges LLP, Dallas, Texas.

                                    EXPERTS

     The financial statements of LIN Holdings Corp. as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000 and 1999, and for the period from March 3, 1998 (date of acquisition) to December 31, 1998, and the financial statements of LIN Television Corporation as of December 31, 2000 and 1999, and for each of the years ended December 31, 2000 and 1999, the period from March 3, 1998 (date of acquisition) to December 31, 1998, and the period from January 1, 1998 to March 2, 1998, included in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000 AND 1999, AND
  FOR THE PERIOD ENDED DECEMBER 31, 2000
  LIN Holdings Corp.
     Reports of Independent Accountants.....................   F-2
     Consolidated Balance Sheets............................   F-4
     Consolidated Statements of Operations..................   F-5
     Consolidated Statements of Stockholders' Equity........   F-6
     Consolidated Statements of Cash Flows..................   F-7
     Notes to Consolidated Financial Statements.............   F-8
  LIN Television Corporation
     Reports of Independent Accountants.....................  F-29
     Consolidated Balance Sheets............................  F-31
     Consolidated Statements of Operations..................  F-32
     Consolidated Statements of Stockholders' Equity........  F-33
     Consolidated Statements of Cash Flows..................  F-34
     Notes to Consolidated Financial Statements.............  F-35

FINANCIAL STATEMENTS AS OF, AND FOR THE SIX MONTHS ENDED,
  JUNE 30, 2001
  LIN Holdings Corp.
     Condensed Consolidated Balance Sheets..................  F-57
     Condensed Consolidated Statements of Operations........  F-58
     Condensed Consolidated Statements of Cash Flows........  F-59
     Notes to Condensed Consolidated Financial Statements...  F-60
  LIN Television Corporation
     Condensed Consolidated Balance Sheets..................  F-66
     Condensed Consolidated Statements of Operations........  F-67
     Condensed Consolidated Statements of Cash Flows........  F-68
     Notes to Condensed Consolidated Financial Statements...  F-69

FINANCIAL STATEMENT SCHEDULES
  Schedule I -- Condensed Financial Information of the
     Registrant ............................................  F-75
  Schedule II -- Valuation and Qualifying Accounts .........  F-79

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of LIN Holdings Corp.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of LIN Holdings Corp. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999, and for the period from March 3, 1998 (date of acquisition) to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 8, 2001, except as to
Note 16 which is as of
March 26, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of LIN Holdings Corp.:

     In our opinion, the accompanying consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of LIN Television Corporation and its subsidiaries (the "Predecessor") for the period from January 1, 1998 to March 2, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 1999

                               LIN HOLDINGS CORP.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Current assets:
Cash and cash equivalents...................................   $    7,832     $   17,699
Accounts receivable, less allowance for doubtful accounts
  (2000 -- $1,679; 1999 -- $1,918)..........................       58,826         55,515
Program rights..............................................       13,614         13,601
Other current assets........................................        4,302          6,988
                                                               ----------     ----------
          Total current assets..............................       84,574         93,803
Property and equipment, net.................................      164,738        144,882
Deferred financing costs....................................       36,298         41,553
Equity investments..........................................       91,798         65,771
Investment in Southwest Sports Group, at cost plus accrued
  interest..................................................       53,000         50,000
Program rights..............................................        4,155          4,552
Intangible assets, net......................................    1,600,882      1,546,392
Other assets................................................        9,918          5,732
                                                               ----------     ----------
          Total Assets......................................   $2,045,363     $1,952,685
                                                               ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable............................................   $    7,226     $    7,477
Program obligations.........................................       13,491         13,336
Accrued income taxes........................................        5,578          4,750
Current portion of long-term debt...........................       19,572         15,805
Accrued interest expense....................................       10,809         10,494
Accrued sales volume discount...............................        4,728          4,269
Other accrued expenses......................................       16,604         17,626
                                                               ----------     ----------
          Total current liabilities.........................       78,008         73,757
Long-term debt, excluding current portion...................      968,685        841,821
Deferred income taxes.......................................      521,494        524,323
Program obligations.........................................        3,984          5,819
Other liabilities...........................................        7,002          7,050
                                                               ----------     ----------
          Total liabilities.................................    1,579,173      1,452,770
                                                               ----------     ----------
Commitments and Contingencies (Note 4, Note 12 and Note 13)
Stockholders' equity:
Preferred stock, $0.01 par value: no shares authorized......           --             --
Common stock, $0.01 par value: 1,000 shares authorized,
  issued and outstanding....................................           --             --
Additional paid-in capital..................................      561,669        561,200
Accumulated deficit.........................................      (95,479)       (61,285)
                                                               ----------     ----------
          Total stockholders' equity........................      466,190        499,915
                                                               ----------     ----------
          Total liabilities and stockholders' equity........   $2,045,363     $1,952,685
                                                               ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                               LIN HOLDINGS CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                        PREDECESSOR
                                                                                        -----------
                                                                         PERIOD FROM    PERIOD FROM
                                               YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                               -----------------------   DECEMBER 31,    MARCH 2,
                                                  2000         1999          1998          1998
                                               ----------   ----------   ------------   -----------
Net revenues.................................   $295,706     $224,446      $189,536       $43,804
Operating costs and expenses:
  Direct operating...........................     78,693       57,292        48,812        11,117
  Selling, general and administrative........     64,193       49,123        42,168        11,701
  Corporate..................................      9,270        7,900         7,130         1,170
  KXTX Management Fee........................         --        1,178         8,033            --
  Amortization of program rights.............     21,214       15,029        10,712         2,743
  Depreciation and amortization of intangible
     assets..................................     63,734       57,934        45,199         4,581
                                                --------     --------      --------       -------
Total operating costs and expenses...........    237,104      188,456       162,054        31,312
                                                --------     --------      --------       -------
Operating income.............................     58,602       35,990        27,482        12,492
Other (income) expense:
  Interest expense...........................     92,868       68,689        53,576         2,764
  Investment income..........................     (4,052)      (3,280)       (1,220)          (98)
  Share of (income) loss in equity
     investments.............................       (365)       5,488         6,037           244
  Loss on WAND-TV exchange...................      2,720           --            --            --
  Loss on disposition of KXTX-TV.............         --        2,212            --            --
  Merger expense.............................         --           --            --         8,616
  Other, net.................................         44          (54)           --            --
                                                --------     --------      --------       -------
Total other expense, net.....................     91,215       73,055        58,393        11,526
                                                --------     --------      --------       -------
Income (loss) before provision for (benefit
  from) income taxes.........................    (32,613)     (37,065)      (30,911)          966
Provision for (benefit from) income taxes....      1,581       (3,039)       (3,652)        3,710
                                                --------     --------      --------       -------
Net loss.....................................   $(34,194)    $(34,026)     $(27,259)      $(2,744)
                                                ========     ========      ========       =======

   The accompanying notes are an integral part of the consolidated financial statements.

                               LIN HOLDINGS CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                    COMMON STOCK                ADDITIONAL                     TOTAL
                                  ----------------   TREASURY    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                  SHARES    AMOUNT    STOCK      CAPITAL       DEFICIT        EQUITY
                                  -------   ------   --------   ----------   -----------   -------------
Balance at December 31, 1997
  (Predecessor).................   29,857   $ 299      $(3)     $ 283,177     $(90,908)      $ 192,565
  Net loss (Jan 1 - Mar 2)......       --      --       --             --       (2,744)         (2,744)
  Proceeds from exercises of
     stock options and issuance
     of Employee Stock Purchase
     Plan shares (Jan 1 - Mar
     2).........................       29      --       --          1,071           --           1,071
  Tax benefit from exercises of
     stock options (Jan 1 - Mar
     2).........................       --      --       --         10,714           --          10,714
                                  -------   -----      ---      ---------     --------       ---------
Balance at March 2, 1998
  (Predecessor).................   29,886     299       (3)       294,962      (93,652)        201,606
  Net loss......................       --      --       --             --      (27,259)        (27,259)
  Acquisition of LIN Television
     Corporation and
     contribution of KXAS-TV to
     NBC Joint Venture..........  (29,886)   (299)       3       (294,962)      93,652        (201,606)
  Proceeds from sale of Common
     Stock......................        1      --       --        558,123           --         558,123
  Proceeds from capital
     contribution...............       --      --       --          1,000           --           1,000
  Payments on exercises of
     phantom stock units........       --      --       --           (250)          --            (250)
  Tax benefit from exercises of
     stock options..............       --      --       --            795           --             795
                                  -------   -----      ---      ---------     --------       ---------
Balance at December 31, 1998....        1      --       --        559,668      (27,259)        532,409
  Net loss......................       --      --       --             --      (34,026)        (34,026)
  Tax benefit from exercises of
     stock options..............       --      --       --          1,532           --           1,532
                                  -------   -----      ---      ---------     --------       ---------
Balance at December 31, 1999....        1      --       --        561,200      (61,285)        499,915
  Net loss......................       --      --       --             --      (34,194)        (34,194)
  Payments on exercises of
     phantom stock units........       --      --       --           (133)          --            (133)
  Tax benefit from exercises of
     stock options..............       --      --       --            602           --             602
                                  -------   -----      ---      ---------     --------       ---------
Balance at December 31, 2000....        1   $  --               $ 561,669     $(95,479)      $ 466,190
                                  =======   =====      ===      =========     ========       =========

   The accompanying notes are an integral part of the consolidated financial statements.

                               LIN HOLDINGS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                     PREDECESSOR
                                                                                                     -----------
                                                                   YEAR ENDED         PERIOD FROM    PERIOD FROM
                                                                  DECEMBER 31,         MARCH 3 -     JANUARY 1 -
                                                              ---------------------   DECEMBER 31,    MARCH 2,
                                                                2000        1999          1998          1998
                                                              ---------   ---------   ------------   -----------
Net loss....................................................  $ (34,194)  $ (34,026)  $   (27,259)    $ (2,744)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization (including amortization of
    financing costs and note discounts).....................     95,311      85,346        66,563        4,714
  Amortization of program rights............................     21,214      15,029        10,712        2,743
  Interest on SSG preferred units...........................     (3,000)     (3,000)           --           --
  Loss on disposition of stations...........................      2,722       2,212            --           --
  Tax benefit from exercises of stock options...............        602       1,532           795       10,714
  Deferred income taxes.....................................     (3,025)     (8,537)       (4,792)       1,907
  Net loss (gain) on disposition of assets..................        220        (545)          (49)          19
  Program payments..........................................    (22,750)    (15,293)      (10,497)      (4,157)
  Share of (income) loss of equity investments..............       (365)      5,488         6,037          244
  Provision for doubtful accounts...........................        239          38          (108)          98
  Changes in operating assets and liabilities, net of
    acquisitions and disposals:
    Accounts receivable.....................................     (3,072)    (10,786)       (7,836)       7,695
    Program rights, net of program obligations..............        239        (247)          436          (45)
    Other assets............................................      5,604     (15,837)       20,163      (19,102)
    Accounts payable........................................      1,796      (1,606)        1,209        1,187
    Accrued income taxes....................................        828      (5,326)          366        1,777
    Accrued interest expense................................        315        (194)        9,154           74
    KXTX management fee payable.............................         --      (4,175)        4,175           --
    Accrued sales volume discount...........................        459       4,269            --           --
    Other accrued expenses..................................     (4,907)      7,375        (3,623)       3,292
                                                              ---------   ---------   -----------     --------
Net cash provided by operating activities...................     58,236      21,717        65,446        8,416
                                                              ---------   ---------   -----------     --------
Investing activities:
Capital expenditures........................................    (29,126)    (18,191)      (21,498)      (1,221)
Proceeds from asset disposals...............................         --       6,560            64            3
Liquidating dividend on investment in SSDB..................         --       7,125        (7,125)          --
Investment in joint ventures................................         --          --          (250)        (250)
Investment in Banks Broadcasting, Inc. .....................    (11,145)     (2,229)           --           --
Other investments...........................................     (3,000)         --            --           --
Capital distributions from equity investments...............        815          --            --           --
Acquisition of WWLP-TV, net of cash acquired................   (128,000)         --            --           --
Acquisition of WOOD-TV and WOTV-TV, net of cash acquired....         --    (119,985)           --           --
Acquisition of WAPA-TV, net of cash acquired................         --     (69,909)           --           --
Acquisition of LIN Television Corporation, net of cash
  acquired..................................................         --          --    (1,724,281)          --
Local marketing agreement expenditures......................     (3,625)       (640)         (775)          --
                                                              ---------   ---------   -----------     --------
Net cash used in investing activities.......................   (174,081)   (197,269)   (1,753,865)      (1,468)
                                                              ---------   ---------   -----------     --------
Financing activities:
Net payments on exercises of phantom stock units and
  issuance of employee stock purchase plan shares...........       (133)         --          (250)       1,071
Principal payments on long-term debt........................    (41,389)    (19,098)     (262,323)          --
Proceeds from long-term debt................................    147,000     153,000       668,929           --
Proceeds from revolver debt.................................        500      18,000            --           --
Loan fees incurred on long-term debt........................         --          --       (51,211)          --
Proceeds from GECC note.....................................         --          --       815,500           --
Proceeds for sale of common stock...........................         --          --       558,123           --
Proceeds from capital contribution..........................         --          --         1,000           --
                                                              ---------   ---------   -----------     --------
Net cash provided by financing activities...................    105,978     151,902     1,729,768        1,071
                                                              =========   =========   ===========     ========
Net (decrease) increase in cash and cash equivalents........     (9,867)    (23,650)       41,349        8,019
Cash and cash equivalents at the beginning of the period....     17,699      41,349            --        8,046
                                                              ---------   ---------   -----------     --------
Cash and cash equivalents at the end of the period..........  $   7,832   $  17,699   $    41,349     $ 16,065
                                                              =========   =========   ===========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                               LIN HOLDINGS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND:

     LIN Holdings Corp. ("Holdings"), together with its subsidiaries, including LIN Television Corporation ("LIN Television"), the predecessor business prior to March 3, 1998, (together, the "Company") was formed on July 18, 1997. On March 3, 1998, Holdings acquired LIN Television.

     The Company is a television station group operator in the United States and Puerto Rico that owns ten television stations, nine of which are network-affiliated television stations. Additionally, the Company has local marketing agreements ("LMAs") under which it programs five other stations in the markets in which it operates.

     The Company owns and operates four CBS affiliates, four NBC affiliates, one ABC affiliate and one independent station in San Juan, Puerto Rico. The Company also programs four additional network-affiliated television stations and one independent television station pursuant to LMAs. Additionally, the Company has investments in a number of ventures with third parties, through which it has an interest in television stations in locations throughout the United States of America. The Company is also the owner and operator of 28 low-power television stations.

     All of the Company's consolidated subsidiaries fully and unconditionally guarantee the Company's Senior Subordinated Notes and Senior Credit Facilities (see Note 8) on a joint and several basis.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below:

PRINCIPLES OF CONSOLIDATION:

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. The Company conducts its business through its subsidiaries and has no operations or significant assets other than its investment in its subsidiaries. Accordingly, no separate or additional financial information about the subsidiaries is provided.

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. The Company's actual results could differ from these estimates. Estimates are used when accounting for the collectability of receivables and valuing intangible assets and net assets of business acquired.

CASH AND CASH EQUIVALENTS:

     Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. The Company's excess cash is invested primarily in short-term U.S. Government securities.

PROPERTY AND EQUIPMENT:

     Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally 20 to 30 years for building and

                               LIN HOLDINGS CORP.

fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in the determination of net income or loss. Expenditures for maintenance and repairs are expensed as incurred.

EQUITY INVESTMENTS:

     The Company's equity investments are accounted for on the equity method, as the Company does not have a controlling interest. Accordingly, the Company's share of the net loss or income of its equity investments is included in consolidated net income (loss).

REVENUE RECOGNITION:

     Broadcast revenue is recognized during the period in which advertising is aired. Barter revenue is accounted for at the fair value of the assets or services received or the advertising time surrendered, whichever is more clearly evident. Revenue from barter agreements is recorded at the time the advertising is broadcast, and barter expense is recorded at the time the services are used. The Company recognized barter revenue in the amount of $9.3 million and $12.4 million in the years ended December 31, 2000 and 1999, respectively, $1.9 million for the period from January 1, 1998 to March 2, 1998, and $5.6 million for the period from March 3, 1998 to December 31, 1998. The Company incurred barter expense in the amount of $9.0 million and $12.2 million in the years ended December 31, 2000 and 1999, respectively, $1.9 million for the period from January 1, 1998 to March 2, 1998, and $5.6 million for the period from March 3, 1998 to December 31, 1998.

ADVERTISING EXPENSE:

     The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $4.9 million and $4.2 million in the years ended December 31, 2000 and 1999, respectively, $1.7 million for the period from January 1, 1998 to March 2, 1998, and $3.1 million for the period from March 3, 1998 to December 31, 1998.

INTANGIBLE ASSETS:

     Intangible assets include FCC licenses, network affiliations and goodwill, all of which are being amortized over a period of 40 years.

LONG LIVED-ASSETS:

     The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

     An impairment assessment of enterprise level goodwill could be triggered by significant operating or cash flow losses at one or more of the Company's television stations, or a forecast of such losses, a significant adverse change in the advertising marketplaces in which the Company's television stations operate, or by adverse changes to FCC ownership rules, amongst others. Goodwill is recorded at the television station level and, in the event that an impairment assessment is triggered, impairment would be measured by comparing the net book value of

                               LIN HOLDINGS CORP.

the related station to anticipated future operating cashflows from that station on an undiscounted basis.

     The future value of the Company's FCC licenses could be significantly impaired by the loss of corresponding network affiliation agreements, or vice versa. Accordingly, such an event would trigger an assessment of the carrying value of the FCC license and network affiliation agreement recorded for each station effected by such an event.

PROGRAM RIGHTS:

     Program rights are recorded as assets when the license period begins and the programs are available for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. The program costs are charged to operations over their estimated broadcast periods using the straight-line method. Program obligations are classified as current or noncurrent in accordance with the payment terms of the license agreement.

ACCOUNTING FOR STOCK-BASED COMPENSATION:

     The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the underlying common stock at the date of grant. The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," through disclosure only (see Note 9).

INCOME TAXES:

     Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

CONCENTRATIONS OF CREDIT RISK:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents is limited as the Company maintains its primary banking relationships with only large nationally recognized institutions. Credit risk with respect to trade receivables is limited, as the trade receivables are primarily from advertising revenues generated from a large diversified group of local and nationally recognized advertisers. The Company does not require collateral or other security against trade receivable balances; however, it does maintain reserves for potential credit losses and such losses have been within management's expectations for all years presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and debt are carried in the consolidated financial statements at amounts that

                               LIN HOLDINGS CORP.

approximate fair value at December 31, 2000 and 1999, unless otherwise disclosed. Fair values are based on quoted market prices and assumption concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

RECLASSIFICATION:

     Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

     In September 2000, the FASB issued SFAS No. 140 ("SFAS 140"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125." SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company does not expect the application of SFAS 140 to have a material impact on its financial position or results of operations.

NOTE 3 -- BUSINESS COMBINATIONS AND DISPOSITIONS:

     WAND-TV Exchange. On April 1, 2000, the Company exchanged, with Block Communications, a 66.7% interest in certain assets of its television station WAND-TV, including its FCC license and network affiliation agreement, for substantially all of the assets and certain liabilities of WLFI-TV, Inc. The exchange was accounted for as a business combination under the purchase method of accounting and, accordingly, the acquired assets and liabilities of WLFI-TV, Inc. have been recorded at fair value. The excess of the fair value of the acquired assets and liabilities of $23.7 million over the book value of the interest in the assets of WAND-TV of $26.4 million has been recorded as a non-operating loss. In connection with the exchange, the Company has indemnified the seller for certain contingencies.

     The result of operations associated with the acquired assets and liabilities of WLFI-TV, Inc. have been included in the accompanying consolidated financial statements from the date of acquisition. The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed
Working capital deficit.....................................  $   (75)
Property and equipment......................................    4,406
FCC license and network affiliation.........................   19,338
Other noncurrent assets, net................................       76
                                                              -------
Total acquisition...........................................  $23,745
                                                              =======

     Immediately after the WAND-TV exchange the Company and Block Communications contributed their respective interests in the WAND-TV assets to a new partnership, with the Company receiving a 33.3% interest in the new partnership. The Company accounts for its interest using the equity method, as the Company does not have a controlling interest. In

                               LIN HOLDINGS CORP.

addition, the Company has entered into a management services agreement with WAND-TV to provide certain management, engineering, and related services for a fixed fee.

     WWLP-TV. On November 10, 2000, the Company acquired the broadcast license and operating assets of WWLP-TV, an NBC affiliate in Springfield, MA. The total purchase price for the acquisition was approximately $128.0 million, including direct costs of the acquisition. The acquisition was funded by borrowings under the Company's term loan facility.

     The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. The transaction is summarized as follows (in thousands):

Assets acquired and liabilities assumed
Working capital.............................................  $  4,664
Property and equipment......................................     9,600
FCC license and network affiliation.........................   113,736
                                                              --------
Total acquisition...........................................  $128,000
                                                              ========

     Although the Company did not own or control the assets or FCC license of WWLP-TV prior to November 10, 2000, pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings, Inc., the parent of WWLP-TV, satisfied the definition of a special purpose entity, as a result of a $75 million guarantee of WWLP Holdings, Inc. debt by the Company and other factors, and the Company was deemed to be the sponsor of WWLP Holdings, Inc.

     Accordingly, the financial results of operations of WWLP Holdings, Inc. have been consolidated with those of the Company since March 31, 2000, when WWLP Holdings, Inc. acquired WWLP-TV from Benedek Broadcasting Corporation.

     Unaudited Pro Forma Results of Acquisitions. The following summarizes unaudited pro forma consolidated results of operations as if the acquisition of LIN Television, the formation of the NBC joint venture, the acquisitions of WOOD-TV, its LMA for WOTV, and WAPA-TV in prior periods had taken place as of January 1, 1998, and the acquisitions of WLFI-TV and WWLP-TV in 2000 had taken place as of January 1, 1999 (in thousands):

                                               2000       1999       1998
                                             --------   --------   --------
Net revenues...............................  $300,463   $287,809   $283,507
Operating income...........................    59,625     47,495     37,183
Net loss...................................   (34,239)   (37,396)   (38,326)

     The pro forma data give effect to actual operating results prior to the acquisition and adjustments to interest expense, amortization and income taxes. No effect has been given to cost reductions and operating synergies in this presentation. The pro forma results do not necessarily represent results that would have occurred if the acquisition had taken place as of the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Monitoring and Oversight Agreement. The Company is party to an agreement with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of the Company's ultimate parent, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee

                               LIN HOLDINGS CORP.

(payable quarterly) for oversight and monitoring services. The aggregate annual fee is adjustable, on a prospective basis, on January 1 of each calendar year to an amount equal to 1% of the budgeted consolidated annual EBITDA of the Company for the then current fiscal year. Upon the acquisition by the Company of another entity or business, the fee is adjusted prospectively in the same manner using the pro forma consolidated annual EBITDA of the Company. In no event shall the annual fee be less than $1.0 million. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The annual fee was $1.3 million, $1.1 million, and $0.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     Financial Advisory Agreement. The Company is also party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners receives a fee equal to 1.5% of the total value of certain transactions in which the Company is involved. Transactions subject to this agreement include a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction. This fee for the year ended December 31, 2000 was $1.8 million, relating to the acquisition of WWLP-TV, and was included in the total cost of that acquisition. This fee for the year ended December 31, 1999 was approximately $3.0 million. There were no fees in 1998.

NOTE 5 -- EQUITY INVESTMENTS:

     The Company has investments in a number of ventures with third parties, through which it has an interest in television stations in locations throughout the United States of America. The following presents the Company's basis in these ventures at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
NBC joint venture.....................................  $ 65,886   $ 65,771
WAND (TV) Partnership.................................    13,784         --
Banks Broadcasting, Inc...............................    12,128         --
                                                        --------   --------
                                                          91,798     65,771
Southwest Sports Group................................    53,000     50,000
                                                        --------   --------
                                                        $144,798   $115,771
                                                        ========   ========

     Southwest Sports Group Holdings LLC. The Company owns 500,000 units of Southwest Sports Group Holdings LLC ("SSG") Series A Preferred Units, par value of $100 per unit. The Series A Preferred Units are entitled to receive non-liquidating distributions prior to any junior ranked units of SSG in an amount equal to $100 per Series A Preferred Unit, minus the amount of previously made distributions, plus an amount of interest thereon at a rate of 6% per annum compounded annually. The Company carries its investment in the Series A Preferred Units at cost and has recorded $6.0 million of interest on the Series A Preferred Units through December 31, 2000. As of December 31, 2000, no distributions have been made with respect to the Series A Preferred Units.

     SSG has the option at any time to redeem in whole or in part the outstanding Series A Preferred Units for an amount equal to par plus imputed interest at the rate of 6% from January 1, 1999 to the redemption date. The Company has the right to convert its Series A Preferred Units into Class A Units at the earlier of (a) the date of consumption of an underwritten initial public offering of the Class A Units, (b) a change of control, or (c) the date that is three years following the date of the first issuance of the Series A Preferred Units.

                               LIN HOLDINGS CORP.

     NBC Joint Venture. The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of the joint venture (in thousands):

                                                                     PERIOD FROM
                                                                      INCEPTION
                                                                   (MARCH 3, 1998)
                                         YEAR ENDED DECEMBER 31,         TO
                                         -----------------------    DECEMBER 31,
                                            2000         1999           1998
                                         ----------   ----------   ---------------
Net revenues...........................   $171,349     $142,578       $119,849
Operating income.......................     78,823       40,830         28,438
Net income (loss)......................      4,562      (24,144)       (26,044)

                                                    DECEMBER 31,   DECEMBER 31,
                                                        2000           1999
                                                    ------------   ------------
Current assets....................................    $ 32,716       $    159
Non-current assets................................     241,408        249,692
Current liabilities...............................       1,087            725
Non-current liabilities...........................     815,500        815,500

     WAND (TV) Partnership: The following presents the summarized financial information of the WAND (TV) Partnership as of December 31, 2000 and from April 1, 2000 (date of inception) to December 31, 2000 (in thousands):

                                                               PERIOD FROM
                                                                INCEPTION
                                                               (APRIL 1) TO
                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Net revenues................................................     $ 6,363
Operating income............................................       1,294
Net income..................................................       1,294

                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Current assets..............................................     $ 2,825
Non-current assets..........................................      35,143
Current liabilities.........................................         858

     Banks Broadcasting, Inc.: On August 15, 2000, the Company, 21st Century Group LLC, an entity in which Hicks Muse, the Company's ultimate parent, has a substantial economic interest, and BancAmerica Capital Investors SBIC I, L.P. acquired non-voting Series A Convertible Preferred Stock in Banks Broadcasting, Inc. Banks Broadcasting, Inc. is a broadcast station operator that owns and operates KWCV-TV, a WB affiliate, in Wichita, Kansas and has a local marketing agreement for KNIN-TV, a UPN affiliate serving the Boise, Idaho area.

     The Company's preferred stock gives it a 50% non-voting interest in Banks Broadcasting, Inc. The Company is able to exercise significant, but not controlling, influence over the activities of Banks Broadcasting, Inc. through representation on the Board of Directors and, therefore, accounts for its investment using the equity method. The Company has also entered into a management services agreement with Banks Broadcasting, Inc. to provide certain

                               LIN HOLDINGS CORP.

management, engineering, and related services for a fixed fee. Included in this is a cash management arrangement and at December 31, 2000 the amount due to the Company from Banks Broadcasting, Inc. under this arrangement was approximately $1.2 million.

     The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

                                                                PERIOD FROM
                                                                 INCEPTION
                                                               (AUGUST 15) TO
                                                                DECEMBER 31,
                                                                    2000
                                                               --------------
Net revenues................................................       $1,990
Operating loss..............................................         (998)
Net loss....................................................         (632)

                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Current assets..............................................     $ 7,708
Non-current assets..........................................      21,805
Current liabilities.........................................       2,530
Non-current liabilities.....................................         850
Redeemable preferred stock..................................      26,765

NOTE 6 -- PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Land and improvements.................................  $ 10,971   $ 10,555
Buildings and fixtures................................    66,666     47,039
Broadcasting equipment and other......................   135,930    117,224
                                                        --------   --------
                                                         213,567    174,818
Less: accumulated depreciation........................   (48,829)   (29,936)
                                                        --------   --------
                                                        $164,738   $144,882
                                                        ========   ========

     The Company recorded amortization and depreciation expense in the amount of $21.3 million and $19.2 million in the years ended December 31, 2000 and 1999, respectively, $2.3 million for the period from January 1, 1998 to March 2, 1998, and $14.5 million for the period from March 3, 1998 to December 31, 1998.

                               LIN HOLDINGS CORP.

NOTE 7 -- INTANGIBLE ASSETS:

     Intangible assets consisted of the following at December 31 (in thousands):

                                                        2000         1999
                                                     ----------   ----------
FCC licenses and network affiliations..............  $1,055,653   $  943,270
Goodwill...........................................     652,508      670,397
LMA purchase options...............................       1,125          750
                                                     ----------   ----------
                                                      1,709,286    1,614,417
Less: accumulated amortization.....................    (108,404)     (68,025)
                                                     ----------   ----------
                                                     $1,600,882   $1,546,392
                                                     ==========   ==========

NOTE 8 -- LONG-TERM DEBT:

     Long-term debt consisted of the following at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Senior Credit Facilities..............................  $425,690   $319,579
$300,000, 8 3/8% Senior Subordinated Notes due 2008
  (net of discount of $558)...........................   299,442    299,387
$325,000, 10% Senior Discount Notes due 2008 (net of
  discount of $61,875)................................   263,125    238,660
                                                        --------   --------
Total debt............................................   988,257    857,626
Less: current portion.................................   (19,572)   (15,805)
                                                        --------   --------
Total long-term debt..................................  $968,685   $841,821
                                                        ========   ========

SENIOR CREDIT FACILITIES:

     On March 3, 1998, the Company entered into a Credit Agreement with the Chase Manhattan Bank as administrative agent (the "Agent") and the lenders named therein. Under the Credit Agreement, the Company established a $295 million term loan facility, a $50 million revolving facility, and a $225 million incremental term loan facility (collectively, the "Senior Credit Facilities").

     Borrowings under the Senior Credit Facilities bear interest at a rate based, at the option of the Company, on an adjusted LIBOR rate ("Adjusted LIBOR"), or the highest of the Agent's prime rates, certificate of deposits rate plus 1.00%, or the Federal Funds effective rate plus 1/2 of 1.00% plus an incremental rate based on the Company's financial performance. As of December 31, 2000, the interest rates ranged from 8.00% to 9.04%, based on the Adjusted LIBOR. As of December 31, 1999, the interest rates ranged from 7.00% to 8.35%, based on the Adjusted LIBOR. The Company is required to pay quarterly commitment fees ranging from 0.25% to 0.50%, based upon the Company's leverage ratio for that particular quarter on the unused portion of the loan commitment, in addition to annual agency and other administration fees.

     The revolving credit facility (up to $50 million) is available until maturity on March 31, 2005. The Tranche A Term Loan (approximately $111 million) amortizes in increasing quarterly installments until maturity on March 31, 2005. The Tranche B Term Loans (approximately $113 million) amortize in quarterly installments beginning March 31, 2005 until the final

                               LIN HOLDINGS CORP.

maturity of March 31, 2007. The Incremental Term Loans (approximately $187 million) amortize 1% annually until final maturity on September 30, 2007.

     The obligations of the Company under the Senior Credit Facilities are unconditionally and irrevocably guaranteed, jointly and severally, by LIN Holdings and by each existing and subsequently acquired or organized subsidiary of the Company. In addition, substantially all of the assets of the Company and its subsidiaries are pledged as collateral against the performance of these obligations. The Senior Credit Facilities are subject to compliance with certain financial covenants, such as consolidated leverage and interest coverage, and other conditions set forth in the Credit Agreement.

SENIOR SUBORDINATED NOTES:

     On March 3, 1998, LIN Television issued $300 million aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2008 in a private placement for net proceeds of $290.3 million. Such Senior Subordinated Notes were subsequently registered with the SEC pursuant to a Registration Statement filed on August 12, 1998. The Senior Subordinated Notes are unsecured obligations of LIN Television without collateral rights, subordinated in right of payment to all existing and any future senior indebtedness of LIN Television. The Senior Subordinated Notes are fully and unconditionally guaranteed, on a joint and several basis, by all wholly owned subsidiaries of LIN Television. Interest on the Senior Subordinated Notes accrues at a rate of 8 3/8% per annum and is payable in cash, semi-annually in arrears, commencing on September 1, 1998. The Company is subject to compliance with certain financial covenants and other conditions set forth in the Registration Statement.

SENIOR DISCOUNT NOTES:

     On March 3, 1998, the Company issued $325 million aggregate principal amount at maturity of 10% senior discount notes due 2008 in a private placement. Such senior discount notes were subsequently registered with the SEC pursuant to a Registration Statement filed on August 12, 1998. The senior discount notes were issued at a discount and generated net proceeds of $192.6 million. The senior discount notes are unsecured senior obligations and are not guaranteed. Cash interest will not accrue or be payable on the senior discount notes prior to March 1, 2003. Thereafter, cash interest will accrue at a rate of 10% per annum and will be payable semi-annually in arrears commencing on September 1, 2003. The Company is subject to compliance with certain financial covenants and other conditions set forth in the Registration Statement.

     A mandatory principal redemption amount (expected to be $125 million) of the senior discount notes will become due and payable in a lump sum on March 1, 2003.

     The fair values of the Company's long-term debt are estimated based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The carrying amounts and fair values of long-term debt were as follows at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Carrying amount.......................................  $988,257   $857,626
Fair value............................................   932,565    824,142

     See Note 16 -- Subsequent Events for Bank Covenants.

                               LIN HOLDINGS CORP.

NOTE 9 -- STOCKHOLDERS' EQUITY:

     Stock Option Plans. The Company participates in the Ranger Equity Holdings Corporation 1998 Stock Option Plan (the "1998 Option Plan"). Pursuant to the 1998 Option Plan, nonqualified options in Ranger common stock have been granted to certain directors, officers and key employees of the Company. Prior to March 3, 1998, nonqualified options in the stock of LIN Television were granted to certain directors, officers and key employees of the Predecessor pursuant to the LIN Television 1994 Adjustment Stock Incentive Plan, the LIN Television Amended and Restated 1994 Stock Incentive Plan and the LIN Television 1994 Nonemployee Director Stock Incentive Plan (collectively, the "Predecessor Stock Option Plans"), each of which was terminated, and all options granted under each cancelled, effective March 3, 1998. The Company also participates in the Ranger Equity Holdings 1998 Phantom Stock Plan ("Phantom Stock Units Plan"), pursuant to which phantom units, or stock appreciation rights, with a $0 exercise price, have been granted to officers and key employees.

     Options granted under the 1998 Option Plan and the Predecessor Stock Option Plans have exercise prices equal to the fair market value of the underlying common stock at the date of grant. The Board of Directors, in assessing the fair market value of common stock, considered factors relevant at the time, including recent third-party transactions, composition of the management team, recent hiring results, financial condition and operating results and the lack of a public market for the Company's common stock.

     Options granted pursuant to the 1998 Option Plan generally have straight-line vesting terms over four or five years and expire ten years from the date of grant. At December 31, 2000, there were 1,389,000 shares available for future grant under the 1998 Option Plan. Phantom Units granted pursuant to the Phantom Stock Units Plan expire ten years from the date of grant, are non-forfeitable, and are exercisable at a date selected by the employee within the 10-year term.

     Pro Forma information regarding net loss as required by SFAS No. 123 has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1998, 1999 and 2000: a risk free interest rate of 5.18%, 5.96% and 5.92%, respectively, and a weighted-average expected life of the options of seven years. No expected dividend yield was included in the option-pricing model. If the Company had elected to adopt the optional recognition provisions of SFAS No. 123 for its stock option grants, net loss would have been changed to the pro forma amounts indicated below (in thousands):

                                                                             PREDECESSOR
                                            YEAR ENDED        PERIOD FROM    PERIOD FROM
                                           DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                        -------------------   DECEMBER 31,    MARCH 2,
                                          2000       1999         1998          1998
                                        --------   --------   ------------   -----------
Pro forma net loss....................  $(36,658)  $(36,225)    $(28,956)      $(2,744)

                               LIN HOLDINGS CORP.

     The following table provides additional information regarding the Predecessor Stock Option Plans, the 1998 Option Plan and the Phantom Stock Units Plan (shares in thousands):

                                    PREDECESSOR STOCK
                                       OPTION PLANS
                                    ------------------                         1998 OPTION PLAN
                                       PERIOD FROM       ------------------------------------------------------------
                                       JANUARY 1 TO         PERIOD FROM               YEAR ENDED DECEMBER 31,
                                         MARCH 2,            MARCH 3 TO       ---------------------------------------
                                           1998          DECEMBER 31, 1998           1999                 2000
                                    ------------------   ------------------   ------------------   ------------------
                                             WEIGHTED-            WEIGHTED-            WEIGHTED-            WEIGHTED-
                                              AVERAGE              AVERAGE              AVERAGE              AVERAGE
                                             EXERCISE             EXERCISE             EXERCISE             EXERCISE
                                    SHARES     PRICE     SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                                    ------   ---------   ------   ---------   ------   ---------   ------   ---------
Outstanding at beginning of
  period..........................   2,372    $26.75         --               33,614     $0.88     34,362     $0.88
Granted...........................      --               35,101     $0.85      2,047      1.00      5,474      1.19
Exercised.........................      --               (1,000)     1.00         --                  (30)     0.68
Forfeited.........................      --                 (487)     0.83     (1,299)     1.00     (1,527)     1.00
Acquisition of LIN Television.....  (2,372)    26.75         --                   --                   --
                                    ------               ------               ------               ------
Outstanding at end of period......      --               33,614      0.88     34,362      0.88     38,279      0.92
                                    ======               ======               ======               ======
Options exercisable at
  period-end......................                        5,098               10,932               17,100
Weighted-average fair value of
  options granted during the
  period..........................                       $ 0.36               $ 0.33               $ 0.40

                                                        PHANTOM STOCK UNITS PLAN
                                                 --------------------------------------
                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                 PERIOD FROM MARCH 3    ---------------
                                                 TO DECEMBER 31, 1998    1999     2000
                                                 --------------------   ------   ------
                                                        SHARES          SHARES   SHARES
                                                 --------------------   ------   ------
Outstanding at beginning of period.............             --          14,074   14,074
Granted........................................         14,324              --       --
Exercised......................................           (250)             --     (133)
                                                        ------          ------   ------
Outstanding at end of period...................         14,074          14,074   13,941
                                                        ======          ======   ======

     The following table summarizes information about the 1998 Option Plan at December 31, 2000 (shares in thousands):

                                         OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                          -------------------------------------------------   ------------------------------
                                        WEIGHTED-AVERAGE   WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
                            NUMBER         REMAINING           EXERCISE         NUMBER          EXERCISE
RANGE OF EXERCISE PRICES  OUTSTANDING   CONTRACTUAL LIFE        PRICE         EXERCISABLE        PRICE
------------------------  -----------   ----------------   ----------------   -----------   ----------------
$0.50 to $0.99.........     11,270         7.2 years            $0.55            8,168           $0.54
$1.00 to $1.25.........     27,009               8.1             1.07            8,932            1.00

NOTE 10 -- INCOME TAXES:

     The Company has been included in the consolidated federal income tax return filed by Ranger. Pursuant to the tax-sharing agreement between the Company and Ranger, tax liabilities and benefits were determined as if Ranger and the Company were each separate and independent entities. As of December 31, 2000, no amounts were due to or receivable from the Company under the tax sharing agreement.

                               LIN HOLDINGS CORP.

     Provision for (benefit from) income taxes included in the accompanying consolidated statements of operations consisted of the following (in thousands):

                                                                             PREDECESSOR
                                           YEAR ENDED        PERIOD FROM     PERIOD FROM
                                          DECEMBER 31,        MARCH 3 -      JANUARY 1 -
                                       ------------------    DECEMBER 31,     MARCH 2,
                                        2000       1999          1998           1998
                                       -------    -------    ------------    -----------
Current:
  Federal............................  $    --    $    --      $    --         $1,740
  State..............................    1,102        340        1,140             63
  Foreign............................      315
                                       -------    -------      -------         ------
                                         1,417        340        1,140          1,803
                                       -------    -------      -------         ------
Deferred:
  Federal............................   (1,788)    (3,550)      (4,197)         1,815
  State..............................     (133)      (825)        (595)            92
  Foreign............................    2,085        996           --             --
                                       -------    -------      -------         ------
                                           164     (3,379)      (4,792)         1,907
                                       -------    -------      -------         ------
                                       $ 1,581    $(3,039)     $(3,652)        $3,710
                                       =======    =======      =======         ======

     The components of the income (loss) before income taxes were as follows (in thousands):

                                                                             PREDECESSOR
                                          YEAR ENDED         PERIOD FROM     PERIOD FROM
                                         DECEMBER 31,         MARCH 3 -      JANUARY 1 -
                                     --------------------    DECEMBER 31,     MARCH 2,
                                       2000        1999          1998           1998
                                     --------    --------    ------------    -----------
United States of America...........  $(40,839)   $(40,784)     $(30,911)        $966
Foreign............................     8,226       3,719            --           --
                                     --------    --------      --------         ----
Income (loss) before income
  taxes............................  $(32,613)   $(37,065)     $(30,911)        $966
                                     ========    ========      ========         ====

     The following table reconciles the amount that would be provided (benefited) by applying the 35% federal statutory rate to income (loss) before income taxes to the actual provision for (benefit from) income taxes (in thousands):

                                                                             PREDECESSOR
                                          YEAR ENDED         PERIOD FROM     PERIOD FROM
                                         DECEMBER 31,         MARCH 3 -      JANUARY 1 -
                                     --------------------    DECEMBER 31,     MARCH 2,
                                       2000        1999          1998           1998
                                     --------    --------    ------------    -----------
Provision (benefit) assuming
  federal statutory rate...........  $(11,415)   $(12,973)     $(10,693)       $  338
State taxes, net of federal tax
  benefit..........................       630        (315)          354            41
Amortization.......................     9,948       9,379         5,431           180
Foreign taxes......................     2,290         996            --            --
Merger expenses....................        --          --            --         3,017
Other..............................       128        (126)        1,256           134
                                     --------    --------      --------        ------
                                     $  1,581    $ (3,039)     $ (3,652)       $3,710
                                     ========    ========      ========        ======

                               LIN HOLDINGS CORP.

     The components of the deferred tax liability are as follows at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Deferred tax liabilities:
  Intangible assets...................................  $506,071   $506,376
  Property and equipment..............................    22,642     21,834
  Investments.........................................    12,258     11,208
                                                        --------   --------
                                                         540,971    539,418
                                                        --------   --------
Deferred tax assets:
  Net operating loss carryforwards....................   (20,701)   (16,647)
  Valuation allowance.................................     5,576      7,661
  Other...............................................    (4,352)    (6,109)
                                                        --------   --------
                                                         (19,477)   (15,095)
                                                        --------   --------
Net deferred tax liabilities..........................  $521,494   $524,323
                                                        ========   ========

     The valuation allowance relates to certain acquired net operating loss carryovers in Puerto Rico. At December 31, 1999, the Company had determined that it was more likely than not that these deferred tax assets would not be realized. During the year ended December 31, 2000, the Company reduced the valuation allowance by approximately $2.1 million to reflect the usage of a portion of these losses. The Company, under the applicable accounting standards, has concluded that it is more likely than not that the remaining losses will not be realized and, therefore, has retained a valuation allowance of $5.6 million as of December 31, 2000. All reductions to the valuation allowance are recorded as a decrease to acquisition related intangible assets, rather than a tax provision benefit, as the net operating loss carryovers were fully reserved at the time of the related business combination. The Company reevaluates positive and negative evidence relating to the need for a valuation allowance periodically.

     At December 31, 2000, the Company had a federal net operating loss carryforward of approximately $43.2 million that begins to expire in 2019. The net operating loss carryforward in Puerto Rico of approximately $19.6 million will expire between 2001 and 2005.

NOTE 11 -- RETIREMENT PLANS:

     401(k) Plan. The Company provides a defined contribution plan ("401(k) Plan") to substantially all employees. The Company makes contributions to employee groups that are not covered by another retirement plan sponsored by the Company. Contributions made by the Company vest based on the employee's years of service. Vesting begins after six months of service in 20% annual increments until the employee is 100% vested after five years. The Company matches 50% of the employee's contribution up to 6% of the employee's total annual compensation. The Company contributed $1.1 million and $891,000 to the 401(k) Plan in the years ended December 31, 2000 and 1999, respectively. For the period from inception (March 2, 1998) to December 31, 1998, the Company contributed $469,000 and for the period from January 1, 1998 to March 2, 1998, the Company contributed $98,000.

     Retirement Plan. The Company is the sponsor of the LIN Television Corporation Retirement Plan (the "Retirement Plan"). The Retirement Plan is a noncontributory defined benefit retirement plan that covers employees of the Company who meet certain requirements, including length of service and age. Pension benefits vest on completion of five years of service

                               LIN HOLDINGS CORP.

and are computed, subject to certain adjustments, by multiplying 1.25% of the employee's last three years' average annual compensation by the number of years of credited service. The assets of the pension plan are invested primarily in long-term fixed income securities, large and small cap U.S. equities, and international equities. The Company's policy is to fund at least the minimum requirement and is further based on legal requirements and tax considerations. No funding was required for the Retirement Plan during 2000, 1999 and 1998.

     The components of the net pension expense included in the financial statements and information with respect to the change in benefit obligation, change in plan assets, the funded status of the Retirement Plan and underlying assumptions are as follows:

                                RETIREMENT PLAN
                   (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                    YEAR ENDED        PERIOD FROM       FROM
                                                   DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                                -------------------   DECEMBER 31,    MARCH 2,
                                                  2000       1999         1998          1998
                                                --------   --------   ------------   -----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period.......  $ 53,425   $ 60,048     $53,252       $ 52,440
Service cost..................................       763        955         615            176
Interest cost.................................     3,971      3,942       3,044            600
Plan amendments...............................      (246)        --          --             --
Actuarial loss (gain).........................        --    (10,052)      5,298            296
Curtailments..................................        --         --        (682)            --
Benefits paid.................................    (1,899)    (1,468)     (1,479)          (260)
                                                --------   --------     -------       --------
Benefit obligation, end of period.............  $ 56,014   $ 53,425     $60,048       $ 53,252
                                                ========   ========     =======       ========
CHANGE IN PLAN ASSETS
Fair value of plan assets, beginning of
  period......................................  $ 69,279   $ 63,965     $61,686       $ 58,015
Actual return on plan assets..................      (556)     6,782       3,758          3,931
Benefits paid.................................    (1,899)    (1,468)     (1,479)          (260)
                                                --------   --------     -------       --------
Fair value of plan assets, end of period......  $ 66,824   $ 69,279     $63,965       $ 61,686
                                                ========   ========     =======       ========
Funded status of the plan.....................  $ 10,810   $ 15,854     $ 3,917       $  8,434
Unrecognized actuarial gain...................   (13,104)   (19,363)     (7,039)       (11,898)
Unrecognized prior service (credit) cost......      (216)         9         228            988
Unrecognized net transition asset.............      (313)      (627)       (940)        (1,201)
                                                --------   --------     -------       --------
Total amount recognized and accrued benefit
  liability...................................  $ (2,823)  $ (4,127)    $(3,834)      $ (3,677)
                                                ========   ========     =======       ========
ASSUMPTIONS AS OF PERIOD END
Discount rate.................................      7.50%      7.50%       6.50%          7.00%
Expected return on plan assets................      8.25%      8.25%       8.25%          8.00%
Rate of compensation increase.................      5.00%      5.00%       5.00%          5.00%
Health care cost trend rate...................       n/a        n/a         n/a            n/a

                               LIN HOLDINGS CORP.

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                    YEAR ENDED        PERIOD FROM       FROM
                                                   DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                                -------------------   DECEMBER 31,    MARCH 2,
                                                  2000       1999         1998          1998
                                                --------   --------   ------------   -----------
NET PERIODIC COST
Service cost..................................  $    763   $    955     $   615       $    176
Interest cost.................................     3,971      3,942       3,044            600
Expected return on assets.....................    (5,087)    (4,510)     (3,319)          (650)
Prior service cost amortization...............       (22)       219         503            136
Actuarial gain recognized.....................      (616)        --          --             --
Transition amount recognized..................      (313)      (313)       (261)           (52)
Curtailment gain..............................        --         --        (426)            --
                                                --------   --------     -------       --------
Net periodic (credit) cost....................  $ (1,304)  $    293     $   156       $    210
                                                ========   ========     =======       ========

                     SUPPLEMENTAL BENEFITS RETIREMENT PLAN
                   (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                     YEAR ENDED       PERIOD FROM       FROM
                                                    DECEMBER 31,       MARCH 3 -     JANUARY 1 -
                                                  -----------------   DECEMBER 31,    MARCH 2,
                                                   2000      1999         1998          1998
                                                  -------   -------   ------------   -----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period.........  $ 1,688   $ 1,891     $ 1,987        $ 1,801
Service cost....................................      169       180         118             34
Interest cost...................................      137       127          93             22
Plan amendments.................................      (25)       --          --             --
Actuarial loss (gain)...........................       --      (510)        204            130
Curtailments....................................       --        --        (511)            --
                                                  -------   -------     -------        -------
Benefit obligation, end of period...............  $ 1,969   $ 1,688     $ 1,891        $ 1,987
                                                  =======   =======     =======        =======
Funded status of the plan.......................  $(1,969)  $(1,688)    $(1,891)       $(1,987)
Unrecognized actuarial (gain) loss..............      (58)      (58)        468            785
Unrecognized prior service (credit) cost........      (14)        6           8             12
Unrecognized net transition asset...............      (16)      (33)        (49)           (62)
                                                  -------   -------     -------        -------
Total amount recognized and accrued benefit
  liability.....................................  $(2,057)  $(1,773)    $(1,464)       $(1,252)
                                                  =======   =======     =======        =======
ASSUMPTIONS AS OF PERIOD END
Discount rate...................................     7.50%     7.50%       6.50%          7.00%
Expected return on plan assets..................     8.25%     8.25%       8.25%          8.00%
Rate of compensation increase...................     5.00%     5.00%       5.00%          5.00%
Health care cost trend rate.....................      n/a       n/a         n/a            n/a

                               LIN HOLDINGS CORP.

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                     YEAR ENDED       PERIOD FROM       FROM
                                                    DECEMBER 31,       MARCH 3 -     JANUARY 1 -
                                                  -----------------   DECEMBER 31,    MARCH 2,
                                                   2000      1999         1998          1998
                                                  -------   -------   ------------   -----------
NET PERIODIC COST
Service cost....................................  $   169   $   180     $   118        $    34
Interest cost...................................      137       127          93             22
Prior service (credit) cost amortization........       (5)        2           2             --
Actuarial Loss Recognized.......................       --        16          10             10
Transition amount recognized....................      (16)      (16)        (14)            (3)
Curtailment gain................................       --        --           3             --
                                                  -------   -------     -------        -------
Net periodic cost...............................  $   285   $   309     $   212        $    63
                                                  =======   =======     =======        =======

NOTE 12 -- COMMITMENTS & CONTINGENCIES:

COMMITMENTS:

     The Company leases land, buildings, vehicles and equipment under noncancelable operating lease agreements that expire at various dates through 2011. Commitments for noncancelable operating lease payments at December 31, 2000 are as follows (in thousands):

YEAR
----
2001........................................................  $1,566
2002........................................................   1,387
2003........................................................     757
2004........................................................     286
2005........................................................     120
Thereafter..................................................     148
                                                              ------
                                                              $4,264
                                                              ======

     Rent expense included in the consolidated statements of operations was $1.3 million and $1.4 million for the years ended December 31, 2000 and 1999, respectively, $100,000 for the period from January 1, 1998 to March 2, 1998, and $1.1 million for the period from March 3, 1998 to December 31, 1998.

     The Company has also entered into commitments for future syndicated news, entertainment, and sports programming. Future payments associated with these commitments at December 31, 2000 are as follows (in thousands):

YEAR                                              RECORDED   CONTRACTS
----                                              --------   ---------
2001............................................  $13,491     $ 3,369
2002............................................    2,591      11,215
2003............................................    1,129       8,614
2004............................................      248       8,098
2005............................................       16       2,235
                                                  -------     -------
                                                  $17,475     $33,531
                                                  =======     =======

                               LIN HOLDINGS CORP.

CONTINGENCIES:

     Changes in FCC Ownership Rules. Effective November 16, 2000, the FCC significantly revised certain of its broadcast ownership regulations. Among the FCC actions were: 1) relaxing the current "duopoly" rule to permit substantially more frequent waivers of the rule and permitting ownership of two television stations in a local market under certain circumstances; 2) determining that television LMAs were equivalent to ownership for purposes of the local ownership rules and thus permissible only where ownership was permissible; 3) grandfathering television LMAs entered into prior to November 5, 1996, until at least after the conclusion of a rulemaking, to be initiated no sooner than 2004, examining whether it would be in the public interest to permit such combinations to continue; 4) permitting the free transferability of grandfathered LMAs during the grandfather period but limiting the transferability of television duopolies where one entity owns both stations; and 5) modifying the FCC's radio-television cross-ownership rules to permit the possession of "attributable" ownership interests in a maximum of two television stations and six radio stations in larger markets and two television and four radio stations in smaller markets.

     Under the new rules, management believes that: 1) the four LMAs the Company has entered into in the Grand Rapids, New Haven, Austin and Norfolk markets are grandfathered; and 2) these four combinations are probably eligible for waivers of the duopoly rule and the Company will likely be able to convert those LMAs to ownership interests through the exercise of option rights with respect to each of those stations prior to the expiration of the grandfather period.

     Litigation. On September 4, 1997, the Company announced that it had learned of four lawsuits regarding the then proposed acquisition of LIN Television. The Company and all of its then present directors were defendants in all of the lawsuits. AT&T was a defendant in three of the lawsuits, and an AT&T affiliate and Hicks Muse were defendants in one of the lawsuits. Each of the lawsuits was filed by a purported shareholder of the Company seeking to represent a putative class of all the Company's public stockholders. Three of these lawsuits have been dismissed and the Company believes the remaining lawsuit is unlikely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13 -- LOCAL MARKETING AGREEMENTS:

     The Company has entered into option and put agreements that would enable or require the Company to purchase its LMAs for a fixed amount under certain conditions. Given the recent changes in FCC ownership rules, the Company, at the option of the parties involved in the LMA contracts, could be required to purchase certain of the LMA stations. Potential commitments for fulfilling the put options totaled a maximum of $34.9 million, subject to adjustments for monthly rental payments and outstanding loans, at December 31, 2000. In connection with its LMAs, the Company is required to pay fixed periodic fees.

                               LIN HOLDINGS CORP.

     Future minimum fees required under the LMAs at December 31, 2000 are as follows (in thousands):

YEAR
----
2001......................................................  $ 3,212
2002......................................................    3,114
2003......................................................    2,576
2004......................................................    2,307
2005......................................................    1,536
Thereafter................................................    2,748
                                                            -------
                                                            $15,493
                                                            =======

NOTE 14 -- UNAUDITED QUARTERLY DATA (IN THOUSANDS):

                                                         QUARTER ENDED
                                      ---------------------------------------------------
                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                        2000        2000         2000            2000
                                      ---------   --------   -------------   ------------
Net revenues........................  $ 59,274    $77,798       $72,094        $86,540
Operating income....................     4,291     17,724        11,204         25,383
Net income (loss)...................   (22,566)    (6,606)       (7,331)         2,309

                               MARCH 31, 1999   JUNE 30, 1999   SEPTEMBER 30, 1999   DECEMBER 31, 1999
                               --------------   -------------   ------------------   -----------------
Net revenues.................     $ 44,610        $ 56,629           $ 52,377             $70,830
Operating income (loss)......       (1,011)         11,738              6,333              18,930
Net loss.....................      (15,171)         (6,797)           (10,662)             (1,396)

NOTE 15 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (IN THOUSANDS):

                                                                       PERIOD FROM    PREDECESSOR
                                             YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                             -----------------------   DECEMBER 31,    MARCH 2,
                                                2000         1999          1998          1998
                                             ----------   ----------   ------------   -----------
Cash paid for interest.....................  $  63,082    $  43,732    $    23,059      $2,895
Cash paid for income taxes.................      1,011          599          1,075          46
NONCASH INVESTING ACTIVITIES:
Value of preferred units received on
  disposal of KXTX-TV......................         --       47,000             --          --
CASH INVESTING ACTIVITIES:
On March 3, 1998, Ranger acquired LIN
  Television Corporation for approximately
  $1.7 billion. In conjunction with this
  acquisition, liabilities were assumed as
  follows:
  Fair value of assets acquired and
     intangible assets.....................         --           --      1,798,652          --
  Cash paid................................         --           --     (1,176,359)         --
                                             ---------    ---------    -----------      ------
     Liabilities assumed...................         --           --        622,293          --
                                             =========    =========    ===========      ======

                               LIN HOLDINGS CORP.

                                                                       PERIOD FROM    PREDECESSOR
                                             YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                             -----------------------   DECEMBER 31,    MARCH 2,
                                                2000         1999          1998          1998
                                             ----------   ----------   ------------   -----------
On June 30, 1999, the Company acquired
  WOOD-TV and its LMA WOTV-TV for
  approximately $142.4 million. In
  conjunction with this acquisition,
  liabilities were assumed as follows:
  Fair value of assets acquired and
     intangible assets.....................         --      158,146             --          --
  Cash paid................................         --     (142,385)            --          --
                                             ---------    ---------    -----------      ------
     Liabilities assumed...................         --       15,761             --          --
                                             =========    =========    ===========      ======
On October 19, 1999, the Company acquired
  Pegasus Broadcasting of San Juan, LLC for
  approximately $71.8 million. In
  conjunction with this acquisition,
  liabilities were assumed as follows:
  Fair value of assets acquired and
     intangible assets.....................         --       89,575             --          --
  Cash paid................................         --      (71,800)            --          --
                                             ---------    ---------    -----------      ------
     Liabilities assumed...................         --       17,775             --          --
                                             =========    =========    ===========      ======
On April 1, 2000, the Company exchanged
  two-thirds of WAND-TV for WLFI-TV, Inc.
  valued at approximately $23.7 million. In
  conjunction with this acquisition,
  liabilities were assumed as follows:
  Fair value of assets acquired and
     intangible assets.....................     23,820           --             --          --
  2/3 of WAND-TV...........................    (23,745)          --             --          --
                                             ---------    ---------    -----------      ------
     Liabilities assumed...................         75           --             --          --
                                             =========    =========    ===========      ======
On November 10, 2000, the Company acquired
  WWLP-TV for approximately $128.0 million.
  In conjunction with this acquisition,
  liabilities were assumed as follows:
  Fair value of assets acquired and
     intangible assets.....................    128,635           --             --          --
  Cash paid................................   (128,000)          --             --          --
                                             ---------    ---------    -----------      ------
     Liabilities assumed...................        635           --             --          --
                                             =========    =========    ===========      ======

NOTE 16 -- SUBSEQUENT EVENTS:

     Acquisition of WNLO-TV (WNEQ-TV). On November 7, 2000, the Company agreed to acquire from the Western New York Public Broadcasting Association certain assets of WNEQ-TV, a noncommercial independent broadcast television station located in Buffalo, New York. On January 29, 2001 the Company began operating WNEQ-TV under a LMA agreement and subsequently changed the station's call letters to WNLO-TV. The Company expects to close on the acquisition of WNLO-TV in the second quarter of 2001. The total purchase price is

                               LIN HOLDINGS CORP.

approximately $26.2 million, and will be funded by a combination of operating funds and additional term loans. The Company intends to account for the business combination under the purchase method of accounting.

     Acquisition of WNAC-TV. On January 3, 2001, the Company and STC Broadcasting, Inc., an entity in which Hicks Muse has a substantial economic interest, and its affiliates, Smith Acquisition Company, Smith Acquisition License Company and STC License Company, executed an Asset Purchase Agreement whereby the Company will acquire the FCC license and certain related assets of WNAC-TV, the Fox affiliate serving the Providence-New Bedford DMA, for approximately $2.5 million. After the Company acquires WNAC-TV, the station will be operated by STC Broadcasting, Inc. under an existing LMA agreement dated June 10, 1996. The transaction will be entirely financed through a Loan Agreement with STC Broadcasting, Inc. and the Company. The Company expects to close on the acquisition of WNAC-TV in second quarter of 2001. The Company intends to account for the acquisition under the purchase method of accounting.

     Form 8-K. On March 26, 2001, the Company filed a current report on Form 8-K with the Securities and Exchange Commission. In this Form 8-K, the Company announced that revenues and broadcast cash flow for 2001 were forecast to decline from the equivalent results in 2000, after adjustment to reflect acquisitions and disposals. The Company also reported that it intended to engage in discussions with its senior lenders to adjust certain covenant levels in order to reflect the weaker business environment.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of LIN Television Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999, and for the period from March 3, 1998 (date of acquisition) to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 8, 2001, except
as to Note 16 which is
as of March 26, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of LIN Television Corporation:

     In our opinion, the accompanying consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of LIN Television Corporation and its subsidiaries (the "Predecessor") for the period from January 1, 1998 to March 2, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 1999

                           LIN TELEVISION CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Current assets:
Cash and cash equivalents...................................   $    7,832     $   17,699
Accounts receivable, less allowance for doubtful accounts
  (2000 -- $1,679; 1999 -- $1,918)..........................       58,826         55,515
Program rights..............................................       13,614         13,601
Other current assets........................................        4,302          6,988
                                                               ----------     ----------
  Total current assets......................................       84,574         93,803
Property and equipment, net.................................      164,738        144,882
Deferred financing costs....................................       27,142         31,120
Equity investments..........................................       91,798         65,771
Investment in Southwest Sports Group, at cost plus accrued
  interest..................................................       53,000         50,000
Program rights..............................................        4,155          4,552
Intangible assets, net......................................    1,600,882      1,546,392
Other assets................................................        9,918          5,732
                                                               ----------     ----------
          Total Assets......................................   $2,036,207     $1,942,252
                                                               ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable............................................   $    7,226     $    7,477
Program obligations.........................................       13,491         13,336
Accrued income taxes........................................        5,578          4,750
Current portion of long-term debt...........................       19,572         15,805
Accrued interest expense....................................       10,809         10,494
Accrued sales volume discount...............................        4,728          4,269
Other accrued expenses......................................       16,604         23,120
                                                               ----------     ----------
  Total current liabilities.................................       78,008         79,251
Long-term debt, excluding current portion...................      705,560        603,161
Deferred income taxes.......................................      536,619        533,309
LIN Holdings tax sharing obligations........................        8,364             --
Program obligations.........................................        3,984          5,819
Other liabilities...........................................        7,002          7,050
                                                               ----------     ----------
          Total liabilities.................................    1,339,537      1,228,590
                                                               ----------     ----------
Commitments and Contingencies (Note 4, Note 12 and Note 13)
Stockholders' equity:
  Preferred stock, $0.01 par value: no shares authorized....           --             --
  Common stock, $0.01 par value: 1,000 shares authorized,
     issued and outstanding.................................           --             --
  Additional paid-in capital................................      748,523        748,054
  Accumulated deficit.......................................      (51,853)       (34,392)
                                                               ----------     ----------
          Total stockholders' equity........................      696,670        713,662
                                                               ----------     ----------
          Total liabilities and stockholders' equity........   $2,036,207     $1,942,252
                                                               ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                           LIN TELEVISION CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                       PREDECESSOR
                                                                        PERIOD FROM    PERIOD FROM
                                              YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                              -----------------------   DECEMBER 31,    MARCH 2,
                                                 2000         1999          1998          1998
                                              ----------   ----------   ------------   -----------
Net revenues................................   $295,706     $224,446      $189,536       $43,804
Operating costs and expenses:
  Direct operating..........................     78,693       57,292        48,812        11,117
  Selling, general and administrative.......     64,193       49,123        42,168        11,701
  Corporate.................................      9,270        7,900         7,130         1,170
  KXTX Management Fee.......................         --        1,178         8,033            --
  Amortization of program rights............     21,214       15,029        10,712         2,743
  Depreciation and amortization of
     intangible assets......................     63,734       57,934        45,199         4,581
                                               --------     --------      --------       -------
Total operating costs and expenses..........    237,104      188,456       162,054        31,312
                                               --------     --------      --------       -------
Operating income............................     58,602       35,990        27,482        12,492
Other (income) expense:
  Interest expense..........................     67,126       45,315        35,577         2,764
  Investment income.........................     (4,052)      (3,280)       (1,220)          (98)
  Share of (income) loss in equity
     investments............................       (365)       5,488         6,037           244
  Loss on WAND-TV exchange..................      2,720           --            --            --
  Loss on disposition of KXTX-TV............         --        2,212            --            --
  Merger expense............................         --           --            --         8,616
  Other, net................................         44          (54)           --            --
                                               --------     --------      --------       -------
Total other expense, net....................     65,473       49,681        40,394        11,526
                                               --------     --------      --------       -------
Income (loss) before provision for (benefit
  from) income taxes........................     (6,871)     (13,691)      (12,912)          966
Provision for (benefit from) income taxes...     10,590        5,141         2,648         3,710
                                               --------     --------      --------       -------
Net income (loss)...........................   $(17,461)    $(18,832)     $(15,560)      $(2,744)
                                               ========     ========      ========       =======

   The accompanying notes are an integral part of the consolidated financial statements.

                           LIN TELEVISION CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                     COMMON STOCK                ADDITIONAL                     TOTAL
                                   ----------------   TREASURY    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                   SHARES    AMOUNT    STOCK      CAPITAL       DEFICIT        EQUITY
                                   -------   ------   --------   ----------   -----------   -------------
Balance at December 31, 1997
  (Predecessor)..................   29,857   $ 299      $ (3)    $ 283,177     $(90,908)      $ 192,565
  Net loss (Jan 1 - Mar 2).......       --      --        --            --       (2,744)         (2,744)
  Proceeds from exercises of
     stock options and issuance
     of Employee Stock Purchase
     Plan shares (Jan 1 - Mar
     2)..........................       29      --        --         1,071           --           1,071
  Tax benefit from exercises of
     stock options (Jan 1 - Mar
     2)..........................       --      --        --        10,714           --          10,714
                                   -------   -----      ----     ---------     --------       ---------
Balance at March 2, 1998
  (Predecessor)..................   29,886     299        (3)      294,962      (93,652)        201,606
  Net loss.......................       --      --        --            --      (15,560)        (15,560)
  Acquisition of LIN Television
     Corporation and contribution
     of KXAS-TV to NBC Joint
     Venture.....................  (29,886)   (299)        3      (294,962)      93,652        (201,606)
  Equity contribution............        1      --        --       744,977           --         744,977
  Proceeds from capital
     contributions...............       --      --        --         1,000           --           1,000
  Payments on exercises of
     phantom stock units.........       --      --        --          (250)          --            (250)
  Tax benefit from exercises of
     stock options...............       --      --        --           795           --             795
                                   -------   -----      ----     ---------     --------       ---------
Balance at December 31, 1998.....        1      --        --       746,522      (15,560)        730,962
  Net loss.......................       --      --        --            --      (18,832)        (18,832)
  Tax benefit from exercises of
     stock options...............       --      --        --         1,532           --           1,532
                                   -------   -----      ----     ---------     --------       ---------
Balance at December 31, 1999.....        1      --        --       748,054      (34,392)        713,662
  Net loss.......................       --      --        --            --      (17,461)        (17,461)
  Payments on exercises of
     phantom stock units.........       --      --        --          (133)          --            (133)
Tax benefit from exercises of
  stock options..................       --      --        --           602           --             602
                                   -------   -----      ----     ---------     --------       ---------
Balance at December 31, 2000.....        1   $  --               $ 748,523     $(51,853)      $ 696,670
                                   =======   =====      ====     =========     ========       =========

   The accompanying notes are an integral part of the consolidated financial statements.

                           LIN TELEVISION CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                     PREDECESSOR
                                                                   YEAR ENDED         PERIOD FROM    PERIOD FROM
                                                                  DECEMBER 31,         MARCH 3 -     JANUARY 1 -
                                                              ---------------------   DECEMBER 31,    MARCH 2,
                                                                2000        1999          1998          1998
                                                              ---------   ---------   ------------   -----------
Net loss....................................................  $ (17,461)  $ (18,832)  $   (15,560)    $ (2,744)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization (including amortization of
    financing costs and note discounts).....................     69,569      62,072        48,564        4,714
  Amortization of program rights............................     21,214      15,029        10,712        2,743
  Interest on SSG preferred units...........................     (3,000)     (3,000)           --           --
  Loss on disposition of stations...........................      2,722       2,212            --           --
  Tax benefit from exercises of stock options...............        602       1,532           795       10,714
  Deferred income taxes.....................................     (2,380)     (8,537)       (4,112)       1,907
  Net loss (gain) on disposition of assets..................        220        (545)          (49)          19
  Program payments..........................................    (22,750)    (15,293)      (10,497)      (4,157)
  Share of (income) loss of equity investments..............       (365)      5,488         6,037          244
  Provision for doubtful accounts...........................        239          38          (108)          98
Changes in operating assets and liabilities, net of
  acquisitions and disposals:
  Accounts receivable.......................................     (3,072)    (10,786)       (7,836)       7,695
  Program rights, net of program obligations................        239        (247)          436          (45)
  Other assets..............................................      5,604     (15,837)       20,163      (19,102)
  Accounts payable..........................................      1,796      (1,606)        1,209        1,187
  Accrued income taxes......................................        828      (2,741)        6,666        1,777
  Accrued interest expense..................................        315        (194)        4,175           74
  KXTX management fee payable...............................         --      (4,175)        9,154           --
  Accrued sales volume discount.............................        459       4,269
  Other Accrued expenses....................................     (4,907)     12,870        (4,303)       3,292
                                                              ---------   ---------   -----------     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................     49,872      21,717        65,446        8,416
                                                              ---------   ---------   -----------     --------
INVESTING ACTIVITIES:
Capital expenditures........................................    (29,126)    (18,191)      (21,498)      (1,221)
Proceeds from asset disposals...............................         --       6,560            64            3
Liquidating dividend on investment in SSDB..................         --       7,125        (7,125)          --
Investment in joint ventures................................         --          --          (250)        (250)
Investment in Banks Broadcasting, Inc. .....................    (11,145)     (2,229)           --           --
Other investments...........................................     (3,000)         --            --           --
Capital distributions from equity investments...............        815          --            --           --
Acquisition of WWLP-TV, net of cash acquired................   (128,000)         --            --           --
Acquisition of WOOD-TV and WOTV-TV, net of cash acquired....         --    (119,985)           --           --
Acquisition of WAPA-TV, net of cash acquired................         --     (69,909)           --           --
Acquisition of the LIN Television Corporation, net of cash
  acquired..................................................         --          --    (1,724,281)          --
Local marketing agreement expenditures......................     (3,625)       (640)         (775)          --
                                                              ---------   ---------   -----------     --------
NET CASH USED IN INVESTING ACTIVITIES.......................   (174,081)   (197,269)   (1,753,865)      (1,468)
                                                              ---------   ---------   -----------     --------
FINANCING ACTIVITIES:
Net payments on exercises of phantom stock units and
  issuance of employee stock purchase plan shares...........       (133)         --          (250)       1,071
LIN Holdings tax sharing obligations........................      8,364          --            --           --
Principal payments on long-term debt........................    (41,389)    (19,098)     (262,323)          --
Proceeds from revolver debt.................................        500      18,000            --           --
Proceeds from long-term debt................................    147,000     153,000       668,929           --
Loan fees incurred on long-term debt........................         --          --       (51,211)          --
Proceeds from GECC note.....................................         --          --       815,500           --
Proceeds for sale of common stock...........................         --          --       558,123           --
Proceeds from capital contribution..........................         --          --         1,000           --
                                                              ---------   ---------   -----------     --------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    114,342     151,902     1,729,768        1,071
                                                              ---------   ---------   -----------     --------
Net (decrease) increase in cash and cash equivalents........     (9,867)    (23,650)       41,349        8,019
Cash and cash equivalents at the beginning of the period....     17,699      41,349            --        8,046
                                                              ---------   ---------   -----------     --------
Cash and cash equivalents at the end of the period..........  $   7,832   $  17,699   $    41,349     $ 16,065
                                                              =========   =========   ===========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                           LIN TELEVISION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND:

     LIN Television Corporation ("LIN Television"), together with its subsidiaries, the predecessor business prior to March 3, 1998 (together, the "Company") was formed on July 18, 1997. On March 3, 1998, LIN Holdings Corp. ("LIN Holdings") acquired the Company.

     The Company is a television station group operator in the United States and Puerto Rico that owns ten television stations, nine of which are network-affiliated television stations. Additionally, the Company has local marketing agreements ("LMAs") under which it programs five other stations in the markets in which it operates.

     The Company owns and operates four CBS affiliates, four NBC affiliates, one ABC affiliate and one independent station in San Juan, Puerto Rico. The Company also programs four additional network-affiliated television stations and one independent television station pursuant to LMAs. Additionally, the Company has investments in a number of ventures with third parties, through which it has an interest in television stations in locations throughout the United States of America. The Company is also the owner and operator of 28 low-power television stations.

     All of the Company's consolidated subsidiaries fully and unconditionally guarantee the Company's Senior Subordinated Notes and Senior Credit Facilities (see Note 8) on a joint and several basis.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below:

PRINCIPLES OF CONSOLIDATION:

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. The Company conducts its business through its subsidiaries and has no operations or significant assets other than its investment in its subsidiaries. Accordingly, no separate or additional financial information about the subsidiaries is provided.

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. The Company's actual results could differ from these estimates. Estimates are used when accounting for the collectibility of receivables and valuing intangible assets and net assets of business acquired.

CASH AND CASH EQUIVALENTS:

     Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. The Company's excess cash is invested primarily in short-term U.S. Government securities.

PROPERTY AND EQUIPMENT:

     Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally 20 to 30 years for buildings and

                           LIN TELEVISION CORPORATION
fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is reflected in the determination of net income or loss. Expenditures for maintenance and repairs are expensed as incurred.

EQUITY INVESTMENTS:

     The Company's equity investments are accounted for on the equity method, as the Company does not have a controlling interest. Accordingly, the Company's share of the net loss or income of its equity investments is included in consolidated net income (loss).

REVENUE RECOGNITION:

     Broadcast revenue is recognized during the period in which advertising is aired. Barter revenue is accounted for at the fair value of the assets or services received or the advertising time surrendered, whichever is more clearly evident. Revenue from barter agreements is recorded at the time the advertising is broadcast, and barter expense is recorded at the time the services are used. The Company recognized barter revenue in the amount of $9.3 million and $12.4 million in the years ended December 31, 2000 and 1999, respectively, $1.9 million for the period from January 1, 1998 to March 2, 1998, and $5.6 million for the period from March 3, 1998 to December 31, 1998. The Company incurred barter expense in the amount of $9.0 million and $12.2 million in the years ended December 31, 2000 and 1999, respectively, $1.9 million for the period from January 1, 1998 to March 2, 1998, and $5.6 million for the period from March 3, 1998 to December 31, 1998.

ADVERTISING EXPENSE:

     The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $4.9 million and $4.2 million in the years ended December 31, 2000 and 1999, respectively, $1.7 million for the period from January 1, 1998 to March 2, 1998, and $3.1 million for the period from March 3, 1998 to December 31, 1998.

INTANGIBLE ASSETS:

     Intangible assets include FCC licenses, network affiliations and goodwill, all of which are being amortized over a period of 40 years.

LONG LIVED-ASSETS:

     The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

     An impairment assessment of enterprise level goodwill could be triggered by significant operating or cash flow losses at one or more of the Company's television stations, or a forecast of such losses, a significant adverse change in the advertising marketplaces in which the Company's television stations operate, or by adverse changes to FCC ownership rules, amongst others. Goodwill is recorded at the television station level and, in the event that an impairment assessment is triggered, impairment would be measured by comparing the net book value of

                           LIN TELEVISION CORPORATION
the related station to anticipated future operating cashflows from that station on an undiscounted basis.

     The future value of the Company's FCC licenses could be significantly impaired by the loss of corresponding network affiliation agreements, or vice versa. Accordingly, such an event would trigger an assessment of the carrying value of the FCC license and network affiliation agreement recorded for each station effected by such an event.

PROGRAM RIGHTS:

     Program rights are recorded as assets when the license period begins and the programs are available for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as current assets, while costs of those programs to be broadcast subsequently are considered noncurrent. The program costs are charged to operations over their estimated broadcast periods using the straight-line method. Program obligations are classified as current or noncurrent in accordance with the payment terms of the license agreement.

ACCOUNTING FOR STOCK-BASED COMPENSATION:

     The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the underlying common stock at the date of grant. The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," through disclosure only (see Note 9).

INCOME TAXES:

     Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

CONCENTRATIONS OF CREDIT RISK:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents is limited as the Company maintains its primary banking relationships with only large nationally recognized institutions. Credit risk with respect to trade receivables is limited, as the trade receivables are primarily from advertising revenues generated from a large diversified group of local and nationally recognized advertisers. The Company does not require collateral or other security against trade receivable balances; however, it does maintain reserves for potential credit losses and such losses have been within management's expectations for all years presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and debt are carried in the consolidated financial statements at amounts that

                           LIN TELEVISION CORPORATION
approximate fair value at December 31, 2000 and 1999, unless otherwise disclosed. Fair values are based on quoted market prices and assumption concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

RECLASSIFICATION:

     Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

     In September 2000, the FASB issued SFAS No. 140 ("SFAS 140"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a replacement of FASB Statement No. 125." SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company does not expect the application of SFAS 140 to have a material impact on its financial position or results of operations.

NOTE 3 -- BUSINESS COMBINATIONS AND DISPOSITIONS:

     WAND-TV Exchange. On April 1, 2000, the Company exchanged, with Block Communications, a 66.7% interest in certain assets of its television station WAND-TV, including its FCC license and network affiliation agreement, for substantially all of the assets and certain liabilities of WLFI-TV, Inc. The exchange was accounted for as a business combination under the purchase method of accounting and, accordingly, the acquired assets and liabilities of WLFI-TV, Inc. have been recorded at fair value. The excess of the fair value of the acquired assets and liabilities of $23.7 million over the book value of the interest in the assets of WAND-TV of $26.4 million has been recorded as a non-operating loss. In connection with the exchange, the Company has indemnified the seller for certain contingencies.

     The result of operations associated with the acquired assets and liabilities of WLFI-TV, Inc. have been included in the accompanying consolidated financial statements from the date of acquisition. The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed
Working capital deficit.....................................  $   (75)
Property and equipment......................................    4,406
FCC license and network affiliation.........................   19,338
Other noncurrent assets, net................................       76
                                                              -------
Total acquisition...........................................  $23,745
                                                              =======

     Immediately after the WAND-TV exchange the Company and Block Communications contributed their respective interests in the WAND-TV assets to a new partnership, with the Company receiving a 33.3% interest in the new partnership. The Company accounts for its interest using the equity method, as the Company does not have a controlling interest. In

                           LIN TELEVISION CORPORATION
addition, the Company has entered into a management services agreement with WAND-TV to provide certain management, engineering, and related services for a fixed fee.

     WWLP-TV. On November 10, 2000, the Company acquired the broadcast license and operating assets of WWLP-TV, an NBC affiliate in Springfield, MA. The total purchase price for the acquisition was approximately $128.0 million, including direct costs of the acquisition. The acquisition was funded by borrowings under the Company's term loan facility.

     The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. The transaction is summarized as follows (in thousands):

Assets acquired and liabilities assumed
Working capital.............................................  $  4,664
Property and equipment......................................     9,600
FCC license and network affiliation.........................   113,736
                                                              --------
Total acquisition...........................................  $128,000
                                                              ========

     Although the Company did not own or control the assets or FCC license of WWLP-TV prior to November 10, 2000, pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings, Inc., the parent of WWLP-TV, satisfied the definition of a special purpose entity, as a result of a $75 million guarantee of WWLP Holdings, Inc. debt by the Company and other factors, and the Company was deemed to be the sponsor of WWLP Holdings, Inc.

     Accordingly, the financial results of operations of WWLP Holdings, Inc. have been consolidated with those of the Company since March 31, 2000, when WWLP Holdings, Inc. acquired WWLP-TV from Benedek Broadcasting Corporation.

     Unaudited Pro Forma Results of Acquisitions. The following summarizes unaudited pro forma consolidated results of operations as if the acquisition of LIN Television, the formation of the NBC joint venture, the acquisitions of WOOD-TV, its LMA for WOTV, and WAPA-TV in prior periods had taken place as of January 1, 1998, and the acquisitions of WLFI-TV and WWLP-TV in 2000 had taken place as of January 1, 1999 (in thousands):

                                               2000       1999       1998
                                             --------   --------   --------
Net revenues...............................  $300,463   $287,809   $283,507
Operating income...........................    59,625     47,495     37,183
Net loss...................................   (17,506)   (37,396)   (22,391)

     The pro forma data give effect to actual operating results prior to the acquisition and adjustments to interest expense, amortization and income taxes. No effect has been given to cost reductions and operating synergies in this presentation. The pro forma results do not necessarily represent results that would have occurred if the acquisition had taken place as of the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

NOTE 4 -- RELATED PARTY TRANSACTIONS:

     Monitoring and Oversight Agreement. The Company is party to an agreement with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of the Company's ultimate parent, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee

                           LIN TELEVISION CORPORATION

(payable quarterly) for oversight and monitoring services. The aggregate annual fee is adjustable, on a prospective basis, on January 1 of each calendar year to an amount equal to 1% of the budgeted consolidated annual EBITDA of the Company for the then current fiscal year. Upon the acquisition by the Company of another entity or business, the fee is adjusted prospectively in the same manner using the pro forma consolidated annual EBITDA of the Company. In no event shall the annual fee be less than $1.0 million. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The annual fee was $1.3 million, $1.1 million, and $0.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     Financial Advisory Agreement. The Company is also party to an agreement with Hicks Muse Partners, pursuant to which Hicks Muse Partners receives a fee equal to 1.5% of the total value of certain transactions in which the Company is involved. Transactions subject to this agreement include a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction. This fee for the year ended December 31, 2000 was $1.8 million, relating to the acquisition of WWLP-TV, and was included in the total cost of that acquisition. This fee for the year ended December 31, 1999 was approximately $3.0 million. There were no fees in 1998.

NOTE 5 -- EQUITY INVESTMENTS:

     The Company has investments in a number of ventures with third parties, through which it has an interest in television stations in locations throughout the United States of America. The following presents the Company's basis in these ventures at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
NBC joint venture.....................................  $ 65,886   $ 65,771
WAND (TV) Partnership.................................    13,784         --
Banks Broadcasting, Inc...............................    12,128         --
                                                        --------   --------
                                                          91,798     65,771
Southwest Sports Group................................    53,000     50,000
                                                        --------   --------
                                                        $144,798   $115,771
                                                        ========   ========

     Southwest Sports Group Holdings LLC: The Company owns 500,000 units of Southwest Sports Group Holdings LLC ("SSG") Series A Preferred Units, par value of $100 per unit. The Series A Preferred Units are entitled to receive non-liquidating distributions prior to any junior ranked units of SSG in an amount equal to $100 per Series A Preferred Unit, minus the amount of previously made distributions, plus an amount of interest thereon at a rate of 6% per annum compounded annually. The Company carries its investment in the Series A Preferred Units at cost and has recorded $6.0 million of interest on the Series A Preferred Units through December 31, 2000. As of December 31, 2000, no distributions have been made with respect to the Series A Preferred Units.

     SSG has the option at any time to redeem in whole or in part the outstanding Series A Preferred Units for an amount equal to par plus imputed interest at the rate of 6% from January 1, 1999 to the redemption date. The Company has the right to convert its Series A Preferred Units into Class A Units at the earlier of (a) the date of consumption of an underwritten initial public offering of the Class A Units, (b) a change of control, or (c) the date that is three years following the date of the first issuance of the Series A Preferred Units.

                           LIN TELEVISION CORPORATION

     NBC Joint Venture: The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of the joint venture (in thousands):

                                                                     PERIOD FROM
                                                                      INCEPTION
                                                                   (MARCH 3, 1998)
                                         YEAR ENDED DECEMBER 31,         TO
                                         -----------------------    DECEMBER 31,
                                            2000         1999           1998
                                         ----------   ----------   ---------------
Net revenues...........................   $171,349     $142,578       $119,849
Operating income.......................     78,823       40,830         28,438
Net income (loss)......................      4,562      (24,144)       (26,044)

                                                    DECEMBER 31,   DECEMBER 31,
                                                        2000           1999
                                                    ------------   ------------
Current assets....................................    $ 32,716       $    159
Non-current assets................................     241,408        249,692
Current liabilities...............................       1,087            725
Non-current liabilities...........................     815,500        815,500

     WAND (TV) Partnership: The following presents the summarized financial information of the WAND (TV) Partnership as of December 31, 2000 and from April 1, 2000 (date of inception) to December 31, 2000 (in thousands):

                                                               PERIOD FROM
                                                                INCEPTION
                                                               (APRIL 1) TO
                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Net revenues................................................      $6,363
Operating income............................................       1,294
Net income..................................................       1,294

                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Current assets..............................................     $ 2,825
Non-current assets..........................................      35,143
Current liabilities.........................................         858

     Banks Broadcasting, Inc.: On August 15, 2000, the Company, 21st Century Group LLC, an entity in which Hicks Muse, the Company's ultimate parent, has a substantial economic interest, and BancAmerica Capital Investors SBIC I, L.P. acquired non-voting Series A Convertible Preferred Stock in Banks Broadcasting, Inc. Banks Broadcasting, Inc. is a broadcast station operator that owns and operates KWCV-TV, a WB affiliate, in Wichita, Kansas and has a local marketing agreement for KNIN-TV, a UPN affiliate serving the Boise, Idaho area.

     The Company's preferred stock gives it a 50% non-voting interest in Banks Broadcasting, Inc. The Company is able to exercise significant, but not controlling, influence over the activities of Banks Broadcasting, Inc. through representation on the Board of Directors and, therefore, accounts for its investment using the equity method. The Company has also entered into a management services agreement with Banks Broadcasting, Inc. to provide certain management, engineering, and related services for a fixed fee. Included in this is a cash

                           LIN TELEVISION CORPORATION
management arrangement and at December 31, 2000 the amount due to the Company from Banks Broadcasting, Inc. under this arrangement was approximately $1.2 million.

     The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                               (AUGUST 15) TO
                                                                DECEMBER 31,
                                                                    2000
                                                               ---------------
Net revenues................................................       $1,990
Operating loss..............................................         (998)
Net loss....................................................         (632)

                                                               DECEMBER 31,
                                                                   2000
                                                               ------------
Current assets..............................................     $ 7,708
Non-current assets..........................................      21,805
Current liabilities.........................................       2,530
Non-current liabilities.....................................         850
Redeemable preferred stock..................................      26,765

NOTE 6 -- PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Land and improvements.................................  $ 10,971   $ 10,555
Buildings and fixtures................................    66,666     47,039
Broadcasting equipment and other......................   135,930    117,224
                                                        --------   --------
                                                         213,567    174,818
Less: accumulated depreciation........................   (48,829)   (29,936)
                                                        --------   --------
                                                        $164,738   $144,882
                                                        ========   ========

     The Company recorded amortization and depreciation expense in the amount of $21.3 million and $19.2 million in the years ended December 31, 2000 and 1999, respectively, $2.3 million for the period from January 1, 1998 to March 2, 1998, and $14.5 million for the period from March 3, 1998 to December 31, 1998.

                           LIN TELEVISION CORPORATION

NOTE 7 -- INTANGIBLE ASSETS:

     Intangible assets consisted of the following at December 31 (in thousands):

                                                        2000         1999
                                                     ----------   ----------
FCC licenses and network affiliations..............  $1,055,653   $  943,270
Goodwill...........................................     652,508      670,397
LMA purchase options...............................       1,125          750
                                                     ----------   ----------
                                                      1,709,286    1,614,417
Less: accumulated amortization.....................    (108,404)     (68,025)
                                                     ----------   ----------
                                                     $1,600,882   $1,546,392
                                                     ==========   ==========

NOTE 8 -- LONG-TERM DEBT:

     Long-term debt consisted of the following at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Senior Credit Facilities..............................  $425,690   $319,579
$300,000, 8 3/8% Senior Subordinated Notes due 2008
  (net of discount of $558)...........................   299,442    299,387
                                                        --------   --------
Total debt............................................   725,132    618,966
Less: current portion.................................   (19,572)   (15,805)
                                                        --------   --------
Total long-term debt..................................  $705,560   $603,161
                                                        ========   ========

SENIOR CREDIT FACILITIES:

     On March 3, 1998, the Company entered into a Credit Agreement with the Chase Manhattan Bank as administrative agent ("the Agent"), and the lenders named therein. Under the Credit Agreement, the Company established a $295 million term loan facility, a $50 million revolving facility, and a $225 million incremental term loan facility (collectively, the "Senior Credit Facilities").

     Borrowings under the Senior Credit Facilities bear interest at a rate based, at the option of the Company, on an adjusted LIBOR rate ("Adjusted LIBOR"), or the highest of the Agent's prime rates, certificate of deposits rate plus 1.00%, or the Federal Funds effective rate plus 1/2 of 1.00% plus an incremental rate based on the Company's financial performance. As of December 31, 2000, the interest rates ranged from 8.00% to 9.04%, based on the Adjusted LIBOR. As of December 31, 1999, the interest rates ranged from 7.00% to 8.35%, based on the Adjusted LIBOR. The Company is required to pay quarterly commitment fees ranging from 0.25% to 0.50%, based upon the Company's leverage ratio for that particular quarter on the unused portion of the loan commitment, in addition to annual agency and other administration fees.

     The revolving credit facility (up to $50 million) is available until maturity on March 31, 2005. The Tranche A Term Loan (approximately $111 million) amortizes in increasing quarterly installments until maturity on March 31, 2005. The Tranche B Term Loans (approximately $113 million) amortize in quarterly installments beginning March 31, 2005 until the final maturity of March 31, 2007. The Incremental Term Loans (approximately $187 million) amortize 1% annually until final maturity on September 30, 2007.

                           LIN TELEVISION CORPORATION

     The obligations of the Company under the Senior Credit Facilities are unconditionally and irrevocably guaranteed, jointly and severally, by Holdings and by each existing and subsequently acquired or organized subsidiary of the Company. In addition, substantially all of the assets of the Company and its subsidiaries are pledged as collateral against the performance of these obligations. The Senior Credit Facilities are subject to compliance with certain financial covenants, such as consolidated leverage and interest coverage, and other conditions set forth in the Credit Agreement.

SENIOR SUBORDINATED NOTES:

     On March 3, 1998, LIN Television issued $300 million aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2008 in a private placement for net proceeds of $290.3 million. These senior subordinated notes were subsequently registered with the SEC pursuant to a Registration Statement filed on August 12, 1998. The senior subordinated notes are unsecured obligations of LIN Television without collateral rights, subordinated in right of payment to all existing and any future senior indebtedness of LIN Television. The senior subordinated notes are fully and unconditionally guaranteed, on a joint and several basis, by all wholly owned subsidiaries of LIN Television. Interest on the Senior Subordinated Notes accrues at a rate of 8 3/8% per annum and is payable in cash, semi-annually in arrears, commencing on September 1, 1998. The Company is subject to compliance with certain financial covenants and other conditions set forth in the Registration Statement.

     The fair values of the Company's long-term debt are estimated based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The carrying amounts and fair values of long-term debt were as follows at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Carrying amount.......................................  $725,132   $618,966
Fair value............................................  $700,190   $602,329

     See Note 16 -- Subsequent Events for Bank Covenants.

NOTE 9 -- STOCKHOLDERS' EQUITY:

     Stock Option Plans: The Company participates in the Ranger Equity Holdings Corporation 1998 Stock Option Plan (the "1998 Option Plan"). Pursuant to the 1998 Option Plan, nonqualified options in Ranger common stock have been granted to certain directors, officers and key employees of the Company. Prior to March 3, 1998, nonqualified options in the stock of LIN Television were granted to certain directors, officers and key employees of the Predecessor pursuant to the LIN Television 1994 Adjustment Stock Incentive Plan, the LIN Television Amended and Restated 1994 Stock Incentive Plan and the LIN Television 1994 Nonemployee Director Stock Incentive Plan (collectively, the "Predecessor Stock Option Plans"), each of which was terminated, and all options granted under each cancelled, effective March 3, 1998. The Company also participates in the Ranger Equity Holdings 1998 Phantom Stock Plan ("Phantom Stock Units Plan"), pursuant to which phantom units, or stock appreciation rights, with a $0 exercise price, have been granted to officers and key employees.

     Options granted under the 1998 Option Plan and the Predecessor Stock Option Plans have exercise prices equal to the fair market value of the underlying common stock at the date of

                           LIN TELEVISION CORPORATION
grant. The Board of Directors, in assessing the fair market value of common stock, considered factors relevant at the time, including recent third-party transactions, composition of the management team, recent hiring results, financial condition and operating results and the lack of a public market for the Company's common stock.

     Options granted pursuant to the 1998 Option Plan generally have straight-line vesting terms over four or five years and expire ten years from the date of grant. At December 31, 2000, there were 1,389,000 shares available for future grant under the 1998 Option Plan. Phantom Units granted pursuant to the Phantom Stock Units Plan expire ten years from the date of grant, are non-forfeitable, and are exercisable at a date selected by the employee within the 10-year term.

     Pro Forma information regarding net loss as required by SFAS No. 123 has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1998, 1999 and 2000: a risk free interest rate of 5.18%, 5.96% and 5.92%, respectively, and a weighted-average expected life of the options of seven years. No expected dividend yield was included in the option-pricing model. If the Company had elected to adopt the optional recognition provisions of SFAS No. 123 for its stock option grants, net loss would have been changed to the pro forma amounts indicated below (in thousands):

                                                                            PREDECESSOR
                                           YEAR ENDED        PERIOD FROM    PERIOD FROM
                                          DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                       -------------------   DECEMBER 31,    MARCH 2,
                                         2000       1999         1998          1998
                                       --------   --------   ------------   -----------
Pro forma net loss...................  $(19,925)  $(21,031)    $(17,257)      $(2,744)

                           LIN TELEVISION CORPORATION

     The following table provides additional information regarding the Predecessor Stock Option Plans, the 1998 Option Plan and the Phantom Stock Units Plan (shares in thousands):

                            PREDECESSOR
                            STOCK OPTION
                               PLANS                                 1998 OPTION PLAN
                         ------------------   ---------------------------------------------------------------
                            PERIOD FROM           PERIOD FROM
                             JANUARY 1              MARCH 3                  YEAR ENDED DECEMBER 31,
                             TO MARCH 2         TO DECEMBER 31,     -----------------------------------------
                                1998                 1998                  1999                  2000
                         ------------------   -------------------   -------------------   -------------------
                                  WEIGHTED-             WEIGHTED-             WEIGHTED-             WEIGHTED-
                                   AVERAGE               AVERAGE               AVERAGE               AVERAGE
                                  EXERCISE              EXERCISE              EXERCISE              EXERCISE
                         SHARES     PRICE     SHARES      PRICE     SHARES      PRICE     SHARES      PRICE
                         ------   ---------   -------   ---------   -------   ---------   -------   ---------
Outstanding at
  beginning of period..   2,372    $26.75          --                33,614     $0.88      34,362     $0.88
Granted................      --                35,101     $0.85       2,047      1.00       5,474      1.19
Exercised..............      --                (1,000)     1.00          --                   (30)     0.68
Forfeited..............      --                  (487)     0.83      (1,299)     1.00      (1,527)     1.00
Acquisition of LIN
  Television...........  (2,372)    26.75          --                    --                    --
                         ------               -------               -------               -------
Outstanding at end of
  period...............      --                33,614      0.88      34,362      0.88      38,279      0.92
                                              =======               =======               =======
Options exercisable at
  period-end...........                         5,098                10,932                17,100
Weighted-average fair
  value of options
  granted during the
  period...............                       $  0.36               $  0.33               $  0.40

                                                PHANTOM STOCK UNITS PLAN
                                         --------------------------------------
                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                         PERIOD FROM MARCH 3    ---------------
                                         TO DECEMBER 31, 1998    1999     1998
                                         --------------------   ------   ------
                                                SHARES          SHARES   SHARES
                                         --------------------   ------   ------
Outstanding at beginning of period.....             --          14,074   14,074
Granted................................         14,324              --       --
Exercised..............................           (250)             --     (133)
                                                ------          ------   ------
Outstanding at end of period...........         14,074          14,074   13,941
                                                ======          ======   ======

     The following table summarizes information about the 1998 Option Plan at December 31, 2000 (shares in thousands):

                                          OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                           -------------------------------------------------   ------------------------------
                                         WEIGHTED-AVERAGE   WEIGHTED-AVERAGE                 WEIGHTED-AVERAGE
                             NUMBER         REMAINING           EXERCISE         NUMBER          EXERCISE
RANGE OF EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE        PRICE         EXERCISABLE        PRICE
------------------------   -----------   ----------------   ----------------   -----------   ----------------
$0.50 to $0.99...........    11,270         7.2 years            $0.55            8,168           $0.54
$1.00 to $1.25...........    27,009               8.1             1.07            8,932            1.00

                           LIN TELEVISION CORPORATION

NOTE 10 -- INCOME TAXES:

     The Company has been included in the consolidated federal income tax return filed by Ranger. Pursuant to the tax-sharing agreement between the Company and Ranger, tax liabilities and benefits were determined as if Ranger and the Company were each separate and independent entities. As of December 31, 2000, no amounts were due to or receivable from the Company under the tax sharing agreement.

     Provision for (benefit from) income taxes included in the accompanying consolidated statements of operations consisted of the following (in thousands):

                                                                           PREDECESSOR
                                            YEAR ENDED      PERIOD FROM    PERIOD FROM
                                           DECEMBER 31,      MARCH 3 -     JANUARY 1 -
                                         ----------------   DECEMBER 31,    MARCH 2,
                                          2000      1999        1998          1998
                                         -------   ------   ------------   -----------
Current:
  Federal..............................  $ 2,821   $3,389     $ 5,620        $1,740
  State................................    1,102      340       1,140            63
  Foreign..............................      315       --          --            --
                                         -------   ------     -------        ------
                                           4,238    3,729       6,760         1,803
                                         -------   ------     -------        ------
Deferred:
  Federal..............................    4,400    1,241      (3,517)        1,815
  State................................     (133)    (825)       (595)           92
  Foreign..............................    2,085      996          --            --
                                         -------   ------     -------        ------
                                           6,352    1,412      (4,112)        1,907
                                         -------   ------     -------        ------
                                         $10,590   $5,141     $ 2,648        $3,710
                                         =======   ======     =======        ======

     The components of the income (loss) before income taxes were as follows (in thousands):

                                                                            PREDECESSOR
                                           YEAR ENDED        PERIOD FROM    PERIOD FROM
                                          DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                       -------------------   DECEMBER 31,    MARCH 2,
                                         2000       1999         1998          1998
                                       --------   --------   ------------   -----------
United States of America.............  $(15,097)  $(17,410)    $(12,912)       $966
Foreign..............................     8,226      3,719           --          --
                                       --------   --------     --------        ----
Loss before income taxes.............  $ (6,871)  $(13,691)    $(12,912)       $966
                                       ========   ========     ========        ====

                           LIN TELEVISION CORPORATION

     The following table reconciles the amount that would be provided (benefited) by applying the 35% federal statutory rate to income (loss) before income taxes to the actual provision for (benefit from) income taxes (in thousands):

                                                                            PREDECESSOR
                                            YEAR ENDED       PERIOD FROM    PERIOD FROM
                                           DECEMBER 31,       MARCH 3 -     JANUARY 1 -
                                         -----------------   DECEMBER 31,    MARCH 2,
                                          2000      1999         1998          1998
                                         -------   -------   ------------   -----------
Provision (benefit) assuming federal
  statutory rate.......................  $(2,405)  $(4,793)    $(4,519)       $  338
State taxes, net of federal tax
  benefit..............................      630      (315)        354            41
Amortization...........................    9,948     9,379       5,431           180
Merger expenses........................       --        --          --         3,017
Foreign taxes..........................    2,290       996          --            --
Other..................................      127      (126)      1,382           134
                                         -------   -------     -------        ------
Loss before income taxes...............  $10,590   $ 5,141     $ 2,648        $3,710
                                         =======   =======     =======        ======

     The components of the deferred tax liability are as follows at December 31 (in thousands):

                                                          2000       1999
                                                        --------   --------
Deferred tax liabilities:
  Intangible assets...................................  $506,071   $506,376
  Property and equipment..............................    22,642     21,834
  Investments.........................................    12,258     11,208
                                                        --------   --------
                                                         540,971    539,418
                                                        --------   --------
Deferred tax assets:
  Net operating loss carryforwards....................    (5,576)    (7,661)
  Valuation allowance.................................     5,576      7,661
  Other...............................................    (4,352)    (6,109)
                                                        --------   --------
                                                          (4,352)    (6,109)
                                                        --------   --------
Net deferred tax liabilities..........................  $536,619   $533,309
                                                        ========   ========

     The valuation allowance relates to certain acquired net operating loss carryovers in Puerto Rico. At December 31, 1999, the Company had determined that it was more likely than not that these deferred tax assets would not be realized. During the year ended December 31, 2000, the Company reduced the valuation allowance by approximately $2.1 million to reflect the usage of a portion of these losses. The Company, under the applicable accounting standards, has concluded that it is more likely than not that the remaining losses will not be realized and, therefore, has retained a valuation allowance of $5.6 million as of December 31, 2000. All reductions to the valuation allowance are recorded as a decrease to acquisition related intangible assets, rather than a tax provision benefit, as the net operating loss carryovers were fully reserved at the time of the related business combination. The Company reevaluates positive and negative evidence relating to the need for a valuation allowance periodically.

     At December 31, 2000, the Company had a federal net operating loss carryforward of approximately $43.2 million that begins to expire in 2019. The net operating loss carryforward in Puerto Rico of approximately $19.6 million will expire between 2001 and 2005.

                           LIN TELEVISION CORPORATION

NOTE 11 -- RETIREMENT PLANS:

     401(k) Plan. The Company provides a defined contribution plan ("401(k) Plan") to substantially all employees. The Company makes contributions to employee groups that are not covered by another retirement plan sponsored by the Company. Contributions made by the Company vest based on the employee's years of service. Vesting begins after six months of service in 20% annual increments until the employee is 100% vested after five years. The Company matches 50% of the employee's contribution up to 6% of the employee's total annual compensation. The Company contributed $1.1 million and $891,000 to the 401(k) Plan in the years ended December 31, 2000 and 1999, respectively. For the period from inception (March 2, 1998) to December 31, 1998, the Company contributed $469,000 and for the period from January 1, 1998 to March 2, 1998, the Company contributed $98,000.

     Retirement Plan. The Company is the sponsor of the LIN Television Corporation Retirement Plan (the "Retirement Plan"). The Retirement Plan is a noncontributory defined benefit retirement plan that covers employees of the Company who meet certain requirements, including length of service and age. Pension benefits vest on completion of five years of service and are computed, subject to certain adjustments, by multiplying 1.25% of the employee's last three years' average annual compensation by the number of years of credited service. The assets of the pension plan are invested primarily in long-term fixed income securities, large and small cap U.S. equities, and international equities. The Company's policy is to fund at least the minimum requirement and is further based on legal requirements and tax considerations. No funding was required for the Retirement Plan during 2000, 1999 and 1998.

                           LIN TELEVISION CORPORATION

     The components of the net pension expense included in the financial statements and information with respect to the change in benefit obligation, change in plan assets, the funded status of the Retirement Plan and underlying assumptions are as follows:

                                RETIREMENT PLAN
                   (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                    YEAR ENDED        PERIOD FROM       FROM
                                                   DECEMBER 31,        MARCH 3 -     JANUARY 1 -
                                                -------------------   DECEMBER 31,    MARCH 2,
                                                  2000       1999         1998          1998
                                                --------   --------   ------------   -----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period.......  $ 53,425   $ 60,048     $53,252       $ 52,440
  Service cost................................       763        955         615            176
  Interest cost...............................     3,971      3,942       3,044            600
  Plan amendments.............................      (246)        --          --             --
  Actuarial loss (gain).......................        --    (10,052)      5,298            296
  Curtailments................................        --         --        (682)            --
  Benefits paid...............................    (1,899)    (1,468)     (1,479)          (260)
                                                --------   --------     -------       --------
Benefit obligation, end of period.............  $ 56,014   $ 53,425     $60,048       $ 53,252
                                                ========   ========     =======       ========
CHANGE IN PLAN ASSETS
  Fair value of plan assets, beginning of
     period...................................  $ 69,279   $ 63,965     $61,686       $ 58,015
  Actual return on plan assets................      (556)     6,782       3,758          3,931
  Benefits paid...............................    (1,899)    (1,468)     (1,479)          (260)
                                                --------   --------     -------       --------
  Fair value of plan assets, end of period....  $ 66,824   $ 69,279     $63,965       $ 61,686
                                                ========   ========     =======       ========
Funded status of the plan.....................  $ 10,810   $ 15,854     $ 3,917       $  8,434
Unrecognized actuarial gain...................   (13,104)   (19,363)     (7,039)       (11,898)
Unrecognized prior service (credit) cost......      (216)         9         228            988
Unrecognized net transition asset.............      (313)      (627)       (940)        (1,201)
                                                --------   --------     -------       --------
Total amount recognized and accrued benefit
  liability...................................  $ (2,823)  $ (4,127)    $(3,834)      $ (3,677)
                                                ========   ========     =======       ========
ASSUMPTIONS AS OF PERIOD END
  Discount rate...............................      7.50%      7.50%       6.50%          7.00%
  Expected return on plan assets..............      8.25%      8.25%       8.25%          8.00%
  Rate of Compensation increase...............      5.00%      5.00%       5.00%          5.00%
  Health care cost trend rate.................       n/a        n/a         n/a            n/a
NET PERIOD COST
  Service cost................................  $    763   $    955     $   615       $    176
  Interest cost...............................     3,971      3,942       3,044            600
  Expected return on assets...................    (5,087)    (4,510)     (3,319)          (650)
  Prior service cost amortization.............       (22)       219         503            136
  Actuarial gain recognized...................      (616)        --          --             --
  Transition amount recognized................      (313)      (313)       (261)           (52)
  Curtailment gain............................        --         --        (426)            --
                                                --------   --------     -------       --------
Net periodic (credit) cost....................  $ (1,304)  $    293     $   156       $    210
                                                ========   ========     =======       ========

                           LIN TELEVISION CORPORATION

                     SUPPLEMENTAL BENEFITS RETIREMENT PLAN
                   (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                                     PREDECESSOR
                                                                                       PERIOD
                                                     YEAR ENDED       PERIOD FROM       FROM
                                                    DECEMBER 31,       MARCH 3 -     JANUARY 1 -
                                                  -----------------   DECEMBER 31,    MARCH 2,
                                                   2000      1999         1998          1998
                                                  -------   -------   ------------   -----------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of period.........  $ 1,688   $ 1,891     $ 1,987        $ 1,801
  Service cost..................................      169       180         118             34
  Interest cost.................................      137       127          93             22
  Plan amendments...............................      (25)       --          --             --
  Actuarial loss (gain).........................       --      (510)        204            130
  Curtailments..................................       --        --        (511)            --
                                                  -------   -------     -------        -------
Benefit obligation, end of period...............  $ 1,969   $ 1,688     $ 1,891        $ 1,987
                                                  =======   =======     =======        =======
Funded status of the plan.......................  $(1,969)  $(1,688)    $(1,891)       $(1,987)
Unrecognized actuarial (gain) loss..............      (58)      (58)        468            785
Unrecognized prior service (credit) cost........      (14)        6           8             12
Unrecognized net transition asset...............      (16)      (33)        (49)           (62)
                                                  -------   -------     -------        -------
Total amount recognized and accrued benefit
  liability.....................................  $(2,057)  $(1,773)    $(1,464)       $(1,252)
                                                  =======   =======     =======        =======
ASSUMPTIONS AS OF PERIOD END
  Discount rate.................................     7.50%     7.50%       6.50%          7.00%
  Expected return on plan assets................     8.25%     8.25%       8.25%          8.00%
  Rate of compensation increase.................     5.00%     5.00%       5.00%          5.00%
  Health care cost trend rate...................      n/a       n/a         n/a            n/a
NET PERIODIC COST
  Service cost..................................  $   169   $   180     $   118        $    34
  Interest cost.................................      137       127          93             22
  Prior service (credit) cost amortization......       (5)        2           2             --
  Actuarial Loss Recognized.....................       --        16          10             10
  Transition amount recognized..................      (16)      (16)        (14)            (3)
  Curtailment gain..............................       --        --           3             --
                                                  -------   -------     -------        -------
Net periodic cost...............................  $   285   $   309     $   212        $    63
                                                  =======   =======     =======        =======

                           LIN TELEVISION CORPORATION

NOTE 12 -- COMMITMENTS & CONTINGENCIES:

COMMITMENTS:

     The Company leases land, buildings, vehicles and equipment under noncancelable operating lease agreements that expire at various dates through 2011. Commitments for noncancelable operating lease payments at December 31, 2000 are as follows (in thousands):

YEAR
----
2001.......................................................   $1,566
2002.......................................................    1,387
2003.......................................................      757
2004.......................................................      286
2005.......................................................      120
Thereafter.................................................      148
                                                              ------
                                                              $4,264
                                                              ======

     Rent expense included in the consolidated statements of operations was $1.3 million and $1.4 million for the years ended December 31, 2000 and 1999, respectively, $100,000 for the period from January 1, 1998 to March 2, 1998, and $1.1 million for the period from March 3, 1998 to December 31, 1998.

     The Company has also entered into commitments for future syndicated news, entertainment, and sports programming. Future payments associated with these commitments at December 31, 2000 are as follows (in thousands):

YEAR                                              RECORDED   CONTRACTS
----                                              --------   ---------
2001............................................  $13,491     $ 3,369
2002............................................    2,591      11,215
2003............................................    1,129       8,614
2004............................................      248       8,098
2005............................................       16       2,235
                                                  -------     -------
                                                  $17,475     $33,531
                                                  =======     =======

CONTINGENCIES:

     Changes in FCC Ownership Rules. Effective November 16, 2000, the FCC significantly revised certain of its broadcast ownership regulations. Among the FCC actions were: 1) relaxing the current "duopoly" rule to permit substantially more frequent waivers of the rule and permitting ownership of two television stations in a local market under certain circumstances; 2) determining that television LMAs were equivalent to ownership for purposes of the local ownership rules and thus permissible only where ownership was permissible; 3) grandfathering television LMAs entered into prior to November 5, 1996, until at least after the conclusion of a rulemaking, to be initiated no sooner than 2004, examining whether it would be in the public interest to permit such combinations to continue; 4) permitting the free transferability of grandfathered LMAs during the grandfather period but limiting the transferability of television duopolies where one entity owns both stations; and 5) modifying the FCC's radio-television cross-ownership rules to permit the possession of "attributable" ownership interests in a maximum of two television stations and six radio stations in larger markets and two television and four radio stations in smaller markets.

                           LIN TELEVISION CORPORATION

     Under the new rules, management believes that: 1) the four LMAs the Company has entered into in the Grand Rapids, New Haven, Austin and Norfolk markets are grandfathered; and 2) these four combinations are probably eligible for waivers of the duopoly rule and the Company will likely be able to convert those LMAs to ownership interests through the exercise of option rights with respect to each of those stations prior to the expiration of the grandfather period.

     Litigation. On September 4, 1997, the Company announced that it had learned of four lawsuits regarding the then proposed acquisition of LIN Television. The Company and all of its then present directors were defendants in all of the lawsuits. AT&T was a defendant in three of the lawsuits, and an AT&T affiliate and Hicks Muse were defendants in one of the lawsuits. Each of the lawsuits was filed by a purported shareholder of the Company seeking to represent a putative class of all of the Company's public stockholders. Three of these lawsuits have been dismissed and the Company believes the remaining lawsuit is unlikely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13 -- LOCAL MARKETING AGREEMENTS:

     The Company has entered into option and put agreements that would enable or require the Company to purchase its LMAs for a fixed amount under certain conditions. Given the recent changes in FCC ownership rules, the Company, at the option of the parties involved in the LMA contracts, could be required to purchase certain of the LMA stations. Potential commitments for fulfilling the put options totaled a maximum of $34.9 million, subject to adjustments for monthly rental payments and outstanding loans, at December 31, 2000. In connection with its LMAs, the Company is required to pay fixed periodic fees.

     Future minimum fees required under the LMA's at December 31, 2000 are as follows (in thousands):

YEAR
----
2001.....................................................   $ 3,212
2002.....................................................     3,114
2003.....................................................     2,576
2004.....................................................     2,307
2005.....................................................     1,536
Thereafter...............................................     2,748
                                                            -------
                                                            $15,493
                                                            =======

                           LIN TELEVISION CORPORATION

NOTE 14 -- UNAUDITED QUARTERLY DATA (IN THOUSANDS):

                                                          QUARTER ENDED
                                       ---------------------------------------------------
                                       MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                         2000        2000         2000            2000
                                       ---------   --------   -------------   ------------
Net revenues.........................   $59,274    $77,798      $ 72,094        $86,540
Operating income.....................     4,291     17,724        11,204         25,383
Net income (loss)....................    (1,089)    (3,170)      (49,559)        36,357

                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                        1999        1999         1999            1999
                                      ---------   --------   -------------   ------------
Net revenues........................  $ 44,610    $56,629      $ 52,377        $70,830
Operating income (loss).............    (1,011)    11,738         6,333         18,930
Net loss............................   (14,846)      (950)      (10,890)         7,854

NOTE 15 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (IN THOUSANDS):

                                                                              PREDECESSOR
                                                               PERIOD FROM    PERIOD FROM
                                     YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                     -----------------------   DECEMBER 31,    MARCH 2,
                                        2000         1999          1998          1998
                                     ----------   ----------   ------------   -----------
Cash paid for interest.............  $  63,082    $  43,732    $    23,059      $2,895
Cash paid for income taxes.........      1,011          599          1,075          46
NONCASH INVESTING ACTIVITIES:
  Value of preferred units received
     on disposal of KXTX-TV........         --       47,000             --          --
CASH INVESTING ACTIVITIES:
  On March 3, 1998, Ranger acquired
     LIN Television Corporation for
     approximately $1.7 billion. In
     conjunction with this
     acquisition, liabilities were
     assumed as follows:
     Fair value of assets acquired
       and intangible assets.......         --           --      1,798,652          --
     Cash paid.....................         --           --     (1,176,359)         --
                                     ---------    ---------    -----------      ------
       Liabilities assumed.........         --           --        622,293          --
                                     =========    =========    ===========      ======
  On June 30, 1999, the Company
     acquired WOOD-TV and its LMA
     WOTV-TV for approximately
     $142.4 million. In conjunction
     with this acquisition,
     liabilities were assumed as
     follows:
     Fair value of assets acquired
       and intangible assets.......         --      158,146             --          --
     Cash paid.....................         --     (142,385)            --          --
                                     ---------    ---------    -----------      ------
       Liabilities assumed.........         --       15,761             --          --
                                     =========    =========    ===========      ======

                           LIN TELEVISION CORPORATION

                                                                              PREDECESSOR
                                                               PERIOD FROM    PERIOD FROM
                                     YEAR ENDED DECEMBER 31,    MARCH 3 -     JANUARY 1 -
                                     -----------------------   DECEMBER 31,    MARCH 2,
                                        2000         1999          1998          1998
                                     ----------   ----------   ------------   -----------
  On October 19, 1999, the Company
     acquired Pegasus Broadcasting
     of San Juan, LLC for
     approximately $71.8 million.
     In conjunction with this
     acquisition, liabilities were
     assumed as follows:
     Fair value of assets acquired
       and intangible assets.......         --       89,575             --          --
     Cash paid.....................         --      (71,800)            --          --
                                     ---------    ---------    -----------      ------
       Liabilities assumed.........         --       17,775             --          --
                                     =========    =========    ===========      ======
  On April 1, 2000, the Company
     exchanged two-thirds of
     WAND-TV for WLFI-TV, Inc.
     valued at approximately $23.7
     million. In conjunction with
     this acquisition, liabilities
     were assumed as follows:
     Fair value of assets acquired
       and intangible assets.......     23,819           --             --          --
2/3 of WAND-TV.....................    (23,744)          --             --          --
                                     ---------    ---------    -----------      ------
       Liabilities assumed.........         75           --             --          --
                                     =========    =========    ===========      ======
  On November 10, 2000, the Company
     acquired WWLP-TV for
     approximately $128 million In
     conjunction with this
     acquisition, liabilities were
     assumed as follows:
     Fair value of assets acquired
       and intangible assets.......    128,635           --             --          --
     Cash paid.....................   (128,000)          --             --          --
                                     ---------    ---------    -----------      ------
       Liabilities assumed.........        635           --             --
                                     =========    =========    ===========      ======

NOTE 16 -- SUBSEQUENT EVENTS:

     Acquisition of WNLO-TV (WNEQ-TV). On November 7, 2000, the Company agreed to acquire from the Western New York Public Broadcasting Association certain assets of WNEQ-TV, a noncommercial independent broadcast television station located in Buffalo, New York. On January 29, 2001 the Company began operating WNEQ-TV under a LMA agreement and subsequently changed the station's call letters to WNLO-TV. The Company expects to close on the acquisition of WNLO-TV in second quarter of 2001. The total purchase price is approximately $26.2 million, and will be funded by a combination of operating funds and additional term loans. The Company intends to account for the business combination under the purchase method of accounting.

     Acquisition of WNAC-TV. On January 3, 2001, the Company and STC Broadcasting, Inc., an entity in which Hicks Muse has a substantial economic interest, and its affiliates, Smith

                           LIN TELEVISION CORPORATION

Acquisition Company, Smith Acquisition License Company and STC License Company, executed an Asset Purchase Agreement whereby the Company will acquire the FCC license and certain related assets of WNAC-TV, the Fox affiliate serving the Providence-New Bedford DMA, for approximately $2.5 million. After the Company acquires WNAC-TV, the station will be operated by STC Broadcasting, Inc. under an existing LMA agreement dated June 10, 1996. The transaction will be entirely financed through a Loan Agreement with STC Broadcasting, Inc. and the Company. The Company expects to close on the acquisition of WNAC-TV in second quarter of 2001. The Company intends to account for the acquisition under the purchase method of accounting.

     Form 8-K. On March 26, 2001, the Company filed a current report on Form 8-K with the Securities and Exchange Commission. In this Form 8-K, the Company announced that revenue and broadcast cash flow for 2001 were forecast to decline from the equivalent results in 2000, after adjustment to reflect acquisitions and disposals. The Company also reported that it intended to engage in discussions with its senior lenders to adjust certain covenant levels in order to reflect the weaker business environment.

                               LIN HOLDINGS CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,
                                                                 2001        DECEMBER 31,
                                                              (UNAUDITED)        2000
                                                              -----------    ------------
ASSETS
Current assets:
Cash and cash equivalents...................................  $   49,955      $     7,832
Accounts receivable, less allowance for doubtful accounts
  (2001 -- $1,477; 2000 -- $1,679)..........................      55,773           58,826
Program rights..............................................      12,123           13,614
Other current assets........................................       4,435            4,302
                                                              ----------      -----------
          Total current assets..............................     122,286           84,574
Property and equipment, net.................................     160,527          164,738
Deferred financing costs....................................      38,059           36,298
Equity investments..........................................      85,623           91,798
Investment in Southwest Sports Group, at cost plus accrued
  interest..................................................      54,500           53,000
Program rights..............................................       2,957            4,155
Intangible assets, net......................................   1,583,440        1,600,882
Other assets................................................       9,918            9,918
                                                              ----------      -----------
          Total Assets......................................  $2,057,310      $ 2,045,363
                                                              ==========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable............................................  $    4,453      $     7,226
Program obligations.........................................      10,997           13,491
Accrued income taxes........................................       4,810            5,578
Current portion of long-term debt...........................          --           19,572
Accrued interest expense....................................      11,497           10,809
Accrued sales volume discount...............................       1,473            4,728
Other accrued expenses......................................      13,288           16,604
                                                              ----------      -----------
          Total current liabilities.........................      46,518           78,008
Long-term debt, excluding current portion...................   1,055,036          968,685
Deferred income taxes.......................................     510,999          521,494
Program obligations.........................................       3,216            3,984
Other liabilities...........................................       8,986            7,002
                                                              ----------      -----------
          Total liabilities.................................   1,624,755        1,579,173
                                                              ----------      -----------
Commitments and Contingencies (Note 8)
Stockholders' equity:
Common stock, $0.01 par value: 1,000 shares authorized,
  issued and outstanding....................................          --               --
Additional paid-in capital..................................     561,808          561,669
Accumulated deficit.........................................    (129,253)         (95,479)
                                                              ----------      -----------
          Total stockholders' equity........................     432,555          466,190
                                                              ----------      -----------
          Total liabilities and stockholders' equity........  $2,057,310      $ 2,045,363
                                                              ==========      ===========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                               LIN HOLDINGS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                   THREE MONTHS ENDED    SIX MONTHS ENDED
                                                        JUNE 30,             JUNE 30,
                                                   ------------------   -------------------
                                                     2001      2000       2001       2000
                                                   --------   -------   --------   --------
Net revenues.....................................  $ 73,046   $77,798   $131,074   $137,072
Operating costs and expenses:
  Direct operating...............................    20,857    19,679     40,594     37,752
  Selling, general and administrative............    16,345    17,074     31,992     31,117
  Corporate......................................     2,094     2,020      4,484      4,536
  Amortization of program rights.................     5,433     5,345     10,799     10,341
  Depreciation and amortization of intangible
     assets......................................    17,049    15,956     33,315     31,311
                                                   --------   -------   --------   --------
Total operating costs and expenses...............    61,778    60,074    121,184    115,057
                                                   --------   -------   --------   --------
Operating income.................................    11,268    17,724      9,890     22,015
Other (income) expense:
  Interest expense...............................    23,905    23,370     48,178     43,144
  Investment income..............................      (979)   (1,036)    (1,909)    (2,052)
  Share of (income) loss in equity investments...      (132)     (584)     1,254        437
  Loss on WAND-TV exchange.......................        --     2,720         --      2,720
  Other, net.....................................       (12)      (13)      (217)        12
                                                   --------   -------   --------   --------
Total other expense, net.........................    22,782    24,457     47,306     44,261
                                                   --------   -------   --------   --------
Loss before provision for (benefit from) income
  taxes and extraordinary item...................   (11,514)   (6,733)   (37,416)   (22,246)
Provision for (benefit from) income taxes........    (3,925)     (127)    (8,052)     6,926
                                                   --------   -------   --------   --------
Loss before extraordinary item...................    (7,589)   (6,606)   (29,364)   (29,172)
Extraordinary loss due to extinguishment of debt,
  net of tax benefit of $2,400...................     4,410        --      4,410         --
                                                   --------   -------   --------   --------
Net loss.........................................  $(11,999)  $(6,606)  $(33,774)  $(29,172)
                                                   ========   =======   ========   ========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                               LIN HOLDINGS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                     JUNE 30
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
Net cash provided by operating activities...................  $   2,460   $  17,318
                                                              ---------   ---------
INVESTING ACTIVITIES:
Capital expenditures........................................     (7,786)    (12,080)
Investment in Banks Broadcasting, Inc.......................     (1,500)         --
Capital distributions from equity investments...............      6,419          --
Acquisition of WWLP-TV, net of cash acquired................         --    (125,878)
Acquisition of WNAC-TV......................................     (2,500)         --
Other investments...........................................     (1,236)         --
Local marketing agreement expenditures......................         --      (3,250)
                                                              ---------   ---------
Net cash used in investing activities.......................     (6,603)   (141,208)
                                                              ---------   ---------
FINANCING ACTIVITIES:
Net payments on exercises of phantom stock units and
  issuance of employee stock purchase plan shares...........         --          12
Proceeds from long-term debt related to acquisition of
  WNAC-TV...................................................      2,500          --
Proceeds from revolver debt, net............................     13,000          --
Proceeds from long-term debt related to acquisition of
  WWLP-TV...................................................         --     128,000
Proceeds from long-term debt................................    276,055      15,000
Principal payments on long-term debt........................   (238,389)    (20,154)
Financial costs incurred on issuance of long-term debt......     (6,900)         --
                                                              ---------   ---------
Net cash provided by financing activities...................     46,266     122,858
                                                              ---------   ---------
Net increase (decrease) in cash and cash equivalents........     42,123      (1,032)
Cash and cash equivalents at the beginning of the period....      7,832      17,699
                                                              ---------   ---------
Cash and cash equivalents at the end of the period..........  $  49,955   $  16,667
                                                              =========   =========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                               LIN HOLDINGS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION:

     LIN Holdings Corp. ("Holdings"), together with its subsidiaries, including LIN Television Corporation ("LIN Television") (together, the "Company"), is a television station group operator in the United States and Puerto Rico. LIN Holdings and its subsidiaries are affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse").

     All of the Company's direct and indirect consolidated subsidiaries fully and unconditionally guarantee the Company's Senior Subordinated Notes on a joint and several basis.

     These condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These statements should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.

     In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to summarize fairly the financial position, results of operations and cash flows of the Company for the periods presented. The interim results of operations are not necessarily indicative of the results to be expected for the full year.

     The Company's preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Estimates are used when accounting for the collectability of accounts receivable and valuing intangible assets, deferred tax assets and net assets of businesses acquired. Actual results could differ from these estimates.

NOTE 2 -- BUSINESS COMBINATIONS:

     WAND-TV Exchange: On April 1, 2000, the Company exchanged, with Block Communications a 66.67% interest in certain assets of its television station WAND-TV, including its FCC license and network affiliation agreement, for substantially all of the assets and certain liabilities of WLFI-TV, Inc. Immediately after the WAND-TV exchange the Company and Block Communications Inc. contributed their respective interests in the WAND-TV assets to a partnership, with the Company receiving a 33.33% interest in the partnership.

     WWLP-TV: On November 10, 2000, the Company acquired the broadcast license and operating assets of WWLP-TV, an NBC affiliate in Springfield, MA. The total purchase price for the acquisition was approximately $128.0 million, including direct costs of the acquisition. The acquisition was funded by borrowings under the Company's incremental term loan facility. Although the Company did not own or control the assets or FCC license of WWLP-TV prior to November 10, 2000, pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings, Inc., the parent of WWLP-TV, satisfied the definition of a special purpose entity, as a result of a $75 million guarantee of WWLP Holdings debt by the Company and other factors, and the Company was deemed to be the sponsor of WWLP Holdings. Accordingly, the financial results of operations of WWLP Holdings have been consolidated with those of the Company since March 31, 2000, when WWLP Holdings, Inc. acquired WWLP-TV from Benedek Broadcasting Corporation.

                               LIN HOLDINGS CORP.

     WNAC-TV. On June 5, 2001, the Company acquired the broadcast license and certain related assets of WNAC-TV, the Fox affiliate serving the Providence-New Bedford market. Simultaneously with the acquisition, the Company assumed an existing LMA agreement with STC Broadcasting, Inc., an entity in which Hicks Muse has a substantial economic interest, under which STC Broadcasting, Inc. will operate WNAC-TV. As a result of this LMA, the Company does not generate revenues or incur expenses from the operation of this station but, instead receives an annual fee of $100,000 from STC Broadcasting, Inc. The total purchase price was approximately $2.5 million. The acquisition was funded with a note payable to STC Broadcasting. The Company has accounted for the business combination under the purchase method of accounting. The acquisition is summarized as follows (in thousands):

Property and equipment......................................   $   16
FCC license and network affiliation.........................    2,484
                                                               ------
          Total acquisition.................................   $2,500
                                                               ======

NOTE 3   -- INVESTMENTS:

     Joint Venture with NBC. The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of the joint venture (in thousands):

                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      -------------------   -----------------
                                        2001       2000      2001      2000
                                      --------   --------   -------   -------
Net revenues........................  $41,454    $45,687    $76,470   $82,937
Operating income....................   17,932     19,657     28,325    32,213
Net income (loss)...................    1,800      3,624     (3,776)     (508)

                                                    JUNE 30, 2001   JUNE 30, 2000
                                                    -------------   -------------
Current assets....................................    $  7,851        $ 15,839
Non-current assets................................     242,310         245,540
Current liabilities...............................         725           1,087
Non-current liabilities...........................     815,500         815,500

     Investment in Banks Broadcasting, Inc. The Company owns a 50.00% non-voting interest in Banks Broadcasting, Inc., a company formed in August 2000, and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

                                                   THREE MONTHS      SIX MONTHS
                                                  ENDED JUNE 30,   ENDED JUNE 30,
                                                       2001             2001
                                                  --------------   --------------
Net revenues....................................      $1,054           $2,125
Operating loss..................................        (703)            (872)
Net loss........................................        (452)            (798)

                               LIN HOLDINGS CORP.

                                                               JUNE 30,
                                                                 2001
                                                               --------
Current assets..............................................   $ 3,105
Non-current assets..........................................    27,323
Current liabilities.........................................     1,510
Non-current liabilities.....................................       582

     Investment in WAND (TV) Partnership. The Company owns a 33.33% interest in WAND (TV) Partnership, a partnership formed in April 2000, and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of WAND
(TV) Partnership (in thousands):

                                           THREE MONTHS
                                               ENDED        SIX MONTHS ENDED
                                             JUNE 30,           JUNE 30,
                                          ---------------   -----------------
                                           2001     2000     2001      2000
                                          ------   ------   -------   -------
Net revenues............................  $1,720   $2,120   $3,302    $2,120
Operating income (loss).................      25       51     (138)       51
Net income (loss).......................      40       51     (123)       51

                                                          JUNE 30,   JUNE 30,
                                                            2001       2000
                                                          --------   --------
Current assets..........................................  $ 3,283    $ 2,178
Non-current assets......................................   34,346     35,207
Current liabilities.....................................      641      1,518

NOTE 4 -- INTANGIBLE ASSETS:

     Intangible assets consisted of the following at (in thousands):

                                                     JUNE 30,    DECEMBER 31,
                                                       2001          2000
                                                    ----------   ------------
FCC licenses and network affiliations.............  $1,059,275    $1,055,653
Goodwill..........................................     652,508       652,508
LMA purchase options..............................       1,725         1,125
                                                    ----------    ----------
                                                     1,713,508     1,709,286
Less accumulated amortization.....................    (130,068)     (108,404)
                                                    ----------    ----------
                                                    $1,583,440    $1,600,882
                                                    ==========    ==========

NOTE 5 -- DERIVATIVE INSTRUMENTS:

     Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and that changes in a derivative's fair value be recognized currently in earnings unless specific hedge criteria are met.

     The Company uses derivative instruments to manage exposure to interest rate risks. The Company's objective for holding derivatives is to minimize these risks using the most effective methods to eliminate or reduce the impacts of these exposures.

                               LIN HOLDINGS CORP.

     The Company uses interest rate collar, cap and swap arrangements, not designated as hedging instruments under SFAS 133, in the notional amount of $160.0 million at June 30, 2001 to mitigate the impact of the variability in interest rates in connection with its variable rate senior credit facility. The aggregate fair value of the arrangements at June 30, 2001 was a liability of $2.0 million. Interest expense for the three and six-month periods ended June 30, 2001 includes a loss of $119,000 and $2.0 million, respectively, from the marking-to-market of these derivative instruments.

NOTE 6 -- LONG-TERM DEBT:

     Long-term debt consisted of the following at (in thousands):

                                                     JUNE 30,    DECEMBER 31,
                                                       2001          2000
                                                    ----------   ------------
Senior Credit Facilities..........................  $  200,301     $425,690
$300,000, 8 3/8% Senior Subordinated Notes due
  2008 (net of a discount of $530 as of June 30,
  2001)...........................................     299,470      299,442
$325,000, 10% Senior Discount Notes due 2008 (net
  of a discount of $48,718 as of June 30, 2001)...     276,282      263,125
$210,000, 8% Senior Subordinated Notes due 2008
  (net of discount of $7,747 as of June 30,
  2001)...........................................     202,253           --
$100,000, 10% Senior Discount Notes due 2008 (net
  of discount of $25,769 as of June 30, 2001).....      74,230           --
$2,500 7% STC Broadcasting Note due 2006..........       2,500           --
                                                    ----------     --------
Total debt........................................   1,055,036      988,257
Less current portion..............................          --      (19,572)
                                                    ----------     --------
Total long-term debt..............................  $1,055,036     $968,685
                                                    ==========     ========

     On June 14, 2001, LIN Holdings Corp. issued $100 million aggregate principal amount at maturity of 10% Senior Discount Notes due 2008 in a private placement. The Senior Discount Notes were issued at a discount to yield 12.5% and generated net proceeds of $73.9 million. Financing costs of $2.4 million were incurred in connection with the issuance and will be amortized over the term of the debt. The Senior Discount Notes are unsecured senior obligations of LIN Holdings and are not guaranteed. Cash interest will not accrue or be payable on the Senior Discount Notes prior to March 1, 2003. Thereafter, cash interest will accrue at a rate of 10% per annum and will be payable semi-annually in arrears commencing on September 1, 2003. The Company is subject to compliance with certain financial covenants and other conditions set forth in offering memorandum. The Notes are subject to early redemption provisions in the event of a change of control.

     On June 14, 2001, LIN Television issued $210 million aggregate principal amount at maturity of 8% Senior Notes due 2008 in a private placement. The Senior Notes were issued at a discount to yield 8 3/4% and generated net proceeds of $202.2 million. The Senior Notes are unsecured senior obligations of LIN Television without collateral rights, subordinated in right of payment to all existing and any future senior indebtedness of LIN Television and are not guaranteed. Financing costs of $4.5 million were incurred in connection with the issuance and will be amortized over the term of the debt. Cash interest on the Senior Notes accrues at a rate of 8% per annum and will be payable semi-annually in arrears commencing on January 15, 2002. LIN Television is subject to compliance with certain financial covenants and other

                               LIN HOLDINGS CORP.

conditions set forth in offering memorandum. The Notes are subject to early redemption provisions in the event of a change of control.

     A portion of the proceeds from the Senior Discount Notes and the Senior Notes less certain transactional costs were used to repay $233.2 million of the Company's existing Senior Credit Facilities.

     The extraordinary item in the period ending June 30, 2001 of $4.4 million, net of a tax benefit of $2.4 million, relates to the write-off of unamortized deferred financing costs related to the early settlement of this debt.

     Simultaneously with the consummation of the offering of the new Senior Discount Notes and the new Senior Notes, the Company obtained certain amendments to its existing Senior Credit Facilities which (i) provided for the adjustment of certain financial covenants and ratio tests, (ii) provided that $100 million of the $160 million revolving portion of the Senior Credit Facilities may be used to fund the $125 million mandatory redemption payment on the existing Senior Discount Notes due on March 1, 2003 or, subsequent to the funding of the mandatory redemption payment, to make interest payments on the existing Senior Discount Notes and (iii) increased certain fees and interest rate spreads. As a result of the repayment of the term loans under the Senior Credit Facilities, there is expected to be no required scheduled amortization payments until December 2005.

     The following are the adjustments made to the financial covenant and ratio tests:

                               1Q01   2Q01   3Q01   4Q01   1Q02   2Q02   3Q02   4Q02
                               ----   ----   ----   ----   ----   ----   ----   ----
Maximum Leverage Ratio:
  Amended....................  7.40x  7.40x  7.40x  7.40x  7.40x  7.40x  7.40x  7.40x
  Prior......................  6.75x  6.75x  6.75x  6.75x  6.75x  6.75x  6.40x  6.40x
Minimum Interest Coverage
  Ratio:
  Amended....................  1.50x  1.50x  1.50x  1.50x  1.50x  1.50x  1.50x  1.50x
  Prior......................  1.70x  1.70x  1.70x  1.70x  1.75x  1.75x  1.85x  1.85x

NOTE 7 -- RELATED PARTY TRANSACTIONS:

     Monitoring and Oversight Agreement. The Company is party to an agreement with Hicks, Muse & Co. Partners L.P. ("Hicks Muse Partners"), an affiliate of the Company's ultimate parent, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee (payable quarterly) for oversight and monitoring services. The aggregate annual fee is adjustable, on a prospective basis, on January 1 of each calendar year to an amount equal to 1% of the budgeted consolidated annual EBITDA of the Company for the then current fiscal year. Upon the acquisition by the Company of another entity or business, the fee is adjusted prospectively in the same manner using the pro forma consolidated annual EBITDA of the Company. In no event shall the annual fee be less than $1.0 million. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The fee for the three and six months ended June 30, 2001 was $314,000 and $626,000, respectively. The fee for the three and six months ended June 30, 2000 was $286,000 and $524,000, respectively.

                               LIN HOLDINGS CORP.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES:

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of June 30, 2001, is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

     On March 30, 2001, the Company exercised its option to acquire the FCC licenses of two of the Company's LMA stations, WCTX-TV and WOTV-TV. The Company expects to close on the acquisitions of WCTX-TV and WOTV-TV upon the regulatory approval of the FCC. The combined purchase price is approximately $7.3 million, of which $4.0 million has been pre-paid. The balance of $3.3 million will be funded by a combination of operating funds and additional borrowings from the revolving credit facility.

NOTE 9 -- RECENT ACCOUNTING PRONOUNCEMENTS:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting to be applied for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not expect the application of SFAS 141 to have a material impact on its financial position or results of operations.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is generally effective for the Company from January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and the introduction of impairment testing in its place. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is currently assessing, but has not yet determined, the impact of SFAS 142 on its financial position and results of operations.

NOTE 10 -- SUBSEQUENT EVENTS:

     WNLO-TV: On July 25, 2001, the Company acquired the broadcast license and operating assets of WNLO-TV (formerly called WNEQ-TV), an independent broadcast television station located in Buffalo, New York. The Company has been operating WNLO-TV since January 29, 2001 under a LMA agreement. The total purchase price is approximately $26.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

     WJPX-TV, WKPV-TV, and WJWN-TV: On August 2, 2001, the Company acquired the broadcast license and operating assets of WJPX-TV, an independent television station in San Juan, Puerto Rico, WKPV-TV, an independent television station in Ponce, Puerto Rico and WJWN-TV, an independent television station in San Sebastian, Puerto Rico. WKPV-TV and WJWN-TV currently rebroadcast the programming carried on WJPX-TV. The total purchase price of the three stations is approximately $11.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

                           LIN TELEVISION CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                               JUNE 30,
                                                                 2001
                                                              (UNAUDITED)   DECEMBER 31,
                                                              -----------   ------------
ASSETS
Current assets:
Cash and cash equivalents...................................  $   49,955     $    7,832
Accounts receivable, less allowance for doubtful accounts
  (2001 -- $1,552; 2000 -- $1,679)..........................      55,773         58,826
Program rights..............................................      12,123         13,614
Other current assets........................................       4,435          4,302
                                                              ----------     ----------
          Total current assets..............................     122,286         84,574
Property and equipment, net.................................     160,527        164,738
Deferred financing costs....................................      27,146         27,142
Equity investments..........................................      85,623         91,798
Investment in Southwest Sports Group, at cost plus accrued
  interest..................................................      54,500         53,000
Program rights..............................................       2,957          4,155
Intangible assets, net......................................   1,583,440      1,600,882
Other assets................................................       9,918          9,918
                                                              ----------     ----------
          Total Assets......................................  $2,046,397     $2,036,207
                                                              ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable............................................  $    4,453     $    7,226
Program obligations.........................................      10,997         13,491
Accrued income taxes........................................       4,810          5,578
Current portion of long-term debt...........................           0         19,572
Accrued interest expense....................................      11,497         10,809
Accrued sales volume discount...............................       1,473          4,728
Other accrued expenses......................................      13,288         16,604
                                                              ----------     ----------
          Total current liabilities.........................      46,518         78,008
Long-term debt, excluding current portion...................     704,524        705,560
Deferred income taxes.......................................     532,388        536,619
LIN Holdings tax sharing obligations........................       8,365          8,364
Program obligations.........................................       3,216          3,984
Other liabilities...........................................       8,986          7,002
                                                              ----------     ----------
          Total liabilities.................................   1,303,997      1,339,537
                                                              ----------     ----------
Commitments and Contingencies (Note 8)
Stockholders' equity:
  Common stock, $0.01 par value: 1,000 shares authorized,
     issued and outstanding.................................          --             --
  Additional paid-in capital................................     820,102        748,523
  Accumulated deficit.......................................     (77,702)       (51,853)
                                                              ----------     ----------
          Total stockholders' equity........................     742,400        696,670
                                                              ----------     ----------
          Total liabilities and stockholders' equity........  $2,046,397     $2,036,207
                                                              ==========     ==========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                           LIN TELEVISION CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                   THREE MONTHS ENDED
                                                        JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                   ------------------   --------------------------
                                                    2001       2000        2001           2000
                                                   -------    -------   -----------    -----------
Net revenues.....................................  $73,046    $77,798    $131,074       $137,072
Operating costs and expenses:
  Direct operating...............................   20,857     19,679      40,594         37,752
  Selling, general and administrative............   16,345     17,074      31,992         31,117
  Corporate......................................    2,094      2,020       4,484          4,536
  Amortization of program rights.................    5,433      5,345      10,799         10,341
  Depreciation and amortization of intangible
     assets......................................   17,049     15,956      33,315         31,311
                                                   -------    -------    --------       --------
Total operating costs and expenses...............   61,778     60,074     121,184        115,057
                                                   -------    -------    --------       --------
Operating income.................................   11,268     17,724       9,890         22,015
Other (income) expense:
  Interest expense...............................   16,505     16,987      33,987         30,571
  Investment income..............................     (979)    (1,036)     (1,909)        (2,052)
  Share of (income) loss in equity investments...     (132)      (584)      1,254            437
  Loss on WAND-TV exchange.......................       --      2,720          --          2,720
  Other, net.....................................      (12)       (13)       (217)            12
                                                   -------    -------    --------       --------
Total other expense, net.........................   15,382     18,074      33,115         31,688
                                                   -------    -------    --------       --------
Loss before provision for (benefit from) income
  taxes and extraordinary item...................   (4,114)      (350)    (23,225)        (9,673)
Provision for (benefit from) income taxes........   (4,086)     2,820      (1,786)        (5,414)
                                                   -------    -------    --------       --------
Loss before extraordinary item...................      (28)    (3,170)    (21,439)        (4,259)
Extraordinary loss due to extinguishment of debt,
  net of tax benefit of $2,400...................    4,410         --       4,410             --
                                                   -------    -------    --------       --------
Net loss.........................................  $(4,438)   $(3,170)   $(25,849)      $ (4,259)
                                                   =======    =======    ========       ========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                           LIN TELEVISION CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................   $   2,460      $  17,318
                                                               ---------      ---------
INVESTING ACTIVITIES:
Capital expenditures........................................      (7,786)       (12,080)
Investment in Banks Broadcasting, Inc. .....................      (1,500)            --
Capital distributions from equity investments...............       6,419             --
Acquisition of WWLP-TV, net of cash acquired................          --       (125,878)
Acquisition of WNAC-TV......................................      (2,500)            --
Other investments...........................................      (1,236)            --
Local marketing agreement expenditures......................          --         (3,250)
                                                               ---------      ---------
NET CASH USED IN INVESTING ACTIVITIES.......................      (6,603)      (141,208)
                                                               ---------      ---------
FINANCING ACTIVITIES:
Net payments on exercises of phantom stock units and
  issuance of employee stock purchase plan shares...........          --             12
Capital contribution from LIN Holdings......................      71,450             --
Proceeds from long-term debt related to acquisition of
  WNAC-TV...................................................       2,500             --
Proceeds from revolver debt, net............................      13,000             --
Proceeds from long-term debt related to acquisition of
  WWLP-TV...................................................          --        128,000
Proceeds from long-term debt................................     202,205         15,000
Principal payments on long-term debt........................    (238,389)       (20,154)
Financing costs incurred on issuance of long-term debt......      (4,500)            --
                                                               ---------      ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................      46,266        122,858
                                                               ---------      ---------
Net increase (decrease) in cash and cash equivalents........      42,123         (1,032)
Cash and cash equivalents at the beginning of the period....       7,832         17,699
                                                               ---------      ---------
Cash and cash equivalents at the end of the period..........   $  49,955      $  16,667
                                                               =========      =========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                           LIN TELEVISION CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION:

     LIN Television Corporation ("LIN Television"), together with its subsidiaries, (collectively, the "Company" or "LIN Television") is a television station group operator in the United States and Puerto Rico. The Company is an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") and is directly owned by LIN Holdings Corp. ("LIN Holdings").

     All of the Company's direct and indirect consolidated subsidiaries fully and unconditionally guarantee the Senior Subordinated Notes and Senior Credit Facilities on a joint and several basis.

     These condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These statements should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.

     In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to summarize fairly the financial position, results of operations and cash flows of the Company for the periods presented. The interim results of operations are not necessarily indicative of the results to be expected for the full year.

     The Company's preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Estimates are used when accounting for the collectability of accounts receivable and valuing intangible assets, deferred tax assets and net assets of businesses acquired. Actual results could differ from these estimates.

NOTE 2 -- BUSINESS COMBINATIONS:

     WAND-TV Exchange: On April 1, 2000, the Company exchanged, with Block Communications (formerly Blade Communications, Inc.), a 66.67% interest in certain assets of its television station WAND-TV, including its FCC license and network affiliation agreement, for substantially all of the assets and certain liabilities of WLFI-TV, Inc. Immediately after the WAND-TV exchange the Company and Block Communications Inc. contributed their respective interests in the WAND-TV assets to a partnership, with the Company receiving a 33.33% interest in the partnership.

     WWLP-TV: On November 10, 2000, the Company acquired the broadcast license and operating assets of WWLP-TV, an NBC affiliate in Springfield, MA. The total purchase price for the acquisition was approximately $128.0 million, including direct costs of the acquisition. The acquisition was funded by borrowings under the Company's incremental term loan facility. Although the Company did not own or control the assets or FCC license of WWLP-TV prior to November 10, 2000, pursuant to Emerging Issues Task Force Topic D-14, "Transactions Involving Special Purpose Entities," WWLP Holdings, Inc., the parent of WWLP-TV, satisfied the definition of a special purpose entity, as a result of a $75 million guarantee of WWLP Holdings debt by the Company and other factors, and the Company was deemed to be the sponsor of WWLP Holdings. Accordingly, the financial results of operations of WWLP Holdings have been

                           LIN TELEVISION CORPORATION
consolidated with those of the Company since March 31, 2000, when WWLP Holdings, Inc. acquired WWLP-TV from Benedek Broadcasting Corporation.

     WNAC-TV. On June 5, 2001, the Company acquired the broadcast license and certain related assets of WNAC-TV, the Fox affiliate serving the Providence-New Bedford market. Simultaneously with the acquisition, the Company assumed an existing LMA agreement with STC Broadcasting, Inc., an entity in which Hicks Muse has a substantial economic interest, under which STC Broadcasting, Inc. will operate WNAC-TV. As a result of this LMA, the Company does not generate revenues or incur expenses from the operation of this station, but instead receives an annual fee of $100,000 from STC Broadcasting, Inc. The total purchase price was approximately $2.5 million. The acquisition was funded with a note payable to STC Broadcasting. The Company has accounted for the business combination under the purchase method of accounting. The acquisition is summarized as follows (in thousands):

Property and equipment......................................  $   16
FCC license and network affiliation.........................   2,484
                                                              ------
Total acquisition...........................................  $2,500
                                                              ======

NOTE 3 -- INVESTMENTS:

     Joint Venture with NBC. The Company owns a 20.38% interest in a joint venture with NBC and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of the joint venture (in thousands):

                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      -------------------   -----------------
                                        2001       2000      2001      2000
                                      --------   --------   -------   -------
Net revenues........................  $41,454    $45,687    $76,470   $82,937
Operating income....................   17,932     19,657     28,325    32,213
Net Income (loss)...................    1,800      3,624     (3,776)     (508)

                                                    JUNE 30, 2001   JUNE 30, 2000
                                                    -------------   -------------
Current assets....................................    $  7,851        $ 15,839
Non-current assets................................     242,310         245,540
Current liabilities...............................         725           1,087
Non-current liabilities...........................     815,500         815,500

     Investment in Banks Broadcasting, Inc. The Company owns a 50.00% non-voting interest in Banks Broadcasting, Inc., a company formed in August 2000, and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of Banks Broadcasting, Inc. (in thousands):

                                                      THREE MONTHS   SIX MONTHS
                                                         ENDED          ENDED
                                                        JUNE 30,      JUNE 30,
                                                          2001          2001
                                                      (UNAUDITED)    (UNAUDITED)
                                                      ------------   -----------
Net revenues........................................     $1,054         2,215
Operating loss......................................       (703)         (872)
Net loss............................................       (452)         (798)

                           LIN TELEVISION CORPORATION

                                                               JUNE 30,
                                                                 2001
                                                              (UNAUDITED)
                                                              -----------
Current assets..............................................    $ 3,105
Non-current assets..........................................     27,323
Current liabilities.........................................      1,510
Non-current liabilities.....................................        582

     Investment in WAND (TV) Partnership. The Company owns a 33.33% interest in WAND (TV) Partnership, a partnership formed in April 2000, and accounts for its interest using the equity method, as the Company does not have a controlling interest. The following presents the summarized financial information of WAND
(TV) Partnership (in thousands):

                                           THREE MONTHS     SIX MONTHS ENDED
                                          ENDED JUNE 30,        JUNE 30,
                                          ---------------   -----------------
                                           2001     2000     2001      2000
                                          ------   ------   -------   -------
Net revenues............................  $1,720   $2,120   $3,302    $2,120
Operating income (loss).................      25       51     (138)       51
Net income (loss).......................      40       51     (123)       51

                                                    JUNE 30, 2001   JUNE 30, 2000
                                                    -------------   -------------
Current assets....................................     $3,283          $2,178
Non-current assets................................     34,346          35,207
Current liabilities...............................        641           1,518

NOTE 4   -- INTANGIBLE ASSETS:

     Intangible assets consisted of the following at (in thousands):

                                                     JUNE 30,    DECEMBER 31,
                                                       2001          2000
                                                    ----------   ------------
FCC licenses and network affiliations.............  $1,059,275    $1,055,653
Goodwill..........................................     652,508       652,508
LMA purchase options..............................       1,725         1,125
                                                    ----------    ----------
                                                     1,713,508     1,709,286
Less accumulated amortization.....................    (130,068)     (108,404)
                                                    ----------    ----------
                                                    $1,583,440    $1,600,882
                                                    ==========    ==========

NOTE 5 -- DERIVATIVE INSTRUMENTS:

     Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and that changes in a derivative's fair value be recognized currently in earnings unless specific hedge criteria are met.

     The Company uses derivative instruments to manage exposure to interest rate risks. The Company's objective for holding derivatives is to minimize these risks using the most effective methods to eliminate or reduce the impacts of these exposures.

     The Company uses interest rate collar, cap and swap arrangements, not designated as hedging instruments under SFAS 133, in the notional amount of $160.0 million at June 30,

                           LIN TELEVISION CORPORATION

2001 to mitigate the impact of the variability in interest rates in connection with its variable rate senior credit facility. The aggregate fair value of the arrangements at June 30, 2001 was a liability of $2.0 million. Interest expense for the three and six-month periods ended June 30, 2001 includes a loss of $119,000 and $2.0 million, respectively, from the marking-to-market of these derivative instruments.

NOTE 6 -- LONG-TERM DEBT:

     Long-term debt consisted of the following at (in thousands):

                                                      JUNE 30,   DECEMBER 31,
                                                        2001         2000
                                                      --------   ------------
Senior Credit Facilities............................  $200,301     $425,690
$300,000, 8 3/8% Senior Subordinated Notes due 2008
  (net of discount of $530 as of June 30, 2001).....   299,470      299,442
$210,000 8% Senior Subordinated Notes due 2008
(net of discount of $7,747 as of June 30, 2001).....   202,253           --
$2,500 7% STC Broadcasting Note due 2006............     2,500           --
                                                      --------     --------
          Total debt................................   704,524      725,132
Less current portion................................        --      (19,572)
                                                      --------     --------
          Total long-term debt......................  $704,524     $705,560
                                                      ========     ========

     On June 14, 2001, LIN Television issued $210 million aggregate principal amount at maturity of 8% Senior Notes due 2008 in a private placement. The senior notes were issued at a discount to yield 8 3/4% and generated net proceeds of $202.2 million. The senior notes are unsecured senior obligations of LIN Television without collateral rights, subordinated in right of payment to all existing and any future senior indebtedness of LIN Television and are not guaranteed. Financing costs of $4.5 million were incurred in connection with the issuance and will be amortized over the term of the debt. Cash interest on the senior notes accrues at a rate of 8% per annum and will be payable semi-annually in arrears commencing on January 15, 2002. LIN Television is subject to compliance with certain financial covenants and other conditions set forth in the offering memorandum. The senior notes are subject to early redemption provisions in the event of a change of control.

     A portion of the proceeds from the Senior Notes, less certain transactional costs, and a capital contribution from LIN Holdings (see Note 9 -- Capital Contribution) were used to repay $233.2 million of the Company's existing Senior Credit Facilities.

     The extraordinary item in the period ending June 30, 2001 of $4.4 million, net of a tax benefit of $2.4 million, relates to the write-off of unamortized deferred financing costs related to the early settlement of this debt.

     Simultaneously with the consummation of the offering of the new Senior Notes, the Company obtained certain amendments to its existing Senior Credit Facilities which (i) provided for the adjustment of certain financial covenants and ratio tests and (ii) increased certain fees and interest rate spreads. As a result of the repayment of the term loans under the Senior Credit Facilities, there is expected to be no required scheduled amortization payments until December 2005.

                           LIN TELEVISION CORPORATION

     The following are the adjustments made to the financial covenant and ratio tests:

                        1Q01    2Q01    3Q01    4Q01    1Q02    2Q02    3Q02    4Q02
                        -----   -----   -----   -----   -----   -----   -----   -----
Maximum Leverage
  Ratio:
  Amended.............  7.40x   7.40x   7.40x   7.40x   7.40x   7.40x   7.40x   7.40x
  Prior...............  6.75x   6.75x   6.75x   6.75x   6.75x   6.75x   6.40x   6.40x
Minimum Interest
  Coverage Ratio:
  Amended.............  1.50x   1.50x   1.50x   1.50x   1.50x   1.50x   1.50x   1.50x
  Prior...............  1.70x   1.70x   1.70x   1.70x   1.75x   1.75x   1.85x   1.85x

NOTE 7 -- RELATED PARTY TRANSACTIONS:

     Monitoring and Oversight Agreement. The Company is party to an agreement with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of the Company's ultimate parent, pursuant to which the Company agreed to pay Hicks Muse Partners an annual fee (payable quarterly) for oversight and monitoring services. The aggregate annual fee is adjustable, on a prospective basis, on January 1 of each calendar year to an amount equal to 1% of the budgeted consolidated annual EBITDA of the Company for the then current fiscal year. Upon the acquisition by the Company of another entity or business, the fee is adjusted prospectively in the same manner using the pro forma consolidated annual EBITDA of the Company. In no event shall the annual fee be less than $1.0 million. Hicks Muse Partners is also entitled to reimbursement for any expenses incurred by it in connection with rendering services allocable to the Company. The fee for the three and six months ended June 30, 2001 was $314,000 and $626,000, respectively. The fee for the three and six months ended June 30, 2000 was $286,000 and $624,000, respectively.

NOTE 8 -- COMMITMENTS AND CONTINGENCIES:

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of June 30, 2001, is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

     On March 30, 2001, the Company exercised its option to acquire the FCC licenses of two of the Company's LMA stations, WCTX-TV and WOTV-TV. The Company expects to close on the acquisitions of WCTX-TV and WOTV-TV upon the regulatory approval of the Federal Communication Commission. The combined purchase price is approximately $7.3 million, of which $4.0 million has been pre-paid. The balance of $3.3 million will be funded by a combination of operating funds and additional borrowings from the revolving credit facility.

NOTE 9 -- CAPITAL CONTRIBUTION

     On June 14, 2001, and in connection with the issuance of the Senior Discount Notes, LIN Holdings transferred $71.5 million to LIN Television in the form of a capital contribution.

NOTE 9 -- RECENT ACCOUNTING PRONOUNCEMENTS:

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting to be applied for business combinations initiated

                           LIN TELEVISION CORPORATION
after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not expect the application of SFAS 141 to have a material impact on its financial position or results of operations.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is generally effective for the Company from January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and the introduction of impairment testing in its place. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles such as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is currently assessing, but has not yet determined, the impact of SFAS 142 on its financial position and results of operations.

NOTE 10 -- SUBSEQUENT EVENTS:

     WNLO-TV: On July 25, 2001, the Company acquired the broadcast license and operating assets of WNLO-TV (formerly called WNEQ-TV), an independent broadcast television station located in Buffalo, New York. The Company has been operating WNLO-TV since January 29, 2001 under a LMA agreement. The total purchase price is approximately $26.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

     WJPX-TV, WKPV-TV, and WJWN-TV: On August 2, 2001, the Company acquired the broadcast license and operating assets of WJPX-TV, an independent television station in San Juan, Puerto Rico, WKPV-TV, an independent television station in Ponce, Puerto Rico and WJWN-TV, an independent television station in San Sebastian, Puerto Rico. WKPV-TV and WJWN-TV currently rebroadcast the programming carried on WJPX-TV. The total purchase price of the three stations is approximately $11.2 million, and will be funded by available cash. The Company intends to account for the business combination under the purchase method of accounting.

        SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

                               LIN HOLDINGS CORP.

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
ASSETS
Deferred financing costs....................................    $  9,157        $ 10,433
Other non current assets....................................      23,488          14,481
Investment in wholly owned subsidiaries.....................     696,670         713,661
                                                                --------        --------
          Total assets......................................    $729,315        $738,575
                                                                ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt..............................................     263,125         238,660
                                                                --------        --------
          Total liabilities.................................     263,125         238,660
                                                                --------        --------
Stockholders' equity:
  Additional paid-in capital................................     561,669         561,200
  Accumulated deficit.......................................     (95,479)        (61,285)
                                                                --------        --------
          Total stockholders' equity........................     466,190         499,915
                                                                --------        --------
          Total liabilities and stockholder's equity........    $729,315        $738,575
                                                                ========        ========

        SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

                               LIN HOLDINGS CORP.

                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                     PERIOD FROM
                                                      YEAR ENDED      YEAR ENDED      MARCH 3 -
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2000            1999            1998
                                                     ------------    ------------    ------------
Other expense:
  Interest expense.................................    $ 25,742        $ 23,374        $ 17,999
  Share of loss in wholly owned subsidiaries.......      17,461          18,832          15,560
                                                       --------        --------        --------
Total other expense................................      43,203          42,206          33,559
                                                       ========        ========        ========
Loss before benefit from income taxes..............     (43,203)        (42,206)        (33,559)
Benefit from income taxes..........................      (9,009)         (8,180)         (6,300)
                                                       --------        --------        --------
Net loss...........................................    $(34,194)       $(34,026)       $(27,259)
                                                       ========        ========        ========

        SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

                               LIN HOLDINGS CORP.

                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                       COMMON STOCK      ADDITIONAL                      TOTAL
                                     ----------------     PAID-IN      ACCUMULATE    STOCKHOLDERS'
                                     SHARES    AMOUNT     CAPITAL       DEFICIT         EQUITY
                                     ------    ------    ----------    ----------    -------------
Balance at March 3, 1998...........     --     $  --      $     --      $     --       $     --
  Net loss.........................     --        --            --       (27,259)       (27,259)
  Proceeds from sale of Common
     Stock.........................      1        --       558,123            --        558,123
  Proceeds from capital
     contribution..................     --        --         1,000            --          1,000
  Proceeds from exercises of
     phantom stock units...........     --        --          (250)           --           (250)
  Tax benefit from exercises of
     stock options.................     --        --           795            --            795
                                      ----     -----      --------      --------       --------
Balance at December 31, 1998.......      1        --       559,668       (27,259)       532,409
  Net loss.........................     --        --            --       (34,026)       (34,026)
  Tax benefit from exercises of
     stock options.................     --        --         1,532            --          1,532
                                      ----     -----      --------      --------       --------
Balance at December 31, 1999.......      1        --       561,200       (61,285)       499,915
  Net loss.........................     --        --            --       (34,194)       (34,194)
  Proceeds from exercises of
     phantom stock units...........     --        --          (133)           --           (133)
  Tax benefit from exercises of
     stock options.................     --        --           602            --            602
                                      ----     -----      --------      --------       --------
Balance at December 31, 2000.......      1     $  --      $561,669      $(95,479)      $466,190
                                      ====     =====      ========      ========       ========

        SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

                               LIN HOLDINGS CORP.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     PERIOD FROM
                                                      YEAR ENDED      YEAR ENDED      MARCH 3 -
                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                         2000            1999            1998
                                                     ------------    ------------    ------------
OPERATING ACTIVITIES:
Net loss...........................................    $(34,194)       $(34,026)       $(27,259)
Share of loss in wholly owned subsidiaries.........      17,461          18,832          15,560
Amortization of financing costs and notes
  discount.........................................      25,742          23,374          17,999
Deferred taxes.....................................      (9,009)         (8,180)         (6,300)
                                                       --------        --------        --------
Net cash used in operating activities and net
  change in cash and cash equivalents..............    $     --        $     --        $     --
                                                       ========        ========        ========

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                               LIN HOLDINGS CORP.
                                 (IN THOUSANDS)

                                        BALANCE AT                                            BALANCE
                                       BEGINNING OF   CHARGED TO                  OTHER       AT END
                                          PERIOD      OPERATIONS   DEDUCTIONS   DEDUCTIONS   OF PERIOD
                                       ------------   ----------   ----------   ----------   ---------
Year ended December 31, 2000:
  Allowance for Doubtful Accounts....     $1,918         $532         $747(1)      $ 24(4)    $1,679
Year ended December 31, 1999:
  Allowance for Doubtful Accounts....     $1,880         $493         $403(1)      $ 52(3)    $1,918
Period from March 3, 1998 to December
  31, 1998:
  Allowance for Doubtful Accounts....     $2,296         $289         $397(1)      $308(2)    $1,880
Period from January 1, 1998 to March
  2, 1998:
  Allowance for Doubtful Accounts....     $2,197         $133         $ 34(1)      $ --       $2,296

---------------

(1) Uncollected accounts written off, net of recoveries.

(2) Contribution of KXAS-TV to NBC joint venture.

(3) Acquisition of WOOD-TV and its LMA WOTV-TV, acquisition of WAPA-TV, and the contribution of KXTX-TV to Southwest Sports Group Holdings, LLC.

(4) Acquisition of WWLP-TV, exchange of two-thirds of WAND-TV for WLFI-TV and the contribution of the remaining third of WAND-TV to WAND (TV) Partnership.

------------------------------------------------------
------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE HEREOF.

                          ---------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find More Information...    i
Cautionary Statement Regarding Forward
  Looking Statements..................    i
Certain Definitions and Market and
  Industry Data.......................  iii
Summary...............................    1
Risk Factors..........................   20
Use of Proceeds.......................   29
Capitalization........................   30
Selected Consolidated Financial and
  Operating Data......................   31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   37
Business..............................   47
Management............................   68
Securities Ownership of Certain
  Beneficial Owners and Management....   71
Certain Relationships and Related
  Transactions........................   72
Description of Certain Indebtedness...   74
The Exchange Offers...................   78
Description of the New Senior Notes...   88
Description of the New Senior Discount
  Notes...............................  118
Book Entry; Delivery and Form.........  146
Plan of Distribution..................  148
Certain United States Federal Income
  Tax Considerations..................  149
Legal Matters.........................  155
Experts...............................  155

                          ---------------------------

     UNTIL             , 2001, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                         (LIN ACQUISITION COMPANY LOGO)

                       OFFER TO EXCHANGE ALL OUTSTANDING
                          OLD 8% SENIOR NOTES DUE 2008
                                      FOR
                          NEW 8% SENIOR NOTES DUE 2008
                                       OF

                           LIN TELEVISION CORPORATION

                       OFFER TO EXCHANGE ALL OUTSTANDING
                       OLD SENIOR DISCOUNT NOTES DUE 2008
                                      FOR
                       NEW SENIOR DISCOUNT NOTES DUE 2008
                                       OF

                               LIN HOLDINGS CORP.
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                                           , 2001

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. the certificate of incorporation of each corporate co-registrant, as amended, limits the liability of each corporate co-registrant's directors to each corporate co-registrant or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of each corporate co-registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to each corporate co-registrant or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law; or

     - for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation, as amended, of each corporate co-registrant provides that each corporate co-registrant shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, each corporate co-registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of each issuer, by reason of the fact that he is or was a director, officer, employee or agent of each corporate co-registrant, against any and all expenses, judgments, fines and amounts paid in actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest or not opposed to the best interest, of each corporate co-registrant and with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of each corporate co-registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     Each limited liability company co-registrant is empowered by the Delaware Limited Liability Company act, through its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Article 8 of each limited liability company co-registrant's Limited Liability Company Agreement provides as follows:

          Liability of Members; Indemnification.

          (a) Neither a Member, including the Managing Member, not any officer, employee or agent of the company, including a person having more than one such capacity, shall be personally liable for any expenses, liabilities, debts or obligations of the company solely by reason of acting in such capacity except as provided in the Act.

          (b) To the fullest extent permitted by law, the company shall indemnify and hold harmless the Managing Member, each Member and any officer, employee or agent of the company from and against any and all losses, claims, damages, liabilities or expenses of whatever nature (each a "Claim"), as incurred, arising out of or relating to the management or business of the company; provided that such indemnification shall not apply to any such person if a court of competent jurisdiction has made a final determination that such Claim resulted directly from the gross negligence, bad faith or willful misconduct of such person.

     The limited partnership co-registrant is empowered by the Delaware Revised Uniform Limited Partnership Act, through its partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     The limited partnership co-registrant's partnership agreement provides that "[i]f any Partner or any director, officer or partner of any Partner serving on behalf of the Partnership, or any officer of the Partnership (an "Indemnitee") was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit, proceeding or investigation involving a cause of action or alleged cause of action for damages or other relief arising from or related to the business or affairs of the Partnership, the Partnership (but without recourse to the separate assets of any Partner) shall indemnify such Indemnitee against all losses, costs and expenses, including attorney's fees, judgments and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit, proceeding or investigation, so long as such Indemnitee["s] ... conduct for and on behalf of the Partnership was taken in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the partnership, or with the care that an ordinarily prudent person in a like position would use under similar circumstances."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, members, partners and controlling persons of each co-registrant pursuant to the foregoing provisions, or otherwise, each co-registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by each co-registrant of expenses incurred or paid by a director, officer, member, partner or controlling person thereof in the successful defense of any action, suit or proceeding, is asserted by a director, officer, member, partner or controlling person in connection with the securities being registered, each co-registrant will, unless in the opinion of its counsel the matter has been settled by controlled precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

           2.1           -- Agreement and Plan of Merger among Ranger Holdings Corp.,
                            Ranger Acquisition Company, and LIN Television
                            Corporation dated as of August 12, 1997, as amended as of
                            October 21, 1997.(1)
           3.1.1         -- Certificate of Incorporation of LIN Holdings Corp.
                            (formerly known as Ranger Holdings Corp.).(1)
           3.1.2         -- Certificate of Amendment of Certificate of Incorporation
                            of LIN Holdings Corp. (formerly known as Ranger Holding
                            Corp.).(1)
           3.2           -- Bylaws of LIN Holdings Corp.(1)
           3.3           -- Restated Certificate of Incorporation of LIN Television
                            Corporation.(1)
           3.4           -- Restated Bylaws of LIN Television Corporation.(1)
           3.5           -- Certificate of Incorporation of Airwaves, Inc.(1)
           3.6           -- Bylaws of Airwaves, Inc.(1)
           3.7           -- Certificate of Formation of Indiana Broadcasting, LLC.(1)
           3.8           -- Limited Liability Company Agreement of Indiana
                            Broadcasting, LLC, dated as of February 3, 1998.(1)
           3.9.1         -- Certificate of Incorporation of KXAN, Inc. (formerly
                            known as C.&W.A., Inc.).(1)
           3.9.2         -- Certificate of Amendment of Certificate of Incorporation
                            of KXAN, Inc. (formerly known as C.&W.A., Inc.)(1)
           3.9.3         -- Certificate of Amendment of Certificate of Incorporation
                            of KXAN, Inc. (formerly known as WFIL, Inc.).(1)
           3.10          -- Bylaws of KXAN, Inc.(1)
           3.11          -- Certificate of Incorporation of KXTX Holdings, Inc.
                            (formerly known as KXAS Holdings, Inc.).(1)
           3.12          -- Bylaws of KXTX Holdings, Inc.(1)
           3.13          -- Certificate of Incorporation of Linbenco, Inc.(1)
           3.14          -- Bylaws of Linbenco, Inc.(1)
           3.15          -- Certificate of Formation of LIN Airtime, LLC*
           3.16          -- Limited Liability Company Agreement of LIN Airtime, dated as of August 1, 2000.*
           3.17          -- Certificate of Incorporation of LIN Sports, Inc.(1)
           3.18          -- Bylaws of LIN Sports, Inc.(1)
           3.19          -- Certificate of Incorporation of San Juan, Inc.*
           3.20          -- Bylaws of San Juan, Inc.*
           3.21          -- Certificate of Incorporation of LIN Television of Texas
                            Inc.(1)
           3.22          -- By-laws of LIN Television of Texas, Inc.(1)
           3.23          -- Amended and Restated Certificate of Limited Partnership
                            of LIN Television of Texas, L.P.(1)
           3.24          -- Amended and Restated Agreement of Limited Partnership of
                            LIN Television of Texas, L.P.(1)
           3.25          -- Certificate of Incorporation of North Texas Broadcasting
                            Corporation.(1)
           3.26          -- By-laws of North Texas Broadcasting Corporation.(1)
           3.27          -- Certificate of Incorporation of Primeland Television,
                            Inc. (formerly known as WAND Television, Inc.).(1)
           3.28          -- By-laws of Primeland Television, Inc. (formerly known as
                            WAND Television, Inc.).(1)
           3.29          -- Certificate of Formation of Providence Broadcasting,
                            LLC.*
           3.30          -- Limited Liability Company Agreement of Providence
                            Broadcasting, dated as of January 25, 2001.*

           3.31          -- Certificate of Formation of Televicentro of Puerto Rico,
                            LLC.*
           3.32          -- Limited Liability Company Agreement of Televicentro of
                            Puerto Rico, LLC, dated as of August 26, 1999.*
           3.33          -- Certificate of Formation of WAVY Broadcasting, LLC.(1)
           3.34          -- Limited Liability Company Agreement of WAVY Broadcasting
                            LLC, dated as of February 3, 1998 (formerly known as WAND
                            Television, Inc.).(1)
           3.35          -- Certificate of Formation of WIVB Broadcasting, LLC.(1)
           3.36          -- Limited Liability Company Agreement of WIVB Broadcasting
                            LLC, dated as of February 3, 1998.(1)
           3.37          -- Certificate of Formation of WOOD License Co., LLC.(1)
           3.38          -- Limited Liability Company Agreement of WOOD License Co.,
                            LLC, dated as of February 3, 1998.(1)
           3.39          -- Certificate of Incorporation of WOOD Television, Inc.(1)
           3.40          -- By-laws of WOOD Television, Inc.(1)
           3.41          -- Certificate of Incorporation of WTNH Broadcasting,
                            Inc.(1)
           3.42          -- By-laws of WTNH Broadcasting, Inc.(1)
           3.43          -- Certificate of Incorporation of WNJX-TV, Inc.*
           3.44          -- By-laws of WNJX-TV, Inc.*
           3.45          -- Certificate of Formation of WWLP Broadcasting, LLC.*
           3.46          -- Limited Liability Company Agreement of WWLP Broadcasting,
                            LLC, dated as of September 26, 2000.*
           4.1           -- Indenture, dated as of March 3, 1998, among LIN
                            Acquisition Company, the Guarantors named therein, and
                            United States Trust Company of New York, as Trustee,
                            relating to the Senior Subordinated Notes.(1)
           4.2           -- Indenture, dated as of March 3, 1998, among LIN Holdings
                            Corp. and United States Trust Company of New York, as
                            Trustee, relating to the Senior Discount Notes.(1)
           4.3           -- Indenture, dated as of June 14, 2001, among LIN
                            Television Corporation, the Guarantors named therein, and
                            the United States Trust Company of New York, as Trustee,
                            relating to the Senior Notes.(8)
           4.4           -- Form of Old Senior Note (included in Exhibit 4.3 hereto as Exhibit A).
           4.5           -- Form of New Senior Note (included in Exhibit 4.3 hereto as Exhibit B).
           4.6           -- Indenture, dated as of June 14, 2001, among LIN Holdings
                            Corp. and United States Trust Company of New York, as
                            Trustee, relating to the Senior Discount Notes.(8)
           4.7           -- Form of Old Senior Discount Note (included in Exhibit 4.6 hereto as Exhibit A).
           4.8           -- Form of Old Senior Discount Note (included in Exhibit 4.6 hereto as Exhibit B).
           4.9           -- Exchange and Registration Rights Agreement, dated as of
                            June 14, 2001, among LIN Television Corporation, the
                            Guarantors named therein, J.P. Morgan Securities Inc. and
                            Deutsche Bank Alex. Brown Inc., relating to the Senior
                            Notes.*
           4.10          -- Exchange and Registration Rights Agreement, dated as of
                            June 14, 2001, among LIN Holdings Corp., J.P. Morgan
                            Securities Inc. and Deutsche Bank Alex. Brown Inc.,
                            relating to the Senior Discount Notes.*
           5.1           -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities issued hereby.+
          10.1           -- Credit Agreement, dated as of March 3, 1998, among LIN
                            Holdings Corp., LIN Television Corporation, the lenders
                            party thereto, The Chase Manhattan Bank, as
                            Administrative Agent, Issuing Lender and Swingline
                            Lender, the Bank of New York, as Syndication Agent, and
                            National Westminster Bank PLC, as Documentation Agent.(1)

          10.2           -- Guarantee and Collateral Agreement, dated as of March 3,
                            1998, made by LIN Holdings Corp., LIN Acquisition
                            Company, LIN Television Corporation and the Guarantors
                            named herein, in favor of The Chase Manhattan Bank, as
                            Administrative Agent.(1)
          10.3           -- Monitoring and Oversight Agreement, dated as of March 3,
                            1998, among LIN Television Corporation, LIN Holdings
                            Corp., Ranger Equity Holdings Corporation, Ranger Equity
                            Holdings A Corp., Ranger Equity Holdings B Corp. and
                            Hicks, Muse & Co. Partners, L.P.(1)
          10.4           -- Financial Advisory Agreement, dated as of March 3, 1998, among LIN Television Corporation, LIN Holdings Corp.,
                            Ranger Equity Holdings Corporation, Ranger Equity
                            Holdings A Corp., Ranger Equity Holdings B Corp. and
                            Hicks, Muse & Co. Partners, L.P.(1)
          10.5           -- Amended and Restated Transaction Agreement, dated as of
                            January 22, 1998, between National Broadcasting Company
                            Inc., Outlet Broadcasting, Inc., LIN Television of Texas
                            L.P., LIN Television Corporation, Station Venture
                            Holdings, LLC, Station Venture Operations, LP, and Ranger
                            Holdings Corp.(1)
          10.6           -- Asset Purchase Option Agreement, dated as of March 3,
                            1998, among LIN Holdings Corp. and Birmingham
                            Broadcasting (WVTM TV), Inc. and joined in by National
                            Broadcasting Company, Inc. for the sole purpose of
                            Article 12.(1)
          10.7           -- Asset Purchase Agreement, dated as of August 12, 1997,
                            among LIN Holdings Corp., LIN Television Corporation, LIN
                            Broadcasting Corporation, LIN Michigan Broadcasting
                            Corporation and LCH Communications, Inc.(1)
          10.8           -- Television Affiliation Agreement for WAND-TV with
                            American Broadcasting Companies, Inc., dated February 8,
                            1990, as amended.(2)
          10.9           -- Television Affiliation Agreement for WANE-TV with CBS,
                            Inc., dated November 1, 1992.(2)
          10.10          -- Television Affiliation Agreement for WISH-TV with CBS,
                            Inc., dated November 1, 1992, as amended.(2)
          10.11          -- Television Affiliation Agreement for WTNH-TV with
                            American Broadcasting Companies, Inc., dated February 1,
                            1993, as amended.(2)
          10.12          -- Television Affiliation Agreement for WIVB-TV with CBS,
                            Inc., dated December 4, 1992.(1)
          10.13.1        -- Television Affiliation Agreement for KXAN-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.13.2        -- Amendment to Television Affiliation Agreement for KXAN-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.14.1        -- Television Affiliation Agreement for WOOD-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.14.2        -- Amendment to Television Affiliation Agreement for WOOD-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.15.1        -- Television Affiliation Agreement for WAVY-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.15.2        -- Amendment to Television Affiliation Agreement for WAVY-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.16          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Gary R.
                            Chapman.(3)
          10.17          -- Employment Agreement dated as of September 5, 1996,
                            between LIN Television Corporation and Gary R.
                            Chapman.(4)
          10.18          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Paul
                            Karpowicz.(4)
          10.19          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and C. Robert
                            Ogren, Jr.(4)
          10.20          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Gregory M.
                            Schmidt.(4)

          10.21          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Peter E.
                            Maloney.(1)
          10.22          -- LIN Television Corporation Amended and Restated 1994
                            Stock Incentive Plan.(2)
          10.23          -- Supplemental Benefit Retirement Plan of LIN Television
                            Corporation and Subsidiary Companies, as amended and
                            restated.(2)
          10.24          -- LIN Television Corporation Retirement Plan, as amended
                            and restated.(2)
          10.25          -- LIN Television Corporation 401(k) Plan and Trust.(2)
          10.26          -- Ranger Equity Holdings Corporation 1998 Stock Option
                            Plan.(6)
          10.27          -- Agreement and Plan of Merger dated as of July 7, 1998,
                            between Chancellor Media Corporation and Ranger Equity
                            Holdings Corporation.(5)
          10.28          -- Amended and Restated Guarantee and Collateral Agreement
                            dated as of March 31, 2000, between LIN Holdings Corp.,
                            LIN Television Corporation and certain of its
                            Subsidiaries, in favor of the Chase Manhattan Bank.(7)
          10.29          -- Amended and Restated Credit Agreement, dated June 29,
                            2001, among the issuers, Chase Manhattan Bank, as
                            administrative agent, and lenders named therein.(8)
          10.30          -- Option Agreement dated as of March 1, 2000, between LIN
                            Television Corporation and Gary R. Chapman.(7)
          10.31          -- Ranger Equity Holdings 1998 Phantom Stock Plan.(8)
          12.1           -- Statement regarding Computation of Ratio of Earnings to
                            Fixed Charges.*
          21.1           -- Subsidiaries of the Registrants.*
          23.1.          -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).+
          23.2           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.*
          24.1           -- Power of Attorney for LIN Holdings Corp. (included on its signature page to this Registration Statement).*
          24.2           -- Power of Attorney for LIN Television Corporation
                            (included on its signature page to this Registration
                            Statement).*
          24.3           -- Power of Attorney for Airwaves, Inc. (included on its
                            signature page to this Registration Statement).*
          24.4           -- Power of Attorney for Indiana Broadcasting LLC (included on its signature page to this Registration Statement).*
          24.5           -- Power of Attorney for KXAN, Inc. (included on its
                            signature page to this Registration Statement.)*
          24.6           -- Power of Attorney for KXTX Holdings, Inc. (included on
                            its signature page to this Registration Statement).*
          24.7           -- Power of Attorney for Linbenco, Inc. (included on its
                            signature page to this Registration Statement).*
          24.8           -- Power of Attorney for LIN Airtime, LLC (included on its signature page to this Registration Statement).*
          24.9           -- Power of Attorney for LIN Sports, Inc. (included on its signature page to this Registration Statement).*
          24.10          -- Power of Attorney for LIN Television of San Juan, Inc.
                            (included on its signature page to Registration
                            Statement).*
          24.11          -- Power of Attorney for LIN Television of Texas, Inc.
                            (included on its signature page to this Registration
                            Statement).*
          24.12          -- Power of Attorney for LIN Television of Texas, LP
                            (included on its signature page to this Registration
                            Statement).*
          24.13          -- Power of Attorney for North Texas Broadcasting
                            Corporation (included on its signature page to this
                            Registration Statement).*
          24.14          -- Power of Attorney for Primeland Television, Inc.
                            (included on its signature page to this Registration
                            Statement).*

          24.15          -- Power of Attorney for Providence Broadcasting, LLC
                            (included on its signature page to this Registration
                            Statement)*
          24.16          -- Power of Attorney for Televicentro of Puerto Rico, LLC
                            (included on its signature page to this Registration
                            Statement).*
          24.17          -- Power of Attorney for WAVY Broadcasting, LLC (included on its signature page to this Registration Statement).*
          24.18          -- Power of Attorney for WIVB Broadcasting, LLC (included on its signature page to this Registration Statement).*
          24.19          -- Power of Attorney for WOOD License Co., LLC (included on its signature page to this Registration Statement).*
          24.20          -- Power of Attorney for WOOD Television, Inc. (included on its signature page to this Registration Statement).*
          24.21          -- Power of Attorney for WTNH Broadcasting, Inc. (included on its signature page to this Registration Statement).*
          24.22          -- Power of Attorney for WNJX-TV, Inc. (included on its
                            signature page to this Registration Statement).*
          24.23          -- Power of Attorney for WWLP Broadcasting, LLC (included on its signature page to this Registration Statement).*
          25.1           -- Form T-1 of the United States Trust Company of New York
                            as Trustee.+
          99.1           -- Form of Letter of Transmittal for 8% Senior Notes due
                            2008 of LIN Television Corporation.+
          99.2           -- Form of Notice of Guaranteed Delivery for 8% Senior Notes
                            due 2008 of LIN Television Corporation.+
          99.3           -- Form of Letter of Transmittal for 10% Senior Discount
                            Notes due 2008 for LIN Holdings Corp.+
          99.4           -- Form of Notice of Guaranteed Delivery for 10% Senior
                            Discount Notes due 2008 for LIN Holdings Corp.+

---------------

 *  Filed herewith.

 +  To be filed by amendment.

(1) Incorporated by reference to the Registration Statement on Form S-1 of LIN Holdings Corp. and LIN Television Corporation, dated May 29, 1998, File No. 333-54003.

(2) Incorporated by reference to the Registration Statement on Form S-1 of LIN Broadcasting Corporation, dated October 4, 1994, File No. 33-84718.

(3) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Television Corporation for the fiscal quarter ended March 31, 1995, File No. 0-2481.

(4) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Television Corporation for the fiscal quarter ended September 30, 1996, File No. 0-25206.

(5) Incorporated by reference to the Registration Statement on Form S-1/A of LIN Holdings Corp. and LIN Television Corporation, dated August 7, 1998, File No. 333-54003.

(6) Incorporated by reference to the annual report on Form 10-K of LIN Holdings Corp. and LIN Television Corporation, dated March 31, 2000, File No. 333-54003.

(7) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Holdings Corp. and LIN Television Corporation for the fiscal quarter, ended March 31, 2000.

(8) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Holdings Corp. and LIN Television Corporation for the fiscal quarter, ended June 30, 2001.

     (b) Financial Statement Schedules

     The following Financial Statement Schedules may be found on pages F-75 through F-80 of this Registration Statement:

          Schedule I  -- Condensed Financial Information of LIN Holdings Corp.

          Schedule II -- Valuation and Qualifying Accounts of LIN Holdings Corp.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, Sate of Rhode Island, on August 7, 2001.

                                            LIN HOLDINGS CORP.
                                            LIN TELEVISION CORPORATION

                                            By:      /s/ PETER E. MALONEY
                                              ----------------------------------
                                                       Peter E. Maloney
                                                  Vice President of Finance

                               POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Peter E. Maloney and Gary R. Chapman, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all such documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ GARY R. CHAPMAN                   Chairman, Director, President,  August 7, 2001
-----------------------------------------------------    and Chief Executive Offer
                   Gary R. Chapman                       (Principal Executive
                                                         Officer)

                 /s/ PAUL KARPOWICZ                    Vice President of Television,   August 7, 2001
-----------------------------------------------------    and Director
                   Paul Karpowicz

                /s/ PETER E. MALONEY                   Vice President of Finance       August 7, 2001
-----------------------------------------------------    (Principal Financial and
                  Peter E. Maloney                       Accounting Officer)

               /s/ RANDELL S. FOJTASEK                 Director                        August 7, 2001
-----------------------------------------------------
                 Randell S. Fojtasek

              /s/ ROYAL W. CARSON, III                 Director                        August 7, 2001
-----------------------------------------------------
                Royal W. Carson, III

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 7, 2001.

                                            AIRWAVES, INC.
                                            KXAN, INC.
                                            KXTX HOLDINGS, INC.
                                            LINBENCO, INC.
                                            LIN SPORTS, INC.
                                            LIN TELEVISION OF SAN JUAN, INC.
                                            LIN TELEVISION OF TEXAS, INC.
                                            NORTH TEXAS BROADCASTING CORPORATION
                                            PRIMELAND TELEVISION, INC.
                                            WTNH BROADCASTING, INC.
                                            WOOD TELEVISION, INC.
                                            WNJX-TV, INC.

                                            By:     /s/ PETER E. MALONEY
                                             -----------------------------------

                                                      Peter E. Maloney
                                                  Vice President of Finance

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Peter
E. Maloney and Gary R. Chapman, each of the, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all such documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ GARY R. CHAPMAN                   President, Chief Executive      August 7, 2001
-----------------------------------------------------    Officer (Principal Executive
                   Gary R. Chapman                       Officer) and Director of
                                                         each of the co-registrants

                /s/ PETER E. MALONEY                   Vice President of Finance       August 7, 2001
-----------------------------------------------------    (Principal Financial and
                  Peter E. Maloney                       Accounting Officer) and
                                                         Director of each of the
                                                         co-registrants

                 /s/ PAUL KARPOWICZ                    Vice President of Television    August 7, 2001
-----------------------------------------------------    and Director of each of the
                   Paul Karpowicz                        co-registrants

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 7, 2001.

                                            INDIANA BROADCASTING, LLC
                                            LIN AIRTIME, LLC
                                            PROVIDENCE BROADCASTING, LLC
                                            TELEVICENTRO OF PUERTO RICO, LLC
                                            WAVY BROADCASTING, LLC
                                            WIVB BROADCASTING, LLC
                                            WOOD LICENSE CO., LLC
                                            WWLP BROADCASTING, LLC

                                            By:     /s/ PETER E. MALONEY
                                             -----------------------------------

                                                      Peter E. Maloney
                                                  Vice President of Finance

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Peter
E. Maloney and Gary R. Chapman, each of the, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all such documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ GARY R. CHAPMAN                   Chairman, Director, President   August 7, 2001
-----------------------------------------------------    and Chief Executive Officer
                   Gary R. Chapman                       of LIN Television
                                                         Corporation (Principal
                                                         Executive Officer)

                 /s/ PAUL KARPOWICZ                    Vice President of Television    August 7, 2001
-----------------------------------------------------    and Director of LIN
                   Paul Karpowicz                        Television Corporation

                /s/ PETER E. MALONEY                   Vice President of Finance of    August 7, 2001
-----------------------------------------------------    LIN Television Corporation
                  Peter E. Maloney                       (Principal Financial and
                                                         Accounting Officer)

               /s/ RANDELL S. FOJTASEK                 Director of LIN Television      August 7, 2001
-----------------------------------------------------    Corporation
                 Randell S. Fojtasek

              /s/ ROYAL W. CARSON, III                 Director of LIN Television      August 7, 2001
-----------------------------------------------------    Corporation
                Royal W. Carson, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on August 7, 2001.

                                            LIN TELEVISION OF TEXAS, L.P.

                                            By: LIN TELEVISION OF TEXAS, INC.
                                                its General Partner

                                            By:      /s/ PETER E. MALONEY
                                              ----------------------------------
                                                       Peter E. Maloney
                                                  Vice President of Finance

                               POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Peter E. Maloney and Gary R. Chapman, each of the, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all such documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ GARY R. CHAPMAN                   President, Chief Executive      August 7, 2001
-----------------------------------------------------    Officer and Director of LIN
                   Gary R. Chapman                       Television of Texas, Inc.
                                                         (Principal Executive
                                                         Officer)

                /s/ PETER E. MALONEY                   Vice President of Finance       August 7, 2001
-----------------------------------------------------    (Principal Financial and
                  Peter E. Maloney                       Accounting Officer) and
                                                         Director of LIN Television
                                                         of Texas, Inc.

                 /s/ PAUL KARPOWICZ                    Vice President of Television    August 7, 2001
-----------------------------------------------------    and Director of LIN
                   Paul Karpowicz                        Television of Texas, Inc.

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger among Ranger Holdings Corp.,
                            Ranger Acquisition Company, and LIN Television
                            Corporation dated as of August 12, 1997, as amended as of
                            October 21, 1997.(1)
           3.1.1         -- Certificate of Incorporation of LIN Holdings Corp.
                            (formerly known as Ranger Holdings Corp.).(1)
           3.1.2         -- Certificate of Amendment of Certificate of Incorporation
                            of LIN Holdings Corp. (formerly known as Ranger Holding
                            Corp.).(1)
           3.2           -- Bylaws of LIN Holdings Corp.(1)
           3.3           -- Restated Certificate of Incorporation of LIN Television
                            Corporation.(1)
           3.4           -- Restated Bylaws of LIN Television Corporation.(1)
           3.5           -- Certificate of Incorporation of Airwaves, Inc.(1)
           3.6           -- Bylaws of Airwaves, Inc.(1)
           3.7           -- Certificate of Formation of Indiana Broadcasting, LLC.(1)
           3.8           -- Limited Liability Company Agreement of Indiana
                            Broadcasting, LLC, dated as of February 3, 1998.(1)
           3.9.1         -- Certificate of Incorporation of KXAN, Inc. (formerly
                            known as C.&W.A., Inc.).(1)
           3.9.2         -- Certificate of Amendment of Certificate of Incorporation
                            of KXAN, Inc. (formerly known as C.&W.A., Inc.)(1)
           3.9.3         -- Certificate of Amendment of Certificate of Incorporation
                            of KXAN, Inc. (formerly known as WFIL, Inc.).(1)
           3.10          -- Bylaws of KXAN, Inc.(1)
           3.11          -- Certificate of Incorporation of KXTX Holdings, Inc.
                            (formerly known as KXAS Holdings, Inc.).(1)
           3.12          -- Bylaws of KXTX Holdings, Inc.(1)
           3.13          -- Certificate of Incorporation of Linbenco, Inc.(1)
           3.14          -- Bylaws of Linbenco, Inc.(1)
           3.15          -- Certificate of Formation of LIN Airtime, LLC*
           3.16          -- Limited Liability Company Agreement of LIN Airtime, dated as of August 1, 2000.*
           3.17          -- Certificate of Incorporation of LIN Sports, Inc.(1)
           3.18          -- Bylaws of LIN Sports, Inc.(1)
           3.19          -- Certificate of Incorporation of San Juan, Inc.*
           3.20          -- Bylaws of San Juan, Inc.*
           3.21          -- Certificate of Incorporation of LIN Television of Texas
                            Inc.(1)
           3.22          -- By-laws of LIN Television of Texas, Inc.(1)
           3.23          -- Amended and Restated Certificate of Limited Partnership
                            of LIN Television of Texas, L.P.(1)
           3.24          -- Amended and Restated Agreement of Limited Partnership of
                            LIN Television of Texas, L.P.(1)
           3.25          -- Certificate of Incorporation of North Texas Broadcasting
                            Corporation.(1)
           3.26          -- By-laws of North Texas Broadcasting Corporation.(1)
           3.27          -- Certificate of Incorporation of Primeland Television,
                            Inc. (formerly known as WAND Television, Inc.).(1)
           3.28          -- By-laws of Primeland Television, Inc. (formerly known as
                            WAND Television, Inc.).(1)
           3.29          -- Certificate of Formation of Providence Broadcasting,
                            LLC.*
           3.30          -- Limited Liability Company Agreement of Providence
                            Broadcasting, dated as of January 25, 2001.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           3.31          -- Certificate of Formation of Televicentro of Puerto Rico,
                            LLC.*
           3.32          -- Limited Liability Company Agreement of Televicentro of
                            Puerto Rico, LLC, dated as of August 26, 1999.*
           3.33          -- Certificate of Formation of WAVY Broadcasting, LLC.(1)
           3.34          -- Limited Liability Company Agreement of WAVY Broadcasting
                            LLC, dated as of February 3, 1998 (formerly known as WAND
                            Television, Inc.).(1)
           3.35          -- Certificate of Formation of WIVB Broadcasting, LLC.(1)
           3.36          -- Limited Liability Company Agreement of WIVB Broadcasting
                            LLC, dated as of February 3, 1998.(1)
           3.37          -- Certificate of Formation of WOOD License Co., LLC.(1)
           3.38          -- Limited Liability Company Agreement of WOOD License Co.,
                            LLC, dated as of February 3, 1998.(1)
           3.39          -- Certificate of Incorporation of WOOD Television, Inc.(1)
           3.40          -- By-laws of WOOD Television, Inc.(1)
           3.41          -- Certificate of Incorporation of WTNH Broadcasting,
                            Inc.(1)
           3.42          -- By-laws of WTNH Broadcasting, Inc.(1)
           3.43          -- Certificate of Incorporation of WNJX-TV, Inc.*
           3.44          -- By-laws of WNJX-TV, Inc.*
           3.45          -- Certificate of Formation of WWLP Broadcasting, LLC.*
           3.46          -- Limited Liability Company Agreement of WWLP Broadcasting,
                            LLC, dated as of September 26, 2000.*
           4.1           -- Indenture, dated as of March 3, 1998, among LIN
                            Acquisition Company, the Guarantors named therein, and
                            United States Trust Company of New York, as Trustee,
                            relating to the Senior Subordinated Notes.(1)
           4.2           -- Indenture, dated as of March 3, 1998, among LIN Holdings
                            Corp. and United States Trust Company of New York, as
                            Trustee, relating to the Senior Discount Notes.(1)
           4.3           -- Indenture, dated as of June 14, 2001, among LIN
                            Television Corporation, the Guarantors named therein, and
                            the United States Trust Company of New York, as Trustee,
                            relating to the Senior Notes.(8)
           4.4           -- Form of Old Senior Note (included in Exhibit 4.3 hereto as Exhibit A).
           4.5           -- Form of New Senior Note (included in Exhibit 4.3 hereto as Exhibit B).
           4.6           -- Indenture, dated as of June 14, 2001, among LIN Holdings
                            Corp. and United States Trust Company of New York, as
                            Trustee, relating to the Senior Discount Notes.(8)
           4.7           -- Form of Old Senior Discount Note (included in Exhibit 4.6 hereto as Exhibit A).
           4.8           -- Form of Old Senior Discount Note (included in Exhibit 4.6 hereto as Exhibit B).
           4.9           -- Exchange and Registration Rights Agreement, dated as of
                            June 14, 2001, among LIN Television Corporation, the
                            Guarantors named therein, J.P. Morgan Securities Inc. and
                            Deutsche Bank Alex. Brown Inc., relating to the Senior
                            Notes.*
           4.10          -- Exchange and Registration Rights Agreement, dated as of
                            June 14, 2001, among LIN Holdings Corp., J.P. Morgan
                            Securities Inc. and Deutsche Bank Alex. Brown Inc.,
                            relating to the Senior Discount Notes.*
           5.1           -- Opinion of Weil, Gotshal & Manges LLP as to the
                            securities issued hereby.+
          10.1           -- Credit Agreement, dated as of March 3, 1998, among LIN
                            Holdings Corp., LIN Television Corporation, the lenders
                            party thereto, The Chase Manhattan Bank, as
                            Administrative Agent, Issuing Lender and Swingline
                            Lender, the Bank of New York, as Syndication Agent, and
                            National Westminster Bank PLC, as Documentation Agent.(1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.2           -- Guarantee and Collateral Agreement, dated as of March 3,
                            1998, made by LIN Holdings Corp., LIN Acquisition
                            Company, LIN Television Corporation and the Guarantors
                            named herein, in favor of The Chase Manhattan Bank, as
                            Administrative Agent.(1)
          10.3           -- Monitoring and Oversight Agreement, dated as of March 3,
                            1998, among LIN Television Corporation, LIN Holdings
                            Corp., Ranger Equity Holdings Corporation, Ranger Equity
                            Holdings A Corp., Ranger Equity Holdings B Corp. and
                            Hicks, Muse & Co. Partners, L.P.(1)
          10.4           -- Financial Advisory Agreement, dated as of March 3, 1998, among LIN Television Corporation, LIN Holdings Corp.,
                            Ranger Equity Holdings Corporation, Ranger Equity
                            Holdings A Corp., Ranger Equity Holdings B Corp. and
                            Hicks, Muse & Co. Partners, L.P.(1)
          10.5           -- Amended and Restated Transaction Agreement, dated as of
                            January 22, 1998, between National Broadcasting Company
                            Inc., Outlet Broadcasting, Inc., LIN Television of Texas
                            L.P., LIN Television Corporation, Station Venture
                            Holdings, LLC, Station Venture Operations, LP, and Ranger
                            Holdings Corp.(1)
          10.6           -- Asset Purchase Option Agreement, dated as of March 3,
                            1998, among LIN Holdings Corp. and Birmingham
                            Broadcasting (WVTM TV), Inc. and joined in by National
                            Broadcasting Company, Inc. for the sole purpose of
                            Article 12.(1)
          10.7           -- Asset Purchase Agreement, dated as of August 12, 1997,
                            among LIN Holdings Corp., LIN Television Corporation, LIN
                            Broadcasting Corporation, LIN Michigan Broadcasting
                            Corporation and LCH Communications, Inc.(1)
          10.8           -- Television Affiliation Agreement for WAND-TV with
                            American Broadcasting Companies, Inc., dated February 8,
                            1990, as amended.(2)
          10.9           -- Television Affiliation Agreement for WANE-TV with CBS,
                            Inc., dated November 1, 1992.(2)
          10.10          -- Television Affiliation Agreement for WISH-TV with CBS,
                            Inc., dated November 1, 1992, as amended.(2)
          10.11          -- Television Affiliation Agreement for WTNH-TV with
                            American Broadcasting Companies, Inc., dated February 1,
                            1993, as amended.(2)
          10.12          -- Television Affiliation Agreement for WIVB-TV with CBS,
                            Inc., dated December 4, 1992.(1)
          10.13.1        -- Television Affiliation Agreement for KXAN-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.13.2        -- Amendment to Television Affiliation Agreement for KXAN-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.14.1        -- Television Affiliation Agreement for WOOD-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.14.2        -- Amendment to Television Affiliation Agreement for WOOD-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.15.1        -- Television Affiliation Agreement for WAVY-TV with
                            National Broadcasting Company, Inc., dated April 12,
                            1995.(3)
          10.15.2        -- Amendment to Television Affiliation Agreement for WAVY-TV
                            with National Broadcasting Company, Inc., dated March 2,
                            1998.(1)
          10.16          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Gary R.
                            Chapman.(3)
          10.17          -- Employment Agreement dated as of September 5, 1996,
                            between LIN Television Corporation and Gary R.
                            Chapman.(4)
          10.18          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Paul
                            Karpowicz.(4)
          10.19          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and C. Robert
                            Ogren, Jr.(4)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.20          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Gregory M.
                            Schmidt.(4)
          10.21          -- Severance Compensation Agreement dated as of September 5,
                            1996, between LIN Television Corporation and Peter E.
                            Maloney.(1)
          10.22          -- LIN Television Corporation Amended and Restated 1994
                            Stock Incentive Plan.(2)
          10.23          -- Supplemental Benefit Retirement Plan of LIN Television
                            Corporation and Subsidiary Companies, as amended and
                            restated.(2)
          10.24          -- LIN Television Corporation Retirement Plan, as amended
                            and restated.(2)
          10.25          -- LIN Television Corporation 401(k) Plan and Trust.(2)
          10.26          -- Ranger Equity Holdings Corporation 1998 Stock Option
                            Plan.(6)
          10.27          -- Agreement and Plan of Merger dated as of July 7, 1998,
                            between Chancellor Media Corporation and Ranger Equity
                            Holdings Corporation.(5)
          10.28          -- Amended and Restated Guarantee and Collateral Agreement
                            dated as of March 31, 2000, between LIN Holdings Corp.,
                            LIN Television Corporation and certain of its
                            Subsidiaries, in favor of the Chase Manhattan Bank.(7)
          10.29          -- Amended and Restated Credit Agreement, dated June 29,
                            2001, among the issuers, Chase Manhattan Bank, as
                            administrative agent, and lenders named therein.(8)
          10.30          -- Option Agreement dated as of March 1, 2000, between LIN
                            Television Corporation and Gary R. Chapman.(7)
          10.31          -- Ranger Equity Holdings 1998 Phantom Stock Plan.(8)
          12.1           -- Statement regarding Computation of Ratio of Earnings to
                            Fixed Charges.*
          21.1           -- Subsidiaries of the Registrants.*
          23.1.          -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).+
          23.2           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.*
          24.1           -- Power of Attorney for LIN Holdings Corp. (included on its signature page to this Registration Statement).*
          24.2           -- Power of Attorney for LIN Television Corporation
                            (included on its signature page to this Registration
                            Statement).*
          24.3           -- Power of Attorney for Airwaves, Inc. (included on its
                            signature page to this Registration Statement).*
          24.4           -- Power of Attorney for Indiana Broadcasting LLC (included on its signature page to this Registration Statement).*
          24.5           -- Power of Attorney for KXAN, Inc. (included on its
                            signature page to this Registration Statement.)*
          24.6           -- Power of Attorney for KXTX Holdings, Inc. (included on
                            its signature page to this Registration Statement).*
          24.7           -- Power of Attorney for Linbenco, Inc. (included on its
                            signature page to this Registration Statement).*
          24.8           -- Power of Attorney for LIN Airtime, LLC (included on its signature page to this Registration Statement).*
          24.9           -- Power of Attorney for LIN Sports, Inc. (included on its signature page to this Registration Statement).*
          24.10          -- Power of Attorney for LIN Television of San Juan, Inc.
                            (included on its signature page to Registration
                            Statement).*
          24.11          -- Power of Attorney for LIN Television of Texas, Inc.
                            (included on its signature page to this Registration
                            Statement).*
          24.12          -- Power of Attorney for LIN Television of Texas, LP
                            (included on its signature page to this Registration
                            Statement).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          24.13          -- Power of Attorney for North Texas Broadcasting
                            Corporation (included on its signature page to this
                            Registration Statement).*
          24.14          -- Power of Attorney for Primeland Television, Inc.
                            (included on its signature page to this Registration
                            Statement).*
          24.15          -- Power of Attorney for Providence Broadcasting, LLC
                            (included on its signature page to this Registration
                            Statement)*
          24.16          -- Power of Attorney for Televicentro of Puerto Rico, LLC
                            (included on its signature page to this Registration
                            Statement).*
          24.17          -- Power of Attorney for WAVY Broadcasting, LLC (included on its signature page to this Registration Statement).*
          24.18          -- Power of Attorney for WIVB Broadcasting, LLC (included on its signature page to this Registration Statement).*
          24.19          -- Power of Attorney for WOOD License Co., LLC (included on its signature page to this Registration Statement).*
          24.20          -- Power of Attorney for WOOD Television, Inc. (included on its signature page to this Registration Statement).*
          24.21          -- Power of Attorney for WTNH Broadcasting, Inc. (included on its signature page to this Registration Statement).*
          24.22          -- Power of Attorney for WNJX-TV, Inc. (included on its
                            signature page to this Registration Statement).*
          24.23          -- Power of Attorney for WWLP Broadcasting, LLC (included on its signature page to this Registration Statement).*
          25.1           -- Form T-1 of the United States Trust Company of New York
                            as Trustee.+
          99.1           -- Form of Letter of Transmittal for 8% Senior Notes due
                            2008 of LIN Television Corporation.+
          99.2           -- Form of Notice of Guaranteed Delivery for 8% Senior Notes
                            due 2008 of LIN Television Corporation.+
          99.3           -- Form of Letter of Transmittal for 10% Senior Discount
                            Notes due 2008 for LIN Holdings Corp.+
          99.4           -- Form of Notice of Guaranteed Delivery for 10% Senior
                            Discount Notes due 2008 for LIN Holdings Corp.+

---------------

 *  Filed herewith.

 +  To be filed by amendment.

(1) Incorporated by reference to the Registration Statement on Form S-1 of LIN Holdings Corp. and LIN Television Corporation, dated May 29, 1998, File No. 333-54003.

(2) Incorporated by reference to the Registration Statement on Form S-1 of LIN Broadcasting Corporation, dated October 4, 1994, File No. 33-84718.

(3) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Television Corporation for the fiscal quarter ended March 31, 1995, File No. 0-2481.

(4) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Television Corporation for the fiscal quarter ended September 30, 1996, File No. 0-25206.

(5) Incorporated by reference to the Registration Statement on Form S-1/A of LIN Holdings Corp. and LIN Television Corporation, dated August 7, 1998, File No. 333-54003.

(6) Incorporated by reference to the annual report on Form 10-K of LIN Holdings Corp. and LIN Television Corporation, dated March 31, 2000, File No. 333-54003.

(7) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Holdings Corp. and LIN Television Corporation for the fiscal quarter, ended March 31, 2000.

(8) Incorporated by reference to the Quarterly Report on Form 10-Q of LIN Holdings Corp. and LIN Television Corporation for the fiscal quarter, ended June 30, 2001.